                         Prospectus Supplement dated July 25, 2008 (to a Prospectus dated March 1, 2007)

                                                  $142,364,000 (Approximate)
                                                    Mortgage Backed Notes

                                     PHHMC 2008-CIM2

                                           PHH Mortgage Trust, Series 2008-CIM2
                                                         Issuing Entity

                                                 PHH Mortgage Corporation
                                                     Originator and Servicer

                                              Chimera Investment Corporation
                                                       Sponsor and Seller

                                   Credit Suisse First Boston Mortgage Acceptance Corp.
                                                            Depositor

                                                  Wells Fargo Bank, N.A.
                                          Securities Administrator and Master Servicer

             The issuing entity will hold a pool of conventi onal hybrid adjustable-rate and fixed rate first lien residential mortgage loans and will offer the following classes of notes (the "Offered Notes"):

                 Initial Class Principal                                     Initial Class Principal
                   Balance or Notional                                          Balance or Notional
       Class            Amount(1)        Interest Rate          Amount(1)             Class           Interest Rate
______________________________________________________________________________________________________________________
       1-A-1            $22,814,000        Variable(2)            4-A-1            $ 8,954,000           5.50%
______________________________________________________________________________________________________________________
       1-A-2            $ 1,425,000        Variable(2)            4-A-2            $   566,000           5.50%
______________________________________________________________________________________________________________________
       2-A-1            $37,797,000        Variable(3)            5-A-1            $43,777,000           6.00%
______________________________________________________________________________________________________________________
       2-A-2            $ 2,360,000        Variable(3)            5-A-2            $ 2,752,000           6.00%
______________________________________________________________________________________________________________________
       3-A-1            $20,631,000        Variable(4)
______________________________________________________________________________________________________________________
       3-A-2            $ 1,288,000        Variable(4)
______________________________________________________________________________________________________________________

         ________
         See next page for footnotes.
Credit enhancement for the notes will be provided by subordination and limited  cross-collateralization  features including,  in certain limited circumstances, establishment of reserve funds, as described herein.
______________________________________________________________________________________________________________________
You should consider carefully the risk factors beginning on page S-23 in this prospectus supplement.

The notes will  represent  obligations  of the issuing  entity only and will not represent an interest in or  obligations of the depositor,  the sponsor, the servicer, the master servicer, the indenture trustee, the owner trustee or any of their affiliates.
No governmental agency or instrumentality or any other person will insure the notes or the collateral securing the notes.

You should consult with your own advisors to determine if the offered notes are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered notes.
______________________________________________________________________________________________________________________

On the Closing Date, Credit Suisse Securities (USA) LLC (the "Underwriter") will sell the Offered Notes to the Sponsor. From the sale of the Offered Notes to the  Underwriter,  the Depositor  will receive  approximately  100% of the initial Class  Principal
Balance thereof,  less expenses.  The Underwriter will sell, on a best efforts basis, on behalf of the Sponsor, the Class 1-A-1,
Class  2-A-1,  Class  3-A-1,  Class 4-A-1 and Class  5-A-1 Notes (the  "Underwritten  Notes"),  from time to time in  negotiated transactions or otherwise at varying prices to be determined at the time of sale.  There is no underwriting  arrangement for the
Class 1-A-2,  Class 2-A-2, Class 3-A-2,  Class 4-A-2 and Class 5-A-2 notes offered under this prospectus  supplement.  We expect that delivery of the Offered Notes will be made in book-entry  form through the  facilities  of the  Depository  Trust  Company,
Clearstream, Luxembourg and the Euroclear System on or about July 25, 2008.

Neither  the SEC nor any state  securities  commission  has approved the offered  notes or  determined  that this  prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering.  Any  representation to the contrary is unlawful.
                                                  _____________________________
                                                          Credit Suisse
                                                           Underwriter

                                                          July 25, 2008

(1)     These amounts  are  approximate.  They are subject to an upward or downward  adjustment of no more than 5%, depending on the total principal amount of the mortgage loans delivered at closing.

(2)     On  each  payment date on or prior to the payment date in November  2012,  interest  will accrue on the Class 1-A-1  and
        Class
        1-A-2 Notes  based  upon  a per annum rate equal to the lesser of (i) 4.75% and (ii) the related  Available  Funds  Rate
        (as defined herein). On each payment date on or after the payment date in  December  2012, interest  will accrue on  the
        Class 1-A-1 and Class  1-A-2 Notes  based upon a per annum rate equal to the lesser of (i)  One-Month  LIBOR plus  2.25%
        and (ii) the related Available Funds Rate.

(3)     On each  payment  date on or prior to the payment  date in May 2015,  interest  will accrue on the Class 2-A-1 and Class
        2-A-2 Notes  based  upon  a per annum rate equal to the lesser of (i) 5.05% and (ii) the  related  Available Funds Rate.
        On  each payment date on or after the payment date in June 2015, interest will accrue on the Class 2-A-1 and Class 2-A-2
        Notes  based upon  a per annum rate equal to the lesser of (i) One-Month LIBOR plus 2.25% and (ii) the related Available
        Funds Rate.

(4)     On each payment date on  or prior to the  payment date in   April 2018,  interest  will  accrue on the  Class 3-A-1  and
        Class 3-A-2 Notes based upon a per annum rate equal to the lesser of (i)5.30% and (ii) the related Available Funds Rate.
        On each payment date on or after the payment date in May 2018,  interest will accrue on the Class  3-A-1 and Class 3-A-2
        Notes based upon a per annum rate equal to the lesser of (i) One-Month  LIBOR plus 2.25% and (ii) the  related Available
        Funds Rate.

                                                               ii

                                                        TABLE OF CONTENTS

                                                               S-1

                                                               S-2

                                                               S-3

                                                               S-4

          Important Notice About Information in This Prospectus Supplement and the Accompanying Prospectus. You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered notes in two separate documents that progressively provide more detail:

             •      the  accompanying  prospectus,  which  provides  general  information,  some of  which may not apply to this series of notes; and

             •      this  prospectus  supplement,  which  describes  the  specific  terms  of this  series of notes.

If the information regarding the offered notes is more specific in this prospectus  supplement than in the prospectus,  then you should rely on the information in this prospectus supplement.

Credit Suisse First Boston Mortgage Acceptance  Corporation's principal offices are located at Eleven Madison Avenue, 4th Floor,
New York, New York 10010 and its telephone number is (212) 325-2000.

                                                               S-5

                                                     European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant
Member State"), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus
Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes to the public in that  Relevant  Member State prior to the  publication  of a prospectus in relation to the notes which has been approved by the  competent  authority in that Relevant  Member State or, where  appropriate,  approved in another
Relevant  Member State and notified to the  competent  authority in that  Relevant  Member  State,  all in  accordance  with the
Prospectus  Directive,  except that it may, with effect from and including the Relevant  Implementation  Date,  make an offer of notes to the public in that Relevant Member State at any time:

         (a) to legal entities  which are  authorized or regulated to operate in the financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

         (b) to any  legal  entity  which  has two or more of (1) an average  of at least 250 employees during the last financial year; (2) a total balance  sheet  of  more than  €43,000,000  and (3)  an  annual  net  turnover  of  more than
         €50,000,000,  as shown in its last  annual  or  consolidated accounts; or

         (c) in any other  circumstances  which  do not require the publication by the issuing entity of a prospectus pursuant to
         Article 3 of the Prospectus Directive.

For the purposes of this  provision,  the  expression an "offer of notes to the public" in relation to any notes in any Relevant
Member State means the  communication  in any form and by any means of sufficient  information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes,  as the same may be varied in that
Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive"
means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                         United Kingdom

Each Underwriter has represented and agreed that:

          (a) it has only  communicated  or caused to be communicated  and will only  communicate or cause to be communicated an
          invitation  or   inducement  to engage  in  investment   activity  (within the meaning of Section 21 of the  Financial
          Services and Markets Act) received by it in connection  with the issue or sale of the notes in circumstances  in which
          Section 21(1) of the Financial Services and Markets Act does not apply to the issuing entity; and

          (b) it has complied and will comply with all  applicable  provisions  of the  Financial  Services and Markets Act with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

                                                               S-6

                                                             SUMMARY

The  following  summary  is a very broad  overview  of the notes  offered by this  prospectus  supplement  and the  accompanying prospectus  and does not  contain  all of the  information  that you should  consider in making  your  investment  decision.  To understand  the terms of the  offered  notes,  carefully  read this entire  prospectus  supplement  and the entire  accompanying prospectus. Capitalized terms used in this summary may be defined elsewhere in this prospectus supplement.

Transaction Parties

Issuing Entity                                                PHH  Mortgage  Trust,  Series  2008-CIM2,   a  Delaware  statutory
                                                              trust.  The  issuing  entity  will be  established  pursuant  to a trust  agreement  dated as of July 25,  2008 among  Credit  Suisse
                                                              First Boston Mortgage  Acceptance  Corp., as depositor and LaSalle
                                                              National  Trust  Delaware,  as owner  trustee,  as  amended by the amended and restated trust  agreement dated as of the closing date among the  depositor,  the owner  trustee  and Wells  Fargo  Bank,
                                                              N.A., as securities administrator.

Seller and Sponsor                                            Chimera Investment Corporation,  a Maryland corporation.  See "The
                                                              Sponsor and the Seller" in this prospectus supplement.

Depositor                                                     Credit Suisse First Boston Mortgage  Acceptance  Corp., a Delaware
                                                              corporation.  See "The Depositor" in this prospectus supplement.

Originator                                                    PHH   Mortgage   Corporation.   See  "The   Originator"   in  this
                                                              prospectus supplement.

Master Servicer                                               Wells Fargo Bank, N.A., a national banking  association.  See "The
                                                              Securities  Administrator,  the Master Servicer and the Custodian"
                                                              in this prospectus supplement.

Servicer                                                      PHH   Mortgage    Corporation.    See   "Servicing—PHH    Mortgage
                                                              Corporation" in this prospectus supplement.

Indenture Trustee                                             HSBC  Bank  USA,   National   Association,   a  national   banking
                                                              association.  See  "The  Indenture  Trustee"  in  this  prospectus supplement.

Owner Trustee                                                 LaSalle  National Trust Delaware.  See "The Owner Trustee" in this prospectus supplement.

Securities Administrator                                      Wells Fargo Bank,  N.A.  See "The  Securities  Administrator,  the
                                                              Master Servicer and the Custodian" in this prospectus supplement.
Custodian                                                     Wells Fargo Bank,  N.A.  See "The  Securities  Administrator,  the
                                                              Master Servicer and the Custodian" in this prospectus supplement.

                                                               S-7

Cut-Off Date
The close of business on July 1, 2008.

Closing Date

On or about July 25, 2008.

The Mortgage Pool. On the Closing Date,  the Depositor  will deposit the mortgage loans into the trust.  The mortgage loans will consist of conventional,  hybrid  adjustable-rate and fixed rate mortgage loans with original terms to maturity of not more than thirty (30) years.  On the Closing  Date,  the mortgage  loans will  contain 214  conventional,  one to four family,  first lien adjustable-rate mortgage loans on residential real properties as described in this prospectus supplement.

The mortgage loans will be divided into five groups, which are referred to in this prospectus supplement as the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans, group 4 mortgage loans and group 5 mortgage loans.

On the  Closing  Date,  the group 1 mortgage  loans  will  contain  40  conventional,  one to four  family,  first  lien  hybrid adjustable-rate  mortgage loans on residential real properties as described in this prospectus supplement with original terms to maturity of not more than thirty (30) years.  The mortgage  interest  rate for each group 1 mortgage  loan will be fixed for the first three years or five years  following  origination  of such group 1 mortgage  loan and will  adjust  annually  based on the one-year LIBOR index thereafter.

On the  Closing  Date,  the group 2 mortgage  loans  will  contain  60  conventional,  one to four  family,  first  lien  hybrid adjustable-rate  mortgage loans on residential real properties as described in this prospectus supplement with original terms to maturity of not more than thirty (30) years.  The mortgage  interest  rate for each group 2 mortgage  loan will be fixed for the first seven years following origination of such group 2 mortgage loan and will adjust annually based on the one-year LIBOR index thereafter.

On the  Closing  Date,  the group 3 mortgage  loans  will  contain  30  conventional,  one to four  family,  first  lien  hybrid adjustable-rate  mortgage loans on residential real properties as described in this prospectus supplement with original terms to maturity of not more than thirty (30) years.  The mortgage  interest  rate for each group 3 mortgage  loan will be fixed for the first ten years  following  origination of such group 3 mortgage loan and will adjust annually based on the one-year LIBOR index thereafter.

On the Closing Date, the group 4 mortgage loans will contain 16 conventional, one to four family, first lien fixed rate mortgage loans on residential  real properties as described in this prospectus  supplement with original terms to maturity of ten (10) or fifteen (15) years.

On the Closing Date, the group 5 mortgage loans will contain 68 conventional, one to four family, first lien fixed rate mortgage loans on residential  real properties as described in this prospectus  supplement with original terms to maturity of twenty (20)
or thirty (30) years.

References to percentages of the mortgage loans under this section are calculated  based on the aggregate  principal  balance of the mortgage loans as of the Cut-Off Date.

Required Repurchases or Substitutions of Mortgage Loans. The Owner Trustee will acknowledge the sale, transfer and assignment of the mortgage  loans to the trust by the Depositor and receipt by the trust,  subject to further review and the  exceptions,  the mortgage  loans.  The trust will pledge the trust estate to the Indenture  Trustee under the indenture to secure payments on the notes. If the Owner Trustee or the Indenture  Trustee  obtains actual  knowledge that any mortgage loan is defective on its face due to a breach of the  representations  and warranties  with respect to that mortgage loan in the transaction  agreements,  the
Owner Trustee or the Indenture  Trustee,  as applicable,  will be required to promptly notify the Originator of such defect. The
Originator will then be required to correct or cure any such defect within 90 days from the date of notice of the defect and the
Originator  fails to correct or cure such  defect  within  such  period and such defect  materially  and  adversely  affects the interests of the  noteholders  in the related  mortgage loan,  the  Originator  will be required,  within 90 days of the date of notice, to repurchase such mortgage loan or provide the trust with a substitute mortgage loan.

                                                               S-8

Characteristics  of the  Mortgage  Loans.  The mortgage  loans will consist of  conventional  10-,  15-, 20- and 30-year  hybrid adjustable-rate and fixed rate residential mortgage loans secured by first liens on one- to four-family  residential properties.
As of the Cut-Off Date, the mortgage loans in the aggregate had the following approximate characteristics:

                                              Mortgage Loans

                                                       Range or Total                Weighted Average(2)
________________________________________________________________________________________________________
Number of Mortgage Loans                                     214
________________________________________________________________________________________________________
Aggregate Unpaid Principal Balance(1)                   $151,155,361                       $706,333
________________________________________________________________________________________________________
Unpaid Principal Balances(1)                        $394,037 – $2,000,000
________________________________________________________________________________________________________
Interest Rates                                         5.000% – 8.700%                      6.098%
________________________________________________________________________________________________________
Remaining Terms to Stated Maturity (months)               116 – 359                          344
________________________________________________________________________________________________________
Mortgage Loan Age (months)                                  1 – 12                             3
________________________________________________________________________________________________________
Original Loan-to-Value Ratio                           12.82% – 100.00%                      72.30%
________________________________________________________________________________________________________
FICO Scores(3)                                             660 – 819                          749
________________________________________________________________________________________________________
Geographic Concentration of Mortgaged Properties in         23.39%                            CA
Excess of 5% of the Aggregate Unpaid Principal               9.89%                            IL
Balance(1)                                                   7.70%                            NJ
________________________________________________________________________________________________________
Maximum Five-Digit Zip Code Concentration                    1.75%                          89511
________________________________________________________________________________________________________

         (1) Approximate

         (2) Indicates average or weighted average based on unpaid principal balances

         (3) For Mortgage Loans that are scored

                                                     S-9

Characteristics  of the Group 1  Mortgage  Loans.  The group 1 mortgage  loans  will  consist  of  conventional  30-year  hybrid adjustable-rate  residential  mortgage loans secured by first liens on one- to  four-family  residential  properties.  As of the
Cut-Off Date, the group 1 mortgage loans in the aggregate had the following approximate characteristics:

                                          Group 1 Mortgage Loans

                                                        Range or Total                Weighted Average(2)
________________________________________________________________________________________________________
Number of Mortgage Loans                                     40
________________________________________________________________________________________________________
Aggregate Unpaid Principal Balance(1)                    $25,663,329                       $641,583
________________________________________________________________________________________________________
Unpaid Principal Balances(1)                        $394,037 – $1,255,705
________________________________________________________________________________________________________
Interest Rates                                         5.000% – 6.625%                      5.665%
________________________________________________________________________________________________________
Remaining Terms to Stated Maturity (months)               354 – 359                          357
________________________________________________________________________________________________________
Mortgage Loan Age (months)                                  1 – 6                             3
________________________________________________________________________________________________________
Original Loan-to-Value Ratio                          42.72% – 95.00%                      74.38%
________________________________________________________________________________________________________
FICO Scores(3)                                            661 – 814                          730
________________________________________________________________________________________________________
Geographic Concentration of Mortgaged Properties in          22.86%                           CA
Excess of 5% of the Aggregate Unpaid Principal               11.87%                           NJ
Balance(1)                                                   10.82%                           IL
                                                              7.85%                           CO
                                                              7.06%                           NY
                                                              5.38%                           MN
________________________________________________________________________________________________________
Maximum Five-Digit Zip Code Concentration                     4.89%                          03862
________________________________________________________________________________________________________

         (1) Approximate

         (2) Indicates average or weighted average based on unpaid principal balances

         (3) For Mortgage Loans that are scored

                                                     S-10

Characteristics  of the Group 2  Mortgage  Loans.  The group 2 mortgage  loans  will  consist  of  conventional  30-year  hybrid adjustable-rate  residential  mortgage loans secured by first liens on one- to  four-family  residential  properties.  As of the
Cut-Off Date, the group 2 mortgage loans in the aggregate had the following approximate characteristics:

                                          Group 2 Mortgage Loans

                                                        Range or Total                 Weighted Average(2)
________________________________________________________________________________________________________
Number of Mortgage Loans                                     60
________________________________________________________________________________________________________
Aggregate Unpaid Principal Balance(1)                    $42,516,382                        $708,606
________________________________________________________________________________________________________
Unpaid Principal Balances(1)                       $440,521 – $1,409,000
________________________________________________________________________________________________________
Interest Rates                                        5.163% – 6.975%                        5.888%
________________________________________________________________________________________________________
Remaining Terms to Stated Maturity (months)              355 – 359                             357
________________________________________________________________________________________________________
Mortgage Loan Age (months)                                 1 – 5                                3
________________________________________________________________________________________________________
Original Loan-to-Value Ratio                           27.13% – 96.15%                        71.86%
________________________________________________________________________________________________________
FICO Scores(3)                                            670 – 819                            759
________________________________________________________________________________________________________
Geographic Concentration of Mortgaged Properties             17.51%                            CA
in Excess of 5% of the Aggregate Unpaid Principal            14.43%                            Il
Balance(1)                                                    9.08%                            NJ
                                                              5.47%                            MA
                                                              5.06%                            MD
________________________________________________________________________________________________________
Maximum Five-Digit Zip Code Concentration                     3.47%                           60025
________________________________________________________________________________________________________

         (1) Approximate

         (2) Indicates average or weighted average based on unpaid principal balances

         (3) For Mortgage Loans that are scored

                                                     S-11

Characteristics  of the Group 3  Mortgage  Loans.  The group 3 mortgage  loans  will  consist  of  conventional  30-year  hybrid adjustable-rate  residential  mortgage loans secured by first liens on one- to  four-family  residential  properties.  As of the
Cut-Off Date, the group 3 mortgage loans in the aggregate had the following approximate characteristics:

                                          Group 3 Mortgage Loans

                                                        Range or Total                 Weighted Average(2)
________________________________________________________________________________________________________
Number of Mortgage Loans                                      30
________________________________________________________________________________________________________
Aggregate Unpaid Principal Balance(1)                    $23,206,677                        $773,556
________________________________________________________________________________________________________
Unpaid Principal Balances(1)                       $432,000 – $2,000,000
________________________________________________________________________________________________________
Interest Rates                                         5.500% – 6.750%                       6.027%
________________________________________________________________________________________________________
Remaining Terms to Stated Maturity (months)               348 – 359                            357
________________________________________________________________________________________________________
Mortgage Loan Age (months)                                  1 – 12                              3
________________________________________________________________________________________________________
Original Loan-to-Value Ratio                            41.67% – 100.00%                     70.51%
________________________________________________________________________________________________________
FICO Scores(3)                                            660 – 811                            751
________________________________________________________________________________________________________
Geographic Concentration of Mortgaged Properties            19.49%                              CA
in Excess of 5% of the Aggregate Unpaid Principal           13.64%                              SC
Balance(1)                                                   9.66%                              NJ
                                                             7.23%                              MN
                                                             6.75%                              WA
                                                             6.36%                              MO
                                                             6.03%                              OK
                                                             5.44%                              IL
                                                             5.15%                              GA
________________________________________________________________________________________________________
Maximum Five-Digit Zip Code Concentration                    8.62%                            29910
________________________________________________________________________________________________________

         (1) Approximate

         (2) Indicates average or weighted average based on unpaid principal balances

         (3) For Mortgage Loans that are scored

                                                     S-12

Characteristics of the Group 4 Mortgage Loans. The group 4 mortgage loans will consist of conventional 10-year and 15-year fixed rate residential mortgage loans secured by first liens on one- to four-family  residential  properties.  As of the Cut-Off Date, the group 4 mortgage loans in the aggregate had the following approximate characteristics:

                                          Group 4 Mortgage Loans

                                                        Range or Total                 Weighted Average(2)
________________________________________________________________________________________________________
Number of Mortgage Loans                                      16
________________________________________________________________________________________________________
Aggregate Unpaid Principal Balance(1)                     $10,191,941                        $636,996
________________________________________________________________________________________________________
Unpaid Principal Balances(1)                          $423,929 – $965,103
________________________________________________________________________________________________________
Interest Rates                                          5.600% – 6.500%                       5.912%
________________________________________________________________________________________________________
Remaining Terms to Stated Maturity (months)                116 – 178                            172
________________________________________________________________________________________________________
Mortgage Loan Age (months)                                   2 – 5                               3
________________________________________________________________________________________________________
Original Loan-to-Value Ratio                            27.70% – 100.00%                      68.14%
________________________________________________________________________________________________________
FICO Scores(3)                                             683 – 811                            736
________________________________________________________________________________________________________
Geographic Concentration of Mortgaged Properties             22.88%                             CA
in Excess of 5% of the Aggregate Unpaid Principal            13.34%                             MO
Balance(1)                                                   10.66%                             TX
                                                              9.47%                             UT
                                                              6.73%                             SC
                                                              6.33%                             FL
                                                              6.18%                             VA
                                                              5.33%                             NC
                                                              5.28%                             IL
                                                              5.12%                             WI
________________________________________________________________________________________________________
Maximum Five-Digit Zip Code Concentration                     9.47%                            84403
________________________________________________________________________________________________________

         (1) Approximate

         (2) Indicates average or weighted average based on unpaid principal balances

         (3) For Mortgage Loans that are scored

                                                     S-13

Characteristics of the Group 5 Mortgage Loans. The group 5 mortgage loans will consist of conventional 20-year and 30-year fixed rate residential mortgage loans secured by first liens on one- to four-family  residential  properties.  As of the Cut-Off Date, the group 5 mortgage loans in the aggregate had the following approximate characteristics:

                                          Group 5 Mortgage Loans

                                                        Range or Total                 Weighted Average(2)
________________________________________________________________________________________________________
Number of Mortgage Loans                                     68
________________________________________________________________________________________________________
Aggregate Unpaid Principal Balance(1)                    $49,577,031                        $729,074
________________________________________________________________________________________________________
Unpaid Principal Balances(1)                        $438,686 – $1,921,442
________________________________________________________________________________________________________
Interest Rates                                        5.875% – 8.700%                       6.573%
________________________________________________________________________________________________________
Remaining Terms to Stated Maturity (months)              2376 – 359                           356
________________________________________________________________________________________________________
Mortgage Loan Age (months)                                1 – 9                               3
________________________________________________________________________________________________________
Original Loan-to-Value Ratio                         12.82% – 91.74%                        73.30%
________________________________________________________________________________________________________
FICO Scores(3)                                          667 – 813                            752
________________________________________________________________________________________________________
Geographic Concentration of Mortgaged Properties             30.63%                           CA
in Excess of 5% of the Aggregate Unpaid Principal             8.54%                           IL
Balance(1)                                                    8.42%                           NY
                                                              7.71%                           AZ
                                                              5.49%                           MA
                                                              5.32%                           NV
________________________________________________________________________________________________________
Maximum Five-Digit Zip Code Concentration                     5.32%                         89511
________________________________________________________________________________________________________

         (1) Approximate

         (2) Indicates average or weighted average based on unpaid principal balances

         (3) For Mortgage Loans that are scored

                                                     S-14

Description of the Notes

The notes will represent  indebtedness of the trust.  The Securities  Administrator  will execute,  authenticate and deliver the following notes under the indenture.
________________________________________________________________________________________________________

                 Initial Class
               PrincipalBalance
                 or Notional                                            Moody's      Fitch's   Maturity
    Class          Amount(1)           Type           Interest Rate   Rating(2)(3) Rating(2)(4) Date(5)
________________________________________________________________________________________________________
Offered Notes:
________________________________________________________________________________________________________
    1-A-1          $22,814,000      Super Senior      Variable(6)      (P)Aaa        AAA*     July 2038
________________________________________________________________________________________________________
    1-A-2           $1,425,000     Senior Support     Variable(6)        NR          AAA*     July 2038
________________________________________________________________________________________________________
    2-A-1          $37,797,000      Super Senior      Variable(7)      (P)Aaa        AAA*     July 2038
________________________________________________________________________________________________________
    2-A-2           $2,360,000     Senior Support     Variable(7)        NR          AAA*     July 2038
________________________________________________________________________________________________________
    3-A-1          $20,631,000      Super Senior      Variable(8)      (P)Aaa        AAA*     July 2038
________________________________________________________________________________________________________
    3-A-2           $1,288,000     Senior Support     Variable(8)        NR          AAA*     July 2038
________________________________________________________________________________________________________
    4-A-1           $8,954,000      Super Senior         5.50%         (P)Aaa        AAA*     June 2023
________________________________________________________________________________________________________
    4-A-2            $ 566,000     Senior Support        5.50%           NR          AAA*     June 2023
________________________________________________________________________________________________________
    5-A-1          $43,777,000      Super Senior         6.00%         (P)Aaa        AAA*     July 2038
________________________________________________________________________________________________________
    5-A-2           $2,752,000     Senior Support        6.00%           NR          AAA*     July 2038
________________________________________________________________________________________________________

Total Offered Notes:                    $142,364,000
________________________________________________________________________________________________________

Non-Offered Notes:
________________________________________________________________________________________________________
     A-X        $86,315,000(9)  Senior/Interest-Only  Variable(10)     (P)Aaa        AAA*     July 2038
________________________________________________________________________________________________________
     B-1         $   4,157,000      Subordinate       Variable(11)       NR          AA*      July 2038
________________________________________________________________________________________________________
     B-2         $   1,436,000      Subordinate       Variable(11)       NR           A*      July 2038
________________________________________________________________________________________________________
     B-3          $    604,000      Subordinate       Variable(11)       NR          BBB*     July 2038
________________________________________________________________________________________________________
     B-4         $   1,209,000      Subordinate       Variable(11)       NR          BB*      July 2038
________________________________________________________________________________________________________
     B-5          $    303,000      Subordinate       Variable(11)       NR           B*      July 2038
________________________________________________________________________________________________________
     B-6          $    680,003      Subordinate       Variable(11)       NR           NR      July 2038
________________________________________________________________________________________________________
    4-A-X       $10,191,941(12) Senior/Interest-Only  Variable(13)     (P)Aaa        AAA*     June 2023
________________________________________________________________________________________________________
    5-A-X       $49,577,031(12) Senior/Interest-Only  Variable(13)     (P)Aaa        AAA*     July 2038
________________________________________________________________________________________________________
     A-PO         $    402,357  Senior/Principal-Only   N/A(14)        (P)Aaa        AAA*     July 2038
________________________________________________________________________________________________________

Total Non-Offered Notes:                  $8,791,360
________________________________________________________________________________________________________

Total Notes:                            $151,155,360
________________________________________________________________________________________________________

(1)      These amounts are  approximate.  They are subject to an upward or downward  adjustment of no more than 5%,  depending on the total principal amount of the mortgage loans delivered at closing.

(2)      See "Note Ratings" in this prospectus supplement.

(3)      The ratings assigned by Moody's are provisional  ratings.  Upon the sale of at least 50% of the Offered Notes to one or more third  parties  unaffiliated  with the Seller and the  confirmation  that the  conditions in the  underlying  documents have been satisfied, Moody's will assign definitive  ratings.  A definitive rating (if any) may differ from a provisional rating.
         See "Method of Distribution" and "Ratings" in this prospectus supplement.

(4)      The ratings  assigned by Fitch are  expected  ratings.  It is  anticipated  that Fitch will issue long term ratings upon the review of  additional  information  provided by the issuer.  See "Method of Distribution" and  "Ratings" in this  prospectus supplement.

(5)      The actual final payment to any class of notes could be significantly earlier.

(6)      On each  payment date on or prior to the payment date in November  2012,  interest  will accrue on the Class 1-A-1 and Class
         1-A-2 Notes based upon a per annum rate equal to the lesser of (i) 4.75% per annum and (ii) the related Available Funds Rate
         (as defined herein). On each payment  date  on or after the payment date in December 2012, interest will accrue on the Class
         1-A-1 and Class  1-A-2  Notes  based  upon a per annum rate equal to the  lesser of (i)  One-Month LIBOR plus 2.25% and (ii)
         the  related Available Funds Rate.

                                                              S-15

(7)      On each payment date on or prior to the payment  date in May 2015,  interest  will accrue on the Class 2-A-1 and Class 2-A-2
         Notes  based upon a per annum  rate equal to the lesser of (i) 5.05% and (ii) the  related  Available  Funds  Rate.  On each payment date on or after the payment date in June 2015,  interest will accrue on the Class 2-A-1 and Class 2-A-2 Notes based upon a per annum rate equal to the lesser of (i) One-Month LIBOR plus 2.25% and (ii) the related Available Funds Rate.

(8)      On each  payment date on or  prior to  the payment   date in April 2018,  interest  will accrue on the Class 3-A-1 and Class
         3-A-2 Notes   based  upon  a  per  annum rate equal to  the   lesser of (i) 5.30%  and  (ii) the  related   Available  Funds
         Rate. On each payment date on or after  the  payment date  in May 2018,  interest  will  accrue on the Class 3-A-1 and Class
         3-A-2  Notes  based upon a  per annum  rate  equal to  the  lesser of (i)  One-Month  LIBOR plus 2.25% and (ii) the  related
         Available Funds Rate.

(9)      The  Class  A-X  Notes  are interest only notes  and  will not be entitled  to  distributions  in respect of  principal  and
         will bear  interest on the Class A-X  Notional  Amount,  as  described under   "Description  of  the Notes—Glossary of
         Definitions Relating  to  the  Priority  of Distributions" in this prospectus supplement.

(10)     On  each  payment  date, interest will  accrue  on  the  Class  A-X  Notes  as  described   under "Description of the Notes—
         Interest Calculations" in this prospectus supplement.

(11)     On each  payment  date,  interest will  accrue on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5  and  Class  B-6
         Notes based  upon a  per annum  rate  equal to  (i) the sum of  (a) the  product  of (x) the  Available  Funds  Rate for the group 1 mortgage loans  and (y)  group 1 Subordinate  Component  Balance (as  defined  herein)  relating to loan group 1 for that payment date,  (b)  the  product of (x) the  Available  Funds Rate  for the  group  2 mortgage  loans  and (y) group  2
         Subordinate Component Balance (as defined  herein)  relating to loan group 2 for that payment  date,  (c) the product of (x)
         the Available  Funds Rate for the group 3 mortgage  loans  and (y) group 3 Subordinate Component Balance (as defined herein)
         relating to loan group 3 for that  payment date, (d)  the  product  of (x) 5.50% and (y) the Group 4  Subordinate  Component
         Balance  (as defined  herein) relating to loan group 4 for that  payment date and (e) the  product of  (x) 6.00% and (y) the
         Group 5 Subordinate Component Balance (as defined herein)  relating to loan  group 5 for   that  payment  date,  divided  by
         (ii)  the  aggregate  Subordinate  Component Balances for all of the loan groups for that payment date.

(12)     The Class 4-A-X Notes and Class 5-A-X  Notes are interest-only notes and will not be entitled to distributions in respect of principal  and  will bear  interest  on  the Class 4-A-X  Notional Amount and the Class 5-A-X Notional Amount, respectively, as described  under  "Description of the  Notes—Glossary of Definitions  Relating to the Priority of Distributions" in
         this prospectus supplement.

(13)     On each  payment  date, interest will accrue on the Class 4-A-X Notes and Class 5-A-X  Notes as described under "Description of the Notes—Interest Calculations" in this prospectus supplement.

(14)     The  Class  A-PO  Notes are  principal-only  notes and are not  entitled  to any  distributions  of interest.

                                                              S-16

Offered Notes

The notes,  other than the Class A-X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class 4-A-X, Class 5-A-X
and Class A-PO, are offered by this prospectus  supplement and are referred to herein as the "Offered Notes".  The Offered Notes are offered in minimum denominations  equivalent to at least $25,000 initial class principal balance each and multiples of $1 in excess thereof.

Sometimes we refer to the notes by their principal or interest types.  Since some classes of notes have the  characteristics  of more than one category, they appear more than once in the categories presented in the chart below.

________________________________________________________
                      Note Types
________________________________________________________
Super Senior Notes:            Class 1-A-1, Class
                               2-A-1, Class 3-A-1,
                               Class 4-A-1 and Class
                               5-A-1 Notes
________________________________________________________
Senior Support Notes:          Class 1-A-2, Class
                               2-A-2, Class 3-A-2,
                               Class 4-A-2 and Class
                               5-A-2 Notes
________________________________________________________
Hybrid Notes:                  Class 1-A-1, Class
                               1-A-2, Class 2-A-1,
                               Class 2-A-2, Class
                               3-A-1 and Class 3-A-2
                               Notes
________________________________________________________
Fixed Rate Notes:              Class 4-A-1, Class
                               4-A-2, Class 5-A-1 and
                               Class 5-A-2 Notes
________________________________________________________
Interest-Only Notes:           Class A-X, Class 4-A-X
                               and Class 5-A-X Notes
________________________________________________________
Principal-Only Notes:          Class A-PO Notes
________________________________________________________
Senior Notes:                  Class 1-A-1, Class
                               1-A-2, Class 2-A-1,
                               Class 2-A-2, Class
                               3-A-1, Class 3-A-2,
                               Class 4-A-1, Class
                               4-A-2, Class 5-A-1,
                               Class 5-A-2,  Class
                               A-X, Class 4-A-X, Class
                               5-A-X and Class A-PO
                               Notes
________________________________________________________
Subordinate Notes:             Class B-1, Class B-2,
                               Class B-3, Class B-4,
                               Class B-5 and Class B-6
                               Notes
________________________________________________________
Offered Notes:                 Senior Notes, other
                               than the Class A-X
                               Notes, Class 4-A-X,
                               Class 5-A-X and Class
                               A-PO Notes
________________________________________________________
Non-Offered Notes:             Class A-X, Class 4-A-X,
                               Class 5-A-X and Class
                               A-PO Notes and
                               Subordinate Notes
________________________________________________________
Book-Entry Notes:              Offered Notes
________________________________________________________

Relationship between the Notes and the Mortgage Loans

The Class 1-A-1 and Class 1-A-2 Notes will receive payments of principal and interest  primarily from collections on the group 1 mortgage loans. The Class 2-A-1 and Class 2-A-2 Notes will receive payments of principal and interest primarily from collections on the group 2 mortgage loans. The Class 3-A-1 and Class 3-A-2 Notes will receive  payments of principal and interest  primarily from collections on the group 3 mortgage loans. The Class A-X Notes will receive payments of interest solely from collections on the group 1, group 2 and group 3 mortgage loans.

The Class 4-A-1,  Class 4-A-2 and Class 4-A-X will receive  payments of principal and interest,  as  applicable,  primarily from collections on the group 4 mortgage loans. The Class 5-A-1, Class 5-A-2 and Class 5-A-X Notes will receive payments of principal and interest,  as applicable,  primarily from collections on the group 5 mortgage loans. The Class A-PO will receive payments of principal primarily from collections on the group 4 mortgage loans and group 5 mortgage loans.

The Subordinate Notes will receive payments of principal and interest,  as applicable,  primarily from collections on all of the mortgage loans.

Class A-PO Notes

The Class A-PO Notes are  principal-only  notes. This means that the Securities  Administrator  will not distribute  interest to investors in such notes.

The  Securities  Administrator  will  distribute a fixed portion of the principal  payments  received in respect of each group 4 mortgage  loan and group 5  mortgage  loan  having a net  mortgage  rate as of the  Cut-Off  Date of less than  5.50% and 6.00%, respectively, per annum to investors in the Class A-PO Notes. These mortgage loans are referred to in this prospectus supplement as "Group 4 Discount Loans" and "Group 5 Discount Loans",  respectively.  The portion is determined with respect to each Group 4
Discount  Loan based on a fraction,  the  numerator of which is the  difference  between 5.50% and the net mortgage rate on such
Group 4 Discount Loan and the  denominator  of which is 5.50%.  The portion is determined  with respect to each Group 5 Discount
Loan based on a fraction,  the  numerator of which is the  difference  between  6.00% and the net mortgage  rate on such Group 5
Discount Loan and the denominator of which is 6.00%.

Class A-X Notes, Class 4-A-X Notes and Class 5-A-X Notes

The Class A-X  Notes,  Class  4-A-X  Notes and Class  5-A-X  Notes are  interest-only  notes.  This  means  that the  Securities
Administrator will distribute interest

                                                              S-17

(based upon the notional  amount  thereof) but will not  distribute  principal to investors in the Class A-X Notes,  Class 4-A-X
Notes and Class 5-A-X Notes.

On each  payment  date,  the Class A-X Notes,  Class 4-A-X Notes and Class  5-A-X  Notes will accrue  interest on their  related notional amount, in each case, calculated as described under "Description of the  Notes—Glossary of Definitions Related to
the Priority of Distributions", in this prospectus supplement at their respective Interest Rate.

Owner Trust Certificates

The owner trust  certificates  represent  the  residual  interest  in the trust and will not be entitled to monthly  payments of principal and interest.

Payment Dates

Distributions on the Offered Notes will be made on the 25th day of each month or, if that day is not a business day, on the next succeeding business day, beginning in August 2008.

Book-Entry Registration

The Offered Notes will be available only in book-entry form through the facilities of The Depository Trust Company, except under limited circumstances. See "Description of the Notes—Book-Entry Registration" in this prospectus supplement.

Available Distribution Amount

On each payment date, the Securities  Administrator will make  distributions to the Noteholders from the available  distribution amount of the related loan group or groups for such payment date.  The available  distribution  amount with respect to each loan group on any payment date will generally  include the following  amounts,  net of servicing fees,  master  servicing fees, owner trustee fees and certain other expenses of the trust:

     •   amounts  received  on the  mortgage  loans in the  related  loan  group  during  the  related  due period in respect of scheduled  principal  and interest  payments  (including  advances  received from the Servicer and/or the Master Servicer);

     •   full and partial  prepayments  received on the  mortgage  loans in the  related  loan group  during the related  prepayment  period  (including  compensating  interest  received  from the  Servicer and/or the Master Servicer); and

     •   any other  unscheduled  amounts  received on the  mortgage  loans in the related  loan group during the related prepayment period, including liquidation proceeds,  insurance proceeds,  condemnation proceeds and subsequent recoveries.

Interest Distributions

On each  payment  date,  interest  will be  distributed  to each class of Notes  entitled to interest in an amount  equal to (i)
interest  accrued during the related  interest  accrual period on the related class  principal  balance or notional  amount,  as applicable,  for such class of Notes at the related Interest Rate for such class of Notes, plus (ii) interest accrued but unpaid on prior payment  dates.  Interest on the Notes for each  interest  accrual  period will be  calculated  based on a 360-day year consisting of twelve 30-day months.

On each payment date prior to the Class A-X Reserve Fund Termination Date (as defined herein) certain amounts  otherwise payable to the Class A-X Notes will be deposited to the Class A-X Reserve Fund (as defined herein). The Hybrid Notes will be entitled to reimbursement of certain  shortfalls in interest as a result of application of the related  Available Funds Rate from amounts on deposit in the Class A-X Reserve Fund.

See "Description of the  Notes—Priority  of Distributions",  "—Interest  Calculations" and "—Class A-X Reserve
Fund" in this prospectus supplement.

Principal Distributions

On each payment date, the Securities  Administrator will make payments of principal to the Notes then entitled to principal from the available  distribution amount of the related loan group or groups, in the amounts and in the order of priority described in this prospectus supplement.

See "Description of the Notes—Priority of Distributions" in this prospectus supplement.

Credit Enhancement

Subordination  and Allocation of Losses.  The Senior Notes will have a payment  priority over the Subordinate  Notes.  The Notes shown in the second  column in the  following  table will be  subordinated  in their  right to receive  interest  and  principal payments.

                                                              S-18

These Notes will absorb all  realized  losses on the  mortgage  loans before the Notes shown on the same row in the first column absorb such losses; provided that (i) the Class 1-A-2 Notes will absorb losses on the group 1 mortgage loans otherwise allocable to the Class  1-A-1 Notes until the class  principal  balance of the Class 1-A-2 Notes is reduced to zero,  (ii) the Class 2-A-2
Notes will absorb losses on the group 2 mortgage loans  otherwise  allocable to the Class 2-A-1 Notes until the class  principal balance of the Class  2-A-2 Notes is reduced to zero,  (iii) the Class  3-A-2  Notes will absorb  losses on the group 3 mortgage loans  otherwise  allocable  to the Class 3-A-1 Notes until the class  principal  balance of the Class 3-A-2 Notes is reduced to zero, (iv) the Class 4-A-2 Notes will absorb losses on the group 4 mortgage loans  otherwise  allocable to the Class 4-A-1 Notes until the class principal balance of the Class 4-A-2 Notes is reduced to zero; provided,  however,  that if any loss is incurred with respect to a group 4 discount  loan,  the group 4 discount  fraction of such loss will be allocated to the Class A-PO Notes and (v) the Class 5-A-2 Notes will absorb  losses on the group 5 mortgage  loans  otherwise  allocable  to the Class 5-A-1 Notes until the class principal balance of the Class 5-A-2 Notes is reduced to zero ; provided,  however, that if any loss is incurred with respect to a group 5 discount loan,  the group 5 discount  fraction of such loss will be allocated to the Class A-PO Notes.
The support  provided by the Notes shown in the second column is intended to enhance the likelihood  that the Notes shown in the first column will receive expected monthly payments of interest and principal.

                                        Initial Credit
                 Credit                     Support
   Class(es)     Support                 Percentage(1)
________________________________________________________
Senior Notes     Subordinate Notes           5.55%
________________________________________________________
Class B-1 Notes  Class B-2, Class            2.80%
                 B-3, Class B-4,
                 Class B-5 and Class
                 B-6 Notes
________________________________________________________
                 Class B-3, Class
                 B-4, Class B-5 and
Class B-2 Notes  Class B-6 Notes             1.85%
________________________________________________________
                 Class B-4, Class B-5
Class B-3 Notes  and Class B-6 Notes         1.45%
________________________________________________________
                 Class B-5 and Class
Class B-4 Notes  B-6 Notes                   0.65%
________________________________________________________
Class B-5 Notes  Class B-6 Notes             0.45%
________________________________________________________
Class B-6 Notes  N/A                         0.00%
________________________________________________________

(1) In each row, this  percentage is the percentage  that the initial class  principal  balance of the Notes listed under credit support constitutes of the aggregate principal balance of the mortgage loans, as of the Cut-Off Date.

The Securities  Administrator  will distribute  prepayments with respect to the mortgage loans in a manner that will enhance the likelihood  that  investors in the related  Offered  Notes will be paid the full amount of principal to which they are entitled.
Except during certain circumstances described herein, during the first seven years, the Securities  Administrator will generally distribute  all of the principal  prepayments  from the mortgage  loans in each loan group to the Offered Notes relating to that loan group. Then, over the following four years, the distribution of principal prepayments to the Offered Notes will decrease as the Securities  Administrator  begins to distribute an increasingly  larger portion of principal  prepayments to the Subordinate
Notes. On and after the payment date in August 2019, the Securities  Administrator  will distribute  principal  prepayments with respect to the mortgage loans proportionately  between the Offered Notes relating to the loan group and the Subordinate Notes if certain tests are met.

See "Description of the Notes—Subordination and Allocation of Losses" in this prospectus supplement.

Limited Cross-Collateralization.

In certain very limited circumstances relating to a loan group experiencing  disproportionately high realized losses,  principal and interest  collected  from the other loan groups may be applied to pay  principal or interest,  or both, to the Offered Notes related to the loan group experiencing those conditions.  In addition, in certain very limited circumstances  relating to a loan group's  experiencing rapid  prepayments,  principal and interest collected from that loan group may be deposited into a reserve fund to be applied to pay  principal  to the Offered  Notes  relating to another  loan group if such  Offered  Notes have become undercollateralized.

See "Description of the Notes—Limited Cross-Collateralization" in this prospectus supplement.

Advances

The Servicer will be required to advance  delinquent  payments of principal and interest on the mortgage  loans,  subject to the limitations  described  under  "Servicing—Advances"  in this  prospectus  supplement.  The Master  Servicer,  as successor servicer,  will be obligated to make any required  delinquency  advance if the Servicer fails in its obligation to do so, to the extent provided in the sale and servicing agreement.  The Servicer or the Master Servicer,  as the case may be, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

                                                              S-19

See "Servicing—Advances" in this prospectus supplement and "Servicing of Loans—Advances" in the prospectus.

Administration Fees

With respect to each mortgage loan, the  administration  fee that will be deducted prior to payments to the noteholders  will be the sum of (i) all servicing fees, (ii) any master servicing fees and (iii) owner trustee fees.

With respect to each  adjustable-rate  mortgage  loan,  the  servicing  fee that will be paid to the  Servicer  will be equal to approximately  0.375% per annum on the principal  balance of such mortgage loan.  With respect to each fixed rate mortgage loan, the servicing fee that will be paid to the Servicer will be equal to approximately  0.250% per annum on the principal balance of such mortgage loan.

The servicing fee will be payable  monthly,  computed on the basis of the same principal amount and period with respect to which any interest payment on each mortgage loan is computed.  The obligation to pay the servicing fee to the Servicer will be limited to, and the servicing fee will be payable from, the interest portion of such monthly payments collected.

With respect to the mortgage  loans,  the master  servicing fee that will be paid to the Master  Servicer will be  approximately
0.0425% per annum (0.0025% per annum of which is the fee payable to the custodian as its fee). The Securities Administrator fee, the Indenture Trustee fee and the custodial fee will each be paid by the Master Servicer out of the master servicing fee.

The Owner  Trustee  will be  entitled  to an annual fee of $2,500  payable on the payment  date  occurring  in July of each year commencing in July 2009.

Expected Final Payment Date

The expected final payment date for each class of Offered Notes is as set forth in the following table:

                                 Expected Final
          Class                   Payment Date
_______________________________________________________
          1-A-1                   November 2017
          1-A-2                   November 2017
          2-A-1                   November 2017
          2-A-2                   November 2017
          3-A-1                   November 2017
          3-A-2                   November 2017
          4-A-1                   November 2017
          4-A-2                   November 2017
          5-A-1                   November 2017
          5-A-2                   November 2017

The  expected  final  payment date for each class of Offered  Notes is based upon (i) 100% PPC (25% CPR) of the  adjustable-rate mortgage loans and 100% PPC (300% PSA) of the fixed rate mortgage loans,  (ii) the modeling  assumptions used in this prospectus supplement, as described under "Prepayment and Yield  Considerations—Prepayment Speed Assumption and Modeling Assumptions"
and (iii) assuming the optional  termination is exercised on the earliest possible payment date, as described in this prospectus supplement under "Sale and Servicing  Agreement—Optional  Termination". It is possible that the class principal balance of any class of Offered Notes may be fully paid prior to the related  expected  final payment date, or may not be fully paid by the related expected final payment date.

Maturity Date

The  Maturity  Date for the Notes,  other than the Class 4-A-1,  Class 4-A-2 and Class 4-A-X Notes,  is the payment date in July
2038, which is the payment date occurring one month after the original  scheduled maturity date for the latest maturing mortgage loan in the related loan group.

The Maturity Date for the Class 4-A-1,  Class 4-A-2 and Class 4-A-X Notes is the payment date in June 2023, which is the payment date  occurring one month after the original  scheduled  maturity date for the latest  maturing fixed rate mortgage loan in loan group 4.

The actual last  payment  date on any class of notes will depend on the rate of payments of  principal  on the related  mortgage loans which,  in turn,  may be  influenced  by a variety of economic,  geographic  and social  factors,  as well as the level of prevailing interest rates. No assurance can be given as to the actual payment experience with respect to the mortgage loans.

                                                              S-20

Optional Termination

The Servicer may, at its option and subject to certain  conditions,  purchase the mortgage loans (and any properties acquired in respect of the mortgage loans) when the total  outstanding  principal  balance of the mortgage loans on any payment date is less than or equal to 10% of the aggregate outstanding principal balance of the mortgage loans as of the Cut-Off Date.

See "Sale and Servicing Agreement—Optional Termination" in this prospectus supplement.

Federal Income Tax Treatment

For federal income tax purposes the Offered Notes (other than the Class 1-A-2,  Class 2-A-2,  Class 3-A-2, Class 4-A-2 and Class
5-A-2 Notes) will be  characterized as debt. Each holder of such Offered Notes, by its acceptance of a note, will agree to treat the note as debt.

The trust will not be classified as a taxable  mortgage pool as long as either (i) one person owns a 100% ownership  interest in the owner trust certificates and each of the Non-Offered Notes,  referred to herein as the "retained notes," or (ii) two or more persons own ownership interests in the owner trust certificates and each class of retained notes, but only if each such person's percentage  interest in the owner trust certificates is identical to such person's percentage interest in each class of retained notes. On the Closing Date, an affiliate of Chimera  Investment  Corporation will acquire a 100% ownership interest in the owner trust  certificates and each class of retained notes. So long as the owner trust certificates and the retained notes are held by a single person,  for federal income tax purposes,  the retained notes will not be considered  issued and  outstanding  for such purposes.  If such affiliate of Chimera Investment  Corporation  transferred all or a portion of the owner trust certificates or any class of retained notes to another  person,  and if, after the transfer,  two or more persons owned all or a portion of some classes of retained notes but not others,  then the issuing entity could become a taxable mortgage pool, and accordingly,  could become  subject to federal income tax as a  corporation.  To avoid the adverse  consequences  of any  recharacterization  of the issuing  entity  as a  taxable  mortgage  pool,  the trust  agreement  and the  indenture  will set  forth  restrictions  on the transferability of the owner trust certificates and the retained notes designed to ensure that the trust will not become subject to federal income tax under the taxable mortgage pool rules.

See "Federal Income Tax Consequences" in this prospectus supplement.

Legal Investment

The Offered Notes will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984,  referred to in this prospectus  supplement as SMMEA for so long as such Offered Notes are rated in one of the two highest rating categories by a nationally recognized  statistical rating organization.  Investors should consult their own legal counsel in determining the extent to which the Offered Notes constitute legal  investments for them. See "Legal  Investment  Aspects" in this prospectus supplement.

ERISA Considerations

Subject to the  requirements  set forth under  "ERISA  Considerations"  herein,  the Offered  Notes may be purchased by employee benefit plans or other  retirement  arrangements  subject to Title I of the Employee  Retirement  Income Security Act of 1974 or
Section 4975 of the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or other retirement  arrangement must determine that the purchase of an Offered Note is consistent with its fiduciary  duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law.

We refer you to "ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the prospectus for additional information.

                                                              S-21

                                                      TRANSACTION STRUCTURE

                                                              S-22

                                                          RISK FACTORS

          The Offered Notes may not be suitable  investments for you. In particular,  you should not purchase notes of any class unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class.

          The notes are complex  securities.  You should  possess,  either alone or together  with an  investment  advisor,  the expertise  necessary to evaluate the information  contained in this  prospectus  supplement and the prospectus in the context of your financial situation.

          The yield of each class of notes will depend upon, among other things,  the price you paid for your notes and the rate and timing of principal payments on the related mortgage loans, including prepayments, defaults and liquidations, as well as the actual characteristics of the related mortgage loans. Mortgage prepayment rates are likely to fluctuate  significantly from time to time. You should consider the associated risks, including the following:

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market
Value of the Offered Notes

          Recently,  the residential  mortgage market in the United States has experienced a variety of difficulties and changed economic  conditions  that may adversely  affect the  performance  and market value of the Offered Notes.  Securities  backed by residential  mortgage loans ("RMBS Securities")  originated in 2006 and 2007 have had a higher and earlier than expected rate of delinquencies.  Additionally,  there may be evidence  that other  earlier  vintages of RMBS  Securities  are not  performing  as expected. Many RMBS Securities,  including those from securitizations  sponsored by the Originator,  have been placed on ratings watch or downgraded by the rating  agencies  during the past few months.  The rating  agencies may in the future  downgrade RMBS
Securities. As a result, the market for the Offered Notes may be adversely affected for a significant period of time.

          The increase in  delinquencies  described above has not been limited to "subprime"  mortgage loans,  which are made to borrowers with impaired  credit.  The increase in  delinquencies  has also affected  "Alt-A"  mortgage loans,  which are made to borrowers with limited  documentation,  and also "prime"  mortgage loans,  which are made to borrowers with excellent credit who provide full documentation. The mortgage loans are generally not considered to be "subprime" mortgage loans.

          In recent months  housing  prices and appraisal  values in many states have  declined or stopped  appreciating,  after extended  periods of  significant  appreciation.  A continued  decline or an extended  flattening  of those values may result in additional  increases in delinquencies and losses on residential  mortgage loans generally,  particularly with respect to second homes and investor  properties and with respect to any residential  mortgage loans whose  aggregate loan amounts  (including any subordinate liens) are close to or greater than the related property values.

          Another  factor that may in the future  contribute to higher  delinquency  rates is the potential  increase in monthly payments on adjustable  rate mortgage loans.  Borrowers with adjustable rate mortgage loans may be exposed to increased  monthly payments if the related  mortgage  interest  rate adjusts  upward from the initial  fixed rate or a low  introductory  rate,  as applicable,  in effect during the initial  period of the mortgage loan to the rate  computed in accordance  with the  applicable index and margin. This increase in borrowers' monthly payments,  together with any increase in prevailing market interest rates, after the initial fixed rate period,  may result in significantly  increased monthly payments for borrowers with adjustable rate mortgage loans and an increase in default on their obligations.

          Current market conditions may impair borrowers' ability to refinance or sell their properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available  replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient  equity in their homes to permit them to refinance.  Borrowers who intended to sell their homes or refinance  their existing  mortgage loans on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their property for an amount equal to or

                                                              S-23

greater than the unpaid  principal  balance of their loans or obtain new  financing at lower rates.  In addition,  some mortgage loans may include prepayment premiums that may further inhibit refinancing.

          The Servicer will have the authority to modify mortgage loans that are in default,  or for which default is reasonably foreseeable  without the consent of the Master Servicer.  Loan  modifications are more likely to be used when borrowers are less able to refinance or sell their homes due to market  conditions,  and when the potential  recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications  could result in a significant  reduction in cash flows to the trust on an ongoing basis.

          Recently,  a number of originators of mortgage loans have  experienced  serious  financial  difficulties  and, in many cases, have entered bankruptcy  proceedings.  These difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under  provisions that require  repurchase in the event of early payment defaults or for breaches of representations  regarding loan quality. In addition,  a rising interest rate environment  and declining real estate values may decrease the number of borrowers  seeking or able to refinance  their mortgage loans, which would result in a decrease in overall originations.

          Various federal,  state and local regulatory  authorities have taken or proposed actions that could hinder the ability of the Servicer to foreclose  promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the mortgage loans and the yield on and value of the Offered Notes.

Lack of Liquidity in the Secondary Market May Adversely Affect the Market Value of Your Securities

          The secondary  mortgage  markets are currently  experiencing  unprecedented  disruptions  resulting from,  among other things,  reduced investor demand for mortgage loans and  mortgage-backed  securities,  increased investor yield requirements for those loans and securities, downgrades of the ratings of mortgage-backed securities and monoline insurers by the rating agencies and liquidations of investment portfolios, collateralized debt obligations (CDOs) and structured investment vehicles (SIVs) that contain mortgage-backed  securities. As a result, the secondary market for mortgage-backed  securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

          Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of  mortgage-backed  securities,  especially  those that are backed by subprime or  second-lien  mortgage  loans.  Limited liquidity  in the  secondary  market  may  continue  to have a severe  adverse  effect on the  market  value of  mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment,  credit or interest rate risk and those securities that have been structured to meet the investment  requirements of limited categories of investors.

          The  federal  government  has taken a variety  of  actions  to  improve  the  liquidity  of the  secondary  market for mortgage-backed securities. If those actions are discontinued,  the secondary market for mortgage-backed securities could become more illiquid which would have an adverse impact on the market value of mortgage-backed securities generally.

It May Not be Possible to Find an Investor to Purchase Your Notes

          The underwriter has no obligation to make a secondary  market in the Offered Notes.  There is no assurance that such a secondary market will develop for any class of notes or, if it develops, that it will continue. Consequently,  investors may not be able to sell their notes readily or at prices that will enable them to realize their desired yield.  If only a portion of the notes have been sold to the public,  the market for the notes could be illiquid because of the small amount of notes held by the public. In addition, the market overhang created by the existence of notes that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your notes.

                                                              S-24

          Due to recent developments in the residential mortgage market in the United States and credit markets generally, there is currently a very limited  secondary  market for the Offered Notes.  If a secondary  market does develop for a class of notes, market prices may be below or substantially  below the principal amounts of such notes. In addition,  if a secondary market does develop,  it might not continue or it might not be sufficiently  liquid to allow you to resell any of your notes.  Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. In addition, the lack of a secondary  market may make it difficult  to determine  the fair value of your notes even if you do not intend to sell.
The market values of the Offered Notes are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

          The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely  adverse effect on the prices of securities that are especially  sensitive to prepayment, credit, or interest rate risk.

Governmental Action May Affect Foreclosures

          Legislative or regulatory  initiatives by federal,  state or local legislative bodies or administrative  agencies,  if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of the Servicer to foreclose on a defaulted mortgage loan. Various  jurisdictions have considered or are currently considering such actions, and we cannot predict the nature or extent of limitations on foreclosure  that may be enacted.  Any such  governmental  actions that interfere with the foreclosure process could affect yields on the Offered Notes.

          Proposed federal legislation would, if enacted,  permit borrowers in bankruptcy to restructure  mortgage loans secured by their primary residences. Bankruptcy courts could, if this legislation is enacted, reduce the amount of the principal balance of a mortgage loan that is secured by a lien on the mortgaged  property,  reduce the mortgage  interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower's mortgage loan.

Suitability of the Offered Notes as Investments

          The Offered Notes are not suitable  investments  for any investor that requires a regular or  predictable  schedule of monthly  payments or payment on any specific date. The Offered Notes are complex  investments  that should be considered only by investors who,  either alone or with their  financial,  tax and legal  advisors,  have the expertise to analyze the  prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Withdrawal or Downgrading of Initial Ratings Will Reduce the Market Values of the Offered Notes

          A security  rating is not a  recommendation  to buy, sell or hold  securities.  Similar  ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the  significance of each rating  independently from any other rating. Any rating agency may change its rating of the Offered Notes after those Offered Notes are issued if that rating agency believes that  circumstances have changed.  Any subsequent  withdrawal or downgrade in rating by any rating agency will likely reduce the price that a subsequent purchaser may be willing to pay for your notes.

Implementation of More Conservative Underwriting Criteria May Hinder Refinancing and Increase Risk of
Loss

          In recent months, in response to increased delinquencies and losses with respect to mortgage loans, many mortgage loan originators have implemented more conservative  underwriting  criteria for loans, in particular,  non-prime mortgage loans. This may result in reduced  availability of financing  alternatives  for mortgagors  seeking to refinance  their mortgage loans.  The reduced  availability  of  refinancing  options for a mortgagor  may result in higher rates of  delinquencies  and losses on the mortgage loans,  particularly  mortgagors with  adjustable rate mortgage loans or  interest-only  mortgage loans that experience significant  increases  in  their  monthly  payments  following  the  adjustment  date or the end of the  interest-only  period, respectively.

                                                              S-25

          The federal  government,  state  governments,  consumer  advocacy  groups and others  continue to urge servicers to be aggressive in modifying  mortgage  loans to avoid  foreclosure.  In addition,  numerous laws,  regulations  and rules related to mortgage  loans  generally,  and  foreclosure  actions  particularly,  have been proposed  recently by federal,  state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers,  modification  of the original terms of the mortgage  loans,  permanent  forgiveness  of debt,  increased prepayments due to the availability of  government-sponsored  refinancing  initiatives and/or increased  reimbursable  servicing expenses,  which are likely to result in delays and reductions in the  distributions  to be made to noteholders.  Several courts also have taken unprecedented steps to slow the foreclosure process or prevent foreclosure altogether. Noteholders will bear the risk that future  regulatory  and legal  developments  will result in losses on their  notes,  whether due to delayed or reduced distributions or reduced market value.

Prepayments on the Mortgage Loans May Affect the Yield on Your Notes

               •   If the mortgage loans are prepaid at a rate slower than assumed, this may reduce the yields of any related classes of notes purchased at a discount to their principal balances.  If the mortgage loans are prepaid at a rate faster than assumed,  this may reduce the yields of any related  classes of notes purchased at a premium to their principal balances.

               •   If your principal is repaid to you at a time when you did not expect to receive it, you may not be able to reinvest your funds at the same rate or a higher rate of return than the interest rate on your notes.

               •   If the actual characteristics and behavior of the mortgage loans differ from what you assumed, it can have a significant effect on the weighted average lives and yields of the related notes.

               •   The rate of principal  payments on the  mortgage  loans  varies and from time to time is  influenced  by a variety of economic,  demographic,  geographic,  social, tax, legal and other factors,  including  prevailing mortgage  market interest rates and the particular  terms of the mortgage loans.  There is no guarantee as to the actual rate of prepayment on the mortgage loans, or that the rate of prepayment will conform to any model described in this prospectus  supplement or in the prospectus.  See "Prepayment and Yield  Considerations" in this prospectus supplement and "Yield, Prepayment and Maturity Considerations" in the prospectus.

Losses and Delinquent Payments on the Mortgage Loans May Affect the Return on the Notes

          Losses on the mortgage  loans will be allocated to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class
B-1 Notes, in that order,  until their respective class principal balances are reduced to zero. If, as a result of losses on the mortgage loans, the class principal  balances of the Subordinate  Notes are reduced to zero, the yield on the Offered Notes will be extremely sensitive to losses on the mortgage loans in the related loan group since such losses will then be allocated to the related  Offered Notes until the class  principal  balance of each such class has been reduced to zero;  provided,  that (i) any losses otherwise  allocable to the Class 1-A-1 Notes will first be allocated to the Class 1-A-2 Notes, until the class principal balance of the Class 1-A-2 Notes is reduced to zero, (ii) any losses otherwise  allocable to the Class 2-A-1 Notes will first be allocated to the Class 2-A-2 Notes,  until the class  principal  balance of the Class 2-A-2 Notes is reduced to zero,  (iii) any losses otherwise  allocable to the Class 3-A-1 Notes will first be allocated to the Class 3-A-2 Notes, until the class principal balance of the Class 3-A-2 Notes is reduced to zero, (iv) any losses otherwise  allocable to the Class 4-A-1 Notes will first be allocated to the Class 4-A-2 Notes,  until the class  principal  balance of the Class 4-A-2 Notes is reduced to zero and (v) any losses otherwise  allocable to the Class 5-A-1 Notes will first be allocated to the Class 5-A-2 Notes, until the class principal balance of the Class 5-A-2 Notes is reduced to zero.

          Delinquencies  on the mortgage loans that are not covered by amounts  advanced by the Servicer or the Master  Servicer because the Servicer or the Master Servicer, as applicable,  believes the amounts, if advanced,  would not be recoverable,  will adversely  affect the yield on the Class B-6,  Class B-5,  Class B-4,  Class B-3,  Class B-2 and Class B-1 Notes and the related
Offered Notes, in that order. Because of the priority of distributions,  shortfalls resulting from delinquencies on the mortgage loans will be borne first by the Subordinate Notes in the reverse order

                                                     S-26

of their  seniority,  and then by the Offered Notes of the related loan group.  Realized  losses will be allocated to a class of
Notes by reducing or "writing down" the class principal balance thereof. Such written down amounts will not accrue interest, nor will such amounts be reinstated unless the Servicer collects  subsequent  recoveries with respect to the related mortgage loans.
See "Description of the Notes—Subordination and Allocation of Losses" in this prospectus supplement.

          The earlier a loss and resulting  reduction in class principal balance occurs, the greater the effect on an investor's yield.

The Difference Between the Interest Rates on the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1 and Class 3-A-2
Notes and the Mortgage Rates on the Mortgage Loans May Result in Interest Shortfalls on such Notes

          On or prior to their related  adjustment date, the interest rate applicable to each class of Class 1-A-1, Class 1-A-2,
Class 2-A-1,  Class 2-A-2, Class 3-A-1 and Class 3-A-2 Notes is equal to the related fixed interest rate, subject to the related
Available Funds Rate.  After the adjustment date for the Class 1-A-1,  Class 1-A-2,  Class 2-A-1,  Class 2-A-2,  Class 3-A-1 and
Class 3-A-2 Notes, the interest rate applicable to each such class of notes is equal to the One-Month LIBOR plus 2.25%,  subject to the related  Available Funds Rate.  Prior to their related  adjustment date, the interest rate applicable to the Class 1-A-1,
Class 1-A-2, Class 2-A-1,  Class 2-A-2, Class 3-A-1 and Class 3-A-2 Notes may be limited by the applicable  Available Funds Rate if the related  mortgage loans with relatively high mortgage rates prepay at a faster rate than the related  mortgage loans with relatively low mortgage rates.  Any such application of the Available Funds Rate could affect the yield to maturity on the Class
1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1 and Class 3-A-2 Notes.

          After the adjustment  date for the Class 1-A-1,  Class 1-A-2,  Class 2-A-1,  Class 2-A-2,  Class 3-A-1 and Class 3-A-2
Notes, the interest rate applicable to each such class of Notes may be limited by the applicable Available Funds Rate due to (a)
the resetting of the mortgage rates on the related  mortgage loans on their related  adjustment  dates and (b) the prepayment of the related  mortgage loans with relatively high mortgage rates at a faster rate than the related mortgage loans with relatively low mortgage rates.  The mortgage rates on the related mortgage loans are based on One-Year LIBOR,  while,  after the adjustment date for each such class of notes,  the interest rates on such classes are based on One-Month  LIBOR.  In a rising interest rate environment,  One-Month LIBOR may increase more rapidly than One-Year LIBOR and,  consequently,  the limit on the interest rates applicable to the Class 1-A-1,  Class 1-A-2,  Class 2-A-1,  Class 2-A-2,  Class 3-A-1 and Class 3-A-2 Notes equal to the related
Available  Funds Rate, may limit  increases in the interest rates  applicable to such notes for extended  periods.  As a result, these notes may accrue less  interest  than such  classes  would have accrued if their  interest  rates were based solely on the related index plus the related margin.  In addition,  because the mortgage rate for the related  mortgage loans adjusts based on
One-Year  LIBOR plus a fixed  percentage  amount,  in a  declining  interest  rate  environment,  such rate could be higher than prevailing  market interest rates,  and this may result in an increase in the rate of prepayments on the related  mortgage loans after their  adjustments.  The Available  Funds Rates will decrease if the related  mortgage loans with relatively high mortgage rates prepay at a faster rate than the related  mortgage loans with relatively low mortgage rates.  Any such  application of the limit on the interest rates applicable to the Class 1-A-1,  Class 1-A-2,  Class 2-A-1,  Class 2-A-2, Class 3-A-1 and Class 3-A-2
Notes equal to the related Available Funds Rate will affect the yield to maturity on the Class 1-A-1,  Class 1-A-2, Class 2-A-1,
Class 2-A-2, Class 3-A-1 and Class 3-A-2 Notes.

          If the interest rates on the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1 and Class 3-A-2 Notes are
limited by the related  Available  Funds Rate on any payment date,  the resulting  interest  shortfalls  may be recovered by the holders of these notes on the same payment  date or on future  payment  dates to the extent of amounts  that would  otherwise be available to pay interest to the Class A-X Notes on such payment date or future payment dates and from amounts on deposit in the
Class A-X Reserve Fund. The ratings on the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1 and Class 3-A-2 Notes
will not address the likelihood of any recovery of such interest shortfalls by holders of these notes. No assurance can be given that there will be amounts available to cover these shortfalls.  These shortfalls may remain unpaid on the optional  termination date or, if the optional termination is not exercised, on the final payment date.

                                                              S-27

The Yields to Maturity on the Offered Notes will Depend on a Variety of Factors

         The yields to maturity on the Offered Notes will depend on:

               •   the applicable interest rate thereon;

               •   the applicable purchase price;

               •   the  rate and  timing  of  principal  payments  (including  prepayments  and  collections  upon  defaults, liquidations and  repurchases) on the related  mortgage loans and the allocation  thereof to reduce the class principal balance of the Offered Notes; and

               •   the rate,  timing and  severity  of realized  losses on the related  mortgage  loans,  adjustments  to the mortgage  rates on the related  mortgage  loans,  as  applicable,  and the allocation to the Offered Notes of certain interest shortfalls.

          In general, if any Offered Notes are purchased at a premium and principal distributions on those notes occur at a rate faster than anticipated at the time of purchase,  the investor's actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if any Offered Notes are purchased at a discount and principal distributions on those notes occur at a rate slower than that anticipated at the time of purchase,  the investor's actual yield to maturity will be lower than that originally assumed.

          The proceeds to the Depositor  from the sale of the Offered Notes were  determined  based on a number of  assumptions, including a prepayment  assumption of 100% PPC (25% CPR) with respect to the  adjustable-rate  mortgage loans and 100% PPC (300%
PSA) with respect to the fixed rate mortgage loans, to optional  termination  (based on the assumed  prepayment  rates set forth under  "Prepayment  and Yield  Considerations—Prepayment  Speed  Assumption and Modeling  Assumptions"  in this prospectus supplement) and weighted average lives  corresponding  thereto. No representation is made that the mortgage loans will prepay at such rate or at any other rate. The yield assumptions for the Offered Notes will vary as determined at the time of sale.

Servicer's  Ability to Modify the Terms of Defaulted  Mortgage  Loans is Uncertain;  Effect of  Modifications,  or of Failure to
Modify, May Be Adverse

          The Servicer will be responsible for servicing each mortgage loan in the trust fund regardless of whether the mortgage loan is performing or has become  delinquent or is otherwise in default.  As a result,  as  delinquencies or defaults occur, the
Servicer will be required to utilize an increasing  amount of resources to work with  borrowers to maximize  collections  on the mortgage loans. This may include contacting borrowers repeatedly to collect payments, modifying the terms of mortgage loans that are in default or whose default is reasonably foreseeable,  or undertaking foreclosure proceedings.  At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing  proceeds to the trust fund, the Servicer will be required to invest time and resources not otherwise required when collecting  payments on performing  mortgage loans. If there is a large amount of delinquencies or defaults, the final resolution of individual delinquent or defaulted mortgage loans may be delayed.

          Modifications of mortgage loans by the Servicer in an attempt to maximize the ultimate proceeds of such mortgage loans may have the effect of, among other things,  reducing or otherwise changing the mortgage rate,  forgiving payments of principal, interest or prepayment  charges,  extending the final maturity date,  capitalizing  or deferring  delinquent  interest and other amounts owed under the mortgage loans, or any combination of these or other modifications.  Any such modified mortgage loan will remain in the trust,  and the reduction in  collections  resulting from a modification  may result in reduced  distributions  of interest or principal on your notes,  may extend the final  maturity of your notes or result in an allocation of a realized loss to your notes.

          In addition, if the Servicer determines that the terms of one or more mortgage loans should be modified,  the Servicer may:

               •   have difficulty  contacting all of the borrowers who are at risk in a timely  fashion,  or at all, to work out an acceptable modification or other arrangement;

                                                     S-28

               •   if there are a large amount of  modifications,  have  difficulty  reaching the result that best  maximizes proceeds to the trust with respect to each individual mortgage loan;

               •   make  modifications  that are  designed to maximize  collections  for the trust in the  aggregate  but may adversely affect a particular class of notes; and

               •   use the discretion  permitted under the servicing agreement to effect loan modifications,  short sales and other strategies to try to maximize collections to the trust.

          The  Servicer's  decisions  as to whether to modify the terms of defaulted  mortgage  loans may be affected by concern about potential liability to investors.

          Investors  should  consider the  importance of the  Servicer's  role in maximizing  collections  for the trust and the impediments  the Servicer may encounter when servicing a substantial  number of delinquent or defaulted  mortgage loans. In some cases,  failure by the  Servicer to timely  modify the terms of a  defaulted  mortgage  loan may reduce  amounts  available  for distribution to noteholders in respect of that mortgage loan.

          Investors should note that modifications  that are designed to maximize  collections to the trust in the aggregate may adversely affect a particular  class of notes.  The Servicer is not required to consider the interests of individual  classes of notes.  Investors should note that in connection with considering a modification or other type of loss mitigation,  the Servicer will incur related out-of-pocket  expenses,  such as credit counseling service fees, which may be passed through to the trust as servicing advances.
Violation of Consumer Protection Laws May Result in Losses on the Mortgage Loans and your Notes

          Applicable  state laws generally  regulate  interest rates and other charges,  require certain  disclosure and require licensing of the mortgage  loan  originators.  In addition,  other state laws,  public  policy and general  principles of equity relating to the  protection  of  consumers,  unfair and  deceptive  practices  and debt  collection  practices  may apply to the origination, servicing and collection of the mortgage loans.

          The mortgage loans are also subject to federal laws, including:

               •   the  Federal  Truth-in-Lending  Act and  Regulation  Z  promulgated  thereunder,  which  require  certain disclosures to the mortgagors regarding the terms of the mortgage loans;

               •   the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion,  marital status,  national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act in the extension of credit;

               •   the Fair Credit  Reporting  Act,  which  regulates  the use and  reporting of  information  related to the mortgagor's credit experience; and

               •   the Depository  Institutions  Deregulation  and Monetary Control Act of 1980, which preempts certain state usury laws.

          Violations of certain  provisions of these federal and state laws may limit the ability of the Servicer to collect all or part of the  principal of or interest on the related  mortgage  loans and in addition  could subject the trust to damages and administrative  enforcement.  In particular,  the failure of the Originator to comply with certain  requirements  of the Federal
Truth-in-Lending  Act,  as  implemented  by  Regulation  Z, could  subject the trust to  monetary  penalties,  and result in the mortgagors' rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit  inclusion of some provisions in mortgage loans that have interest rates or origination  costs in excess of prescribed  levels,  and require that  mortgagors be given certain  disclosures  prior to the  consummation  of the mortgage loans and restrict the Servicer's ability to foreclose in response to mortgagor defaults. The failure of the Originator to comply with these laws could subject the trust to significant monetary penalties,  could result in mortgagors  rescinding the mortgage loans against

                                                              S-29

the trust and/or limit the  Servicer's  ability to foreclose  upon the related  mortgaged  properties  in the event of mortgagor defaults.  Under the anti-predatory  lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to  interpretation.
As a result, a court may determine that a mortgage loan does not meet the test even if the Originator  reasonably  believed that the test was satisfied. Any determination by a court that a mortgage loan included in the trust fund does not meet the test will result in a violation of the state  anti-predatory  lending law, in which case the Originator  will be required to purchase that mortgage  loan from the trust fund.  The  Originator  will  represent  that,  as of the Closing  Date,  each mortgage loan is in compliance  with  applicable  federal  and state  laws and  regulations.  In the event of a breach of such  representation,  the
Originator will be obligated to cure such breach or repurchase or replace the affected  mortgage loan in the manner described in the prospectus.  If the Originator is unable or otherwise fails to satisfy such obligations,  the yield on the Offered Notes may be materially and adversely affected.

Payments from the Mortgage Loans are the Sole Source of Payments on the Notes

          The notes do not  represent an interest in or obligation  of the Sponsor,  the  Depositor,  the Master  Servicer,  the
Securities Administrator, the Custodian, the Servicer, the Originator, the Indenture Trustee, the Owner Trustee, the Underwriter
or any of their  affiliates.  However,  each of the Depositor and the Originator does have limited  obligations  with respect to certain breaches of its representations and warranties.  No governmental agency or instrumentality,  the Sponsor, the Depositor, the Master Servicer, the Securities Administrator, the Custodian, the Servicer, the Originator, the Indenture Trustee, the Owner
Trustee,  the  Underwriter  or any of their  affiliates  will  guarantee  or  insure  either  the notes or the  mortgage  loans.
Consequently,  if payments on the mortgage loans are insufficient or otherwise  unavailable to make all payments required on the related notes, you will have no recourse to the Sponsor, the Depositor, the Master Servicer, the Securities  Administrator,  the
Custodian,  the Servicer, the Originator,  the Indenture Trustee, the Owner Trustee, the Underwriter or any of their affiliates.
The Offered Notes will be entitled to payments only from amounts received or advanced in respect of the mortgage loans.

The Return on your Notes May be Particularly Sensitive to Changes in the Real Estate Markets in Certain Geographical Areas.

          As of the Cut-Off Date,  mortgaged  properties  located in  California,  Illinois and New Jersey secure  approximately
23.39%,  9.89% and 7.70%,  respectively,  of the  mortgage  loans.  As of the  Cut-Off  Date,  mortgaged  properties  located in
California, New Jersey, Illinois, Colorado, New York and Minnesota secure approximately 22.86%, 11.87%, 10.82%, 7.85%, 7.06% and
5.38%,  respectively,  of the group 1 mortgage  loans.  As of the Cut-Off  Date,  mortgaged  properties  located in  California,
Illinois, New Jersey,  Massachusetts and Maryland secure approximately 17.51%, 14.43%, 9.08%, 5.47% and 5.06%, respectively,  of the group 2 mortgage loans. As of the Cut-Off Date,  mortgaged  properties  located in California,  South Carolina,  New Jersey,
Minnesota, Washington, Missouri, Oklahoma, Illinois and Georgia secure approximately 19.49%, 13.64%, 9.66%, 7.23%, 6.75%, 6.36%,
6.03%, 5.44% and 5.15%,  respectively,  of the group 3 mortgage loans. As of the Cut-Off Date,  mortgaged  properties located in
California,  Missouri,  Texas,  Utah,  South  Carolina,  Florida,  Virginia,  North  Carolina,  Illinois  and  Wisconsin  secure approximately 22.88%, 13.34%, 10.66%, 9.47%, 6.73%, 6.33%, 6.18%, 5.33%, 5.28% and 5.12%, respectively,  of the group 4 mortgage loans. As of the Cut-Off Date, mortgaged properties located in California, Illinois, New York, Arizona, Massachusetts and Nevada
secure approximately 30.63%, 8.54%, 8.42%, 7.71%, 5.49% and 5.32%,  respectively,  of the group 5 mortgage loans. No other state constituted more than 5% of the principal  balance of the mortgage loans in the aggregate or in any loan group as of the Cut-Off
Date.
          Because of the relative  geographic  concentration of the mortgaged  properties  within certain states,  losses on the mortgage loans may be higher than would be the case if the mortgaged  properties  were more  geographically  diversified.  These states may suffer economic problems or reductions in market values for residential  properties that are not experienced in other states. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater  degree than the  economies  of other  areas of the  country by certain  regional  developments.  Some of the  mortgaged properties, specifically those located in New York, New Jersey, California and Florida, may be more susceptible to certain types of special hazards, such as terrorism attacks, hurricanes, floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

                                                              S-30

          Southern California has recently  experienced  multiple severe wildfires resulting in significant  property damage and the evacuation of numerous residents.  The Originator will make a representation and warranty that, as of the Closing Date, each mortgaged  property is free of material damage and in good repair. In the event that a mortgaged  property is materially damaged as of the Closing Date and such damage  materially  and adversely  affects the value of the interest of the  noteholders  in the related  mortgage loan, the Originator  will be required to repurchase or substitute the related  mortgaged  properties from the trust. Any such repurchases  will result in a prepayment of the affected  mortgage loans. If any damage to a mortgaged  property occurs after the Closing  Date,  the  Originator  will not have any  repurchase or  substitution  obligation as a result of such damage.

          Neither the Originator nor the Servicer has determined  whether any of the mortgaged  properties  have been damaged by the wildfires.  As a result,  there can be no assurance that material damage to any mortgaged  properties in the affected region has not occurred.  In addition,  no assurance can be given as to the effect of such wildfires on the rate of  delinquencies  and losses on the  mortgage  loans  secured by  mortgaged  properties  that were or may be affected  by these  events or the rate of prepayments as a result of any repurchase obligation.

Natural Disasters

          Natural  disasters may adversely affect the performance of the mortgage loans in a variety of ways,  including but not limited to,  impacting  the ability of borrowers to repay their loans,  displacing  the  homeowners  due to severe damage to the properties, and decreasing the value of the mortgaged property, which may result in increased losses to the trust. Additionally, claims for insurance  recoveries may be disputed if insured parties and their insurers  disagree in their assessments or type of insurable damage,  causing the timing and receipt of insurance  payments for damages to be delayed or made at amounts lower than expected, if at all.

Adjustable-Rate Mortgage Loans May Present Increased Risk

          The group 1, group 2 and group 3 mortgage loans are  adjustable-rate  mortgage  loans and the first  adjustment of the mortgage rates for such mortgage loans will occur either three,  five, seven or ten years after the date of origination.  On the first adjustment date following the origination of the adjustable-rate mortgage loans, the mortgage rate can increase by as much as 5.00% per annum. This may result in the  adjustable-rate  mortgage loans  experiencing  increased  delinquency,  foreclosure, bankruptcy and loss than other mortgage loans. This may adversely affect the yield on the Hybrid Notes.

Increased Risk of Loss on the Mortgage Loans as a Result of Interest-only Loans

          Approximately 45.60% of the mortgage loans,  approximately 54.31% of the group 1 mortgage loans,  approximately 76.34%
of the group 2 mortgage  loans,  approximately  86.90% of the group 3  mortgage  loans,  none of the group 4 mortgage  loans and approximately  4.78% of the group 5 mortgage loans, by aggregate  principal balance of the mortgage loans in the aggregate or in the related loan group, as of the Cut-Off Date, require the mortgagors to make monthly payments of accrued interest-only for the first ten years following origination.  After such interest-only period, the mortgagor's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully on or prior to its final payment date.  When the mortgagor's  monthly  payment  increases,  the  mortgagor  may not be able to pay the  increased  amount and may  default or may refinance the related mortgage loan to avoid the higher payment.  Because no principal  payments are required to be made on such mortgage loans for ten years following  origination,  the noteholders will receive smaller principal  distributions  during such period than they would have received if the related  mortgagors were required to make monthly payments of interest and principal for the entire lives of such mortgage loans.  This slower rate of principal  distributions  may reduce the return on the related noteholders' investment.

High Loan-to-Value Ratio Risk

          A portion of the mortgage loans had a  loan-to-value  ratio ("LTV") at origination in excess of 80%. As of the Cut-Off
Date,  approximately  76.23% of such  mortgage  loans are covered by primary  mortgage  insurance.  No  mortgage  loan had a LTV exceeding 100% at origination.  Mortgage loans with higher LTVs may present a greater risk of loss. In addition, there can be no assurance that the LTV of any mortgage loan determined at any time after

                                                              S-31

origination  is less than or equal to its original LTV. An overall  decline in the  residential  real estate  market,  a rise in interest rates over a period of time or the general condition of a mortgaged  property,  as well as other factors,  may have the effect of reducing the value of such mortgaged  property from the value determined by an appraisal at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the likelihood of a default and the amount of a loss may increase. Environmental Conditions Affecting the Mortgaged Properties May Result in Losses

         Real property  pledged as security to a lender may be subject to environmental  risks.  Under the laws of some states, contamination  of a property may give rise to a lien on the property to assure the costs of clean-up.  In several states,  this type of lien has  priority  over the lien of an existing  mortgage or owner's  interest  against  real  property.  In addition, under the laws of some states and under the federal Comprehensive  Environmental Response,  Compensation,  and Liability Act of
1980, a lender may be liable,  as an owner or operator,  for costs of addressing  releases or threatened  releases of hazardous substances  that require remedy at a property,  if agents or employees of the lender have become  sufficiently  involved in the operations of the  borrower,  regardless of whether or not the  environmental  damage or threat was caused by a prior owner.  A lender also risks liability on foreclosure of the mortgaged property.

The Bankruptcy or Insolvency of the Servicer or the Master Servicer Could Further Delay or Reduce Payments to You

         If the  Servicer or the Master  Servicer  becomes the subject of  bankruptcy  or similar  proceedings,  the  Indenture
Trustee's claim to collections in such Servicer's or the Master  Servicer's  possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event,  funds  available to pay principal and interest on your notes may be delayed or reduced.

         Additionally,  if the Servicer  defaults on its  obligations  under the  servicing  agreement  or the Master  Servicer defaults on its obligations under the sale and servicing  agreement solely because it becomes  insolvent,  the bankruptcy court or other similar entity might have the power to prevent the  appointment of a new Servicer or Master  Servicer,  as applicable.
In this  event,  the ability of the  Servicer or the Master  Servicer  to service or master  service the  mortgage  loans or to oversee the Servicer,  as applicable,  could be impaired by its  bankruptcy or insolvency,  and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on your notes.

Bankruptcy of Sponsor or Depositor Could Delay or Reduce Payments to You

         The Sponsor will  represent and warrant that its transfer of the mortgage  loans to the Depositor is a sale;  however, the Sponsor  will treat the  transfer of the  mortgage  loans as a secured  financing  for  accounting  purposes as long as the limited  mortgage loan repurchase  right referred to in this prospectus  supplement  remains in effect.  If the Sponsor were to become a debtor in a bankruptcy  case, and a party in interest  (including  the Sponsor  itself) were to take the position that the transfer of the mortgage  loans to the  Depositor  should be  recharacterized  as the grant of a security  interest in such mortgage  loans to secure a borrowing of the Sponsor,  delays in payments on the Notes could  result.  If a court were to adopt such  position,  then delays or  reductions  in payments  on the Notes could  result and the holders of the Notes could  suffer losses.  The Sponsor will hold all of the Offered Notes on the Closing Date.

         The  Depositor  will  represent  and warrant that its transfer of the  mortgage  loans to the trust is a sale.  If the
Depositor were to become a debtor in a bankruptcy case, and a party in interest  (including the Depositor  itself) were to take the  position  that the  transfer  of the  mortgage  loans to the trust  should be  recharacterized  as the grant of a security interest in such mortgage  loans to secure a borrowing of the  Depositor,  delays in payments on the Notes could  result.  If a court were to adopt such  position,  then delays or  reductions  in  payments on the Notes could  result and the holders of the
Notes could suffer losses.

                                                              S-32

The Return on Your Notes Could be Reduced by  Shortfalls  Due to the  Application  of the  Servicemembers  Civil  Relief Act and
Similar State or Local Laws.

         The  Servicemembers  Civil Relief Act and similar state or local laws,  referred to in this  prospectus  supplement as the Relief Act,  provide  relief to mortgagors  who enter active  military  service and to mortgagors in reserve status who are called to active  military  service after the  origination  of their mortgage  loans.  The ongoing  military  operations of the
United States in Iraq and  Afghanistan  have caused an increase in the number of citizens in active  military  duty,  including those citizens  previously in reserve  status.  Under the Relief Act, the interest rate applicable to a mortgage loan for which the related  mortgagor is called to active military service will be reduced from the percentage  stated in the related mortgage note to 6.00% per annum.  This interest  rate  reduction  and any  reduction  provided  under similar state or local laws could result in an interest  shortfall  because  neither the  Master Servicer  nor the Servicer will be able to collect the amount of interest  which  otherwise  would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not  applicable  thereto.  This  shortfall  will not be paid by the mortgagor on future due dates or advanced by the Master
Servicer or the Servicer and,  therefore,  will reduce the amount  available to pay interest to the  noteholders  on subsequent payment  dates.  In addition,  the Relief Act and similar  state or local laws may affect the ability of the trust to foreclose on a  mortgage  loan the  mortgagor  of which is in active  military  service.  We do not know how many  mortgage  loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law.

Terrorist Attacks and Military Action Could Adversely Affect the Yield on the Offered Notes

         The  terrorist  attacks in the United  States on September  11, 2001 suggest that there is an increased  likelihood of future  terrorist  activity in the United States.  In addition,  the political  tensions and military  operations in the Middle
East have resulted in a significant  deployment of United States military  personnel in the region.  Investors  should consider the possible effects of past and possible future  terrorist  attacks and any resulting  military  response by the United States on the  delinquency,  default and prepayment  experience of the mortgage loans.  In accordance with the servicing  standard set forth in the servicing  agreement,  the Servicer may defer,  reduce or forgive  payments and delay  foreclosure  proceedings in respect of the mortgage loans to borrowers affected in some way by past and possible future events.

         In addition,  the current  deployment of United States  military  personnel in the Middle East and the activation of a substantial  number of United States  military  reservists  and members of the National  Guard may  significantly  increase the proportion of mortgage  loans whose  mortgage  rates are reduced by the  application  of the Relief Act or state laws providing for similar  relief.  Shortfalls  in  interest  collections  arising  from the  application  of the Relief Act or any state law providing for similar  relief will not be covered by the Servicer or the Master  Servicer and will be allocated to the notes as described in this prospectus supplement.

         The economic impact of the United States' military  operations in Afghanistan,  Iraq and other  countries,  as well as the possibility of any terrorist  attacks in response to these  operations,  is uncertain,  but could have a material effect on general economic  conditions,  consumer  confidence and market  liquidity.  No assurance can be given as to the effect of these events on consumer  confidence  and the  performance  of the mortgage  loans.  The holders of the Offered  Notes would bear any adverse impact resulting from these events.

Credit Scores are not an Indicator of Future Performance of Mortgagors

         Credit  scores are  obtained by many lenders in  connection  with  mortgage  loan  applications  to help them assess a borrower's  creditworthiness.  Credit  scores are  generated  by models  developed  by a third  party  which  analyzed  data on consumers in order to establish  patterns which are believed to be indicative of the  borrower's  probability of default over a two-year period.  The credit score is based on a borrower's  historical  credit data,  including,  among other things,  payment history,  delinquencies  on accounts,  levels of  outstanding  indebtedness,  length of credit  history,  types of credit,  and bankruptcy  experience.  Credit scores range from  approximately  250 to  approximately  900, with higher scores  indicating an individual  with a more  favorable  credit  history  compared to an  individual  with a lower  score.  However,  a credit score purports only to be a measurement  of the relative  degree of risk a borrower  represents to a lender (i.e.,  a borrower with a higher score is  statistically  expected to be less likely to default in payment than a borrower with a lower  score).  Lenders have  varying ways of  analyzing  credit  scores and, as a result,  the  analysis of credit  scores  across the industry is not consistent.  In addition, it should be noted that

                                                              S-33

credit scores were developed to indicate a level of default  probability  over a two year period,  which does not correspond to the life of a mortgage loan.  Furthermore,  credit scores were not developed  specifically  for use in connection with mortgage loans, but for consumer loans in general,  and assess only the borrower's past credit history.  Therefore,  a credit score does not take into consideration the effect of mortgage loan characteristics  (which may differ from consumer loan  characteristics)
on the  probability of repayment by the borrower.  There can be no assurance  that the credit scores of the mortgagors  will be an accurate  predictor  of the  likelihood  of  repayment  of the related  mortgage  loans.  See  "Description  of the Mortgage
Pool—Mortgage Loan Characteristics" in this prospectus supplement.

Information Regarding Historical Performance of Other Mortgage Loans May not be Indicative of the Performance of the Mortgage
Loans in the Trust Fund

         A variety of factors may affect the  performance of any pool of mortgage  loans during any particular  period of time.
In addition,  differing loan  characteristics  or external  factors may cause the performance of the mortgage loans included in the trust fund to differ from the  performance  of other loans of a similar type.  When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

         •   differences in loan type;

         •   the relative seasoning of the pools;

         •   differences  in interest  rates,  credit  quality and any of various other  material pool  characteristics,  both at formation of a pool and over time;

         •   the extent to which the loans in a pool have prepayment penalties;

         •   whether  the loans  were  originated  by  different  lenders,  and the extent to which the  underwriting  guidelines differed; and

         •   whether the loans were serviced by different servicers.

         In particular,  prospective  investors  should consider that,  both in the case of comparable  pools of mortgage loans and of the  mortgage  loans in the trust fund,  historical  loan  performance  during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

The Trust Could Become a Taxable Entity

         The trust will not be  classified as a taxable  mortgage  pool as long as either (i) one person owns a 100%  ownership interest in the owner trust  certificates  and each of the non-Offered  Notes,  referred to herein as the "retained  notes," or
(ii) two or more persons own ownership  interests in the owner trust  certificates  and each class of retained notes,  but only if each such person's  percentage  interest in the owner trust certificates is identical to such person's  percentage  interest in each class of retained  notes.  On the Closing  Date,  an affiliate of Chimera  Investment  Corporation  will acquire a 100%
ownership  interest in the owner trust  certificates  and each class of retained  notes.  In addition,  the trust agreement and the indenture will set forth  restrictions on the  transferability  of the owner trust  certificates  and the retained notes to ensure that the trust will not become subject to federal income tax under the taxable mortgage pool rules.

         If,  notwithstanding  these  restrictions on  transferability,  the owner trust certificates or one or more classes of retained notes were to be transferred  such that one person owned only some classes of retained notes but not others,  then the trust could become a taxable  mortgage pool at the time of such  transfer.  Generally,  if a trust or other entity is a taxable mortgage pool, it will be subject to federal income tax as a corporation  and it may not join in filing a consolidated  federal income tax return with any other  corporation.  An  exception  to this  general  rule exists if 100% of the equity in a taxable mortgage pool is owned by a real estate investment trust.  Although Chimera Investment

                                                              S-34

Corporation,  an affiliate of the initial owner of the owner trust  certificates  and the retained  notes,  has elected to be a real estate  investment  trust,  no assurance can be given that the ownership of the owner trust  certificates by its affiliate would enable the trust to qualify for this  exception.  If some or all of one or more classes of retained  notes were  acquired by another  person,  that other person could be  considered  to own a portion of the equity  interest in the trust  because the retained  notes acquired by such person could,  depending  upon the  circumstances  at the time of  acquisition,  be considered equity  interests  in the trust and not debt for  federal  income  tax  purposes.  Any tax  imposed on the trust  would  reduce cashflow  that would be available to make  payments on the notes,  particularly  the  subordinate  notes.  Any violation of the aforementioned  transfer  restrictions  applicable to the owner trust  certificates  and the retained notes would constitute an event of default under the indenture.

         See "Federal Income Tax Considerations" in this prospectus supplement.

Recent Developments  Affecting PHH Corporation May Affect the Ability of PHH Mortgage  Corporation to Service the Mortgage Loans
and the Value of the Notes.

         PHH  Corporation  ("PHH") became current in its filing with the SEC under the Securities  Exchange Act of 1934 on June
28, 2007 when it filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the "March 2007 Form 10-Q").

         In a Current  Report on Form 8-K that PHH filed on March 15, 2007,  it reported  that it had entered into a definitive merger  agreement  (the "Merger  Agreement")  dated March 15, 2007 to be acquired (the "Merger") by GE Capital  Solutions,  the business-to-business  leasing,  financing,  and asset  management  unit of  General  Electric  Company  ("GE"),  in an all cash transaction valued at approximately $1.8 billion.

         PHH reported  that in  conjunction  with this  transaction,  GE had entered  into an agreement to sell PHH's  mortgage operations to an affiliate of The Blackstone Group ("Blackstone"), a global private investment and advisory firm.

         In a  Current  Report  on Form 8-K that PHH  filed  on  September  17,  2007,  it  reported  that it sent a letter  to stockholders  of record as of the close of  business  on August 16,  2007,  regarding  the status of the Merger  Agreement  and
Merger.  PHH reported  that,  as  indicated  in its prior SEC  filings,  it was a condition to closing of the Merger that Pearl
Mortgage  Acquisition  2 L.L.C.  ("Pearl  Acquisition"),  the  affiliate  of  Blackstone  to which GE was to sell the  mortgage business  immediately  following  the closing of the Merger,  be ready,  willing and able to consummate  the mortgage  business sale. PHH reported that on Friday,  September 14, 2007, it received a copy of a letter that Pearl  Acquisition  sent to GE that day stating that Pearl Acquisition had received from JPMorgan Chase Bank, N.A. and J.P. Morgan  Securities Inc.  (collectively,
"J.P.  Morgan") and Lehman  Commercial  Paper Inc.,  Lehman  Brothers Inc. and Lehman Brothers  Commercial Bank  (collectively,
"Lehman"),  the  arrangers  for Pearl  Acquisition's  intended  debt  financing  for the mortgage  business sale under the debt commitment  letter dated March 15, 2007,  revised  interpretations  as to the  availability  of debt  financing  under the debt commitment  letter.  PHH reported  that Pearl  Acquisition  stated in the letter that it believed that JP Morgan's and Lehman's revised  interpretations  could result in a shortfall of up to $750 million in available  debt  financing that it had viewed as being  committed at the signing of the Merger  Agreement.  PHH reported that Pearl  Acquisition  stated that Pearl  Acquisition believed  that the  revised  interpretations  were  inconsistent  with the terms of the debt  commitment  letter and that Pearl
Acquisition  intended to continue its efforts to obtain the debt financing  contemplated by the debt commitment  letter as well as to explore the  availability  of  alternative  debt  financing.  PHH reported that Pearl  Acquisition  further stated in the letter that it was not  optimistic and that there could be no assurances  that these efforts would be  successful,  or that all of the conditions to closing the Merger would be satisfied.

         PHH reported  that it had advised GE that it expected GE to fulfill its  obligations  under the Merger  Agreement  and that PHH intended to proceed with the special  meeting of  stockholders  and to continue to seek to satisfy its  conditions  to closing the Merger;  although,  there could be no assurances that all of the conditions to closing would be satisfied,  or that the Merger would close by the end of the year, if at all.

                                                              S-35

         In a Current Report on Form 8-K that PHH filed on September 26, 2007, it reported that its  stockholders  had approved the Merger.  PHH  reported  that it intended to  continue  to seek to satisfy its  conditions  to closing the Merger;  although there could be no assurances  that all of the  conditions to closing will be satisfied or that the Merger will close by the end of the year, if at all.

         In a  Current  Report  on Form 8-K that PHH  filed on  January  2,  2008 it  reported  that it had  given a notice  of termination to General Electric Capital  Corporation  ("GECC"),  a unit of GE, pursuant to the Merger  Agreement.  PHH reported that it terminated the Merger Agreement because the Merger was not completed by December 31, 2007.

         On January 4, 2008,  PHH  announced  in a press  release that it had  received,  in  accordance  with the terms of the
Merger  Agreement,  payment of a $50 million  reverse  termination  fee from an affiliate of Blackstone in connection  with the termination of the Merger.

         In its Annual  Report on Form 10-K for the year ended  December  31, 2007 (the "2007 Form 10-K"),  PHH  reported  that following the  announcement  of the Merger in March 2007, two purported class actions were filed against PHH and each member of its board of directors in the Circuit  Court for  Baltimore  County,  Maryland  (the  "Court").  PHH reported that the first of these actions also named GE and  Blackstone as  defendants.  PHH reported  that the  plaintiffs  sought to represent an alleged class  consisting of all persons (other than PHH's officers and directors and their  affiliates)  holding its common stock. PHH reported that in support of their request for injunctive and other relief, the plaintiffs  alleged,  among other matters,  that the members of PHH's board of directors  breached their fiduciary duties by failing to maximize  stockholder value in approving the Merger  Agreement.  PHH reported that on or about April 10, 2007, the claims  against  Blackstone  were  dismissed  without prejudice  and that on May 11,  2007,  the Court  consolidated  the two cases into one action.  PHH  reported  that on July 27,
2007, the  plaintiffs  filed a consolidated  amended  complaint that did not name GE or Blackstone as defendants.  PHH reported that this  pleading  essentially  repeated the  allegations  previously  made against the members of its board of directors and added  allegations  that the disclosures  made in the  preliminary  proxy statement filed with the SEC on June 18, 2007 omitted certain  material facts.  PHH reported that on August 7, 2007, the Court dismissed the  consolidated  amended  complaint on the ground that the plaintiffs  were seeking to assert their claims  directly,  whereas,  as a matter of Maryland law,  claims that directors  have  breached  their  fiduciary  duties can only be asserted by a stockholder  derivatively.  PHH reported that the plaintiffs have the right to appeal this decision.

         In a Current  Report on Form 8-K that PHH filed on December  28, 2007,  it reported  that it  terminated  its Bishop's
Gate  Residential  Mortgage  Trust  facility  ("Bishop's  Gate")  by  voluntarily  redeeming  all of the  remaining  notes  and certificates  issued  under the Bishop's  Gate  facility on December 20, 2007.  PHH reported  that given its  expectations  for somewhat  lower  mortgage  origination  volumes in 2008,  which it expected to be comprised  predominantly  of conforming  loan products with shorter  warehouse  periods,  it believed that the committed  capacity provided by its existing credit facilities would be adequate to fund its ongoing mortgage  originations  for at least the following 12 months,  and that it would continue to evaluate proposals for incremental mortgage warehouse facilities to provide supplemental capacity as necessary.

         The  developments   described  above  and  in  further  detail  under  "Servicing—PHH   Mortgage  Corporation—  Recent
Developments"  in this  prospectus  supplement  could have a material  adverse effect on the business,  liquidity and financial condition of PHH and on the ability of PHH  Mortgage  Corporation  to service the  mortgage  loans and perform its duties under the Purchase and  Servicing  Agreement.  The inability of PHH Mortgage  Corporation  to perform  these  functions  could have a material  adverse  effect on the value of the notes.  See  "Servicing—PHH  Mortgage  Corporation—Recent  Developments"  in this prospectus supplement for further information.

                                                              S-36

                                                DESCRIPTION OF THE MORTGAGE POOL

General

         On the Closing Date,  the Depositor will deposit the mortgage  loans into the trust.  The mortgage loans  delivered to the Trust on the Closing  Date will consist of 214  conventional  one-to  four-family,  first lien hybrid  adjustable-rate  and fixed rate mortgage loans that have an aggregate  outstanding  principal balance as of July 1, 2008 (the "Cut-Off Date"), after deducting  payments due on or before that date, of approximately  $151,155,361  (the "Mortgage Loans" or the "Mortgage  Pool").
None of the Mortgage Loans were delinquent as of the Cut-Off Date.

         The Mortgage  Loans will be  subdivided  into five groups.  The group 1 mortgage  loans  delivered to the Trust on the
Closing Date will consist of 40 conventional one- to four-family,  first lien, hybrid adjustable-rate  mortgage loans that have an aggregate  outstanding  principal  balance as of the Cut-Off Date,  after deducting  payments due on or before that date, of approximately  $25,663,329  (the  "Group 1 Mortgage  Loans" or "Loan Group 1").  The  mortgage  interest  rate for each Group 1
Mortgage  Loan will be fixed for the first three years or five years  following  origination  of such Group 1 Mortgage Loan and will adjust  annually based on the one-year LIBOR index  thereafter.  None of the Group 1 Mortgage Loans were  delinquent as of the Cut-Off Date.

         The group 2  mortgage  loans  delivered  to the Trust on the  Closing  Date will  consist of 60  conventional  one- to four-family,  first lien, hybrid adjustable-rate  mortgage loans that have an aggregate outstanding principal balance as of the
Cut-Off Date, after deducting  payments due on or before that date, of approximately  $42,516,382 (the "Group 2 Mortgage Loans"
or "Loan  Group  2").  The  mortgage  interest  rate for each  Group 2 Mortgage  Loan will be fixed for the first  seven  years following  origination of such Group 2 Mortgage Loan and will adjust  annually  based on the one-year  LIBOR index  thereafter.
None of the Group 2 Mortgage Loans were delinquent as of the Cut-Off Date.

         The group 3  mortgage  loans  delivered  to the Trust on the  Closing  Date will  consist of 30  conventional  one- to four-family,  first lien, hybrid adjustable-rate  mortgage loans that have an aggregate outstanding principal balance as of the
Cut-Off Date, after deducting  payments due on or before that date, of approximately  $23,206,677 (the "Group 3 Mortgage Loans"
or "Loan  Group  3").  The  mortgage  interest  rate for each  Group 3  Mortgage  Loan  will be fixed  for the  first ten years following  origination of such Group 3 Mortgage Loan and will adjust  annually  based on the one-year  LIBOR index  thereafter.
None of the Group 3 Mortgage Loans were delinquent as of the Cut-Off Date.

         The group 4  mortgage  loans  delivered  to the Trust on the  Closing  Date will  consist of 16  conventional  one- to four-family,  first lien,  10-year and 15-year fixed rate mortgage loans that have an aggregate  outstanding  principal balance as of the Cut-Off  Date,  after  deducting  payments due on or before that date,  of  approximately  $10,191,941  (the "Group 4
Mortgage Loans" or "Loan Group 4").  None of the Group 4 Mortgage Loans were delinquent as of the Cut-Off Date.

         The group 5  mortgage  loans  delivered  to the Trust on the  Closing  Date will  consist of 68  conventional  one- to four-family,  first lien 20-year and 30-year fixed rate mortgage loans that have an aggregate  outstanding principal balance as of the Cut-Off Date, after deducting  payments due on or before that date, of approximately  $49,577,031 (the "Group 5 Mortgage
Loans" or "Loan Group 5").  None of the Group 5 Mortgage Loans were delinquent as of the Cut-Off Date.

         The  delinquency  status of a Mortgage Loan is determined as of the due date in the following month in accordance with the OTS method,  so that, for example,  if a borrower  failed to make a monthly  payment due on February 1 by February 28, that
Mortgage  Loan would be considered  current in payment.  If the payment were not made on March 31, the Mortgage Loan would then be considered to be 30 days delinquent.

         Each of Loan Group 1, Loan Group 2, Loan Group 3, Loan  Group 4 and Loan Group 5 are  referred  to in this  prospectus supplement as a "Loan Group".

                                                              S-37

         The description of the Mortgage Loans,  Group 1 Mortgage Loans,  Group 2 Mortgage Loans, Group 3 Mortgage Loans, Group
4 Mortgage  Loans and Group 5 Mortgage  Loans in this  prospectus  supplement,  which  includes the  Mortgaged  Properties  (as defined  herein)  related  thereto is based upon the principal  balance of each of the Mortgage  Loans in the aggregate or loan group at the close of business on the Cut-Off Date,  after  deducting the  scheduled  principal  payments due on or before such date,  whether or not  received.  References  to weighted  averages  refer,  in each case,  to weighted  averages by  principal balance as of the Cut-Off  Date  (determined  as  described  in the  preceding  sentence).  Prior to the issuance of the notes,
Mortgage Loans may be removed as a result of principal  prepayments in full,  delinquencies or otherwise.  In such event, other mortgage  loans may be included in the  Mortgage  Pool.  The  Depositor  believes  that the  information  set forth herein with respect  to the  Mortgage  Pool  is  representative  of the  characteristics  of the  Mortgage  Loans  as it will  actually  be constituted  at the time the notes are issued,  although the range of mortgage rates and certain other  characteristics  of the
Mortgage Loans may vary.  See "—Additional Information" in this prospectus supplement.

         All percentages with respect to the  characteristics of the Mortgage Loans shown in this prospectus  supplement are by aggregate  stated  principal  balance of the Mortgage Loans as of the Cut-Off Date. All dollar  amounts,  percentages and other numerical information relating to the Mortgage Loans described herein are subject to a permitted variance of plus or minus 5%.

         The  adjustable-rate  Mortgage  Loans will have  original  terms to maturity of not greater  than 30 years.  The fixed rate  Mortgage  Loans will have original  terms to maturity of either 10, 15, 20 or 30 years.  The Mortgage  Loans,  other than the  Interest  Only Loans (as defined  below),  will  provide for initial  monthly  payments in an amount  sufficient  to fully amortize the Mortgage Loans over their terms.  Approximately  72.83% of the  adjustable-rate  Mortgage Loans and  approximately
3.97% of the fixed rate Mortgage Loans, by aggregate  principal balance of the  adjustable-rate  and fixed rate Mortgage Loans, respectively,  as of the Cut-Off Date, are interest only loans ("Interest Only Loans") which require the related  mortgagors to make  monthly  payments of only  accrued  interest  for the first ten years  following  origination.  After such  interest-only period,  the  mortgagor's  monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.

         The Mortgage Loans are secured by first  mortgages or deeds of trust or other similar  security  instruments  creating first liens on one- to  four-family  residential  properties  (each, a "Mortgaged  Property").  The Mortgaged  Properties  will include  single family  residences,  condominium  units,  co-ops and planned unit  developments,  all of which are the property subject to the lien of the  related  mortgage  and consist of no more than four units and have the  additional  characteristics described below and in the prospectus.

         The mortgage rate on each Mortgage  Loan is the per annum rate of interest  specified in the related  mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments.

Mortgage Loan Characteristics

         The weighted  average FICO Score for the Mortgage  Loans,  Group 1 Mortgage  Loans,  Group 2 Mortgage  Loans,  Group 3
Mortgage Loans,  Group 4 Mortgage Loans and Group 5 Mortgage Loans that were scored are  approximately 749,  730, 759, 751, 736 and 752,  respectively.  "FICO Scores" are  statistical  credit scores  obtained by many mortgage  lenders in connection with a loan  application  to help  assess a  mortgagor's  creditworthiness  as of the time the  score is  obtained.  FICO  Scores  are generated by models  developed by a third party and are made available to lenders through three national  credit  bureaus.  The models  were  derived by  analyzing  data on  consumers  to  establish  patterns  which are  believed to be  indicative  of the mortgagor's  probability of default. The FICO Score is based on a mortgagor's  historical credit data,  including,  among other things,  payment history,  delinquencies on accounts,  levels of outstanding  indebtedness,  length of credit history, types of credit and  bankruptcy  experience.  FICO  Scores  range from  approximately  250 to  approximately  900,  with  higher  scores indicating an individual with a more favorable  credit history  compared to an individual with a lower score.  However,  a FICO
Score  purports  only to be a measurement  of the relative  degree of risk a mortgagor  represents to a lender,  meaning that a mortgagor with a higher score is  statistically  expected to be less likely to default in payment than a mortgagor with a lower score.  In  addition,  it should be noted that FICO Scores were  developed  to indicate a level of default  probability  over a two-year  period,  which does not  correspond  to the life of a mortgage  loan.  Furthermore,  FICO Scores  were not  developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, a

                                                              S-38

FICO Score does not take into  consideration  the effect of mortgage loan  characteristics  on the  probability of repayment by the  mortgagor.  The Depositor  does not make any  representations  or warranties as to the actual  performance of any Mortgage
Loan or that a  particular  FICO Score will not change  over time or should be relied upon as a basis for an  expectation  that the mortgagor will repay the Mortgage Loan according to its terms.

         All of the Mortgage  Loans other than the Interest Only Loans will have  principal  and interest  payable on the first day of each  month,  which day is  called  the due date.  None of the  adjustable-rate  Mortgage  Loans  will have an  original scheduled  maturity  date later than 30 years.  None of the Group 4 Mortgage  Loans will have an  original  scheduled  maturity date later than 15 years and none of the Group 5 Mortgage  Loans will have an original  scheduled  maturity  date later than 30 years.  At origination, the Mortgage Loans had approximate loan-to-value ratios as described in the table below.

______________________________________________________________________________________________________________________
                                                              Approximate Loan-to-Value Ratio
______________________________________________________________________________________________________________________
                                             Less than or equal to 80%           Greater than 80%, but less than or
                                                                                            equal to 95%
______________________________________________________________________________________________________________________
           Percentage of                               83.54%                                  14.13%
Mortgage Loans by Principal Balance
______________________________________________________________________________________________________________________
             Percentage
    of Group 1 Mortgage Loans by                       71.65%                                  28.35%
         Principal Balance
______________________________________________________________________________________________________________________
             Percentage
    of Group 2 Mortgage Loans by                       89.26%                                   8.39%
         Principal Balance
______________________________________________________________________________________________________________________
             Percentage
    of Group 3 Mortgage Loans by                       93.83%                                   3.26%
         Principal Balance
______________________________________________________________________________________________________________________
             Percentage
    of Group 4 Mortgage Loans by                       81.94%                                   0.00%
         Principal Balance
______________________________________________________________________________________________________________________
             Percentage
    of Group 5 Mortgage Loans by                       80.30%                                  19.70%
         Principal Balance
______________________________________________________________________________________________________________________

         The  loan-to-value  ratios were based upon (i) with respect to purchase  money  Mortgage Loans not in the state of New
York,  the lesser of (a) the purchase  price paid for the related  Mortgaged  Property and (b) the  appraisal of the  Mortgaged
Property  and (ii) with  respect to  non-purchase  money or New York state  Mortgage  Loans,  the  appraisal  of the  Mortgaged
Property.  Approximately  10.98% of the adjustable-rate  Mortgage Loans as of the Cut-Off Date and approximately  14.94% of the fixed rate Mortgage Loans as of the Cut-Off Date are covered by mortgagor paid primary mortgage insurance policies.

         None of the Mortgage  Loans  provide for the payment by the mortgagor of a prepayment  charge in  connection  with any prepayment of principal.

                                                              S-39

Tabular Characteristics of the Mortgage Loans

          Subject to a permitted  variance of plus or minus 5%, as of the Cut-Off Date,  the Mortgage  Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

                                    Principal Balances of the Mortgage Loans at Origination

                                                                   Aggregate            % of Aggregate
                                                                Principal Balance       Principal Balance
       Principal Balance                   Number of            Outstanding as of       Outstanding as of
       at Origination ($)                Mortgage Loans          the Cut-off Date        the Cut-off Date
______________________________________________________________________________________________________________________
400,001 -  450,000                               8              $   3,482,068                   2.30%
450,001 -  500,000                              19                  9,040,151                   5.98
500,001 -  550,000                              32                 16,779,438                  11.10
550,001 -  600,000                              29                 16,784,049                  11.10
600,001 -  650,000                              28                 17,589,348                  11.64
650,001 -  700,000                              17                 11,508,137                   7.61
700,001 -  750,000                              11                  7,962,664                   5.27
750,001 -  800,000                              10                  7,367,374                   4.87
800,001 -  850,000                               9                  7,392,950                   4.89
850,001 -  900,000                              10                  8,743,133                   5.78
900,001 -  950,000                               7                  5,710,770                   3.78
950,001 -  1,000,000                            20                 19,744,170                  13.06
Greater than or equal to 1,000,001              14                 19,051,108                  12.60
Total:                                         214               $151,155,361                 100.00%
______________________________________________________________________________________________________________________

                                Principal Balances of the Mortgage Loans as of the Cut-Off Date

                                                                   Aggregate             % of Aggregate
                                                                Principal Balance       Principal Balance
       Principal Balance                    Number of           Outstanding as of       Outstanding as of
   as of the Cut-Off Date ($)            Mortgage Loans         the Cut-off Date        the Cut-off Date
______________________________________________________________________________________________________________________
350,001 -  400,000                              1              $     394,037                   0.26%
400,001 -  450,000                              8                  3,482,068                   2.30
450,001 -  500,000                             20                  9,539,346                   6.31
500,001 -  550,000                             33                 17,371,849                  11.49
550,001 -  600,000                             31                 17,958,199                  11.88
600,001 -  650,000                             27                 16,990,198                  11.24
650,001 -  700,000                             16                 10,933,137                   7.23
700,001 -  750,000                             12                  8,687,664                   5.75
750,001 -  800,000                              9                  6,973,337                   4.61
800,001 -  850,000                              9                  7,513,595                   4.97
850,001 -  900,000                              9                  7,897,488                   5.22
900,001 -  950,000                              5                  4,619,164                   3.06
950,001 -  1,000,000                           20                 19,744,170                  13.06
Greater than or equal to 1,000,001             14                 19,051,108                  12.60
Total:                                        214               $151,155,361                 100.00%
______________________________________________________________________________________________________________________

                                                              S-40

                           Geographic Distribution of the Mortgaged Properties of the Mortgage Loans

                                                                            Aggregate             % of Aggregate
                                                                        Principal Balance        Principal Balance
                                                     Number of          Outstanding as of        Outstanding as of
                  Location                        Mortgage Loans         the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
California                                                 49            $  35,350,933                  23.39%
Illinois                                                   23               14,946,945                   9.89
New Jersey                                                 18               11,641,541                   7.70
South Carolina                                              8                6,967,677                   4.61
New York                                                   10                6,740,760                   4.46
Massachusetts                                               7                5,503,348                   3.64
Arizona                                                     8                5,320,103                   3.52
Minnesota                                                   8                5,249,657                   3.47
Washington                                                  7                4,903,303                   3.24
Florida                                                     7                4,770,128                   3.16
Nevada                                                      4                4,227,017                   2.80
New Hampshire                                               6                4,097,168                   2.71
Colorado                                                    5                3,951,173                   2.61
Georgia                                                     6                3,914,028                   2.59
Virginia                                                    5                3,843,206                   2.54
North Carolina                                              5                3,439,776                   2.28
Maryland                                                    5                3,383,526                   2.24
Missouri                                                    5                3,380,114                   2.24
Texas                                                       5                2,938,205                   1.94
Pennsylvania                                                4                2,694,797                   1.78
Connecticut                                                 4                2,550,118                   1.69
Utah                                                        3                2,374,403                   1.57
Oklahoma                                                    1                1,399,816                   0.93
Tennessee                                                   2                1,269,124                   0.84
Kansas                                                      2                1,253,928                   0.83
Alabama                                                     1                1,170,000                   0.77
Maine                                                       1                  997,136                   0.66
Idaho                                                       1                  796,432                   0.53
New Mexico                                                  1                  592,800                   0.39
Wisconsin                                                   1                  521,923                   0.35
Michigan                                                    1                  502,774                   0.33
Indiana                                                     1                  463,500                   0.31
Total:                                                    214             $151,155,361                 100.00%
______________________________________________________________________________________________________________________

                             Mortgage Interest Rates of the Mortgage Loans as of the Cut-Off Date

                                                                     Aggregate             % of Aggregate
                                                                 Principal Balance        Principal Balance
             Mortgage Interest               Number of           Outstanding as of        Outstanding as of
                  Rate (%)                Mortgage Loans         the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
5.000 - 5.499                                     17             $  10,411,726                   6.89%
5.500 - 5.999                                     83                59,096,050                  39.10
6.000 - 6.499                                     64                45,319,312                  29.98
6.500 - 6.999                                     46                34,214,388                  22.64
7.000 - 7.499                                      2                 1,169,811                   0.77
7.500 - 7.999                                      1                   444,365                   0.29
8.500 - 8.999                                      1                   499,709                   0.33
Total:                                           214              $151,155,361                 100.00%
______________________________________________________________________________________________________________________

                                                              S-41

                                        Mortgaged Property Types of the Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                                         Principal Balance       Principal Balance
                                                     Number of           Outstanding as of       Outstanding as of
          Mortgaged Property Type                 Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Single Family Residence                                  133              $  95,676,357                  63.30%
Planned Unit Development                                  64                 45,694,192                  30.23
Condominium                                               12                  6,365,523                   4.21
Co-op                                                      5                  3,419,288                   2.26
Total:                                                   214               $151,155,361                 100.00%
______________________________________________________________________________________________________________________

                                      Original Loan-to-Value Ratios of the Mortgage Loans

                                                                      Aggregate             % of Aggregate
                                                                  Principal Balance       Principal Balance
                                              Number of           Outstanding as of       Outstanding as of
      Original Loan-to-Value Ratio (%)     Mortgage Loans         the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
  0.01 - 50.00                                   22               $ 15,378,193                  10.17%
50.01 - 55.00                                     8                  8,440,513                   5.58
55.01 - 60.00                                    10                  7,488,843                   4.95
60.01 - 65.00                                    12                  9,044,587                   5.98
65.01 - 70.00                                    11                  7,192,288                   4.76
70.01 - 75.00                                    24                 20,264,820                  13.41
75.01 - 80.00                                    86                 58,465,758                  38.68
80.01 - 85.00                                     5                  3,813,895                   2.52
85.01 - 90.00                                    25                 14,193,436                   9.39
90.01 - 95.00                                     6                  3,357,120                   2.22
95.01 - 100.00                                    5                  3,515,907                   2.33
Total:                                          214               $151,155,361                 100.00%
______________________________________________________________________________________________________________________

                                              Loan Programs of the Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                                         Principal Balance       Principal Balance
                                                     Number of           Outstanding as of       Outstanding as of
                Loan Program                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Full Documentation                                       158               $112,755,095                  74.60%
VIP-Stated Income/Stated Asset                            21                 12,016,600                   7.95
No Income/Full Asset                                      12                  8,888,798                   5.88
Stated Income                                              8                  6,002,345                   3.97
Alternate Income                                           6                  3,576,346                   2.37
Reduced                                                    3                  2,557,793                   1.69
Streamlined Refinance - SISA                               3                  2,187,345                   1.45
High Net Worth - NIVA                                      1                  2,000,000                   1.32
Limited                                                    2                  1,171,039                   0.77
Total:                                                   214               $151,155,361                 100.00%
______________________________________________________________________________________________________________________

                                                              S-42

                                              FICO Scores for the Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                                         Principal Balance       Principal Balance
                                                     Number of           Outstanding as of       Outstanding as of
                 FICO Score                       Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Not Available                                              2              $   1,110,496                   0.73%
660 - 679                                                 11                  8,133,387                   5.38
680 - 699                                                 19                 12,734,746                   8.42
700 - 719                                                 30                 22,493,448                  14.88
720 - 739                                                 25                 17,341,209                  11.47
740 - 759                                                 24                 17,164,873                  11.36
760 - 779                                                 43                 30,135,734                  19.94
780 - 799                                                 46                 32,029,416                  21.19
Greater than or equal to 800                              14                 10,012,052                   6.62
Total:                                                   214               $151,155,361                 100.00%
______________________________________________________________________________________________________________________

                                              Loan Purpose of the Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                                         Principal Balance       Principal Balance
                                                     Number of           Outstanding as of       Outstanding as of
                Loan Purpose                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Purchase                                                 113              $  76,872,838                  50.86%
Refinance - Rate Term                                     63                 47,281,852                  31.28
Refinance - Cashout                                       38                 27,000,672                  17.86
Total:                                                   214               $151,155,361                 100.00%
______________________________________________________________________________________________________________________

                                            Occupancy Status of the Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                                         Principal Balance       Principal Balance
                                                     Number of           Outstanding as of       Outstanding as of
             Occupancy Status*                    Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Primary                                                  194               $136,385,766                  90.23%
Second Home                                               19                 14,330,595                   9.48
Investment                                                 1                    439,000                   0.29
Total:                                                   214               $151,155,361                 100.00%
______________________________________________________________________________________________________________________
*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                                                              S-43

                                              Product Types of the Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                                         Principal Balance       Principal Balance
                                                     Number of           Outstanding as of       Outstanding as of
                Product Type                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
ARM - 10 Year/1 Year                                       4              $   3,040,821                   2.01%
ARM - 10 Year/1 Year - IO                                 26                 20,165,856                  13.34
ARM - 3 Year/1 Year                                        1                    846,340                   0.56
ARM - 3 Year/1 Year - IO                                   6                  4,230,997                   2.80
ARM - 5 Year/1 Year                                       18                 10,878,697                   7.20
ARM - 5 Year/1 Year - IO                                  15                  9,707,296                   6.42
ARM - 7 Year/1 Year                                       16                 10,061,376                   6.66
ARM - 7 Year/1 Year - IO                                  44                 32,455,006                  21.47
Fixed - 10 Year                                            1                    845,645                   0.56
Fixed - 15 Year                                           15                  9,346,296                   6.18
Fixed - 20 Year                                            1                    476,995                   0.32
Fixed - 30 Year                                           64                 46,730,039                  30.92
Fixed - 30 Year - IO                                       3                  2,369,997                   1.57
Total:                                                   214               $151,155,361                 100.00%
______________________________________________________________________________________________________________________

                                      Month of Next Rate Adjustment of the Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                                         Principal Balance       Principal Balance
                                                     Number of           Outstanding as of       Outstanding as of
       Month of Next Rate Adjustment              Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Fixed                                                     84               $ 59,768,972                  39.54%
March 2011                                                 2                  1,368,337                   0.91
May 2011                                                   3                  2,536,000                   1.68
June 2011                                                  2                  1,173,000                   0.78
January 2013                                               1                    610,175                   0.40
March 2013                                                 5                  3,910,606                   2.59
April 2013                                                14                  8,617,161                   5.70
May 2013                                                  12                  6,850,647                   4.53
June 2013                                                  1                    597,405                   0.40
February 2015                                              1                    692,400                   0.46
March 2015                                                 6                  3,934,949                   2.60
April 2015                                                20                 14,428,656                   9.55
May 2015                                                  29                 20,637,622                  13.65
June 2015                                                  4                  2,822,756                   1.87
July 2017                                                  1                    432,000                   0.29
February 2018                                              1                    600,000                   0.40
March 2018                                                 7                  4,878,888                   3.23
April 2018                                                 9                  8,754,825                   5.79
May 2018                                                  11                  7,860,964                   5.20
June 2018                                                  1                    680,000                   0.45
Total:                                                   214               $151,155,361                 100.00%
______________________________________________________________________________________________________________________

                                                              S-44

                                 Prepayment Penalty Terms of the Mortgage Loans at Origination

                                                                               Aggregate           % of Aggregate
                  Prepayment                                               Principal Balance      Principal Balance
          Penalty Term at Origination                  Number of           Outstanding as of      Outstanding as of
                   (months)                          Mortgage Loans        the Cut-Off Date       the Cut-Off Date
______________________________________________________________________________________________________________________
0                                                           214              $151,155,361                100.00%
Total:                                                      214              $151,155,361                100.00%
______________________________________________________________________________________________________________________

                                              Gross Margins of the Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                                         Principal Balance       Principal Balance
                                                     Number of           Outstanding as of       Outstanding as of
              Gross Margin (%)                    Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Fixed                                                     84                $59,768,972                  39.54%
2.250                                                    130                 91,386,389                  60.46
Total:                                                   214               $151,155,361                 100.00%
______________________________________________________________________________________________________________________

                                         Maximum Mortgage Rates of the Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                                         Principal Balance       Principal Balance
              Maximum Mortgage                       Number of           Outstanding as of       Outstanding as of
                  Rate (%)                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Fixed                                                     84               $ 59,768,972                  39.54%
10.000 - 10.499                                           15                  8,751,726                   5.79
10.500 - 10.999                                           68                 48,956,630                  32.39
11.000 - 11.499                                           36                 26,437,606                  17.49
11.500 - 11.999                                            8                  5,545,430                   3.67
12.000 - 12.499                                            3                  1,694,997                   1.12
Total:                                                   214               $151,155,361                 100.00%
______________________________________________________________________________________________________________________

                                         Minimum Mortgage Rates of the Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                                         Principal Balance       Principal Balance
              Minimum Mortgage                       Number of           Outstanding as of       Outstanding as of
                  Rate (%)                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Fixed                                                     84              $  59,768,972                  39.54%
2.250                                                    130                 91,386,389                  60.46
Total:                                                   214               $151,155,361                 100.00%
______________________________________________________________________________________________________________________

                                           Lifetime Rate Caps of the Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                                         Principal Balance       Principal Balance
                                                     Number of           Outstanding as of       Outstanding as of
           Lifetime Rate Cap (%)                  Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Fixed                                                     84                $59,768,972                  39.54%
5.000                                                    123                 86,309,052                  57.10
6.000                                                      7                  5,077,337                   3.36
Total:                                                   214               $151,155,361                 100.00%
______________________________________________________________________________________________________________________

                                                              S-45

                                       Initial Periodic Rate Caps of the Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                                         Principal Balance       Principal Balance
              Initial Periodic                       Number of           Outstanding as of       Outstanding as of
                Rate Cap (%)                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Fixed                                                     84              $  59,768,972                  39.54%
2.000                                                      7                  5,077,337                   3.36
5.000                                                    123                 86,309,052                  57.10
Total:                                                   214               $151,155,361                 100.00%
______________________________________________________________________________________________________________________

                                      Subsequent Periodic Rate Caps of the Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                                         Principal Balance       Principal Balance
            Subsequent Periodic                      Number of           Outstanding as of       Outstanding as of
                Rate Cap (%)                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Fixed                                                     84              $  59,768,972                  39.54%
2.000                                                    130                 91,386,389                  60.46
Total:                                                   214               $151,155,361                 100.00%

______________________________________________________________________________________________________________________

                                                 Indices of the Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                                         Principal Balance       Principal Balance
                                                     Number of           Outstanding as of       Outstanding as of
                   Index                          Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Libor - 1 Year                                           130              $  91,386,389                  60.46%
Fixed                                                     84                 59,768,972                  39.54
Total:                                                   214               $151,155,361                 100.00%
______________________________________________________________________________________________________________________

                                           Interest Only Terms of the Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                                         Principal Balance       Principal Balance
                                                     Number of           Outstanding as of       Outstanding as of
              IO Term (months)                    Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
0                                                        120              $  82,226,208                  54.40%
120                                                       94                 68,929,153                  45.60
                                              ________________________________________________________________________
Total:                                                   214               $151,155,361                 100.00%
______________________________________________________________________________________________________________________

                                                              S-46

Tabular Characteristics of the Group 1 Mortgage Loans

         Subject to a  permitted  variance  of plus or minus 5%, as of the Cut-Off  Date,  the Group 1 Mortgage  Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

                                Principal Balances of the Group 1 Mortgage Loans at Origination

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
             Principal Balance                        Group 1            Outstanding as of       Outstanding as of
             at Origination ($)                   Mortgage Loans          the Cut-off Date        the Cut-off Date
______________________________________________________________________________________________________________________
400,001 -  450,000                                         2                $   858,034                   3.34%
450,001 -  500,000                                         6                  2,831,127                  11.03
500,001 -  550,000                                        10                  5,265,374                  20.52
550,001 -  600,000                                         3                  1,712,534                   6.67
600,001 -  650,000                                         5                  3,124,829                  12.18
650,001 -  700,000                                         1                    658,586                   2.57
700,001 -  750,000                                         2                  1,459,000                   5.69
750,001 -  800,000                                         3                  1,946,162                   7.58
800,001 -  850,000                                         2                  1,666,340                   6.49
850,001 -  900,000                                         2                  1,774,188                   6.91
950,001 -  1,000,000                                       2                  1,951,451                   7.60
Greater than or equal to 1,000,001                         2                  2,415,705                   9.41
Total:                                                    40                $25,663,329                 100.00%
______________________________________________________________________________________________________________________

                            Principal Balances of the Group 1 Mortgage Loans as of the Cut-Off Date

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
             Principal Balance                        Group 1            Outstanding as of       Outstanding as of
         as of the Cut-Off Date ($)               Mortgage Loans          the Cut-off Date        the Cut-off Date
______________________________________________________________________________________________________________________
350,001 -  400,000                                        1                $   394,037                   1.54%
400,001 -  450,000                                        2                    858,034                   3.34
450,001 -  500,000                                        6                  2,831,127                  11.03
500,001 -  550,000                                       10                  5,265,374                  20.52
550,001 -  600,000                                        3                  1,712,534                   6.67
600,001 -  650,000                                        5                  3,124,829                  12.18
650,001 -  700,000                                        1                    658,586                   2.57
700,001 -  750,000                                        2                  1,459,000                   5.69
750,001 -  800,000                                        2                  1,552,125                   6.05
800,001 -  850,000                                        2                  1,666,340                   6.49
850,001 -  900,000                                        2                  1,774,188                   6.91
950,001 -  1,000,000                                      2                  1,951,451                   7.60
Greater than or equal to 1,000,001                        2                  2,415,705                   9.41
Total:                                                   40                $25,663,329                 100.00%
______________________________________________________________________________________________________________________

                                                              S-47

                       Geographic Distribution of the Mortgaged Properties of the Group 1 Mortgage Loans

                                                                            Aggregate             % of Aggregate
                                                    Number of           Principal Balance        Principal Balance
                                                     Group 1            Outstanding as of        Outstanding as of
                  Location                        Mortgage Loans         the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
California                                                 9                $ 5,867,622                 22.86%
New Jersey                                                 4                  3,045,340                 11.87
Illinois                                                   5                  2,777,109                 10.82
Colorado                                                   3                  2,014,939                  7.85
New York                                                   3                  1,811,253                  7.06
Minnesota                                                  2                  1,379,866                  5.38
New Hampshire                                              1                  1,255,705                  4.89
Connecticut                                                2                  1,151,459                  4.49
Arizona                                                    1                    898,188                  3.50
Pennsylvania                                               1                    725,000                  2.83
Texas                                                      1                    647,266                  2.52
Missouri                                                   1                    545,850                  2.13
Maryland                                                   1                    543,202                  2.12
Georgia                                                    1                    539,505                  2.10
North Carolina                                             1                    533,255                  2.08
Tennessee                                                  1                    506,263                  1.97
Florida                                                    1                    500,000                  1.95
Indiana                                                    1                    463,500                  1.81
Massachusetts                                              1                    458,007                  1.78
Total:                                                    40                $25,663,329                100.00%
______________________________________________________________________________________________________________________

                         Mortgage Interest Rates of the Group 1 Mortgage Loans as of the Cut-Off Date

                                                                            Aggregate             % of Aggregate
                                                    Number of           Principal Balance        Principal Balance
             Mortgage Interest                       Group 1            Outstanding as of        Outstanding as of
                  Rate (%)                        Mortgage Loans         the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
5.000 - 5.499                                           12               $  7,622,643                 29.70%
5.500 - 5.999                                           16                 11,458,961                 44.65
6.000 - 6.499                                            9                  4,862,425                 18.95
6.500 - 6.999                                            3                  1,719,300                  6.70
Total:                                                  40                $25,663,329                100.00%
______________________________________________________________________________________________________________________

                                    Mortgaged Property Types of the Group 1 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 1            Outstanding as of       Outstanding as of
          Mortgaged Property Type                 Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Single Family Residence                                   22                 $15,792,660                 61.54%
Planned Unit Development                                  11                   6,259,318                 24.39
Condominium                                                6                   3,013,947                 11.74
Co-op                                                      1                     597,405                  2.33
Total:                                                    40                 $25,663,329                100.00%
______________________________________________________________________________________________________________________

                                                              S-48

                                  Original Loan-to-Value Ratios of the Group 1 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 1            Outstanding as of       Outstanding as of
      Original Loan-to-Value Ratio (%)            Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
  0.01 - 50.00                                             2                $    949,300                  3.70%
50.01 - 55.00                                              2                   1,363,525                  5.31
55.01 - 60.00                                              4                   2,956,178                 11.52
60.01 - 65.00                                              4                   2,241,439                  8.73
65.01 - 70.00                                              1                     647,266                  2.52
70.01 - 75.00                                              5                   4,665,211                 18.18
75.01 - 80.00                                              9                   5,564,208                 21.68
80.01 - 85.00                                              1                   1,160,000                  4.52
85.01 - 90.00                                              9                   4,585,849                 17.87
90.01 - 95.00                                              3                   1,530,355                  5.96
Total:                                                    40                 $25,663,329                100.00%
______________________________________________________________________________________________________________________

                                          Loan Programs of the Group 1 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 1            Outstanding as of       Outstanding as of
                Loan Program                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Full Documentation                                        35                 $22,891,869                 89.20%
VIP-Stated Income/Stated Asset                             4                   2,228,258                  8.68
Limited                                                    1                     543,202                  2.12
Total:                                                    40                 $25,663,329                100.00%
______________________________________________________________________________________________________________________

                                          FICO Scores for the Group 1 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 1            Outstanding as of       Outstanding as of
                 FICO Score                       Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
660 - 679                                                3                 $ 2,296,175                  8.95%
680 - 699                                                7                   4,689,526                 18.27
700 - 719                                                8                   4,652,613                 18.13
720 - 739                                                5                   4,031,793                 15.71
740 - 759                                                3                   1,845,682                  7.19
760 - 779                                                8                   4,987,201                 19.43
780 - 799                                                2                   1,164,849                  4.54
Greater than or equal to 800                             4                   1,995,491                  7.78
Total:                                                  40                 $25,663,329                100.00%
______________________________________________________________________________________________________________________

                                          Loan Purpose of the Group 1 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 1            Outstanding as of       Outstanding as of
                Loan Purpose                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Purchase                                                  25                 $15,131,240                 58.96%
Refinance - Rate Term                                     10                   7,364,641                 28.70
Refinance - Cashout                                        5                   3,167,449                 12.34
Total:                                                    40                 $25,663,329                100.00%
______________________________________________________________________________________________________________________

                                                              S-49

                                        Occupancy Status of the Group 1 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 1            Outstanding as of       Outstanding as of
             Occupancy Status*                    Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Primary                                                   38                 $24,348,329                 94.88%
Second Home                                                1                     876,000                  3.41
Investment                                                 1                     439,000                  1.71
Total:                                                    40                 $25,663,329                100.00%
______________________________________________________________________________________________________________________
*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                                          Product Types of the Group 1 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 1            Outstanding as of       Outstanding as of
                Product Type                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
ARM - 3 Year/1 Year                                        1               $     846,340                  3.30%
ARM - 3 Year/1 Year - IO                                   6                   4,230,997                 16.49
ARM - 5 Year/1 Year                                       18                  10,878,697                 42.39
ARM - 5 Year/1 Year - IO                                  15                   9,707,296                 37.83
Total:                                                    40                 $25,663,329                100.00%
______________________________________________________________________________________________________________________

                                  Month of Next Rate Adjustment of the Group 1 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 1            Outstanding as of       Outstanding as of
       Month of Next Rate Adjustment              Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
March 2011                                                 2                 $ 1,368,337                  5.33%
May 2011                                                   3                   2,536,000                  9.88
June 2011                                                  2                   1,173,000                  4.57
January 2013                                               1                     610,175                  2.38
March 2013                                                 5                   3,910,606                 15.24
April 2013                                                14                   8,617,161                 33.58
May 2013                                                  12                   6,850,647                 26.69
June 2013                                                  1                     597,405                  2.33
Total:                                                    40                 $25,663,329                100.00%
______________________________________________________________________________________________________________________

                             Prepayment Penalty Terms of the Group 1 Mortgage Loans at Origination

                                                                             Aggregate             % of Aggregate
                 Prepayment                          Number of           Principal Balance       Principal Balance
        Penalty Term at Origination                   Group 1            Outstanding as of       Outstanding as of
                  (months)                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
No Prepayment Penalty                                     40                $25,663,329                 100.00%
Total:                                                    40                $25,663,329                 100.00%
______________________________________________________________________________________________________________________

                                                              S-50

                                          Gross Margins of the Group 1 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 1            Outstanding as of       Outstanding as of
              Gross Margin (%)                    Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
2.250                                                     40                $25,663,329                 100.00%
Total:                                                    40                $25,663,329                 100.00%
______________________________________________________________________________________________________________________

                                     Maximum Mortgage Rates of the Group 1 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
              Maximum Mortgage                        Group 1            Outstanding as of       Outstanding as of
                  Rate (%)                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
10.000 - 10.499                                           10               $  5,962,643                  23.23%
10.500 - 10.999                                           14                  9,736,622                  37.94
11.000 - 11.499                                            8                  4,827,428                  18.81
11.500 - 11.999                                            5                  3,441,640                  13.41
12.000 - 12.499                                            3                  1,694,997                   6.60
Total:                                                    40                $25,663,329                 100.00%
______________________________________________________________________________________________________________________

                                     Minimum Mortgage Rates of the Group 1 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
              Minimum Mortgage                        Group 1            Outstanding as of       Outstanding as of
                  Rate (%)                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
2.250                                                     40                $25,663,329                 100.00%
Total:                                                    40                $25,663,329                 100.00%
______________________________________________________________________________________________________________________

                                       Lifetime Rate Caps of the Group 1 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 1            Outstanding as of       Outstanding as of
           Lifetime Rate Cap (%)                  Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
5.000                                                     33                $20,585,992                  80.22%
6.000                                                      7                  5,077,337                  19.78
Total:                                                    40                $25,663,329                 100.00%
______________________________________________________________________________________________________________________

                                   Initial Periodic Rate Caps of the Group 1 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
              Initial Periodic                        Group 1            Outstanding as of       Outstanding as of
                Rate Cap (%)                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
2.000                                                      7               $  5,077,337                  19.78%
5.000                                                     33                 20,585,992                  80.22
Total:                                                    40                $25,663,329                 100.00%
______________________________________________________________________________________________________________________

                                                              S-51

                                  Subsequent Periodic Rate Caps of the Group 1 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
            Subsequent Periodic                       Group 1            Outstanding as of       Outstanding as of
                Rate Cap (%)                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
2.000                                                     40                $25,663,329                 100.00%
Total:                                                    40                $25,663,329                 100.00%
______________________________________________________________________________________________________________________

                                             Indices of the Group 1 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 1            Outstanding as of       Outstanding as of
                   Index                          Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Libor - 1 Year                                            40                $25,663,329                 100.00%
Total:                                                    40                $25,663,329                 100.00%
______________________________________________________________________________________________________________________

                                       Interest Only Terms of the Group 1 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 1            Outstanding as of       Outstanding as of
              IO Term (months)                    Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
0                                                         19               $ 11,725,036                  45.69%
120                                                       21                 13,938,293                  54.31
                                              ________________________________________________________________________
Total:                                                    40                $25,663,329                 100.00%
______________________________________________________________________________________________________________________

                                                              S-52

Tabular Characteristics of the Group 2 Mortgage Loans

         Subject to a  permitted  variance  of plus or minus 5%, as of the Cut-Off  Date,  the Group 2 Mortgage  Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

                                Principal Balances of the Group 2 Mortgage Loans at Origination

                                                                            Aggregate             % of Aggregate
                                                    Number of           Principal Balance        Principal Balance
             Principal Balance                       Group 2            Outstanding as of        Outstanding as of
             at Origination ($)                   Mortgage Loans         the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
400,001 - 450,000                                          2             $     885,054                   2.08%
450,001 - 500,000                                          4                 1,912,605                   4.50
500,001 - 550,000                                          9                 4,659,123                  10.96
550,001 - 600,000                                         10                 5,744,044                  13.51
600,001 - 650,000                                          5                 3,166,307                   7.45
650,001 - 700,000                                          6                 4,039,384                   9.50
700,001 - 750,000                                          5                 3,624,123                   8.52
800,001 - 850,000                                          5                 4,053,915                   9.53
900,001 - 950,000                                          5                 4,213,800                   9.91
950,001 - 1,000,000                                        5                 4,996,875                  11.75
Greater than or equal to 1,000,001                         4                 5,221,153                  12.28
Total:                                                    60               $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                            Principal Balances of the Group 2 Mortgage Loans as of the Cut-Off Date

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
             Principal Balance                        Group 2            Outstanding as of       Outstanding as of
         as of the Cut-Off Date ($)               Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
400,001 - 450,000                                          2               $    885,054                   2.08%
450,001 - 500,000                                          4                  1,912,605                   4.50
500,001 - 550,000                                         10                  5,201,123                  12.23
550,001 - 600,000                                         11                  6,319,044                  14.86
600,001 - 650,000                                          5                  3,166,307                   7.45
650,001 - 700,000                                          5                  3,464,384                   8.15
700,001 - 750,000                                          6                  4,349,123                  10.23
800,001 - 850,000                                          4                  3,328,915                   7.83
900,001 - 950,000                                          4                  3,671,800                   8.64
950,001 - 1,000,000                                        5                  4,996,875                  11.75
Greater than or equal to 1,000,001                         4                  5,221,153                  12.28
                                              ________________________________________________________________________
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                                                              S-53

                       Geographic Distribution of the Mortgaged Properties of the Group 2 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 2            Outstanding as of       Outstanding as of
                  Location                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
California                                                10               $  7,443,150                  17.51%
Illinois                                                   8                  6,136,732                  14.43
New Jersey                                                 6                  3,858,603                   9.08
Massachusetts                                              3                  2,324,593                   5.47
Maryland                                                   3                  2,149,654                   5.06
Washington                                                 3                  2,115,807                   4.98
Florida                                                    3                  2,039,750                   4.80
Colorado                                                   2                  1,936,234                   4.55
South Carolina                                             2                  1,870,050                   4.40
Minnesota                                                  3                  1,768,985                   4.16
Pennsylvania                                               2                  1,419,400                   3.34
Utah                                                       2                  1,409,300                   3.31
Georgia                                                    2                  1,185,020                   2.79
New Hampshire                                              2                  1,120,917                   2.64
North Carolina                                             2                  1,008,933                   2.37
Connecticut                                                1                    920,000                   2.16
Kansas                                                     1                    749,223                   1.76
Nevada                                                     1                    725,000                   1.71
Texas                                                      1                    680,000                   1.60
Arizona                                                    1                    598,757                   1.41
Virginia                                                   1                    553,500                   1.30
Michigan                                                   1                    502,774                   1.18
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                         Mortgage Interest Rates of the Group 2 Mortgage Loans as of the Cut-Off Date

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
             Mortgage Interest                        Group 2            Outstanding as of       Outstanding as of
                  Rate (%)                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
5.000 - 5.499                                              5               $  2,789,083                   6.56%
5.500 - 5.999                                             39                 27,412,954                  64.48
6.000 - 6.499                                             14                 10,642,555                  25.03
6.500 - 6.999                                              2                  1,671,790                   3.93
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                                    Mortgaged Property Types of the Group 2 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 2            Outstanding as of       Outstanding as of
          Mortgaged Property Type                 Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Single Family Residence                                   37                $26,805,757                  63.05%
Planned Unit Development                                  22                 15,226,625                  35.81
Condominium                                                1                    484,000                   1.14
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                                                              S-54

                                  Original Loan-to-Value Ratios of the Group 2 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 2            Outstanding as of       Outstanding as of
      Original Loan-to-Value Ratio (%)            Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
0.01 - 50.00                                               7               $  5,608,906                  13.19%
50.01 - 55.00                                              1                    931,000                   2.19
55.01 - 60.00                                              2                  1,411,300                   3.32
60.01 - 65.00                                              3                  1,640,755                   3.86
65.01 - 70.00                                              3                  1,861,300                   4.38
70.01 - 75.00                                              8                  6,666,954                  15.68
75.01 - 80.00                                             29                 19,830,097                  46.64
85.01 - 90.00                                              4                  2,239,015                   5.27
90.01 - 95.00                                              2                  1,327,056                   3.12
95.01 - 100.00                                             1                  1,000,000                   2.35
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                                          Loan Programs of the Group 2 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 2            Outstanding as of       Outstanding as of
                Loan Program                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Full Documentation                                        40                $28,157,517                  66.23%
No Income/Full Asset                                       5                  4,431,150                  10.42
VIP-Stated Income/Stated Asset                             7                  4,318,632                  10.16
Reduced                                                    2                  1,828,800                   4.30
Stated Documentation                                       3                  1,799,134                   4.23
Alternative Documentation                                  2                  1,342,654                   3.16
Streamlined Refinance - SISA                               1                    638,495                   1.50
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                                          FICO Scores for the Group 2 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 2            Outstanding as of       Outstanding as of
                 FICO Score                       Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Not Available                                              1               $    629,812                   1.48%
660 - 679                                                  1                    485,100                   1.14
680 - 699                                                  3                  2,106,757                   4.96
700 - 719                                                  6                  4,678,515                  11.00
720 - 739                                                  7                  4,710,053                  11.08
740 - 759                                                  8                  5,673,505                  13.34
760 - 779                                                 13                  9,353,808                  22.00
780 - 799                                                 17                 12,585,133                  29.60
Greater than or equal to 800                               4                  2,293,700                   5.39
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                                                              S-55

                                          Loan Purpose of the Group 2 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 2            Outstanding as of       Outstanding as of
                Loan Purpose                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Purchase                                                  33                $23,875,337                  56.16%
Refinance - Rate Term                                     17                 11,848,588                  27.87
Refinance - Cashout                                       10                  6,792,457                  15.98
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                                        Occupancy Status of the Group 2 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 2            Outstanding as of       Outstanding as of
             Occupancy Status*                    Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Primary                                                   53                $36,646,639                  86.19%
Second Home                                                7                  5,869,744                  13.81
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________
*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                                          Product Types of the Group 2 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 2            Outstanding as of       Outstanding as of
                Product Type                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Arm - 7 Year/1 Year                                       16                $10,061,376                  23.66%
Arm - 7 Year/1 Year - IO                                  44                 32,455,006                  76.34
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                                  Month of Next Rate Adjustment of the Group 2 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 2            Outstanding as of       Outstanding as of
       Month of Next Rate Adjustment              Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
February 2015                                              1              $     692,400                   1.63%
March 2015                                                 6                  3,934,949                   9.26
April 2015                                                20                 14,428,656                  33.94
May 2015                                                  29                 20,637,622                  48.54
June 2015                                                  4                  2,822,756                   6.64
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                             Prepayment Penalty Terms of the Group 2 Mortgage Loans at Origination

                                                                             Aggregate             % of Aggregate
                 Prepayment                          Number of           Principal Balance       Principal Balance
        Penalty Term at Origination                   Group 2            Outstanding as of       Outstanding as of
                  (months)                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
No Prepayment Penalty                                     60                $42,516,382                 100.00%
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                                                              S-56

                                          Gross Margins of the Group 2 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 2            Outstanding as of       Outstanding as of
              Gross Margin (%)                    Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
2.250                                                     60                $42,516,382                 100.00%
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                                     Maximum Mortgage Rates of the Group 2 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
              Maximum Mortgage                        Group 2            Outstanding as of       Outstanding as of
                  Rate (%)                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
10.000 - 10.499                                            5               $  2,789,083                   6.56%
10.500 - 10.999                                           39                 27,412,954                  64.48
11.000 - 11.499                                           14                 10,642,555                  25.03
11.500 - 11.999                                            2                  1,671,790                   3.93
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                                     Minimum Mortgage Rates of the Group 2 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
              Minimum Mortgage                        Group 2            Outstanding as of       Outstanding as of
                  Rate (%)                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
2.250                                                     60                $42,516,382                 100.00%
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                                       Lifetime Rate Caps of the Group 2 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 2            Outstanding as of       Outstanding as of
           Lifetime Rate Cap (%)                  Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
5.000                                                     60                $42,516,382                 100.00%
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                                   Initial Periodic Rate Caps of the Group 2 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
              Initial Periodic                        Group 2            Outstanding as of       Outstanding as of
                Rate Cap (%)                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
5.000                                                     60                $42,516,382                 100.00%
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                                                              S-57

                                  Subsequent Periodic Rate Caps of the Group 2 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
            Subsequent Periodic                       Group 2            Outstanding as of       Outstanding as of
                Rate Cap (%)                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
2.000                                                     60                $42,516,382                 100.00%
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                                             Indices of the Group 2 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 2            Outstanding as of       Outstanding as of
                   Index                          Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Libor - 1 Year                                            60                $42,516,382                 100.00%
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                                       Interest Only Terms of the Group 2 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 2            Outstanding as of       Outstanding as of
              IO Term (months)                    Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
0                                                         16                $10,061,376                  23.66%
120                                                       44                 32,455,006                  76.34
                                              ________________________________________________________________________
Total:                                                    60                $42,516,382                 100.00%
______________________________________________________________________________________________________________________

                                                              S-58

Tabular Characteristics of the Group 3 Mortgage Loans

         Subject to a  permitted  variance  of plus or minus 5%, as of the Cut-Off  Date,  the Group 3 Mortgage  Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

                                Principal Balances of the Group 3 Mortgage Loans at Origination

                                                                            Aggregate             % of Aggregate
                                                    Number of           Principal Balance        Principal Balance
             Principal Balance                       Group 3            Outstanding as of        Outstanding as of
             at Origination ($)                   Mortgage Loans         the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
400,001 - 450,000                                          1              $    432,000                   1.86%
500,001 - 550,000                                          2                 1,088,000                   4.69
550,001 - 600,000                                          5                 2,929,632                  12.62
600,001 - 650,000                                          4                 2,526,741                  10.89
650,001 - 700,000                                          5                 3,391,270                  14.61
700,001 - 750,000                                          2                 1,432,473                   6.17
750,001 - 800,000                                          3                 2,319,693                  10.00
850,001 - 900,000                                          3                 2,639,102                  11.37
950,001 - 1,000,000                                        2                 1,963,627                   8.46
Greater than or equal to 1,000,001                         3                 4,484,138                  19.32
Total:                                                    30               $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                            Principal Balances of the Group 3 Mortgage Loans as of the Cut-Off Date

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
             Principal Balance                        Group 3            Outstanding as of       Outstanding as of
         as of the Cut-Off Date ($)               Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
400,001 - 450,000                                          1               $    432,000                   1.86%
500,001 - 550,000                                          2                  1,088,000                   4.69
550,001 - 600,000                                          5                  2,929,632                  12.62
600,001 - 650,000                                          4                  2,526,741                  10.89
650,001 - 700,000                                          5                  3,391,270                  14.61
700,001 - 750,000                                          2                  1,432,473                   6.17
750,001 - 800,000                                          3                  2,319,693                  10.00
850,001 - 900,000                                          3                  2,639,102                  11.37
950,001 - 1,000,000                                        2                  1,963,627                   8.46
Greater than or equal to 1,000,001                         3                  4,484,138                  19.32
                                              ________________________________________________________________________
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                                                     S-59

                       Geographic Distribution of the Mortgaged Properties of the Group 3 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 3            Outstanding as of       Outstanding as of
                  Location                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
California                                                 7                $ 4,522,311                  19.49%
South Carolina                                             3                  3,164,968                  13.64
New Jersey                                                 3                  2,241,875                   9.66
Minnesota                                                  2                  1,676,877                   7.23
Washington                                                 2                  1,566,750                   6.75
Missouri                                                   2                  1,475,000                   6.36
Oklahoma                                                   1                  1,399,816                   6.03
Illinois                                                   2                  1,261,773                   5.44
Georgia                                                    2                  1,194,000                   5.15
Virginia                                                   1                  1,084,322                   4.67
Nevada                                                     1                    862,500                   3.72
New York                                                   1                    755,815                   3.26
Florida                                                    1                    717,200                   3.09
Maryland                                                   1                    690,670                   2.98
New Mexico                                                 1                    592,800                   2.55
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                         Mortgage Interest Rates of the Group 3 Mortgage Loans as of the Cut-Off Date

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
             Mortgage Interest                        Group 3            Outstanding as of       Outstanding as of
                  Rate (%)                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
5.500 - 5.999                                             15                $11,807,054                  50.88%
6.000 - 6.499                                             14                 10,967,623                  47.26
6.500 - 6.999                                              1                    432,000                   1.86
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                                    Mortgaged Property Types of the Group 3 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 3            Outstanding as of       Outstanding as of
          Mortgaged Property Type                 Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Single Family Residence                                   21                $14,989,671                  64.59%
Planned Unit Development                                   9                  8,217,007                  35.41
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                                                              S-60

                                  Original Loan-to-Value Ratios of the Group 3 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 3            Outstanding as of       Outstanding as of
      Original Loan-to-Value Ratio (%)            Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
   0.01 - 50.00                                            4               $  2,900,000                  12.50%
50.01 - 55.00                                              1                  2,000,000                   8.62
55.01 - 60.00                                              1                    614,968                   2.65
60.01 - 65.00                                              1                  1,084,322                   4.67
65.01 - 70.00                                              3                  1,858,670                   8.01
70.01 - 75.00                                              6                  4,828,090                  20.80
75.01 - 80.00                                             12                  8,489,812                  36.58
80.01 - 85.00                                              1                    755,815                   3.26
95.01 - 100.00                                             1                    675,000                   2.91
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                                          Loan Programs of the Group 3 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 3            Outstanding as of       Outstanding as of
                Loan Program                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Full Documentation                                        19                $13,751,171                  59.26%
No Income/Full Asset                                       4                  2,967,200                  12.79
High Net Worth - NIVA                                      1                  2,000,000                   8.62
Stated Income                                              2                  1,937,816                   8.35
VIP-Stated Income/Stated Asset                             2                  1,306,000                   5.63
Streamlined Refinance - SISA                               1                    675,000                   2.91
Alternative Income                                         1                    569,490                   2.45
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                                          FICO Scores for the Group 3 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 3            Outstanding as of       Outstanding as of
                 FICO Score                       Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
660 - 679                                                  5               $  3,777,217                  16.28%
700 - 719                                                  3                  2,294,973                   9.89
720 - 739                                                  4                  3,220,406                  13.88
740 - 759                                                  1                    656,000                   2.83
760 - 779                                                  8                  5,305,967                  22.86
780 - 799                                                  6                  4,296,299                  18.51
Greater than or equal to 800                               3                  3,655,815                  15.75
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                                                              S-61

                                          Loan Purpose of the Group 3 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 3            Outstanding as of       Outstanding as of
                Loan Purpose                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Refinance - Rate Term                                     11               $  8,735,506                  37.64%
Purchase                                                  10                  8,086,615                  34.85
Refinance - Cashout                                        9                  6,384,556                  27.51
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                                        Occupancy Status of the Group 3 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 3            Outstanding as of       Outstanding as of
             Occupancy Status*                    Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Primary                                                   29                $22,406,677                  96.55%
Second Home                                                1                    800,000                   3.45
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________
*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                                          Product Types of the Group 3 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 3            Outstanding as of       Outstanding as of
                Product Type                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Arm - 10 Year/1 Year                                       4               $  3,040,821                  13.10%
Arm - 10 Year/1 Year - IO                                 26                 20,165,856                  86.90
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                                  Month of Next Rate Adjustment of the Group 3 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 3            Outstanding as of       Outstanding as of
       Month of Next Rate Adjustment              Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
July 2017                                                  1               $    432,000                   1.86%
February 2018                                              1                    600,000                   2.59
March 2018                                                 7                  4,878,888                  21.02
April 2018                                                 9                  8,754,825                  37.73
May 2018                                                  11                  7,860,964                  33.87
June 2018                                                  1                    680,000                   2.93
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                                                              S-62

                             Prepayment Penalty Terms of the Group 3 Mortgage Loans at Origination

                                                                             Aggregate             % of Aggregate
                 Prepayment                          Number of           Principal Balance       Principal Balance
        Penalty Term at Origination                   Group 3            Outstanding as of       Outstanding as of
                  (months)                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
No Prepayment Penalty                                     30                $23,206,677                 100.00%
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                                          Gross Margins of the Group 3 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 3            Outstanding as of       Outstanding as of
              Gross Margin (%)                    Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
2.250                                                     30                $23,206,677                 100.00%
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                                     Maximum Mortgage Rates of the Group 3 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
              Maximum Mortgage                        Group 3            Outstanding as of       Outstanding as of
                  Rate (%)                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
10.500 - 10.999                                           15                $11,807,054                  50.88%
11.000 - 11.499                                           14                 10,967,623                  47.26
11.500 - 11.999                                            1                    432,000                   1.86
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                                     Minimum Mortgage Rates of the Group 3 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
              Minimum Mortgage                        Group 3            Outstanding as of       Outstanding as of
                  Rate (%)                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
2.250                                                     30                $23,206,677                 100.00%
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                                       Lifetime Rate Caps of the Group 3 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 3            Outstanding as of       Outstanding as of
           Lifetime Rate Cap (%)                  Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
5.000                                                     30                $23,206,677                 100.00%
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                                                              S-63

                                   Initial Periodic Rate Caps of the Group 3 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
              Initial Periodic                        Group 3            Outstanding as of       Outstanding as of
                Rate Cap (%)                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
5.000                                                     30                $23,206,677                 100.00%
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                                  Subsequent Periodic Rate Caps of the Group 3 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
            Subsequent Periodic                       Group 3            Outstanding as of       Outstanding as of
                Rate Cap (%)                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
2.000                                                     30                $23,206,677                 100.00%
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                                             Indices of the Group 3 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 3            Outstanding as of       Outstanding as of
                   Index                          Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Libor - 1 Year                                            30                $23,206,677                 100.00%
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                                       Interest Only Terms of the Group 3 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 3            Outstanding as of       Outstanding as of
              IO Term (months)                    Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
0                                                          4               $  3,040,821                  13.10%
120                                                       26                 20,165,856                  86.90
                                              ________________________________________________________________________
Total:                                                    30                $23,206,677                 100.00%
______________________________________________________________________________________________________________________

                                                              S-64

Tabular Characteristics of the Group 4 Mortgage Loans

         Subject to a  permitted  variance  of plus or minus 5%, as of the Cut-Off  Date,  the Group 4 Mortgage  Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

                                Principal Balances of the Group 4 Mortgage Loans at Origination

                                                                            Aggregate             % of Aggregate
                                                    Number of           Principal Balance        Principal Balance
             Principal Balance                       Group 4            Outstanding as of        Outstanding as of
             at Origination ($)                   Mortgage Loans         the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
400,001 - 450,000                                          1              $    423,929                   4.16%
450,001 - 500,000                                          2                   947,887                   9.30
500,001 - 550,000                                          4                 2,116,974                  20.77
600,001 - 650,000                                          3                 1,874,438                  18.39
650,001 - 700,000                                          2                 1,357,437                  13.32
750,001 - 800,000                                          1                   786,679                   7.72
850,001 - 900,000                                          2                 1,719,495                  16.87
950,001 - 1,000,000                                        1                   965,103                   9.47
Total:                                                    16               $10,191,941                 100.00%
______________________________________________________________________________________________________________________

                            Principal Balances of the Group 4 Mortgage Loans as of the Cut-Off Date

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
             Principal Balance                        Group 4            Outstanding as of       Outstanding as of
         as of the Cut-Off Date ($)               Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
400,001 - 450,000                                          1               $    423,929                   4.16%
450,001 - 500,000                                          2                    947,887                   9.30
500,001 - 550,000                                          4                  2,116,974                  20.77
550,001 - 600,000                                          1                    599,150                   5.88
600,001 - 650,000                                          2                  1,275,288                  12.51
650,001 - 700,000                                          2                  1,357,437                  13.32
750,001 - 800,000                                          1                    786,679                   7.72
800,001 - 850,000                                          1                    845,645                   8.30
850,001 - 900,000                                          1                    873,850                   8.57
950,001 - 1,000,000                                        1                    965,103                   9.47
                                              ________________________________________________________________________
Total:                                                    16                $10,191,941                 100.00%
______________________________________________________________________________________________________________________

                                                              S-65

                       Geographic Distribution of the Mortgaged Properties of the Group 4 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 4            Outstanding as of       Outstanding as of
                  Location                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
California                                                 3               $  2,331,995                  22.88%
Missouri                                                   2                  1,359,264                  13.34
Texas                                                      2                  1,086,923                  10.66
Utah                                                       1                    965,103                   9.47
South Carolina                                             1                    685,971                   6.73
Florida                                                    1                    645,438                   6.33
Virginia                                                   1                    629,849                   6.18
North Carolina                                             1                    543,129                   5.33
Illinois                                                   1                    538,303                   5.28
Wisconsin                                                  1                    521,923                   5.12
New Jersey                                                 1                    460,114                   4.51
Minnesota                                                  1                    423,929                   4.16
Total:                                                    16                $10,191,941                 100.00%
______________________________________________________________________________________________________________________

                         Mortgage Interest Rates of the Group 4 Mortgage Loans as of the Cut-Off Date

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
             Mortgage Interest                        Group 4            Outstanding as of       Outstanding as of
                  Rate (%)                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
5.500 - 5.999                                             10               $  6,214,494                  60.97%
6.000 - 6.499                                              5                  3,190,769                  31.31
6.500 - 6.999                                              1                    786,679                   7.72
Total:                                                    16                $10,191,941                 100.00%
______________________________________________________________________________________________________________________

                                    Mortgaged Property Types of the Group 4 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 4            Outstanding as of       Outstanding as of
          Mortgaged Property Type                 Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Single Family Residence                                   10               $  6,082,381                  59.68%
Planned Unit Development                                   5                  3,621,787                  35.54
Condominium                                                1                    487,772                   4.79
Total:                                                    16                $10,191,941                 100.00%
______________________________________________________________________________________________________________________

                                                              S-66

                                  Original Loan-to-Value Ratios of the Group 4 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 4            Outstanding as of       Outstanding as of
      Original Loan-to-Value Ratio (%)            Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
 0.01 - 50.00                                              4                $ 2,456,562                  24.10%
50.01 - 55.00                                              1                    645,438                   6.33
55.01 - 60.00                                              1                    513,619                   5.04
65.01 - 70.00                                              2                  1,121,073                  11.00
70.01 - 75.00                                              2                  1,810,748                  17.77
75.01 - 80.00                                              3                  1,803,593                  17.70
95.01 - 100.00                                             3                  1,840,907                  18.06
Total:                                                    16                $10,191,941                 100.00%
______________________________________________________________________________________________________________________

                                          Loan Programs of the Group 4 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 4            Outstanding as of       Outstanding as of
                Loan Program                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Full Documentation                                         8                $ 5,610,608                  55.05%
Alternate Income                                           3                  1,664,202                  16.33
Stated Income                                              2                  1,095,395                  10.75
Streamlined Refinance - SISA                               1                    873,850                   8.57
No Income/Full Asset                                       1                    487,772                   4.79
VIP-Stated Income/Stated Asset                             1                    460,114                   4.51
Total:                                                    16                $10,191,941                 100.00%
______________________________________________________________________________________________________________________

                                          FICO Scores for the Group 4 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 4            Outstanding as of       Outstanding as of
                 FICO Score                       Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
680 - 699                                                  4                $ 2,611,743                  25.63%
700 - 719                                                  2                  1,610,542                  15.80
720 - 739                                                  3                  1,845,943                  18.11
740 - 759                                                  1                    845,645                   8.30
760 - 779                                                  2                  1,214,595                  11.92
780 - 799                                                  3                  1,575,701                  15.46
Greater than or equal to 800                               1                    487,772                   4.79
Total:                                                    16                $10,191,941                 100.00%
______________________________________________________________________________________________________________________

                                          Loan Purpose of the Group 4 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 4            Outstanding as of       Outstanding as of
                Loan Purpose                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Refinance - Rate Term                                     10               $  6,663,037                  65.38%
Purchase                                                   3                  1,919,890                  18.84
Refinance - Cashout                                        3                  1,609,014                  15.79
Total:                                                    16                $10,191,941                 100.00%
______________________________________________________________________________________________________________________

                                                              S-67

                                        Occupancy Status of the Group 4 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 4            Outstanding as of       Outstanding as of
             Occupancy Status*                    Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Primary                                                   14               $  9,126,889                  89.55%
Second Home                                                2                  1,065,052                  10.45
Total:                                                    16                $10,191,941                 100.00%
______________________________________________________________________________________________________________________
*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                                          Product Types of the Group 4 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 4            Outstanding as of       Outstanding as of
                Product Type                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Fixed - 10 Year                                            1              $     845,645                   8.30%
Fixed - 15 Year                                           15                  9,346,296                  91.70
Total:                                                    16                $10,191,941                 100.00%
______________________________________________________________________________________________________________________

                             Prepayment Penalty Terms of the Group 4 Mortgage Loans at Origination

                                                                             Aggregate             % of Aggregate
                 Prepayment                          Number of           Principal Balance       Principal Balance
        Penalty Term at Origination                   Group 4            Outstanding as of       Outstanding as of
                  (months)                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
No Prepayment Penalty                                     16                $10,191,941                 100.00%
Total:                                                    16                $10,191,941                 100.00%
______________________________________________________________________________________________________________________

                                       Interest Only Terms of the Group 4 Mortgage Loans

                                                                               Aggregate           % of Aggregate
                                                       Number of           Principal Balance      Principal Balance
                                                        Group 4            Outstanding as of      Outstanding as of
               IO Term (months)                      Mortgage Loans        the Cut-Off Date       the Cut-Off Date
______________________________________________________________________________________________________________________
0                                                            16               $10,191,941                100.00%
Total:                                                       16               $10,191,941                100.00%
______________________________________________________________________________________________________________________

                                                     S-68

Tabular Characteristics of the Group 5 Mortgage Loans

         Subject to a  permitted  variance  of plus or minus 5%, as of the Cut-Off  Date,  the Group 5 Mortgage  Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

                                Principal Balances of the Group 5 Mortgage Loans at Origination

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
             Principal Balance                        Group 5            Outstanding as of       Outstanding as of
             at Origination ($)                   Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
400,001 - 450,000                                          2               $    883,051                   1.78%
450,001 - 500,000                                          7                  3,348,533                   6.75
500,001 - 550,000                                          7                  3,649,968                   7.36
550,001 - 600,000                                         11                  6,397,839                  12.90
600,001 - 650,000                                         11                  6,897,033                  13.91
650,001 - 700,000                                          3                  2,061,461                   4.16
700,001 - 750,000                                          2                  1,447,068                   2.92
750,001 - 800,000                                          3                  2,314,839                   4.67
800,001 - 850,000                                          2                  1,672,695                   3.37
850,001 - 900,000                                          3                  2,610,348                   5.27
900,001 - 950,000                                          2                  1,496,970                   3.02
950,001 - 1,000,000                                       10                  9,867,115                  19.90
Greater than or equal to 1,000,001                         5                  6,930,111                  13.98
Total:                                                    68                $49,577,031                 100.00%
______________________________________________________________________________________________________________________

                            Principal Balances of the Group 5 Mortgage Loans as of the Cut-Off Date

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
             Principal Balance                        Group 5            Outstanding as of       Outstanding as of
         as of the Cut-Off Date ($)               Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
400,001 - 450,000                                          2               $    883,051                   1.78%
450,001 - 500,000                                          8                  3,847,728                   7.76
500,001 - 550,000                                          7                  3,700,379                   7.46
550,001 - 600,000                                         11                  6,397,839                  12.90
600,001 - 650,000                                         11                  6,897,033                  13.91
650,001 - 700,000                                          3                  2,061,461                   4.16
700,001 - 750,000                                          2                  1,447,068                   2.92
750,001 - 800,000                                          3                  2,314,839                   4.67
800,001 - 850,000                                          2                  1,672,695                   3.37
850,001 - 900,000                                          3                  2,610,348                   5.27
900,001 - 950,000                                          1                    947,364                   1.91
950,001 - 1,000,000                                       10                  9,867,115                  19.90
Greater than or equal to 1,000,001                         5                  6,930,111                  13.98
Total:                                                    68                $49,577,031                 100.00%
______________________________________________________________________________________________________________________

                                                              S-69

                       Geographic Distribution of the Mortgaged Properties of the Group 5 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 5            Outstanding as of       Outstanding as of
                  Location                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
California                                                20                $15,185,856                  30.63%
Illinois                                                   7                  4,233,027                   8.54
New York                                                   6                  4,173,692                   8.42
Arizona                                                    6                  3,823,158                   7.71
Massachusetts                                              3                  2,720,747                   5.49
Nevada                                                     2                  2,639,517                   5.32
New Jersey                                                 4                  2,035,609                   4.11
New Hampshire                                              3                  1,720,546                   3.47
Virginia                                                   2                  1,575,535                   3.18
North Carolina                                             1                  1,354,460                   2.73
South Carolina                                             2                  1,246,689                   2.51
Washington                                                 2                  1,220,746                   2.46
Alabama                                                    1                  1,170,000                   2.36
Maine                                                      1                    997,136                   2.01
Georgia                                                    1                    995,503                   2.01
Florida                                                    1                    867,740                   1.75
Idaho                                                      1                    796,432                   1.61
Tennessee                                                  1                    762,861                   1.54
Pennsylvania                                               1                    550,397                   1.11
Texas                                                      1                    524,016                   1.06
Kansas                                                     1                    504,705                   1.02
Connecticut                                                1                    478,659                   0.97
Total:                                                    68                $49,577,031                 100.00%
______________________________________________________________________________________________________________________

                         Mortgage Interest Rates of the Group 5 Mortgage Loans as of the Cut-Off Date

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
             Mortgage Interest                        Group 5            Outstanding as of       Outstanding as of
                  Rate (%)                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
5.500 - 5.999                                              3               $  2,202,586                   4.44%
6.000 - 6.499                                             22                 15,655,940                  31.58
6.500 - 6.999                                             39                 29,604,619                  59.71
7.000 - 7.499                                              2                  1,169,811                   2.36
7.500 - 7.999                                              1                    444,365                   0.90
8.500 - 8.999                                              1                    499,709                   1.01
Total:                                                    68                $49,577,031                 100.00%
______________________________________________________________________________________________________________________

                                                     S-70

                                    Mortgaged Property Types of the Group 5 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 5            Outstanding as of       Outstanding as of
          Mortgaged Property Type                 Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Single Family Residence                                   43                $32,005,887                  64.56%
Planned Unit Development                                  17                 12,369,456                  24.95
Co-op                                                      4                  2,821,884                   5.69
Condominium                                                4                  2,379,804                   4.80
Total:                                                    68                $49,577,031                 100.00%
______________________________________________________________________________________________________________________

                                  Original Loan-to-Value Ratios of the Group 5 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 5            Outstanding as of       Outstanding as of
      Original Loan-to-Value Ratio (%)            Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
 0.01 - 50.00                                              5               $  3,463,426                   6.99%
50.01 - 55.00                                              3                  3,500,549                   7.06
55.01 - 60.00                                              2                  1,992,778                   4.02
60.01 - 65.00                                              4                  4,078,072                   8.23
65.01 - 70.00                                              2                  1,703,978                   3.44
70.01 - 75.00                                              3                  2,293,818                   4.63
75.01 - 80.00                                             33                 22,778,048                  45.94
80.01 - 85.00                                              3                  1,898,080                   3.83
85.01 - 90.00                                             12                  7,368,572                  14.86
90.01 - 95.00                                              1                    499,709                   1.01
Total:                                                    68                $49,577,031                 100.00%
______________________________________________________________________________________________________________________

                                          Loan Programs of the Group 5 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 5            Outstanding as of       Outstanding as of
                Loan Program                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Full Documentation                                        56                $42,343,931                  85.41%
VIP-Stated Income/Stated Asset                             7                  3,703,595                   7.47
Stated Income                                              1                  1,170,000                   2.36
No Income/Full Asset                                       2                  1,002,676                   2.02
Reduced                                                    1                    728,993                   1.47
Limited                                                    1                    627,837                   1.27
Total:                                                    68                $49,577,031                 100.00%
______________________________________________________________________________________________________________________

                                                     S-71

                                          FICO Scores for the Group 5 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 5            Outstanding as of       Outstanding as of
                 FICO Score                       Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Not Available                                              1               $    480,685                   0.97%
660 - 679                                                  2                  1,574,895                   3.18
680 - 699                                                  5                  3,326,720                   6.71
700 - 719                                                 11                  9,256,806                  18.67
720 - 739                                                  6                  3,533,013                   7.13
740 - 759                                                 11                  8,144,041                  16.43
760 - 779                                                 12                  9,274,164                  18.71
780 - 799                                                 18                 12,407,435                  25.03
Greater than or equal to 800                               2                  1,579,273                   3.19
Total:                                                    68                $49,577,031                 100.00%
______________________________________________________________________________________________________________________

                                          Loan Purpose of the Group 5 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 5            Outstanding as of       Outstanding as of
                Loan Purpose                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Purchase                                                  42                $27,859,755                  56.19%
Refinance - Rate Term                                     15                 12,670,079                  25.56
Refinance - Cashout                                       11                  9,047,196                  18.25
Total:                                                    68                $49,577,031                 100.00%
______________________________________________________________________________________________________________________

                                        Occupancy Status of the Group 5 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 5            Outstanding as of       Outstanding as of
             Occupancy Status*                    Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Primary                                                   60                $43,857,231                  88.46%
Second Home                                                8                  5,719,800                  11.54
Total:                                                    68                $49,577,031                 100.00%
______________________________________________________________________________________________________________________
* The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                                          Product Type of the Group 5 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 5            Outstanding as of       Outstanding as of
                Product Type                      Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
Fixed - 20 Year                                            1              $     476,995                   0.96%
Fixed - 30 Year                                           64                 46,730,039                  94.26
Fixed - 30 Year - IO                                       3                  2,369,997                   4.78
Total:                                                    68                $49,577,031                 100.00%
______________________________________________________________________________________________________________________

                                                              S-72

                             Prepayment Penalty Terms of the Group 5 Mortgage Loans at Origination

                                                                             Aggregate             % of Aggregate
                 Prepayment                          Number of           Principal Balance       Principal Balance
        Penalty Term at Origination                   Group 5            Outstanding as of       Outstanding as of
                  (months)                        Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
No Prepayment Penalty                                     68                $49,577,031                 100.00%
Total:                                                    68                $49,577,031                 100.00%
______________________________________________________________________________________________________________________

                                       Interest Only Terms of the Group 5 Mortgage Loans

                                                                             Aggregate             % of Aggregate
                                                     Number of           Principal Balance       Principal Balance
                                                      Group 5            Outstanding as of       Outstanding as of
              IO Term (months)                    Mortgage Loans          the Cut-Off Date        the Cut-Off Date
______________________________________________________________________________________________________________________
0                                                         65                $47,207,034                  95.22%
120                                                        3                  2,369,997                   4.78
Total:                                                    68                $49,577,031                 100.00%
______________________________________________________________________________________________________________________

                                                              S-73

Pool Delinquency and Loss Experience

         As of the  Cut-Off  Date,  approximately  0.42% of the  Mortgage  Loans  have been  delinquent  30 days or more  since origination.  None  of such  Mortgage  Loans  have  had  more  than  one  instance  of  delinquency  of 30  days or more  since origination.  Approximately 0.42% of the Mortgage Loans has been delinquent 60 days or more since origination.

Index

         As of any adjustment  date, the index applicable to the  determination  of the mortgage rate on  approximately  all of adjustable-rate  Mortgage Loans will be the average of interbank  offered rates for one-year U.S.  dollar-denominated  deposits in the London  market  based on  quotations  of major  banks as  published  in The Wall Street  Journal  and are most  recently available as of the time specified in the related  mortgage note  ("One-Year  LIBOR").  The index figure used for each interest rate adjustment date will be the most recently available index as of the interest rate adjustment date.

Additional Information

         The  description  in this  prospectus  supplement  of the  characteristics  of the  Mortgage  Loans and the  Mortgaged
Properties is based on the  adjustable-rate  Mortgage  Loans and the fixed rate Mortgage  Loans only.  Prior to the issuance of the notes, the Depositor may add or remove Mortgage Loans if it deems such addition or removal necessary or appropriate.

                                                         THE ORIGINATOR

General

         The originator of all of the Mortgage Loans is PHH Mortgage Corporation.

PHH Mortgage Corporation

         PHH  Mortgage  Corporation  ("PHH  Mortgage"),  a  New  Jersey  corporation,  is a  wholly  owned  subsidiary  of  PHH
Corporation.  PHH Mortgage is a centralized  mortgage lender,  which provides  residential  mortgage banking services in all 50 states,  the District of Columbia and the United States Virgin  Islands.  PHH  Mortgage's  business  consists  primarily of the acquisition/origination,  sale and servicing of residential  first- and second-lien  mortgage loans.  PHH Mortgage is qualified to do business (to the extent  qualification  is required)  in each state where its mortgage  program is offered.  It maintains licenses in various  states as a real  estate or  mortgage  broker,  and/or as a mortgage  banker,  and/or as a first or second mortgage lender, as applicable.  It also has the following  approvals:  HUD nonsupervised  one- to four-family  mortgagee;  FHA approved  mortgagee;  Fannie Mae first and second  mortgage one- to four-family  seller/servicer;  Freddie Mac first and second mortgage one- to  four-family  seller/servicer;  GNMA  mortgage  backed  securities  issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

         On January 31, 2005, PHH Corporation  completed the previously announced spin-off from Realogy  Corporation,  formerly known as Cendant  Corporation.  Shares of PHH Corporation common stock were distributed to Realogy Corporation  shareholders in the form of a tax-free stock  dividend.  PHH  Corporation  shares began "regular way" trading on the New York Stock Exchange on
February 1, 2005. In connection with the spin-off,  certain  subsidiaries of Realogy  Corporation  entered into agreements with
PHH Corporation and certain of its mortgage  subsidiaries for the purpose of forming a venture  intended to originate  mortgage loans for customers of Realogy Corporation's real estate brokerage and relocation businesses.

         PHH Mortgage  maintains  its  executive  offices at 3000  Leadenhall  Road,  Mt.  Laurel,  New Jersey  08054,  and its
telephone number is (856) 917-6000.

                                                              S-74

         PHH Mortgage purchases,  originates,  sells and services residential  mortgages in the United States via the following channels:

         Financial  Institutions  Channel:  PHH Mortgage is a leading  provider of "private  label"  mortgage  origination  and servicing for financial  institutions  and other entities.  Through this channel,  PHH Mortgage  offers a complete  outsourcing solution,  from processing  applications through funding to secondary market sales of loans and ongoing servicing,  for clients that want to offer mortgage services to customers, but are not equipped to handle all aspects of the process cost-effectively.

         Real  Estate  Brokers  Channel:  PHH  Mortgage  works with real estate  brokers to provide  their  customers  mortgage loans.  As a result of these  affiliations  with real estate  brokers,  PHH  Mortgage  has access to home buyers at the time of purchase.  Through this channel,  mortgage  products are marketed to customers of Realogy  Corporation's  real estate brokerage and relocation  businesses through a joint venture between certain  subsidiaries of Realogy Corporation and PHH Corporation and certain of its mortgage  subsidiaries.  Additionally,  PHH Mortgage  works with  brokers that are not  affiliated  with Realogy
Corporation.

         Substantially  all of the  origination  and  acquisition  activities  are conducted by PHH Mortgage  from  centralized facilities  located in Mt.  Laurel,  New Jersey,  Jacksonville,  Florida and in East  Providence,  Rhode  Island.  PHH Mortgage
offers mortgages through the following platforms:

         Teleservices.  Mortgages  are offered to consumers  through a toll-free  number  teleservices  operation  based in Mt.
Laurel,  New Jersey,  Jacksonville,  Florida and East  Providence,  Rhode Island under  programs for real estate  organizations
(Phone In, Move In®),  private label programs for financial  institutions,  and for relocation  clients in conjunction with the operations of Cartus Corporation, a relocation business, and a leading provider of employee relocation services.

         In its teleservices  operations,  PHH Mortgage and certain  subsidiaries  employ "mortgage  consultants"  that receive applications  over the  telephone,  and  thereafter  refer the  origination of the loan to "loan  processors"  for  processing.
Mortgage  consultants  are not involved in the process once the loan is referred to a loan processor.  The mortgage  consultant has no role in the selection of the loan processor,  the selection of the appraiser or any other  underwriting  function.  Loan processors  are  compensated  with a base  salary  plus  incentive  bonus,  and are  evaluated  in large part based on customer feedback.

          Internet.  Mortgage information is offered to consumers through a web interface that is owned by PHH Mortgage. The web interface contains educational  materials,  rate quotes and a full mortgage  application.  This content is made available to the customers  of partner  organizations,  including  Century  21®,  Coldwell  Banker®,  ERA®  and Cartus
Corporation.  In addition,  PHH Mortgage  developed  and launched its own online  brand—  InstaMortgage.comSM  in 1999.
Applications from online customers are processed via PHH Mortgage's teleservices platform.

         Field  Sales  Professionals.   Mortgages  are  offered  to  consumers  through  field  sales  professionals  with  all processing,  underwriting and other  origination  activities based in Mt. Laurel,  New Jersey,  Jacksonville,  Florida and East
Providence,  Rhode  Island.  These  field  sales  professionals  generally  are  located in real  estate  offices or  financial institutions  around the United States and are equipped with software to obtain product  information,  quote interest rates and prepare a mortgage  application with the consumer.  Once the field sales professional  forwards the application for processing, the loan  package is  assigned  to a loan  processor.  The  professional  is kept  informed of the  process,  but is  generally uninvolved  in the  processing  of the loan.  The field sales  professional  generally has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function.

         Closed Loan Purchases.  This platform is also known as the  wholesale/correspondent  platform.  PHH Mortgage generally underwrites  and (i)  partially  processes  and closes  and/or (ii)  purchases  closed loans from  financial  institutions  and mortgage  banks.  These  include  banks,  credit  unions and other  mortgage  companies  that are  affiliated  with real estate brokerage organizations.  PHH Mortgage approves all of its  wholesalers/correspondents  after a thorough review of the entity's corporate, financial and licensing information.

                                                              S-75

         Wholesale.  PHH Mortgage underwrites, closes and funds the processed loans after submission by the broker/wholesaler.

         Correspondent.  PHH Mortgage  purchases closed loans. One platform  requires that PHH Mortgage  underwrite loans prior to purchasing and the other platform delegates the underwriting authority to the correspondent.

         PHH Mortgage has been an originator of mortgage  loans since 1978 and has  originated  adjustable-rate  mortgage loans since 1994 and  fixed-rate  mortgage  loans since 1978.  The following  table  describes  size,  composition  and growth of PHH
Mortgage's total residential mortgage loan production as of the periods ended indicated below.

                                     December 31, 2005    December 31, 2006    December 31, 2007     March 31, 2008
                                                               (Dollar Amounts in Millions)
Loan Type                              Units    Dollars     Units    Dollars     Units    Dollars     Units    Dollars
___________________________________________________________________________________________________________________________
Conventional(1)                      187,421   $ 42,642   170,244   $ 36,282   149,006   $ 34,447    33,523    $ 8,550
Government(2)                          6,286        901    11,282      1,933    11,519      2,066     3,288        588
Home Equity Lines of Credit           40,103      4,642    24,537      3,047    22,360      3,032     5,312        812
Total Residential Mortgage Loans     233,810   $ 48,185   206,063   $ 41,262   182,885   $ 39,545    42,123    $ 9,950

________

(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2) Includes FHA and VA Loans

         PHH  Mortgage is not aware of any  material  legal  proceedings  pending  against it or against  any of its  property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the notes.

Underwriting Standards

         PHH Mortgage's products currently consist of:

              •   First-lien   conventional  loans  (both  conforming  loans  and  non-conforming  loans),   government  insured
                  Federal Housing Administration ("FHA") and government guaranteed Veterans Administration ("VA") loans; and

              •   first and junior lien home equity loans and lines of credit.

         The  underwriting  standards used by PHH Mortgage for mortgage loans vary based on the type of mortgage  product.  Set forth below is a summary of underwriting standards used in approving various products:

Mortgage Product                                             Underwriting Standards Used`
______________________________________________________________________________________________________________________
First Lien FHA/VA                                            Ginnie Mae
First Lien Conventional/Conforming                           Fannie Mae or Freddie Mac
First Lien Conventional/Non-Conforming                       PHH Mortgage
Home Equity Loans and Home Equity Lines of Credit            PHH Mortgage

         PHH  Mortgage's  underwriting  standards have been  established  based upon its knowledge of the primary and secondary residential  mortgage  markets.  They are  intended  to  originate  investment-quality  mortgage  loans that are salable in the secondary  mortgage market.  They are applied in originating or purchasing loans for its own account,  and in originating loans for, or purchasing  loans from,  other lenders under various  "private-label"  programs.  The  application of the  underwriting standards  represent a balancing of several  factors that may affect the ultimate  recovery of the loan amount,  including  but not limited to, the applicant's credit standing and ability to repay the loan,

                                                              S-76

as well as the  value and  adequacy  of the  mortgaged  property  as  collateral.  PHH  Mortgage  may  adapt  its  underwriting guidelines based upon the nature of a specific private-label relationship.

General Underwriting Procedure

         The following  describes the general  underwriting  procedures  used for mortgage loans  originated or purchased,  and underwritten  by PHH  Mortgage.  From time to time,  exceptions  to PHH  Mortgage's  underwriting  policies  may be made.  Such exceptions are made on a loan-by-loan  basis only at the discretion of PHH Mortgage's  underwriters  and may be made only after careful  consideration  of  certain  compensating  factors  such  as  borrower  capacity,  liquidity,  equity,  employment  and residential stability.

         PHH Mortgage's  underwriting  guidelines are applied to evaluate an applicant's credit standing,  financial condition, and repayment  ability,  as well as the value and adequacy of the mortgaged  property as collateral  for any loan made. As part of the loan application  process, the applicant is required to provide information  concerning his or her assets,  liabilities, income  and  expenses  (except  as  described  below),  along  with an  authorization  to  obtain  any  necessary  third  party verifications,  including a credit report  summarizing the applicant's  credit history.  Unless  prohibited by applicable state law, the applicant is typically required to pay an application fee if application is made directly to PHH Mortgage.

         PHH Mortgage makes substantial use of automated  underwriting  systems and procedures in implementing its underwriting guidelines.  These  systems are used in  conjunction  with PHH  Mortgage's  underwriting  staff and  control the loan  approval process to ensure consistent loan decisioning and conditioning.

         In  evaluating  the  applicant's  ability  and  willingness  to repay the  proposed  loan,  PHH  Mortgage  reviews the applicant's  credit  history  and  outstanding  debts,  as  reported on the credit  report.  If an  existing  mortgage or other significant  debt listed on the loan  application is not adequately  reported on the credit report,  PHH Mortgage may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

         Except as  described  below,  PHH  Mortgage  verifies  the  applicant's  liquid  assets to ensure  that the client has adequate liquid assets to apply toward any required down payment,  closing costs,  prepaid interest,  and a specified amount of cash reserves after the closing of the related mortgage.  Additional liquid assets may not be verified.

         Except as  described  below,  PHH  Mortgage  also  evaluates  the  applicant's  income  to  determine  its  stability, probability of  continuation,  and adequacy to service the proposed PHH Mortgage debt payment.  The  underwriting  standards of
PHH Mortgage in  determining  a borrower's  ability to pay  generally  looks at the fully index  mortgage rate on an adjustable rate mortgage loan.

         In determining  the adequacy of the property as collateral for a first lien mortgage  loan, a Fannie  Mae/Freddie  Mac conforming  appraisal of the property is performed by an  independent  appraiser  selected by PHH Mortgage,  except as noted in this  prospectus  supplement.  The  appraiser is required to inspect the property and verify that it is in good  condition  and that  construction  or renovation,  if new, has been  completed.  The appraisal  report  indicates a value for the property and provides information concerning  marketability,  the neighborhood,  the property site, interior and exterior improvements,  and the condition of the property.  In lieu of an appraisal,  alternative  collateral  assessment products which comply with Fannie
Mae/Freddie Mac criteria may be used.

         In many cases,  the appraisal is obtained  through a network of appraisers  managed by STARSSM (Speedy Title Appraisal and Review  Services),  a corporation  owned by the same parent  company as PHH Mortgage  that was  originally  established  to support the Cartus  Corporation  relocation  program with appraisals  obtained for relocation  transactions (that is, transfers that require an accurate  price  estimate in the absence of a current sale  transaction).  In certain  cases,  PHH Mortgage may employ the use of a third party statistical valuation in lieu of an appraisal.

         Credit scores are obtained by PHH Mortgage in connection  with mortgage loan  applications to help assess a borrower's credit-worthiness.  On an  exception  basis,  credit  scores may be obtained by PHH  Mortgage  after the purchase of a mortgage loan if the related  seller  does not provide a credit  score.  Credit  scores are  obtained  from credit  reports  provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

                                                              S-77

         The credit  score is  designed  to assess a  borrower's  credit  history at a single  point in time,  using  objective information  currently on file for the borrower at a particular  credit reporting  organization.  These  organizations  publish scores ranging from  approximately 300 to approximately  850, with higher scores indicating an individual with a more favorable credit  history  compared to an individual  with a lower score.  However,  a credit score  purports only to be a measurement of the relative degree of risk a borrower represents to a lender,  i.e., a borrower with a higher score is statistically  expected to be less  likely to default in payment  than a borrower  with a lower  score.  In  addition,  it should be noted that  credit scores were  developed to indicate a level of default  probability  over a two-year  period,  which does not  correspond to the life of a mortgage  loan.  Furthermore,  credit scores were not  developed  specifically  for use in  connection  with mortgage loans,  but for consumer loans in general,  and assess only the borrower's  past credit  history.  Therefore,  in most cases, a credit score does not take into  consideration  the  differences  between  mortgage loans and consumer  loans,  or the specific characteristics  of the  related  mortgage  loan,  including  the LTV ratio,  the  collateral  for the  mortgage  loan,  or the debt-to-income  ratio.  There can be no assurance  that the credit scores of the  mortgagors  will be an accurate  predictor of the likelihood of repayment of the related  mortgage loans or that any mortgagor's  credit score would not be lower if obtained as of the date of the prospectus supplement.

         For all first  lien  mortgage  loans,  a title  report  generally  must be  obtained.  Generally,  all  liens  must be satisfied and removed prior to or upon the closing of any of the mortgage  loans.  Where  applicable,  in addition to providing proof of standard  hazard  insurance on the  property,  the  applicant is required to obtain,  to the extent  available,  flood insurance when the subject property is identified as being in a federally designated flood hazard area.

         Once sufficient  employment,  credit and property  information is obtained,  the decision as to whether to approve the loan is based  upon the  applicant's  income  and  credit  history,  the  status of title to the  mortgaged  property,  and the appraised  value of the  mortgaged  property.  PHH  Mortgage  also  reviews  the level of an  applicant's  liquid  assets as an indication of creditworthiness.

         PHH Mortgage  encourages  borrowers to agree to make their monthly  payments  through  automated  clearing house (ACH)
debits from an established bank account, as a way to improve the rate of timely payments on its loan portfolio.

PHH Mortgage Corporation's Underwriting Standards

         The following  underwriting  guidelines  are used by PHH Mortgage in  originating  or  purchasing  first lien mortgage loans for its own account,  and in originating  loans for, or purchasing  loans from, other lenders under various private label programs.  Loan applicants may be eligible for a loan approval  process  permitting  less  documentation.  These  documentation standards  limit the amount of  documentation  required  for an  underwriting  decision and have the effect of  increasing  the relative importance of the credit report and the appraisal.  See "Other Documentation Standards" below.

         PHH  Mortgage  originates  mortgage  loans  with  loan-to-value  ratios in excess of 80% either  with or  without  the requirement to obtain primary  mortgage  insurance.  In cases where primary  mortgage  insurance is obtained it may be paid for either by the borrower or by PHH Mortgage.  In cases for which such primary  mortgage  insurance is not obtained,  loans having loan-to-value  ratios  exceeding  80% (i) will have been made at an interest rate that was higher than the rate would have been had the  loan-to-value  ratios been 80% or less or had primary  mortgage  insurance  been obtained or (ii) are required to have pledged assets securing such loans.  See "Pledged Asset Loans."

Full Documentation Standards

         The  underwriting  standards of PHH Mortgage for first lien mortgage loans  generally  allow  loan-to-value  ratios at origination of up to 95% for mortgage loans.  However,  certain programs allow mortgage loans that had loan-to-value  ratios at origination of up to 100%.

                                                              S-78

         In determining whether a prospective borrower has sufficient monthly income available

               •   to meet the borrower's monthly obligation on the proposed mortgage loan and

               •   to meet  monthly  housing  expenses and other  financial  obligations  including  the  borrower's  monthly obligations on the proposed mortgage loan,

PHH  Mortgage  generally  applies  debt  service-to-income  ratios of up to 50% of the proposed  borrower's  acceptable  stable monthly gross income.  Under certain programs, however, PHH Mortgage makes loans where these ratios are up to 65%.

         PHH Mortgage's guidelines for verifying an applicant's income and employment are generally as follows:

               •   for salaried  applicants,  PHH Mortgage typically  requires a written  verification of employment from the applicant's employer, or a copy of the applicant's two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment.  Verbal verification of employment is typically obtained directly from the applicant's employer, but in certain  circumstances,  may be fulfilled by contacting the applicant at his or her place of  business.  Verifications  of income  may be waived  under  certain  programs  offered by PHH
                   Mortgage,  but PHH  Mortgage's  underwriting  guidelines  require,  in most  instances,  a verbal or  written verification of employment to be obtained; and

               •   for non-salaried  applicants,  including  self-employed  applicants,  PHH Mortgage  requires copies of the applicant's two most recent federal income tax returns and business tax returns for self-employed applicants, if necessary,  along with all supporting schedules.  In some cases, PHH Mortgage may waive submission of such supporting  schedules if this income is insignificant in relation to the applicant's  overall income, or does not affect the applicant's  ability to qualify for the proposed loan. A self-employed  applicant is generally required to submit a signed profit and loss statement if the applicant's income shows significant  variations from year to year.

Other Documentation Standards

         PHH Mortgage also originates  mortgage loans pursuant to alternative  sets of underwriting  criteria under its reduced documentation  program ("Reduced  Documentation  Program"),  stated income,  stated asset program ("Stated Income, Stated Asset
Program"),  stated  income,  full asset program  ("Stated  Income Full Asset  Program"),  no income,  stated asset program ("No
Income  Stated  Asset  Program")  and  rate  and term  refinance  limited  documentation  program  ("Streamlined  Documentation
Program").  Under the Reduced  Documentation  Program,  Stated Income,  Stated Asset Program,  Stated Income Full Asset Program
and No Income Stated Asset Program,  certain  documentation  concerning  income/employment and asset verification is reduced or excluded.  Each of these programs is designed to facilitate the loan approval process.

         Under the  Streamlined  Documentation  Program,  which is  generally  available  only to the  loans in PHH  Mortgage's portfolio having no mortgage  delinquencies in the past 12 months,  rate and term refinance loans are underwritten based solely on the original  appraisal and limited credit  verification,  if any. Although no current appraisal of the property is obtained with respect to the  origination  of these  mortgage  loans,  a "drive-by"  appraisal  may be obtained in certain cases and the loan-to-value ratio generally may not exceed the original loan-to-value ratio at origination.

         Another  program (the  "Liquidity  Program")  provides for  expedited  processing  on certain  loans based on the risk profile  of the loan.  During  the  origination  process,  PHH  Mortgage  conducts  an  assessment  of the risk  profile of the prospective  borrower and subject  property to determine the level of income  verification  required to process the loan. Under the Liquidity  Program,  loans are  categorized  into  different  processing  tracks based upon their overall risk profile,  as evidenced by the  loan-to-value  ratio,  debt-to-income  ratio,  borrower  credit  profile,  the liquidity  ratio (as described below),  type of property,  occupancy  status,  and proposed loan amount.  For loans that  demonstrate the lowest level of risk based upon this  categorization,  the  borrower  may not be required to disclose his or her income in order for PHH Mortgage to process the loan.  The liquidity ratio used in this program is defined as

                                                              S-79

the total  amount of a  borrower's  liquid  assets,  as verified by PHH  Mortgage,  divided by the total amount of the proposed loan.  For example,  a borrower with  $500,000 in verified  liquid assets who is requesting a $250,000 loan amount would have a
2.0 liquidity ratio. Liquid assets are generally defined as cash and cash equivalents,  marginable marketable  securities,  and retirement  accounts.  Business assets are generally not considered  part of a borrower's  liquid assets unless the business is
100% owned by the borrower.  The liquidity  ratio generally  excludes all assets that are pledged or margined,  estimated funds required for closing,  annuities,  concentrated  equity  positions if the share price is less than $10 and any stock options or unvested  shares of stock.  PHH  Mortgage  believes  that the  accumulation  of net worth,  particularly  in the form of liquid assets,  is a strong  indication  of  creditworthiness.  A  borrower  who  accumulates  net worth  from  earnings  and  savings demonstrates a strong ability to manage his or her financial  affairs.  If the net worth is in liquid form, it can  potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against  short-term  interruptions of income.  The level of income  documentation  required by the  Liquidity  Program is  determined  by the  combination  of the borrower's credit score and overall credit profile,  liquidity ratio, and the  loan-to-value  ratio of the proposed loan. Using predetermined  parameters  based upon the  combination of these factors,  adjusted for the property type and occupancy  status,
PHH Mortgage may require the following different levels of income disclosure and verification:

               •   no income disclosure with no verification of income required;

               •   debt-to-income  ratio calculated based on stated income from the borrower,  with no verification of income required; or

               •   income disclosure and verification using streamlined/alternate documentation.

         The  mortgage  loans may  include  loans  made to  corporations,  partnerships,  and  trustees  of  certain  trusts in connection with applications which have been received from individuals.  These loans are generally structured as follows:

               •   the loan is made to the individual applicant, secured by a mortgage or deed of trust from the entity;

               •   the loan is made to the entity,  secured by a mortgage or deed of trust from the entity and  guaranteed by the individual applicant; or

               •   the loan is made  jointly to the  individual  applicant  and the entity,  secured by a mortgage or deed of trust from the entity.

         In these  cases,  PHH  Mortgage  applies  its  standard  underwriting  criteria  to the  property  and the  individual applicant.  These loans are generally  categorized as  owner-occupied  if the individual  applicant  states in the  application that, as of the closing of the related loan, the property will be occupied by one or more applicants.

         The mortgage loans may include loans to borrowers who are non-resident  aliens in the United States.  In general,  PHH
Mortgage applies the same  underwriting  guidelines to these borrowers as under its standard  mortgage  programs.  PHH Mortgage may limit the loan-to-value ratio on these loans if adequate income and credit information is not available.

         In addition,  PHH Mortgage  originates  certain  mortgage  loans  ("Relocation  Mortgage  Loans") made to employees of corporations  who have a substantial  portion of the costs related to the mortgage loan reimbursed by their  employer.  Some of the expenses  eligible for  consideration  include  closing costs and discount  points or real estate  commissions.  Relocation
Mortgage Loans are otherwise originated pursuant to PHH Mortgage's underwriting policies as described herein.

Pledged Asset Loans

         Certain  mortgage  loans that have a  loan-to-value  ratio in excess of 80% and are not covered by a primary  mortgage insurance  policy may be also either (i) secured by a security  interest in pledged assets (normally  securities)  owned by the borrower  or (ii)  supported  by a third  party  guarantee  (usually a parent of the  borrower),  which in turn is secured by a security interest in pledged assets (normally securities) or by a lien on residential real estate of the

                                                              S-80

guarantor  and/or  supported by the right to draw on a home equity line of credit extended by PHH Mortgage or another lender to the guarantor.  The amount of such pledged assets securing such pledged asset loan generally  equals the down payment or equity required by PHH Mortgage.  The requirement to maintain pledged assets generally  terminates when the principal  balance of such pledged asset loan is reduced to a predetermined  amount set forth in the related pledge  agreement or guaranty  agreement,  as applicable,  or when the LTV for such pledged asset loan is reduced to the applicable  loan-to-value  ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH Mortgage.

                                                   THE SPONSOR AND THE SELLER

         Chimera  Investment  Corporation  will be the sponsor of the  transaction  (the  "Sponsor") and will sell the mortgage loans (in such  capacity,  the "Seller")  indirectly to the issuing  entity.  The Sponsor is a Maryland  corporation  which was formed in June 2007.

         The Sponsor  intends to elect and qualify to be taxed as a real estate  investment  trust, or REIT, for federal income tax purposes.  The Sponsor's  objective is to provide attractive  risk-adjusted  returns to its investors through a combination of dividends  and capital  appreciation.  The Sponsor  intends to achieve this  objective by  opportunistically  investing in a broad class of financial assets to construct a diversified  investment  portfolio that is leveraged where  appropriate and that is structured to comply with the various federal income tax  requirements  for REIT status and the  requirements  for exemption from  regulation  under the  Investment  Company  Act of 1940,  or the 1940 Act.  The  Sponsor is managed  and advised by Fixed
Income Discount Advisory Company ("FIDAC"),  a SEC-registered  investment advisor,  pursuant to a management  agreement between
FIDAC and the Sponsor.

         The purpose of the Sponsor's asset-backed  securities  transactions is to procure long-term financing for the mortgage loans in which the Sponsor  intends to invest.  The Sponsor has no experience in  securitizing  mortgage  loans.  Further,  the
Sponsor has not  originated  any of the mortgage  loans that it intends to  securitize.  The Sponsor has purchased the mortgage loans  that it  intends  to  invest  in and  securitize  from the  Originator.  The  Sponsor  determines  whether  to invest in particular  mortgage loans by analyzing the pricing,  terms and credit quality of those assets,  the cost and  availability  of hedges and financing  for those assets,  the  documentation,  underwriting,  origination,  servicing and  performance  of those assets  (including  delinquencies  and prepayments) and the other  information  available with respect to those mortgage loans.
The Sponsor  determines  whether to  securitize  the  mortgage  loans in which it invests on the basis of this  analysis and by evaluating the structure, terms, pricing and other features of a prospective asset backed securities transaction.

         In this  transaction,  the Sponsor has  participated  in pooling the  Mortgage  Loans.  The Sponsor does not intend to service  the  Mortgage  Loans,  but under the terms of the Sale and  Servicing  Agreement,  the  Sponsor,  either  directly  or indirectly through a subsidiary is entitled to special  foreclosure rights described in this prospectus  supplement under "Sale and Servicing  Agreement—Special  Foreclosure  Rights".  Additionally,  the Sponsor intends to receive and hold,  directly,  or indirectly through a subsidiary, the entire interest in one or more of the Retained Notes.

                                                         ISSUING ENTITY

         PHH  Mortgage  Trust,  Series  2008-CIM2  is a  statutory  law trust  formed  under the laws of the State of  Delaware pursuant to (i) the initial trust agreement  dated as of July 25, 2008, by and between the Owner Trustee and the Depositor,  as amended and  restated by the  Amended  and  Restated  Trust  Agreement  dated as of the  Closing  Date,  by and among the Owner
Trustee,  the Depositor and the Securities  Administrator  (the "Trust  Agreement")  and (ii) a certificate of trust filed with the Secretary of State of Delaware on July 24, 2008.  The issuing  entity is also  sometimes  referred to herein as the "Trust"
or the "Trust Fund." The Trust will not engage in any activity  other than  acquiring,  holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom,  issuing the notes and Owner Trust  Certificates,  making payments on the notes  and Owner  Trust  Certificates,  entering  into the Sale and  Servicing  Agreement  and the  Indenture  and  related activities.  The foregoing  restrictions are contained in the Trust  Agreement.  These  restrictions  cannot be amended without the consent of holders of notes evidencing at least 51% of the voting rights.  For a description of other  provisions  relating to amending the Trust Agreement, please see "The Agreements—Amendment of the Agreements" in the prospectus.

                                                              S-81

         The assets of the PHH  Mortgage  Trust,  Series  2008-CIM2  will  consist of the  Mortgage  Loans and certain  related assets.  PHH Mortgage Trust, Series 2008-CIM2's fiscal year end is December 31.

         On the  Closing  Date,  the Trust will  purchase  the  Mortgage  Loans  from the  Depositor  pursuant  to the Sale and
Servicing  Agreement.  See "Sale and Servicing  Agreement"  herein. On the Closing Date, the Trust will pledge the trust estate to the Indenture  Trustee as security for the notes pursuant to the  Indenture.  The Depositor will sell the Offered Notes that are sold to  investors by the  Underwriter  to the  Underwriter  and apply the net proceeds of such sale to the purchase of the
Mortgage  Loans.  Other than the trust estate  pledged as  collateral  for the notes,  the Trust will not have any  significant assets available for payment of the notes.

         The Trust's  principal  offices are located in Wilmington,  Delaware,  in care of LaSalle National Trust Delaware,  as
Owner Trustee, at the address set forth below under "The Owner Trustee."

         If the assets of the Trust are  insufficient to pay the  noteholders all principal and interest owed in full,  holders of Offered  Notes and  Non-Offered  Notes may not receive all of their  expected  payments of interest and  principal  and will suffer a loss.  The terms of the Trust  Agreement (to the extent such  provisions are held to be  enforceable)  limit the power of the Owner Trustee or the holders of the Owner Trust  Certificates  to file a voluntary  bankruptcy  petition with respect to the Trust while any notes are  outstanding.  In addition,  under the Indenture,  the Indenture  Trustee and the noteholders (by their acceptance of the notes) covenant not to institute a bankruptcy  proceeding  against the trust. The beneficial  ownership interest in the Trust will be evidenced by the Owner Trust Certificates.

                                                          THE DEPOSITOR

         Credit Suisse First Boston Mortgage  Acceptance  Corp.,  the depositor,  was  incorporated in the State of Delaware on
April 14, 1988,  as a wholly  owned  subsidiary  of First Boston  Securities  Corporation,  the name of which was  subsequently changed to Credit Suisse First Boston Securities  Corporation,  or CSFBSC.  CSFBSC, the name of which was subsequently  changed to Credit Suisse First Boston  Management LLC and more recently to Credit Suisse  Management  LLC, is an indirect  wholly owned subsidiary of Credit Suisse Holdings  (USA),  Inc. The principal  executive  offices of the depositor are located at 11 Madison
Avenue, New York, N.Y. 10010.  Its telephone number is (212) 325-2000.

         The  depositor  was  organized,  among other  things,  for the purposes of  establishing  trusts,  selling  beneficial interests in those trusts and acquiring and selling  mortgage  assets to those trusts.  Neither the  depositor,  its parent nor any of the  depositor's  affiliates  will ensure or guarantee  distributions  on the  certificates.  The mortgage loans will be acquired by the depositor directly or through one or more affiliates.

         After issuance of the certificates,  the depositor will have no material  obligations with respect to the certificates and  mortgage  loans,  other than the (i) the right to  appoint a  successor  trustee  upon the  resignation  or removal of the trustee and (ii) the obligation to indemnify the Initial  Purchaser  against  certain  liabilities  under the Securities Act of
1933, as amended.

                                                     STATIC POOL INFORMATION

         The depositor will make available any of the sponsor's  material  static pool  information as required under the SEC's rules  and  regulations  on a website  on the world  wide web.  The  static  pool  information  material  to this  offering  of
certificates  is  located  in  the  hyperlinks  labeled  "PHHMC  2008-CIM2   Fixed.pdf"  and  "PHHMC  2008-CIM2   ARMS.pdf"  at
http://www.credit-suisse.csmc.static-pool.com/.  Access to this web  address is  unrestricted  and free of  charge.  The static pool information  includes (i) information about the original  characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

                                                              S-82

         Information  provided  through  the  Internet  addresses  above  will not be  deemed  to be a part of this  prospectus supplement or the  registration  statement for the securities  offered hereby if it relates to any prior securities pool formed or vintage before January 1, 2006, or with respect to the Mortgage  Loans (if  applicable),  any period before January 1, 2006.
For purposes of describing the delinquency  status of a mortgage loan in a prior  securitized  pool included in the static pool information,  the  Mortgage  Banker  Association  (MBA)  delinquency  calculation  method is used.  Under  the MBA  delinquency calculation  method,  a mortgage loan is considered to be "30-59 days"  delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately  prior to the next following  monthly scheduled due date.  The  determination  as to whether a mortgage  loan falls into this  category  is made as of the close of business on the last business day of each month.  For example,  a mortgage  loan with a payment due on July 1 that  remained  unpaid at the close of business on July 31 would then be considered to be 30 to 59 days delinquent.

         There  can be no  assurances  that the  rates of  delinquencies,  losses  and  prepayments  experienced  by the  prior securitized  pools will be comparable to  delinquencies,  losses and  prepayments  expected to be  experienced  by the mortgage loans owned by the issuing entity.

                                                    DESCRIPTION OF THE NOTES

General

         The PHH Mortgage Trust,  Series 2008-CIM2,  Mortgage Backed Notes will consist of twenty classes of notes,  designated as (i) the Class 1-A-1,  Class 1-A-2,  Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class A-X, Class 4-A-1, Class 4-A-2,
Class 5-A-1,  Class 5-A-2,  Class 4-A-X, Class 5-A-X and Class A-PO Notes  (collectively,  the "Senior Notes");  (ii) the Class
B-1,  Class B-2,  Class B-3,  Class B-4,  Class B-5 and Class B-6 Notes (the  "Subordinate  Notes" and together with the Senior
Notes,  the  "Notes").  Only the Senior  Notes,  other than the Class A-X,  Class 4-A-X,  Class 5-A-X and Class A-PO Notes (the
"Offered  Notes")  are offered by this  prospectus  supplement  and  accompanying  prospectus.  The Trust will also issue owner trust certificates pursuant to the Trust Agreement (the "Owner Trust Certificates").

         The notes  represent  indebtedness  of the Trust  established  by the Depositor  into which the Mortgage Loans will be deposited.  The Offered Notes are related solely to the Mortgage Loans.

         The aggregate initial class principal  balance of the Senior Notes and Subordinate  Notes will be approximately  equal to the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

         Distributions  on the Offered  Notes will be made on the 25th day of each month or, if that day is not a business day, on the next  succeeding  business day,  beginning in August 2008 (each, a "Payment  Date"),  to the persons in whose names such notes are  registered  at the close of  business  on the Record  Date.  The  "Record  Date" for each class of notes is the last business day of the month  immediately  preceding  the month in which the related  Payment Date occurs.  The "Due Date" related to each Payment Date will be the first day of the month in which such  Payment  Date occurs.  The "Due Period"  related to each
Payment Date and the Mortgage Loans will be the period  commencing on the second day of the month  preceding the month in which such  Payment  Date  occurs and ending at close of business on the first day of the month in which such  Payment  Date  occurs.
The  "Determination  Date" will be a day not later than the 16th day of the month in which such Payment Date occurs, or if such
16th day is not a business  day, the business day  immediately  preceding  such 16th day. The  "Prepayment  Period"  related to each Payment Date will be the calendar month immediately preceding the month in which such Payment Date occurs.

         The Securities  Administrator  will execute,  authenticate  and deliver the notes pursuant to an Indenture to be dated as of the Closing Date among the Depositor,  the Securities  Administrator  and the Indenture  Trustee (the  "Indenture").  The
Mortgage  Loans will be  transferred  to the Trust by the Depositor  pursuant to the Sale and Servicing  Agreement  dated as of
July 1, 2008,  among the Indenture  Trustee,  the Depositor,  the Trust,  the Master Servicer and the Securities  Administrator
(the  "Sale and  Servicing  Agreement").  Forms of the Sale and  Servicing  Agreement  and the  Indenture  have  been  filed as exhibits to the  registration  statement of which this  prospectus  supplement is a part.  Reference is made to the  prospectus for important additional information regarding the terms

                                                              S-83

and  conditions of the Indenture and the Sale and Servicing  Agreement and the notes.  It is a condition to the issuance of the
Offered  Notes that they  receive the ratings  from  Moody's  Investors  Service,  Inc.  ("Moody's")  and Fitch  Ratings,  Inc.
("Fitch") indicated under "Note Ratings" in this prospectus supplement.

         The Offered  Notes are  offered in minimum  denominations  equivalent  to at least  $25,000  initial  class  principal balance each and multiples of $1 in excess thereof.

Book-Entry Registration

         The  Offered  Notes  will be  book-entry  notes  (for so long as they are  registered  in the  name of the  applicable
Depository or its nominee,  the "Book-Entry  Notes").  Persons acquiring beneficial ownership interests in the Book-Entry Notes
("Note  Owners") will hold such notes  through the  Depository  Trust  Company  ("DTC") in the United  States,  or  Clearstream
Banking Luxembourg,  formerly known as Cedelbank SA ("Clearstream"),  or the Euroclear System  ("Euroclear") in Europe, if they are  participants  of such systems  ("Clearstream  Participants"  or  "Euroclear  Participants",  respectively),  or indirectly through  organizations  which are  Clearstream or Euroclear  Participants.  The Book-Entry  Notes will be issued in one or more notes which equal the aggregate  class  principal  balance of such notes and will initially be registered in the name of Cede &
Co., the nominee of DTC.  Clearstream  and  Euroclear  will hold  omnibus  positions  on behalf of their  participants  through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective  depositaries,  which in turn will hold such  positions in customers'  securities  accounts in the  depositaries'  names on the books of DTC.  Citibank,
N.A.  will act as depositary  for  Clearstream,  and JPMorgan  Chase Bank,  N.A. will act as depositary  for Euroclear (in such capacities,  individually the "Relevant  Depositary").  Investors may hold such beneficial interests in the Book-Entry Notes in minimum dollar  denominations  of $25,000 and integral  multiples of $1.00 in excess  thereof.  Except as described  below,  no
Note Owner  acquiring a Book-Entry Note (each, a "beneficial  owner") will be entitled to receive a physical note  representing such note (a "Definitive  Note").  Unless and until Definitive Notes are issued,  it is anticipated that the only  "noteholder"
of the Offered  Notes will be Cede & Co., as nominee of DTC.  Note Owners will not be  noteholders  as that term is used in the
Indenture.  Note Owners are only  permitted  to exercise  their rights  indirectly  through DTC and  participants  of DTC ("DTC
Participants").  The Note Owner's  ownership of a Book-Entry Note will be recorded on the records of the brokerage firm,  bank, thrift institution or other financial  intermediary (each, a "Financial  Intermediary") that maintains the Note Owner's account for such purpose.  In turn, the Financial  Intermediary's  ownership of such Book-Entry Note will be recorded on the records of
DTC (or of a participating firm that acts as agent for the Financial  Intermediary,  whose interest will in turn be recorded on the  records  of DTC,  if the  beneficial  owner's  Financial  Intermediary  is not a DTC  Participant  and on the  records  of
Clearstream or Euroclear, as appropriate).

         Note Owners will receive all  distributions  of principal of and interest on the Book-Entry  Notes from the Securities
Administrator  through DTC and DTC  Participants.  While the Book-Entry Notes are outstanding  (except under the  circumstances described  below),  under the rules,  regulations  and procedures  creating and affecting DTC and its operations (the "Rules"),
DTC is required to make  book-entry  transfers  among DTC  Participants  on whose behalf it acts with respect to the Book-Entry
Notes and is required to receive and  transmit  distributions  of  principal  of and  interest  on the  Book-Entry  Notes.  DTC
Participants  and indirect  participants  with whom Note Owners have accounts  with respect to  Book-Entry  Notes are similarly required to make book-entry  transfers and receive and transmit such  distributions  on behalf of their respective Note Owners.
Accordingly,  although Note Owners will not possess  certificates  representing  their  respective  interests in the Book-Entry
Notes,  the Rules  provide a mechanism  by which Note  Owners will  receive  distributions  and will be able to transfer  their interest.

         Note  Owners  will not  receive or be  entitled  to receive  notes  representing  their  respective  interests  in the
Book-Entry Notes,  except under the limited  circumstances  described below. Unless and until Definitive Notes are issued, Note
Owners who are not DTC  Participants  may transfer  ownership of Book-Entry  Notes only through DTC  Participants  and indirect participants  by instructing  such DTC  Participants  and indirect  participants  to transfer  Book-Entry  Notes, by book-entry transfer,  through DTC for the account of the  purchasers of such  Book-Entry  Notes,  which  account is maintained  with their respective  DTC  Participants.  Under the Rules and in  accordance  with DTC's  normal  procedures,  transfers  of ownership of
Book-Entry  Notes will be executed  through DTC, and the accounts of the respective DTC Participants at DTC will be debited and credited.  Similarly,  the DTC  Participants  and  indirect  participants  will make debits or credits,  as the case may be, on their records on behalf of the selling and purchasing Note Owners.

                                                              S-84

         Because of time zone  differences,  credits of  securities  received  in  Clearstream  or  Euroclear  as a result of a transaction with a DTC Participant will be made during subsequent  securities  settlement processing and dated the business day following the DTC settlement  date. Such credits or any  transactions  in such  securities  settled during such processing will be reported to the relevant  Euroclear  Participants  or  Clearstream  Participants  on such  business  day.  Cash  received in
Clearstream or Euroclear as a result of sales of securities by or through a Clearstream  Participant  or Euroclear  Participant
to a DTC Participant  will be received with value on the DTC settlement date but will be available in the relevant  Clearstream or Euroclear cash account only as of the business day following the DTC settlement  date. For  information  with respect to tax documentation  procedures  relating to the Notes,  see "Global  Clearance and Settlement and  Documentation  Procedures—Certain
U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers  between  DTC  Participants  will  occur  in  accordance  with  DTC  rules.  Transfers  between  Clearstream
Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market  transfers between persons holding directly or indirectly  through DTC, on the one hand, and, directly or indirectly  through  Clearstream  Participants or Euroclear  Participants,  on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant  European  international  clearing system by the Relevant  Depository;  however,  such cross market transactions will require delivery of instructions to the relevant European  international  clearing system by the counterparty in such system in accordance with its rules and procedures and within its established  deadlines  (European time).
The relevant  European  international  clearing  system,  if the transaction  meets its settlement  requirements,  will deliver instructions  to the Relevant  Depository  to take action to effect final  settlement  on its behalf by delivering or receiving securities  in DTC,  and making or  receiving  payment in  accordance  with  normal  procedures  for same day funds  settlement applicable to DTC. Clearstream  Participants and Euroclear  Participants may not deliver instructions  directly to the European
Depositaries.

         DTC, which is a New  York-chartered  limited purpose trust company,  performs services for its DTC Participants,  some of which  (and/or  their  representatives)  own DTC. In accordance  with its normal  procedures,  DTC is expected to record the positions held by each DTC  Participant in the Book-Entry  Notes,  whether held for its own account or as a nominee for another person.  In general,  beneficial  ownership of Book-Entry  Notes will be subject to the rules of DTC, as in effect from time to time.

         Clearstream,  67 Bd Grande-Duchesse Charlotte,  L-1331 Luxembourg, was incorporated in 1970 as a limited company under
Luxembourg  law.  Clearstream is owned by banks,  securities  dealers and financial  institutions,  and currently has about 100 shareholders,  including U.S.  financial  institutions or their  subsidiaries.  No single entity may own more than five percent of Clearstream's stock.

         Clearstream  is registered as a bank in  Luxembourg,  and as such is subject to regulation by the Institute  Monetaire
Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream  holds  securities  for  its  customers  and  facilitates  the  clearance  and  settlement  of  securities transactions by electronic  book-entry  transfers  between their accounts.  Clearstream  provides various  services,  including safekeeping,  administration,  clearance  and  settlement of  internationally  traded  securities  and  securities  lending and borrowing.  Clearstream also deals with domestic  securities  markets in several countries through  established  Depository and custodial  relationships.  Clearstream has established an electronic  bridge with the Euroclear  Operator (as defined below) in
Brussels to facilitate  settlement of trades between systems.  Clearstream  currently  accepts over 70,000 securities issues on its books.

         Clearstream's  customers  are  world-wide  financial  institutions  including  underwriters,  securities  brokers  and dealers,  banks,  trust companies and clearing  corporations.  Clearstream's  United States customers are limited to securities brokers  and dealers  and banks.  Currently,  Clearstream  has  approximately  3,000  customers  located in over 60  countries, including all major  European  countries,  Canada and the United States.  Indirect  access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

                                                              S-85

         Euroclear was created in 1968 to hold securities for its  participants  and to clear and settle  transactions  between
Euroclear  Participants through simultaneous  electronic book-entry delivery against payment,  thereby eliminating the need for physical  movement of certificates  and any risk from lack of simultaneous  transfers of securities and cash.  Transactions may be settled in any of 29 currencies,  including  United States dollars.  Euroclear  includes  various other services,  including securities  lending  and  borrowing,  and  interfaces  with  domestic  markets in several  countries  generally  similar to the arrangements for cross-market  transfers with DTC described  above.  Euroclear is operated by the Euroclear Bank S.A/N.V.  (the
"Euroclear  Operator"),  under  contract  with  Euroclear  Clearance  Systems  S.C.,  a Belgian  cooperative  corporation  (the
"Cooperative").  All operations are conducted by the Euroclear Operator,  and all Euroclear  securities  clearance accounts and
Euroclear cash accounts are accounts with the Euroclear  Operator,  not the  Cooperative.  The Cooperative  establishes  policy for  Euroclear  on  behalf  of  Euroclear  Participants.  Euroclear  Participants  include  banks  (including  central  banks), securities  brokers  and  dealers  and other  professional  financial  intermediaries.  Indirect  access to  Euroclear  is also available  to other  firms that clear  through or  maintain a  custodial  relationship  with a  Euroclear  Participant,  either directly or indirectly.

         Securities  clearance  accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions
Governing  Use of  Euroclear  and the  related  Operating  Procedures  of the  Euroclear  System  and  applicable  Belgian  law
(collectively,  the  "Terms  and  Conditions").  The Terms and  Conditions  govern  transfers  of  securities  and cash  within
Euroclear,  withdrawals  of  securities  and cash from  Euroclear,  and  receipts of payments  with  respect to  securities  in
Euroclear.  All securities in Euroclear are held on a fungible basis without  attribution of specific  certificates to specific securities  clearance  accounts.  The  Euroclear  Operator  acts  under the Terms and  Conditions  only on behalf of  Euroclear
Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions  on the  Book-Entry  Notes will be made on each Payment Date by the Securities  Administrator  to Cede &
Co. DTC will be responsible  for crediting the amount of such payments to the accounts of the applicable  DTC  Participants  in accordance  with DTC's normal  procedures.  Each DTC  Participant  will be responsible for disbursing such payments to the Note
Owners of the  Book-Entry  Notes that it represents and to each Financial  Intermediary  for which it acts as agent.  Each such
Financial Intermediary will be responsible for disbursing funds to the Note Owners of the Book-Entry Notes that it represents.

         Under a  book-entry  format,  Note  Owners of the  Book-Entry  Notes may  experience  some  delay in their  receipt of payments,  since such payments will be forwarded by the Securities  Administrator to Cede & Co.  Distributions  with respect to notes held through  Clearstream  or Euroclear will be credited to the cash accounts of  Clearstream  Participants  or Euroclear
Participants  in  accordance  with the  relevant  system's  rules  and  procedures,  to the  extent  received  by the  Relevant
Depository.  Such  distributions  will be subject to tax  reporting in  accordance  with  relevant  United  States tax laws and regulations.  See "Material  Federal Income Tax  Considerations—Partnership  Trust Funds and Disregarded  Entities—Taxation  of
Debt  Securityholders"  in the  prospectus.  Because DTC can only act on behalf of Financial  Intermediaries,  the ability of a
Note Owner to pledge  Book-Entry  Notes to persons or entities that do not participate in the Depository  system,  or otherwise take  actions  in respect of such  Book-Entry  Notes,  may be limited  due to the lack of  physical  notes for such  Book-Entry
Notes.  In  addition,  issuance  of the  Book-Entry  Notes in  book-entry  form may reduce the  liquidity  of such notes in the secondary  market since certain  potential  investors may be unwilling to purchase notes for which they cannot obtain  physical notes.

         DTC has advised the Securities  Administrator  that,  unless and until Definitive Notes are issued,  DTC will take any action  permitted to be taken by the holders of the  Book-Entry  Notes under the Indenture only at the direction of one or more
Financial  Intermediaries  to whose DTC accounts the Book-Entry  Notes are credited,  to the extent that such actions are taken on behalf of Financial  Intermediaries  whose holdings include such Book-Entry  Notes.  Clearstream or the Euroclear  Operator,
as the case may be,  will take any other  action  permitted  to be taken by a  noteholder  under the  Indenture  on behalf of a
Clearstream  Participant or Euroclear  Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant  Depository to effect such actions on its behalf  through DTC. DTC may take  actions,  at the direction of the related DTC  Participants,  with respect to some  Book-Entry  Notes which  conflict  with actions  taken with respect to other Book-Entry Notes.

                                                              S-86

         Definitive Notes will be issued to Note Owners of the Book-Entry  Notes, or their nominees,  rather than to DTC or its nominee,  only if (a) DTC or the  Depositor  advises the  Securities  Administrator  in writing that DTC is no longer  willing, qualified or able to discharge  properly its  responsibilities  as nominee and Depository with respect to the Book-Entry Notes, and the Depositor is unable to locate a qualified  successor,  (b) the Depositor,  at its sole option,  with the consent of the
Securities  Administrator,  elects to  terminate a book-entry  system  through DTC or (c) after the  occurrence  of an Event of
Default  (as  defined  in the  Indenture),  Note  Owners  having  percentage  interests  aggregating  not less  than 51% of the
Book-Entry Notes advise the Securities  Administrator and DTC through the Financial  Intermediaries and the DTC Participants in
writing that the  continuation  of a book-entry  system through DTC (or a successor  thereto) is no longer in the best interest of Note Owners.

         Upon  the  occurrence  of any  of  the  events  described  in the  immediately  preceding  paragraph,  the  Securities
Administrator  will be  required to cause DTC to notify all Note Owners of the  occurrence  of such event and the  availability through DTC of Definitive  Notes.  Upon  surrender by DTC of the global note or notes  representing  the  Book-Entry  Notes and instructions for  re-registration,  the Securities  Administrator  will issue  Definitive  Notes, and thereafter the Securities
Administrator will recognize the holders of such Definitive Notes as noteholders under the Indenture.

         In the  event any  Definitive  Notes  are  issued,  surrender  of such  Definitive  Notes  shall  occur at the  office designated  from time to time for such purposes by the note  registrar.  As of the Closing Date, the note registrar  designates its offices located at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

         Although DTC,  Clearstream and Euroclear have agreed to the foregoing  procedures in order to facilitate  transfers of
Book-Entry  Notes  among DTC  Participants  of DTC,  Clearstream  and  Euroclear,  they are under no  obligation  to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

         None of the Depositor, the Master Servicer, the Servicer, the Securities  Administrator,  the Indenture Trustee or the
Owner  Trustee  will have any  responsibility  for any  aspect of the  records  relating  to or  payments  made on  account  of beneficial  ownership  interests  of the  book-entry  notes  held  by Cede & Co.,  as  nominee  for  DTC,  or for  maintaining, supervising or reviewing any records relating to such beneficial ownership interests or the transfer thereof.

                                                              S-87

          Table of Fees and Expenses

                  The following  table  indicates the fees and expenses to be paid from the cash flows from the Mortgage  Loans and other assets of the Trust Fund while the Offered Notes are outstanding.

                  All fees expressed as a percentage are annualized  rates and applied to the outstanding  aggregate  principal balance of the Mortgage Loans.

                 Item                                    Fee or Expense                             Paid To                  Paid From             Frequency
________________________________________________________________________________________________________________________________________________________________
Servicing Fee(1)                        The servicing fee rate (the "Servicing Fee         Servicer                    Related Mortgage Loan        Monthly
                                        Rate") is (i) for each adjustable-rate Mortgage                                collections
                                        Loan, a per annum fee rate of approximately
                                        0.375% per annum and (ii) for each fixed rate
                                        Mortgage Loan, a per annum fee rate of
                                        approximately 0.250% per annum.
Master Servicing Fee(1) (2)             The master servicing fee (the "Master Servicing    Master Servicer             Amounts on deposit in        Monthly
                                        Fee") comprises compensation payable to Wells                                  Distribution Accounts
                                        Fargo Bank, N.A. as Master Servicer and
                                        Custodian and will include (i) a per annum fee
                                        of approximately 0.0425% per annum (0.0025% per
                                        annum of which is the fee payable to the
                                        Custodian as its fee) (the "Master Servicing Fee
                                        Rate") on the principal balance of each Mortgage
                                        Loan and (ii) investment income with respect to
                                        funds deposited in the Distribution Accounts.

Owner Trustee Fee(1)                    The Owner Trustee will be paid an annual fee of    Owner Trustee               Amounts on deposit in        Annually
                                        $2,500 on the Payment Date occurring in July of                                the Distribution
                                        each year commencing in July 2009 (the "Owner                                  Account, pro rata,
                                        Trustee Fee").                                                                 based on the
                                                                                                                       principal balance of
                                                                                                                       the Mortgage Loans.
P&I Advances and Servicing Advances     To the extent of funds available, the amount of    Servicer or Master          With respect to each       Time to time
                                        any Advances and Servicing Advances                Servicer, as applicable     Mortgage Loan, late
                                                                                                                       recoveries of the
                                                                                                                       payments of the costs
                                                                                                                       and expenses,
                                                                                                                       liquidation proceeds,
                                                                                                                       Subsequent
                                                                                                                       Recoveries, purchase
                                                                                                                       proceeds or
                                                                                                                       repurchase proceeds
                                                                                                                       for that Mortgage Loan
Nonrecoverable Advances and Servicing   The amount of any Advances and Servicing           Servicer or Master          All collections on         Time to time
Advances                                Advances deemed nonrecoverable                     Servicer, as applicable     the Mortgage Loans
Reimbursement for certain expenses,     The amount of the expenses, costs and              Servicer, Master            All collections on         Time to time
costs and liabilities incurred by the   liabilities incurred                               Servicer, Securities        the Mortgage Loans
Servicer, the Master Servicer, the                                                         Administrator or
Securities Administrator or the                                                            Depositor, as applicable
Depositor in connection with any
legal action relating to the
Indenture, the Sale and Servicing
Agreement, the Trust Agreement or the
notes(2)
Indemnification expenses                Amounts for which the Servicer, the Master         Servicer, Master            All collections on         Time to time
                                        Servicer, the Securities Administrator and the     Servicer, Securities        the Mortgage Loans
                                        Depositor are entitled to indemnification(3)       Administrator or
                                                                                           Depositor, as applicable

                                                                            S-88

Indemnification expenses                Amounts for which the Indenture Trustee, Owner     Indenture Trustee, Owner    All collections on         Time to time
                                        Trustee or Custodian, as applicable, is entitled   Trustee or Custodian, as    the Mortgage Loans
                                        to indemnification(4)                              applicable
Reimbursement for any amounts payable   The amounts paid by the Indenture Trustee or       Indenture Trustee           All collections on         Time to time
by the Indenture Trustee or Depositor   Depositor                                                                      the Mortgage Loans
for recording of assignments of
mortgages to the extent not paid by
the Servicer
Reimbursement for costs associated      The amount of costs incurred by the Master         Indenture Trustee or        All collections on         Time to time
with the transfer of servicing or       Servicer or the Indenture Trustee in connection    Master Servicer, as         the Mortgage Loans
master servicing in the event of        with the transfer of servicing to the Master       applicable
termination of the Master Servicer or   Servicer or a successor Servicer or by the
a defaulting Servicer                   Indenture Trustee in the event of termination
                                        the Master Servicer, to the extent not paid by
                                        the terminated Servicer or Master Servicer

         (1)      The Servicing Fee, the Master Servicing Fee (other than the portion of such fee comprised of investment income) and the Owner Trustee Fee are paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the noteholders.
         (2)      The Master Servicer pays Indenture Trustee fees and ongoing custodial and safekeeping fees out of its compensation.
         (3)      See "The Securities Administrator, the Master Servicer and the Custodian" herein.
         (4)      See "The Trust Agreement, the Indenture and the Administration Agreement—Certain Matters Under the Agreements" herein.

                                                                          S-89

Maturity Date
         The Maturity Date for the Notes,  other than the Class 4-A-1,  Class 4-A-2 and Class 4-A-X Notes,  is the Payment Date
in July 2038,  which is the  Payment  Date  occurring  one month  after the  original  scheduled  maturity  date for the latest maturing  Mortgage Loan in the related Loan Group.  The Maturity Date for the  Class 4-A-1,  Class 4-A-2 and Class 4-A-X Notes,
is the Payment Date in June 2023,  which is the Payment Date  occurring  one month after the original  scheduled  maturity date for the latest maturing fixed rate Mortgage Loan in Loan Group 4.

         The actual  Maturity  Date on any class of notes will  depend on the rate of  payments  of  principal  on the  related
Mortgage  Loans which,  in turn,  may be influenced by a variety of economic,  geographic  and social  factors,  as well as the level of  prevailing  interest  rates.  No  assurance  can be given as to the actual  payment  experience  with  respect to the
Mortgage Loans.

Available Distribution Amounts

         The Group 1 Available  Distribution  Amount, Group 2 Available  Distribution  Amount,  Group 3 Available  Distribution
Amount,  Group 4  Available  Distribution  Amount and Group 5 Available  Distribution  Amount  (each as defined  below) for any
Payment Date will be paid on each Payment Date by the  Securities  Administrator  to the related  Noteholders,  as specified in this prospectus supplement.

         The  "Group  1  Available  Distribution  Amount",   "Group  2  Available  Distribution  Amount",  "Group  3  Available
Distribution  Amount",  "Group 4 Available  Distribution  Amount" and "Group 5 Available  Distribution  Amount" for any Payment
Date will equal the sum of the following amounts with respect to such Loan Group:

                  (1) the total  amount of all cash  received  by or on behalf of the  Servicer  with  respect to the  Mortgage
                  Loans in such Loan Group  during  the  related  Due  Period  (including  Liquidation  Proceeds,  condemnation proceeds,  insurance proceeds,  Subsequent Recoveries and proceeds received in connection with the repurchase of a Mortgage Loan in such Loan Group), except:

                  •   all scheduled  payments of principal and interest collected on the Mortgage Loans in such Loan Group but due on a date after the related Due Date;

                  •   all partial  principal prepayments  received with respect  to the Mortgage  Loans in such Loan Group after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such partial principal prepayments;

                  •   all  prepayments  in full received with respect to the Mortgage Loans in such  Loan Group  after the related Prepayment Period,  together with  all interest paid by  the mortgagors in connection  with  such prepayments infull;

                  •   Liquidation Proceeds, insurance proceeds, condemnation proceeds, Subsequent  Recoveries and proceeds received in connection  with the repurchase  of a Mortgage  Loan in such Loan  Group received  after  the related Prepayment Period;

                  •   all amounts reimbursable to the Servicer  pursuant to the terms of the Purchase and Servicing  Agreement
                      (including any Capitalization Reimbursement Amount, up to the Principal Distribution Amount) or to the Master
                      Servicer, the Securities Administrator, the Indenture Trustee, the Owner Trustee or the Custodian pursuant to the terms of the Sale and  Servicing  Agreement,  the  Indenture,  the  Trust  Agreement  or the Wells  Fargo
                      Custodial Agreement related to such Loan Group;

                  •   reinvestment income on the balance of funds, if any, in the Custodial Account or the Distribution Account
                      related to such Loan Group; and

                                                              S-90

                 •   any fees payable to the Servicer and the Master Servicer with respect to the Mortgage  Loans in such Loan
                     Group.

                  (2) all  Advances  made by the  Servicer  and/or the Master  Servicer  with  respect  to the  Mortgage  Loans in such Loan Group for that Payment Date;

                  (3) any amounts  paid as  Compensating  Interest  on the  Mortgage  Loans in such Loan Group by the  Servicer and/or the Master Servicer for that Payment Date;

                  (4) the  total  amount  of any cash  related  to the  Mortgage  Loans in such  Loan  Group  deposited  in the
                  Distribution Account in connection with the repurchase of any Mortgage Loan in such Loan Group; and

                  (5) the  total  amount  of any cash  related  to the  Mortgage  Loans in such  Loan  Group  deposited  in the
                  Distribution Account in connection with the optional termination of the Trust Fund.

Glossary of Definitions Relating to the Priority of Distributions

         Certain  definitions  are necessary to understand the priority of interest and principal  distributions  to the Notes.
These terms are defined below and highlighted within the various definitions:

         "Administration  Fee" with  respect  to each  Mortgage  Loan and any  Payment  Date,  will be equal to the  product of one-twelfth  of (x) the  Administration  Fee Rate for such  Mortgage  Loan  multiplied  by (y) the  principal  balance  of that
Mortgage  Loan as of the first day of the  related  Due Period (or as of the  Cut-Off  Date with  respect to the first  Payment
Date).

         "Administration  Fee Rate" with respect to each  Mortgage  Loan will be equal to the sum of (i) the related  Servicing
Fee Rate, (ii) the Master Servicing Fee Rate and (iii) the Owner Trustee Fee Rate.

         "Aggregate  Subordinate  Percentage" for any Payment Date and the Mortgage Loans, will equal the percentage equivalent of a fraction,  the numerator of which is the aggregate Class Principal  Balance of the Subordinate  Notes immediately prior to such Payment Date and the denominator of which is aggregate stated  principal  balance of the Mortgage Loans,  exclusive,  with respect to Loan  Group 4, of the  related  Group 4 Discount  Fraction  of each Group 4 Discount  Loan and with  respect to Loan
Group 5, of the related  Group 5 Discount  Fraction of each Group 5 Discount Loan as of the first day of the related Due Period plus amounts on deposit in the Reserve Fund.

         "Available  Distribution  Amount" means the aggregate of the Group 1 Available  Distribution Amount, Group 2 Available
Distribution  Amount,  Group 3  Available  Distribution  Amount,  Group 4 Available  Distribution  Amount and Group 5 Available
Distribution Amount.

         "Available  Funds  Rate" for any  Payment  Date,  with  respect to Loan Group 1, Loan Group 2 and Loan Group 3, a rate per annum equal to a fraction,  expressed  as a  percentage,  (i) the  numerator  of which is the product of (A) 12 and (B) the total  amount of interest  paid or advanced on the  Mortgage  Loans in such Loan Group with  respect to the related Due Period, net of related  Administration  Fees and (ii) the denominator of which is the sum of (A) the aggregate Class Principal  Balance of the related  Senior  Notes and (B) the  related  Subordinate  Component  Balance  (in each case,  prior to giving  effect to distributions on such Payment Date).

         "Capitalization  Reimbursement  Amount" with respect to any Payment Date and the Mortgage Loans,  the aggregate amount added to the stated principal  balance of the Mortgage Loans during the related Due Period  representing  amounts  reimbursable to the Servicer on or prior to such Payment Date in connection  with the  modification of such Mortgage Loans and reimbursed to the Servicer during the related Due Period.

         "Class A-X Notional  Amount" for any Payment Date will be the aggregate  Class  Principal  Balance of the Hybrid Notes immediately prior to giving effect to distributions on such Payment Date.

                                                              S-91

         "Class A-X Reserve Fund  Termination  Date" will be the first Payment Date on which (i) the aggregate  Class Principal
Balance of the Hybrid Notes has been reduced to zero and (ii) there are no Senior Note Available Funds Shortfalls outstanding.

         "Class 4-A-X  Notional  Amount" for each Payment Date will be the  aggregate  Class  Principal  Balance of the Group 4
Mortgage Loans as of the first day of the related Due Period.

         "Class 5-A-X  Notional  Amount" for each Payment Date will be the  aggregate  Class  Principal  Balance of the Group 5
Mortgage Loans as of the first day of the related Due Period.

         "Class  Principal  Balance" with respect to a Note outstanding at any time represents the then maximum amount that the holder of such note is entitled to receive as  distributions  allocable to principal  from the cash flow on the Mortgage  Loans and the other assets in the Trust Fund. The Class Principal  Balance of a Note as of any date of  determination is equal to the initial  Class  Principal  Balance of such note reduced by the aggregate of (i) all amounts  allocable to principal  previously distributed  with  respect to that note and (ii) any  reductions  in the Class  Principal  Balance of such note  deemed to have occurred in connection  with  allocations of Realized  Losses on the Mortgage Loans in the manner  described in this prospectus supplement;  provided that the Class  Principal  Balance of each class of Notes to which Realized  Losses on the Mortgage Loans have been  allocated  will be increased  by the amount of any  Subsequent  Recoveries  on the  Mortgage  Loans  received by the
Servicer  or the Master  Servicer  as set forth in this  prospectus  supplement,  but not by more than the  amount of  Realized
Losses on the Mortgage  Loans  previously  allocated to reduce the Class  Principal  Balances of such notes and not  previously reimbursed to such notes.

         "Credit  Support  Depletion  Date"  will be the  Payment  Date on which the  Class  Principal  Balances  of all of the
Subordinate  Notes have been reduced to zero (prior to giving effect to  distributions of principal and allocations of Realized
Losses on the Mortgage Loans on such Payment Date).

         "Debt  Service  Reduction"  will be any  reduction of the amount of the monthly  payment on a Mortgage  Loan made by a bankruptcy court in connection with a personal bankruptcy of a mortgagor.

         "Deficient  Valuation" will be, in connection with a personal bankruptcy of a mortgagor,  the positive difference,  if any,  resulting from the outstanding  principal  balance on a Mortgage Loan less a bankruptcy  court's valuation of the related
Mortgaged Property.

         "Group 4 Discount  Fraction"  with respect to any Payment Date and a Group 4 Discount  Loan,  will be a fraction,  the numerator  of which is 5.50%  minus the Net  Mortgage  Rate as of the  Cut-Off  Date on such  Group 4  Discount  Loan,  and the denominator of which is 5.50%.

         "Group 4 Discount  Fractional  Principal  Amount" for any Payment Date and the Group 4 Discount Mortgage Loans will be the  aggregate  of the  following  with  respect to each Group 4 Discount  Loan:  the Group 4 Discount  Fraction of the amounts described in the definition of Principal Distribution Amount,  Principal Prepayment Amount and Liquidation  Principal,  reduced by the Group 4 Discount Fraction of the related Capitalization Reimbursement Amount on a Group 4 Discount Mortgage Loan.

         "Group 4 Discount  Fractional  Principal  Shortfall"  will be (i) for any  Payment  Date prior to the  related  Credit
Support  Depletion  Date, an amount  generally  equal to the sum of the aggregate of the following with respect to each Group 4
Discount Loan:

         (1)    the Group 4 Discount Fraction of any loss on such Group 4 Discount Loan; and

         (2)    the amounts described in clause (1) above for all prior Payment Dates to the extent not previously distributed, and

(ii) for any Payment Date on or after the related Credit Support Depletion Date, zero.

                                                              S-92

         "Group 4 Discount  Loan" will be any Group 4 Mortgage  Loan with a Net  Mortgage  Rate as of the Cut-Off  Date of less than 5.50% per annum.

         "Group 4 Net WAC  Rate"  for any  Payment  Date and the  Group 4, a rate  equal  to the  weighted  average  of the Net
Mortgage Rates on the Group 4 Mortgage Loans as of the beginning of the related Due Period.

         "Group 4  Non-Discount  Loan"  will be any Group 4  Mortgage  Loan with a Net  Mortgage  Rate as of the  Cut-Off  Date greater than or equal to 5.50% per annum.

         "Group 5 Discount  Fraction"  with respect to any Payment Date and a Group 5 Discount  Loan,  will be a fraction,  the numerator  of which is 6.00%  minus the Net  Mortgage  Rate as of the  Cut-Off  Date on such  Group 5  Discount  Loan,  and the denominator of which is 6.00%.

         "Group 5 Discount  Fractional  Principal  Amount" for any Payment Date and the Group 5 Discount Mortgage Loans will be the  aggregate  of the  following  with  respect to each Group 5 Discount  Loan:  the Group 5 Discount  Fraction of the amounts described in the definition of Principal Distribution Amount,  Principal Prepayment Amount and Liquidation  Principal,  reduced by the Group 5 Discount Fraction of the related Capitalization Reimbursement Amount on a Group 5 Discount Mortgage Loan.

         "Group 5 Discount  Fractional  Principal  Shortfall"  will be (i) for any  Payment  Date prior to the  related  Credit
Support  Depletion  Date, an amount  generally  equal to the sum of the aggregate of the following with respect to each Group 5
Discount Loan:

         (1)    the Group 5 Discount Fraction of any loss on such Group 5 Discount Loan; and

         (2)    the amounts described in clause (1) above for all prior Payment Dates to the extent not previously distributed, and

(ii) for any Payment Date on or after the related Credit Support Depletion Date, zero.

         "Group 5 Discount  Loan" will be any Group 5 Mortgage  Loan with a Net  Mortgage  Rate as of the Cut-Off  Date of less than 6.00% per annum.

         "Group 5 Net WAC  Rate"  for any  Payment  Date and the  Group 5, a rate  equal  to the  weighted  average  of the Net
Mortgage Rates on the Group 5 Mortgage Loans as of the beginning of the related Due Period.

         "Group 5  Non-Discount  Loan"  will be any Group 5  Mortgage  Loan with a Net  Mortgage  Rate as of the  Cut-Off  Date greater than or equal to 6.00% per annum.

         "Interest-Only Notes" means the Class A-X, Class 4-A-X and Class 5-A-X Notes.

         "Interest  Accrual Period" means,  for any Payment Date and any class of Notes, the calendar month preceding the month in which that Payment Date  occurs.  Interest on the Notes will be  calculated  based on a 360-day  year  consisting  of twelve
30-day months regardless of the actual number of days in the related Interest Accrual Period.

         "Interest  Distribution  Amount" with respect to each class of Notes  entitled to interest and any Payment Date,  will be the sum of (i) interest  accrued on such class of Notes during the related  Interest  Accrual  Period,  as set forth in this prospectus  supplement under "—Interest  Calculations",  plus (ii) the amount of interest accrued but unpaid to such class from prior Payment Dates together with interest thereon at the applicable Interest Rate.

         "Liquidated  Loan" will be a Mortgage Loan as to which the Servicer has  determined  that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds,  Liquidation Proceeds or otherwise,  have been recovered.

                                                              S-93

         "Liquidation  Principal"  will  be,  for any  Payment  Date  and any  Mortgage  Loan,  the  principal  portion  of net
Liquidation  Proceeds  received with respect to each such  Mortgage  Loan which became a Liquidated  Loan (but not in excess of the principal balance thereof) during the related Prepayment Period.

         "Liquidation  Proceeds"  will be amounts  received by the Servicer in connection  with the  liquidation of a defaulted
Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds.

         "Net Mortgage  Rate" for each Group 4 Mortgage  Loan and Group 5 Mortgage  Loan will be equal to the related  mortgage interest rate thereon less the Administration Fee Rate.

         "Notional  Amount" means, the Class A-X Notional  Amount,  the Class 4-A-X Notional Amount or the Class 5-A-X Notional
Amount.

         "Overcollateralized  Group" means, if, on any Payment Date, any Loan Group is an  Undercollateralized  Group, any Loan
Group that is not an Undercollateralized Group.

         "Owner  Trustee Fee Rate" means,  (i) on the Payment Date  occurring in July of each year,  commencing in July 2009, a fraction,  expressed  as a  percentage,  the  numerator  of which is the  portion  of the Owner  Trustee  Fee  payable  and the denominator of which is the aggregate principal balance of the Mortgage Loans and (ii) on any other Payment Date, 0.00%.

         "Principal-Only Notes" means the Class A-PO Notes.

         "Principal Distribution Amount" for any Payment Date and a Loan Group will be the sum of:

         (1)    scheduled  principal  payments  on the  Mortgage  Loans in the  related  Loan Group due during the related Due
                Period;

         (1)    the  principal  portion of  repurchase  proceeds  received  with  respect to the Mortgage Loans in the related
                Loan Group,  which were  repurchased as permitted or required by the  Sale and Servicing  Agreement during the related Prepayment Period; and

         (1)    any other  unscheduled  payments of  principal  which were  received on the Mortgage Loans in the related Loan
                Group during the related Prepayment Period, other  than prepayments in full,  prepayments in part,  Subsequent
                Recoveries or Liquidation Principal.

         "Principal  Prepayment  Amount"  for any Payment  Date and a Loan Group will be the sum of (i) all  partial  principal prepayments  and all  prepayments in full with respect to the Mortgage Loans in that Loan Group which were received  during the related  Prepayment  Period and (ii) any  Subsequent  Recoveries  with  respect to Mortgage  Loans in that Loan Group  received during the related Prepayment Period.

         "Realized  Loss" with respect to any Payment Date and (i) any Mortgage Loan which became a Liquidated  Loan during the related  Prepayment Period will be the sum of (a) the principal balance of such Mortgage Loan remaining  outstanding (after all recoveries  of  principal  including  net  Liquidation  Proceeds  have been  applied  thereto)  and the  principal  portion  of non-recoverable  Advances  made by the Servicer  and/or the Master  Servicer with respect to such Mortgage Loan which have been reimbursed  from amounts  received in respect of the Mortgage  Loans other than the related  Mortgage Loan, and (b) the accrued interest on such Mortgage  Loan  remaining  unpaid and the interest  portion of  non-recoverable  Advances made by the Servicer and/or the Master Servicer with respect to such Mortgage Loan which have been  reimbursed  from amounts  received in respect of the  Mortgage  Loans of the  related  Loan Group  other than the  related  Mortgage  Loan,  (ii) a Mortgage  Loan  subject to a
Deficient  Valuation,  the  excess of the  principal  balance of that  Mortgage  Loan over the  principal  amount as reduced in connection  with the  proceedings  resulting  in a  Deficient  Valuation,  (iii) a  Mortgage  Loan  subject  to a Debt  Service
Reduction,  the present value of all monthly Debt Service  Reductions,  discounted monthly at the applicable  mortgage rate and
(iv) any Mortgage  Loan  modified  pursuant to the terms of the Purchase and  Servicing  Agreement  and the Sale and  Servicing
Agreement,  the amount,  if any, by which the stated  principal  balance of such  Mortgage Loan has been reduced as a result of such modification. In addition, to the extent the Servicer receives Subsequent Recoveries with

                                                              S-94

respect to any defaulted  Mortgage Loan,  the amount of the Realized Loss with respect to that defaulted  Mortgage Loan will be reduced to the extent such  recoveries are applied to reduce the Class  Principal  Balance of any class of Notes on any Payment
Date.

         "Reserve  Fund" means the  reserve  fund  maintained  by the  Securities  Administrator  in the name of the  Indenture
Trustee and for the benefit of the Noteholders.

         "Senior  Liquidation  Amount" for any Payment Date and a Loan Group, is the aggregate,  for each Mortgage Loan in such
Loan Group which became a Liquidated Loan during the prior Prepayment Period, of the lesser of:

         (1)    the related  Senior  Percentage  of the  principal  balance of such  Mortgage  Loan (exclusive, with respect to
                Loan Group 4, of the  related  Group 4 Discount  Fraction  of each  Group 4 Discount  Loan and with  respect to
                Loan Group 5, of the related Group 5 Discount Fraction of each Group 5 Discount Fraction Loan); and

         (1)    the related  Senior  Prepayment  Percentage  of the  Liquidation  Principal with respect to such  Mortgage Loan
                (exclusive,  with  respect to Loan Group 4, of the portion  attributable  to  the Group 4  Discount  Fractional
                Principal  Amount  and with  respect  to Loan Group 5, of the  portion  attributable  to the Group  5  Discount
                Fractional Principal Amount).

         "Senior  Note  Available  Funds  Shortfall"  for any Payment  Date and any class of Hybrid  Notes,  the sum of (i) the excess of the amount of  interest  that would have  accrued on that  class of Hybrid  Notes for the  related  Interest  Accrual
Period had the Interest Rate for such class been  determined  without  regard to the applicable  Available  Funds Rate over the amount of interest  accrued on such class of Hybrid Notes at its  Interest  Rate for such  Interest  Accrual  Period,  (ii) any amounts  described in clause (i) above for prior Payment Dates that remain unpaid,  and (iii) interest on the amount  described in clause (ii) at the Interest Rate for such class determined without regard to the applicable Available Funds Rate.

         "Senior  Note  Deferred  Amounts"  for any  Payment  Date and for each class of Offered  Notes,  the excess of (i) the aggregate of any Realized Losses on the Mortgage Loans previously  applied in reduction of the Class Principal  Balance thereof over (ii) the sum of (a) the aggregate of amounts  previously  distributed to such class in  reimbursement  thereof and (b) the amount by which the Class Principal Balance of such class has been increased due to Subsequent Recoveries.

         "Senior  Percentage"  for any Payment Date and the Offered  Notes related to a Loan Group,  will equal the  percentage equivalent of a fraction,  the numerator of which is the aggregate  Class Principal  Balance of such Offered Notes  immediately prior to that Payment Date, and the  denominator of which is the aggregate  scheduled  principal  balance of the Mortgage Loans in such Loan Group as of the first day of the  related  Due Period  (exclusive,  with  respect to Loan Group 4, of the  related
Group 4 Discount  Fraction  of each Group 4 Discount  Loan and with  respect to Loan Group 5, of the  related  Group 5 Discount
Fraction  of each Group 5 Discount  Loan).  On the  Closing  Date,  the Senior  Percentage  will be  approximately  94.45% with respect to the Group 1 Mortgage Loans,  approximately  94.45% with respect to the Group 2 Mortgage Loans,  approximately 94.45%
with respect to the Group 3 Mortgage Loans,  approximately  94.39% with respect to the Group 4 Mortgage Loans and approximately
94.42% with respect to the Group 5 Mortgage Loans.

                                                              S-95

         "Senior  Prepayment  Percentage"  for any Loan Group and any  Payment  Date will be the  percentage  indicated  in the following table:

Payment Date Occurring In                              Senior Prepayment Percentage
_______________________________________________________________________________________________________________________________
August 2008 to July 2015                               100%
August 2015 to July 2016                               the related Senior Percentage + 70% of the related
                                                       Subordinate Percentage
August 2016 to July 2017                               the related Senior Percentage + 60% of the related
                                                       Subordinate Percentage
August 2017 to July 2018                               the related Senior Percentage + 40% of the related
                                                       Subordinate Percentage
August 2018 to July 2019                               the related Senior Percentage + 20% of the related
                                                       Subordinate Percentage
August 2019 and thereafter                             the related Senior Percentage

Notwithstanding the foregoing:

     •   if on any  Payment  Date,  the  Senior  Percentage  for any  Loan  Group is  greater  than the  initial  related  Senior
         Percentage, the Senior Prepayment Percentage for each Loan Group for that Payment Date will equal 100%;

     •   the Senior  Prepayment  Percentage  for each Loan Group will not  decrease on any  Payment  Date on which (i) the sum of
         (a) the aggregate scheduled  principal balance of Mortgage Loans (including Mortgage Loans in bankruptcy,  foreclosure and REO) which are 60 or more days  delinquent  (averaged over the preceding  six-month  period) and (b) the aggregate scheduled  principal  balance of Mortgage Loans that have been modified for the purpose of loss  mitigation  within 12 months of the  related  Payment  Date,  as a  percentage  of the  current  aggregate  Class  Principal  Balance of the
         Subordinate  Notes,  is equal to or greater than 50% as of such Payment Date, or (ii)  cumulative  Realized  Losses on the Mortgage Loans, as a percentage of the original  aggregate Class Principal  Balance of the Subordinate  Notes, are
         greater than the applicable percentage for such Payment Date set forth in the table below:

                                                              Percentage of the Aggregate Class Principal Balance of
                 Payment Date Occurring In                           Subordinate Notes as of the Cut-Off Date
_______________________________________________________________________________________________________________________________
August 2015 to July 2016                                                               30%
August 2016 to July 2017                                                               35%
August 2017 to July 2018                                                               40%
August 2018 to July 2019                                                               45%
August 2019 and thereafter                                                             50%

         ; provided,  however,  if the Senior  Prepayment  Percentage for each Loan Group does not decrease on any Payment Date because the conditions set forth in this paragraph are not satisfied,  the Senior Prepayment  Percentage for each Loan
         Group will  decrease  to the  applicable  level on the next  Payment  Date on which the  conditions  required  for the decrease of the Senior Prepayment Percentage for each Loan Group are satisfied;

     •   (i) if the Two Times Test is met on any  Payment  Date on or prior to the Payment  Date in July 2011,  the
         Senior  Prepayment  Percentage for each Loan Group will equal the related Senior  Percentage  plus 50% of the related  Subordinate  Percentage  for such  Payment Date and (ii) if the Two Times Test is met on any Payment
         Date on or after the Payment Date in August 2011, the Senior  Prepayment  Percentage for each Loan Group will equal the related Senior Percentage for such Payment Date.

                                                              S-96

         "Senior  Principal  Distribution  Amount" for any Payment Date and a Loan Group will be the sum of the  following  for that Payment Date:

         (1)      the related Senior Percentage of the Principal  Distribution  Amount  for that Loan  Group  (exclusive,  with respect to Loan Group 4, of the portion  attributable  to the Group 4 Discount  Fractional  Principal  Amount
                  and with respect to Loan Group 5, of the portion  attributable to the Group 5 Discount  Fractional  Principal
                  Amount);

         (2)      the related Senior Prepayment Percentage  of  the  related  Principal  Prepayment  Amount  (exclusive,   with
                  respect to Loan Group 4, of the portion  attributable  to the Group 4 Discount  Fractional  Principal  Amount
                  and with respect to Loan Group 5, of the portion  attributable to the Group 5 Discount  Fractional  Principal
                  Amount); and

         (3)      the related Senior Liquidation Amount;

provided,  however,  that the Senior Principal  Distribution  Amount on any Payment Date will be reduced by the extent to which the Capitalization  Reimbursement  Amount for such Payment Date (exclusive of the portion thereof attributable to the reduction of the Group 4 Discount  Fractional  Principal  Amount and Group 5 Discount  Fractional  Principal  Amount,  if any)exceeds the amount  thereof  applied  in  reduction  of the  Subordinate  Principal  Distribution  Amount on such  Payment  Date due to the
Subordinate Principal Distribution Amount being insufficient to absorb all such amounts.

           "Subordinate  Component  Balance"  with  respect to Loan Group 1, Loan Group 2 and Loan Group 3 and any Payment Date
will equal the excess of the aggregate  principal  balance of the Mortgage  Loans in such Loan Group as of the first day of the related  Due Period (or the Cut-Off  Date with  respect to the first  Payment  Date) plus any amounts on deposit in the Reserve
Fund  attributable to such Loan Group as of such Payment Date over the aggregate Class Principal  Balances of the Offered Notes relating  to such Loan Group then  outstanding;  and with  respect to Loan Group 4 and Loan Group 5 and any  Payment  Date will equal the excess of the aggregate  principal balance of the Mortgage Loans in such Loan Group (exclusive,  with respect to Loan
Group 4 of the related  Group 4 Discount  Fraction of the  scheduled  principal  balance of each Group 4 Discount Loan and with respect to Loan Group 5 of the related Group 5 Discount  Fraction of the scheduled  principal  balance of each Group 5 Discount
Loan) as of the first day of the related  Due Period (or the  Cut-Off  Date with  respect to the first  Payment  Date) plus any amounts on deposit in the  Reserve  Fund  attributable  to such Loan Group as of such  Payment  Date over the  aggregate  Class
Principal  Balances of the Senior  Notes  relating to such Loan Group (other than the Interest  Only Notes and  Principal  Only
Notes) then outstanding.

         "Subordinate  Liquidation  Amount"  for any  Payment  Date and a Loan Group  will be the  excess,  if any,  of (i) the aggregate  Liquidation  Principal for all Mortgage  Loans in that Loan Group which became  Liquidated  Loans during the related
Prepayment  Period  minus (ii) the  related  Senior  Liquidation  Amount for such  Payment  Date  received  during the  related
Prepayment Period and, with respect to Loan Group 4, of the portion  attributable to the Group 4 Discount Fractional  Principal
Amount and with  respect to Loan Group 5, of the portion  attributable  to the Group 5 Discount  Fractional  Principal  Amount,
received during the related Prepayment Period.

         "Subordinate  Percentage"  for any  Payment  Date and a Loan Group will be 100% minus the related  Senior  Percentage.
Initially,  the Subordinate Percentage will be approximately 5.55% for the Group 1 Mortgage Loans,  approximately 5.55% for the
Group 2 Mortgage  Loans,  approximately  5.55% for the Group 3  Mortgage  Loans,  approximately  5.61% for the Group 4 Mortgage
Loans and approximately 5.58% for the Group 5 Mortgage Loans.

         "Subordinate  Prepayment  Percentage"  for any  Payment  Date and a Loan Group will be 100% minus the  related  Senior
Prepayment Percentage.  Initially, the Subordinate Prepayment Percentage will be 0% for each Loan Group.

                                                              S-97

         "Subordinate  Principal  Distribution  Amount" for any Payment Date will be the sum of the following  amounts for each
Loan Group for that Payment Date:

         (1)      the related Subordinate Percentage of the Principal  Distribution  Amount  for that  Loan  Group  (exclusive, with  respect to Loan Group 4, of the  portion  attributable  to the Group 4  Discount  Fractional  Principal
                  Amount and with  respect  to Loan Group 5, of the  portion  attributable  to the Group 5 Discount  Fractional
                  Principal Amount);

         (2)      the related Subordinate Principal Prepayment Amount; and

         (3)      the related Subordinate Liquidation Amount;

provided,  however,  that the  Subordinate  Principal  Distribution  Amount  will be reduced  by (i)  amounts  described  under
"—Limited  Cross-Collateralization"  in this  prospectus  supplement,  if necessary  and to the extent  available  and (ii) any
Capitalization  Reimbursement  Amount for such Payment Date (exclusive of the portion thereof  attributable to the reduction of the Group 4 Discount Fractional  Principal Amount and Group 5 Discount  Fractional  Principal Amount, if any). Any reduction in the Subordinate  Principal  Distribution  Amount pursuant to the provision above shall offset the amount calculated pursuant to clause (1), clause (3) and clause (2), in that order, of the definition of Subordinate Principal Distribution Amount.

         "Subordinate  Principal  Prepayment  Amount"  for any Payment  Date and a Loan Group will be the  related  Subordinate
Prepayment  Percentage of the Principal Prepayment Amount for that Loan Group (exclusive,  with respect to Loan Group 4, of the portion  attributable  to the Group 4 Discount  Fractional  Principal  Amount and with  respect to Loan Group 5, of the portion attributable to the Group 5 Discount Fractional Principal Amount).

         "Subordination  Level" will be, on any specified date with respect to any class of Subordinate  Notes,  the percentage obtained by dividing:

         (1)      the sum of the Class Principal  Balances  of  all  Subordinate  Notes  which  are  subordinate  in  right  of payment to such class as of such date before giving effect to  distributions  of principal or  allocations of
                  Realized Losses on the Mortgage Loans on such date; by

         (2)      the sum of the Class Principal Balances of the Notes as of such date before  giving  effect to  distributions of principal or allocations of Realized Losses on the Mortgage Loans on such date.

         "Subsequent  Recoveries"  will be, as of any Payment Date,  amounts received during the related  Prepayment  Period by the  Servicer  specifically  related to a  defaulted  Mortgage  Loan or  disposition  of an REO  property  prior to the related
Prepayment  Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted  Mortgage Loan, net of any amounts reimbursable to the Servicer related to obtaining such Subsequent Recovery.

         "Two  Times  Test" will be met if (x) on or prior to the  Payment  Date in July 2011,  (i) the  Aggregate  Subordinate
Percentage for the Subordinate  Notes is at least two times the Aggregate  Subordinate  Percentage as of the Closing Date, (ii)
the condition  described in clause (i) of the second bullet in definition of "Senior  Prepayment  Percentage"  is satisfied and
(iii)  cumulative  Realized  Losses with  respect to the  Mortgage  Loans do not exceed 20% of the  aggregate  Class  Principal
Balance of the  Subordinate  Notes as of the Closing Date or (y) on or after the Payment Date in August 2011, (i) the Aggregate
Subordinate  Percentage  for the  Subordinate  Notes is at least two times  such  Aggregate  Subordinate  Percentage  as of the
Closing Date, (ii) the condition  described in clause (i) of the second bullet in definition of "Senior Prepayment  Percentage"
is satisfied and (iii)  cumulative  Realized Losses with respect to the Mortgage Loans do not exceed 30% of the aggregate Class
Principal Balance of the Subordinate Notes as of the Closing Date.

         "Undercollateralized  Group" means a Loan Group for which the aggregate Class  Principal  Balance of the Offered Notes related to such Loan Group (after giving  effect to  distributions  of principal on that Payment Date from amounts  received or advanced  with  respect to the  related  Mortgage  Loans in that Loan Group  other than  cross-collateralization  payments)  is greater than the scheduled principal balance of the related Mortgage Loans in that

                                                              S-98

Loan Group  (exclusive,  with  respect to Loan Group 4 of the  related  Group 4 Discount  Fraction of the  scheduled  principal balance  of each Group 4  Discount  Loan and with  respect to Loan  Group 5 of the  related  Group 5 Discount  Fraction  of the scheduled principal balance of each Group 5 Discount Loan) on such Payment Date.

Priority of Distributions

         Commencing in August 2008,  the  Securities  Administrator  will make  distributions  to  Noteholders  on each Payment
Date. On each Payment Date, the Securities  Administrator  will distribute the Available  Distribution  Amount in the following order and priority:

         (A)      From  the  Group 4  Available  Distribution  Amount  and  Group 5 Available Distribution Amount, to the Class
A-PO  Notes,  the  Group 4  Discount  Fractional  Principal  Amount  and the  Group 5  Discount  Fractional  Principal  Amount,
respectively, until the Class Principal Balance of the Class A-PO Notes has been reduced to zero;

         (B)      To the  Offered  Notes,  the  related  Interest  Distribution Amount on a pro rata basis based on the related
Interest Distribution Amount with respect to each such class;

         (C)      To the Offered Notes, as principal, concurrently, as follows:

                  (1)      From the  Group 1 Available Distribution Amount, to the Class  1-A-1  and  Class  1-A-2  Notes,  the
                           related Senior Principal  Distribution  Amount on a pro rata basis based on Class Principal Balance, until the Class Principal Balance of each such class has been reduced to zero;

                  (2)      From the  Group 2  Available  Distribution  Amount, to the Class  2-A-1 and  Class 2-A-2  Notes, the
                           related Senior Principal  Distribution  Amount on a pro rata basis based on Class Principal Balance, until the Class Principal Balance of each such class has been reduced to zero; and

                  (3)      From the  Group 3  Available  Distribution  Amount,  to the Class  3-A-1  and Class 3-A-2 Notes, the
                           related Senior Principal  Distribution  Amount on a pro rata basis based on Class Principal Balance, until the Class Principal Balance of each such class has been reduced to zero;

                  (4)      From the  Group 4  Available  Distribution  Amount,  to the  Class 4-A-1 and Class 4-A-2 Notes,  the
                           related Senior Principal  Distribution  Amount on a pro rata basis based on Class Principal Balance, until the Class Principal Balance of each such class has been reduced to zero;

                  (5)      From the  Group 5  Available Distribution Amount, to the Class  5-A-1  and  Class 5-A-2  Notes,  the
                           related Senior Principal  Distribution  Amount on a pro rata basis based on Class Principal Balance, until the Class Principal Balance of each such class has been reduced to zero;

         (D)      From the remaining Group 4 Available Distribution Amount  and Group 5  Available  Distribution  Amount  after payments  pursuant  to clauses  (A)  through (C) above,  to the Class A-PO  Notes,  the Group 4 Discount  Fractional  Principal
Shortfall and Group 5 Discount Fractional Principal Shortfall;

         (E)      From the related Available Distribution Amount remaining  after  payments  pursuant  to  clauses (A)  and (D)
above,  concurrently,  to the Class A-X Notes,  Class 4-A-X  Notes and Class 5-A-X  Notes,  the related  Interest  Distribution
Amount;  provided,  however,  on any Payment  Date prior to the Class A-X Reserve  Fund  Termination  Date,  amounts  otherwise distributable to the Class A-X Notes pursuant to this clause (E) will be deposited to the Class A-X Reserve Fund;

                                                              S-99

         (F)      From  the  Group  1  Available   Distribution  Amount,  Group  2  Available   Distribution Amount and Group 3
Available  Distribution  Amount  remaining  after payments  pursuant to clauses (A)  through (E) above, to the Offered Notes in respect of any Senior Note Available Funds  Shortfalls  remaining  unpaid after taking into account any  withdrawals  made from the Class A-X Reserve Fund on such Payment Date, to make such  payments pro rata in  proportion to their  entitlements  to such
Senior Note Available Funds Shortfalls.

         (G)      From  the  Available   Distribution   Amount  remaining  after  payments pursuant to clauses (A)  through (F)
above,  to the Class B-1,  Class B-2,  Class B-3, Class B-4,  Class B-5 and Class B-6 Notes,  sequentially,  in that order,  an amount equal to their respective  Interest  Distribution  Amounts for such Payment Date and their pro rata share,  based on the outstanding Class Principal Balance of each such class, of the aggregate Subordinate Principal  Distribution Amount;  provided, however,  that on any  Payment  Date on which  the  Subordination  Level for any  class of  Subordinate  Notes is less than the
Subordination  Level as of the Closing Date, the portion of the aggregate  Subordinate  Principal  Prepayment  Amount otherwise payable to the class or classes of the  Subordinate  Notes junior to such class will be distributed to the most senior class of
Subordinate  Notes for which the  Subordination  Level is less than such percentage as of the Closing Date, and to the class or classes of Subordinate Notes senior thereto, pro rata based on the Class Principal Balance of each such class;

         (H)      To the  Offered  Notes,  from  the  Available  Distribution  Amount  emaining after distributions pursuant to clauses (A) through (G) above, the Senior Note Deferred Amounts, pro rata, according to the entitlement of each such class;

         (I)      To the  Subordinate  Notes, from the Available Distribution  Amount remaining after distributions pursuant to clauses (A) through (H) above, in the order of their seniority,  the amount of any unreimbursed losses previously  allocated to such classes of Subordinate Notes; and

         (J)      To the  Owner  Trust  Certificates,  the remainder (which  is expected  to be  zero), if any of the Available
Distribution Amount remaining after distributions pursuant to clauses (A) through (I) above.

         The Available  Funds  distributed  pursuant to clause (B) above will be applied to the Offered  Notes as follows:  (i)
amounts  distributed  to the Class  1-A-1 and Class 1-A-2 Notes will first  reduce the Group 1 Available  Distribution  Amount,
(ii) amounts distributed to the Class 2-A-1 and Class 2-A-2 Notes will first reduce the Group 2 Available  Distribution Amount,
(iii)  amounts  distributed  to the Class  3-A-1 and Class 3-A-2  Notes will first  reduce the Group 3  Available  Distribution
Amount,  (iv)  amounts  distributed  to the Class  4-A-1  and  Class  4-A-2  Notes  will  first  reduce  the Group 4  Available
Distribution  Amount and (v)  amounts  distributed  to the Class  5-A-1 and Class  5-A-2  Notes  will first  reduce the Group 5
Available  Distribution  Amount.  Reductions  in any of the  Group 1  Available  Distribution  Amount,  the  Group 2  Available
Distribution  Amount,  Group 3  Available  Distribution  Amount,  Group 4  Available  Distribution  Amount or Group 5 Available
Distribution  Amount will be applied to the related classes of Offered Notes,  pro rata, based on the amount of interest due to each such class.  If any of the Group 1 Available  Distribution  Amount,  the Group 2 Available  Distribution  Amount,  Group 3
Available   Distribution  Amount,  Group  4  Available  Distribution  Amount  or  Group  5  Available  Distribution  Amount  is
insufficient,  additional  amounts  will reduce the  remaining  Available  Distribution  Amount of the other Loan Groups  after giving effect to the foregoing allocations, pro rata, based on the Available Distribution Amount of such other Loan Groups.

Interest Calculations

         Holders of the Notes will be entitled to receive  interest  distributions on each Payment Date, in an aggregate amount equal to interest  accrued  during the related  Interest  Accrual  Period on the related Class  Principal  Balance or Class A-X
Notional Amount, as applicable, at the then-applicable Interest Rates.

         The "Interest Rate" with respect to each class of Notes is as set forth below:

         (A)      The  Interest  Rate with  respect  to the  Class 1-A-1 and Class 1-A-2 Notes on each Payment Date on or prior to the Payment Date in November 2012 will be a per annum rate equal to the lesser of (i) 4.75% and (ii) the  related  Available
Funds Rate.  The Interest Rate with respect to the Class 1-A-1 and Class 1-A-2 Notes on each

                                                              S-100

Payment  Date on or after the  Payment  Date in  December  2012 will be a per annum rate  equal to the lesser of  (i) One-Month
LIBOR plus 2.25% and (ii) the related Available Funds Rate.

         (B)      The  Interest Rate with respect to the Class 2-A-1 and Class  2-A-2  Notes on each  Payment  Date on or prior to the  Payment  Date in May 2015 will be a per annum  rate  equal to the lesser of (i) 5.05% and  (ii) the  related  Available
Funds Rate.  The  Interest  Rate with  respect to the Class 2-A-1 and Class  2-A-2 Notes on each  Payment  Date on or after the
Payment Date in June 2015 will be a per annum rate equal to the lesser of  (i) One-Month  LIBOR plus 2.25% and (ii) the related
Available Funds Rate.

         (C)      The  Interest Rate with respect to the Class 3-A-1 and Class  3-A-2  Notes on each  Payment  Date on or prior to the  Payment  Date in April 2018 will be a per annum rate equal to the lesser of (i) 5.30% and  (ii) the  related  Available
Funds Rate.  The  Interest  Rate with  respect to the Class 3-A-1 and Class  3-A-2 Notes on each  Payment  Date on or after the
Payment  Date in May 2018 will be a per annum rate equal to the lesser of  (i) One-Month  LIBOR plus 2.25% and (ii) the related
Available Funds Rate.

         (D)      The  Interest Rate with respect to the Class  A-X  Notes  and any  Payment  Date  will  be a per  annum  rate equal to the excess,  if any, of (i) the weighted  average of the Available Funds Rates for Loan Group 1, Loan Group 2 and Loan
Group 3, weighted based on the Class Principal  Balances of the Offered Notes related to such Loan Group,  immediately prior to giving  effect to  distributions  on such Payment  Date,  over (ii) the weighted  average of the Interest  Rates on the Offered
Notes  related to such Loan Group for such Payment  Date,  weighted  based on Class  Principal  Balance,  immediately  prior to giving effect to  distributions  on such Payment Date, minus the product of (x) the sum of (1) the Senior Note Deferred Amounts
for such Payment  Date and (2) the Senior Note  Available  Funds  Shortfalls  for such Payment Date and (y) 12,  divided by the
Class A-X Notional Amount for such Payment Date.

         (E)      The  Interest Rate with respect to the Subordinate  Notes  and any  Payment  Date  will be a per  annum  rate equal to (i) the sum of (a) the product of (x) Available  Funds Rate of the Group 1 Mortgage  Loans and (y) Group 1 Subordinate
Component  Balance  relating to Loan Group 1 for that payment date, (b) the product of (x) Available  Funds Rate of the Group 2
Mortgage Loans and (y) Group 2 Subordinate  Component  Balance  relating to Loan Group 2 for that payment date, (c) the product of (x)  Available  Funds Rate of the Group 3 Mortgage  Loans and (y) Group 3  Subordinate  Component  Balance  relating to Loan
Group 3 for that payment  date,  (d) the product of (x) 5.50% and (y) the Group 4  Subordinate  Component  Balance  relating to
Loan  Group 4 for that  payment  date and (e) the  product  of (x)  6.00%  and (y) the Group 5  Subordinate  Component  Balance
relating to Loan Group 5 for that payment date,  divided by (ii) the aggregate  Subordinate  Component  Balances for all of the
Loan Groups for that Payment Date.

         (F)      The Interest Rate with respect to the Class 4-A-1 and Class 4-A-2 Notes will be a per annum rate equal to 5.50%.

         (G)      The Interest Rate with respect to the Class 5-A-1 and Class 5-A-2 Notes will be a per annum rate equal to 6.00%.

         (H)      The  Interest  Rate  with  respect  to the  Class  4-A-X  Notes and any Payment Date will be a per annum rate equal to the excess,  if any, of (x) the Group 4 Net WAC Rate  (calculated  excluding the Group 4 Discount  Mortgage Loans) for such  Payment  Date over (y) 5.50%.  The initial  Interest  Rate on the Class 4-A-X Notes will be  approximately  0.17661%  per annum.

         (I)      The  Interest  Rate  with  respect  to the  Class  5-A-X  Notes and any Payment Date will be a per annum rate equal to the excess,  if any, of (x) the Group 5 Net WAC Rate  (calculated  excluding the Group 5 Discount  Mortgage Loans) for such  Payment  Date over  (y) 6.00%.  The initial  Interest  Rate on the Class 5-A-X Notes will be  approximately  0.31674% per annum.

                                                              S-101

Limited Cross-Collateralization

Cross-Collateralization Due to Disproportionate Realized Losses in a Loan Group

         If,  on  any  Payment  Date,  any  Loan  Group  is an  Undercollateralized  Group  and  any  other  Loan  Group  is an
Overcollateralized  Group  and  there  are not  sufficient  amounts  on  deposit  in the  Reserve  Fund  with  respect  to such
Undercollateralized  Group or Groups,  then the priority of  distributions  described  in this  prospectus  supplement  will be altered as follows:

         All  amounts  otherwise  distributable  as  principal  on the  Subordinate  Notes (or,  following  the Credit  Support
Depletion Date,  such amounts  described in the following  sentence),  will be distributed as principal to the Offered Notes of the  Undercollateralized  Group or Groups, until the total Class Principal Balances of those Offered Notes equals the scheduled principal  balance of the  Mortgage  Loans in the related Loan Group  (exclusive,  with respect to Loan Group 4, of the related
Group 4 Discount  Fraction  of each Group 4 Discount  Loan and with  respect to Loan Group 5, of the  related  Group 5 Discount
Fraction  of each Group 5 Discount  Fraction  Loan) as of the last day of the related Due Period plus any amounts on deposit in the  Reserve  Fund with  respect  to an  Overcollateralized  Group or Groups  (such  distribution,  an  "Undercollateralization
Distribution").  In the event that any Loan Group  constitutes an  Undercollateralized  Group on any Payment Date following the
Credit Support  Depletion Date, an  Undercollateralization  Distribution  will be made from the excess of the Group 1 Available
Distribution  Amount,  Group 2  Available  Distribution  Amount,  Group 3  Available  Distribution  Amount,  Group 4  Available
Distribution  Amount  (exclusive of the portion  attributable to the Group 4 Discount  Fractional  Principal Amount) or Group 5
Available  Distribution Amount (exclusive of the portion  attributable to the Group 5 Discount Fractional Principal Amount), as
applicable,  from the  Overcollateralized  Group or Groups  remaining after all required  amounts have been  distributed to the
Overcollateralized  Group  or  Groups.  In  the  event  there  are  two  Undercollateralized  Groups,  amounts  paid  from  the
Overcollateralized   Group  will  be  allocated  in  proportion  to  the  amount  of   undercollateralization   for  each  such
Undercollateralized  Group.  All  distributions  described above will be made in accordance with the priorities set forth under
"—Priority of Distributions" above.

Cross-Collateralization Due to Deposits in the Reserve Fund

         The priority of  distributions  of principal  prepayments  will change in the case where a Loan Group is  experiencing rapid prepayments provided all the following conditions are met:

               •   the aggregate Class  Principal  Balances of the Offered Notes related to a Loan Group have been reduced to zero;

               •   the Payment Date is prior to the Credit Support Depletion Date; and

               •   either  (i) the  Aggregate  Subordinate  Percentage  on that  date is  less  than  200% of the  Aggregate
                   Subordinate Percentage as of the Closing Date or (ii) the outstanding principal balance of the sum of (a) all
                   Mortgage Loans delinquent 60 days or more (including  Mortgage Loans in foreclosure and REO property) and (b)
                   all Mortgage Loans that have been modified for the purpose of loss mitigation within 12 months of the related
                   Payment Date,  averaged over the last six months, as a percentage of the aggregate Class Principal Balance of the Subordinate Notes, is greater than or equal to 50%.

         When all of these three conditions are satisfied,  amounts otherwise  distributable as principal under clauses (2) and
(3) of the definition of Subordinate  Principal  Distribution  Amount (i.e.,  principal payments other than scheduled principal payments) on each class of Subordinate  Notes,  in reverse order of priority,  in respect of such class's pro rata share of the
Subordinate  Principal  Distribution  Amount for the Loan Group relating to such retired Offered Notes,  will be deposited into the Reserve  Fund.  Amounts in the  Reserve  Fund will be applied on future  Payment  Dates to make  principal  payments on any outstanding  Offered  Notes  related to an  Undercollateralized  Group in the same amounts and manner as described  above under
"—Cross-Collateralization  Due to Disproportionate  Realized Losses in a Loan Group." If any amounts remain in the Reserve Fund after the Class  Principal  Balances of the Offered  Notes have been  reduced to zero,  such  amounts  will be allocated to the
Subordinate Notes in the same priorities set forth in "Description of the Notes--Priority of Distributions."

                                                              S-102

         Except  under the limited  circumstances  described  above,  the Class 1-A-1 and Class 1-A-2 Notes will be entitled to payments  only from  amounts  received or advanced  in respect of the Group 1 Mortgage  Loans,  the Class 2-A-1 and Class 2-A-2
Notes will be entitled to payments only from amounts  received or advanced in respect of the Group 2 Mortgage Loans,  the Class
3-A-1 and Class  3-A-2 Notes will be entitled  to  payments  only from  amounts  received or advanced in respect of the Group 3
Mortgage Loans,  the Class 4-A-1,  Class 4-A-2 and Class 4-A-X Notes will be entitled to payments only from amounts received or advanced  in respect of the Group 4 Mortgage  Loans,  the Class  5-A-1,  Class  5-A-2 and Class 5-A-X Notes will be entitled to payments  only from  amounts  received  or  advanced  in  respect of the Group 5  Mortgage  Loans,  the Class A-X Notes will be entitled to payments only from amounts  received or advanced in respect of the Group 1 Mortgage  Loans,  Group 2 Mortgage Loans
and Group 3 Mortgage  Loans and the Class A-PO Notes will be  entitled to payments  only from  amounts  received or advanced in respect of the Group 4 Mortgage  Loans and Group 5 Mortgage  Loans.  The  Subordinate  Notes will be entitled to payments  from amounts received or advanced in respect of all of the Mortgage Loans.

Class A-X Reserve Fund

         On or prior to the Closing  Date,  the  Securities  Administrator  will  establish  the Class A-X Reserve Fund for the benefit of the Class 1-A-1,  Class 1-A-2,  Class 2-A-1,  Class 2-A-2,  Class 3-A-1 and Class 3-A-2 Notes.  On each Payment Date prior to the Class A-X Reserve Fund  Termination  Date, the Securities  Administrator  will withdraw from amounts on deposit in the Class A-X Reserve Fund, an amount up to the aggregate  unpaid Senior Note Available Funds  Shortfalls for such Payment Date and make payments of such Senior Note Available Funds  Shortfalls to the Class 1-A-1,  Class 1-A-2,  Class 2-A-1,  Class 2-A-2,
Class 3-A-1 and Class 3-A-2 Notes,  pro rata,  based on the entitlement of each such class. On any Payment Date,  payments from the Class A-X Reserve Fund to the Hybrid Notes will be made before  taking into account any payments  made in respect of Senior
Note Available Funds Shortfalls from the Available  Distribution  Amount.  On the Class A-X Reserve Fund Termination  Date, any
amounts remaining on deposit in the Class A-X Reserve Fund will be paid to the Class A-X Notes.

Subordination and Allocation of Losses

         The  Subordinate  Notes will be subordinate  in right of payment to and provide  credit support to the Offered,  Class
A-X, Class 4-A-X,  Class 5-A-X and Class A-PO Notes.  Each class of  Subordinate  Notes will be subordinate in right of payment to and  provide  credit  support to each class of  Subordinate  Notes with a lower  numerical  class  designation.  The support provided by the  Subordinate  Notes is intended to enhance the  likelihood  of regular  receipt by the Senior Notes of the full amount of the monthly  distributions  of interest and  principal to which the Senior  Notes are  entitled,  and to afford those notes  protection  against  certain  losses.  The  protection  afforded to the Senior  Notes by the  Subordinate  Notes will be accomplished  by the  preferential  right on each  Payment Date of the Senior  Notes to receive  distributions  of interest and principal  before  distributions  of interest or principal to the  Subordinate  Notes.  The  protection  afforded to a class of
Subordinate Notes by the classes of Subordinate Notes  subordinate  thereto will be similarly  accomplished by the preferential right of such classes to receive  distributions  of principal and interest  before  distributions  of principal and interest to those classes of Subordinate Notes subordinate thereto.

         Realized Losses on Mortgage Loans will be allocated among the Notes as set forth below:

                  (i)      sequentially,  to the Class  B-6,  Class  B-5,  Class B-4, Class B-3, Class B-2 and Class B-1 Notes,
                           in that  order,  until the Class  Principal  Balance  of each such  class has been  reduced  to zero provided,  however,  that (a) if any loss is incurred with respect to a Group 4 Discount  Loan,  the
                           Group 4  Discount  Fraction  of such loss will  first be  allocated  to the Class A-PO Notes and the remainder of such loss will be allocated  to the  Subordinate  Notes as described in this clause (i)
                           and (b) if any loss is  incurred  with  respect  to a Group 5  Discount  Loan,  the Group 5 Discount
                           Fraction of such loss will be allocated to the Class A-PO Notes and the  remainder of such loss will be allocated to the Subordinate Notes as described in this clause (i); and

                                                              S-103

                  (ii)     to the extent  that such  Realized  Losses  exceed  amounts  which  will  be  distributed  from  the
                           Reserve Fund as described under "—Limited  Cross-Collateralization—Cross-Collateralization  Due to
                           Deposits in the  Reserve  Fund" above (a) with  respect to  Realized  Losses  related to the Group 1
                           Mortgage Loans,  sequentially,  to the Class 1-A-2 Notes and Class 1-A-1 Notes, in that order, until their  respective  Class Principal  Balances have been reduced to zero; (b) with respect to Realized
                           Losses  related to the Group 2 Mortgage  Loans,  sequentially,  to the Class  2-A-2  Notes and Class
                           2-A-1 Notes, in that order,  until their  respective  Class Principal  Balances have been reduced to zero; (c) with respect to Realized  Losses related to the Group 3 Mortgage Loans,  sequentially,  to the Class 3-A-2 Notes and Class 3-A-1 Notes, in that order,  until their  respective Class Principal
                           Balances  have been  reduced to zero;  (d) with  respect to Realized  Losses  related to the Group 4
                           Mortgage Loans,  sequentially,  to the Class 4-A-2 Notes and Class 4-A-1 Notes, in that order, until their respective Class Principal Balances have been reduced to zero; provided,  however, that if any loss is incurred  with  respect to a Group 4 Discount  Loan,  the Group 4 Discount  Fraction of such loss will be allocated  to the Class A-PO Notes and the  remainder of such loss will be allocated as described  above in clause  (i),  and (e) with  respect to  Realized  Losses  related to the Group 5
                           Mortgage Loans,  sequentially,  to the Class 5-A-2 Notes and Class 5-A-1 Notes, in that order, until their respective Class Principal Balances have been reduced to zero; provided,  however, that if any loss is incurred  with  respect to a Group 5 Discount  Loan,  the Group 5 Discount  Fraction of such loss will be allocated  to the Class A-PO Notes and the  remainder of such loss will be allocated as described above in clause (i).

         On each Payment Date, if the aggregate  Class  Principal  Balance of the Offered Notes and  Subordinate  Notes exceeds the aggregate stated principal balance of the Mortgage Loans,  exclusive,  with respect to Loan Group 4, of the related Group 4
Discount  Fraction of each Group 4 Discount Loan and with respect to Loan Group 5, of the related Group 5 Discount  Fraction of each Group 5 Discount Loan (after giving effect to  distributions  of principal and the  allocation  and  reimbursement  of all losses on the related  notes on such Payment  Date),  such excess will be deemed a principal  loss and will be allocated to the
Subordinate  Notes in reverse  order of  seniority  until the Class  Principal  Balance of each such class has been  reduced to zero.  If the Class  Principal  Balance of each class of  Subordinate  Notes has been reduced to zero and the  aggregate  Class
Principal  Balance of the Offered Notes exceeds the aggregate stated principal balance of the Mortgage Loans,  exclusive,  with respect to Loan  Group 4, of the  related  Group 4 Discount  Fraction  of each Group 4 Discount  Loan and with  respect to Loan
Group 5, of the related  Group 5 Discount  Fraction of each Group 5 Discount  Loan (after  giving  effect to  distributions  of principal,  Subsequent  Recoveries  and the  allocation  and  reimbursement  of all losses on the related notes on such Payment
Date),  such excess will be deemed a principal  loss and, to the extent that such Realized  Losses exceed amounts which will be distributed  from  the  Reserve  Fund  as  described  under  "—Limited  Cross-Collateralization—Cross-Collateralization  Due to
Deposits in the Reserve Fund" above (i) if  attributable  to the Group 1 Mortgage  Loans,  will be allocated to the Class 1-A-2 and Class 1-A-1 Notes, in that order,  until the Class  Principal  Balance of each such class has been reduced to zero; (ii) if attributable  to the Group 2 Mortgage Loans,  will be allocated to the Class 2-A-2 and Class 2-A-1 Notes, in that order,  until the Class Principal  Balance of each such class has been reduced to zero;  (iii) if attributable to the Group 3 Mortgage Loans, will be allocated  to the Class 3-A-2 and Class 3-A-1  Notes,  in that order,  until the Class  Principal  Balance of each such class has been reduced to zero; (iv) if  attributable  to the Group 4 Mortgage Loans,  will be allocated to the Class 4-A-2 and
Class 4-A-1 Notes,  in that order,  until the Class  Principal  Balance of each such class has been reduced to zero; and (v) if attributable  to the Group 5 Mortgage Loans,  will be allocated to the Class 5-A-2 and Class 5-A-1 Notes, in that order,  until the Class Principal Balance of each such class has been reduced to zero.

         In the event of a personal bankruptcy of a mortgagor,  the bankruptcy court may establish a Deficient  Valuation.  The amount of the secured debt could be reduced to such  Deficient  Valuation  amount,  and the holder of such  Mortgage Loan would become an  unsecured  creditor to the extent the  outstanding  principal  balance of such  Mortgage  Loan  exceeds the value so assigned to the  Mortgaged  Property by the  bankruptcy  court.  In addition,  certain  other  modifications  of the terms of a
Mortgage Loan can result from a bankruptcy  proceeding,  including  the  reduction of the amount of the monthly  payment on the related Mortgage Loan.

                                                              S-104

         In the event that the Servicer receives any Subsequent  Recoveries  attributable to any Mortgage Loan, such Subsequent
Recoveries will be distributed as part of the Group 1 Available  Distribution  Amount,  Group 2 Available  Distribution Amount,
Group 3 Available  Distribution  Amount, Group 4 Available  Distribution  Amount, or Group 5 Available  Distribution Amount, as
applicable,  in accordance with the priorities  described under "Description of the Notes" in this prospectus  supplement,  and the Class  Principal  Balance of each class of Notes that has been reduced by the  allocation  of a Realized  Loss to such note will be increased,  in order of seniority,  by the amount of such Subsequent Recoveries to the extent such Realized Losses have not been  previously  reimbursed.  Holders of such notes will not be entitled to any payment in respect of current  interest on the amount of such increases for any Interest Accrual Period preceding the Payment Date on which such increase occurs.

Calculation of One-Month LIBOR

         With respect to each Interest  Accrual Period (other than the initial  Interest  Accrual  Period) and the Class 1-A-1,
Class 1-A-2,  Class 2-A-1,  Class 2-A-2,  Class 3-A-1 and Class 3-A-2 Notes, on the second business day preceding such Interest
Accrual Period (each such date, an "Interest  Determination  Date"),  the  Securities  Administrator  will determine  One-Month
LIBOR for such  Interest  Accrual  Period.  With respect to the initial  Interest  Accrual  Period,  on the Closing  Date,  the
Securities  Administrator  will determine  One-Month LIBOR for such Interest  Accrual Period based on information  available on the second  business day preceding  the Closing  Date.  "One Month LIBOR" means,  as of any Interest  Determination  Date,  the
London  interbank  offered rate for one month U.S.  dollar deposits which appears on Reuters Screen LIBOR01 (as defined herein)
as of 11:00 a.m.  (London time) on such date.  If such rate does not appear on Reuters  Screen  LIBOR01,  the rate for that day will be  determined  on the basis of the offered rates of the Reference  Banks (as defined  herein) for one-month  U.S.  dollar deposits,  as of 11:00 a.m. (London time) on such Interest  Determination  Date. The Securities  Administrator will request the principal  London office of each of the Reference  Banks to provide a quotation of its rate. If on such Interest  Determination
Date two or more Reference  Banks provide such offered  quotations,  One-Month  LIBOR for the related  Interest  Accrual Period shall be the  arithmetic  mean of such  offered  quotations  (rounded  upwards if necessary  to the nearest  whole  multiple of
0.0625%).  If on such Interest  Determination  Date fewer than two Reference Banks provide such offered  quotations,  One-Month
LIBOR for the related  Interest  Accrual  Period  shall be the higher of (x)  One-Month  LIBOR as  determined  on the  previous
Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

         As used in this  section,  "business  day" means a day on which  banks are open for  dealing in foreign  currency  and exchange in London and New York;  "Reuters  Screen  LIBOR01"  means the display  page  currently so  designated  on the Reuters
Screen (or such other  page as may  replace  that page on that  service  for the  purpose  of  displaying  comparable  rates or prices);  "Reference  Banks" means  leading banks  selected by the  Securities  Administrator  and engaged in  transactions  in
Eurodollar  deposits in the international  Eurocurrency  market (i) with an established place of business in London, (ii) which have been  designated  as such by the  Securities  Administrator  and (iii) not  controlling,  controlled  by, or under  common control with, the Depositor or the Securities  Administrator,  and "Reserve Interest Rate" shall be the rate per annum that the
Securities  Administrator  determines to be either (i) the  arithmetic mean (rounded  upwards if necessary to the nearest whole multiple of  0.0625%)  of the  one-month  U.S.  dollar  lending  rates  which New York City banks  selected  by the  Securities
Administrator are quoting on the relevant Interest  Determination  Date to the principal London offices of leading banks in the
London  interbank  market or (ii) in the event that the Securities  Administrator  can determine no such  arithmetic  mean, the lowest  one-month U.S.  dollar lending rate which New York City banks selected by the Securities  Administrator  are quoting on such Interest Determination Date to leading European banks.

         The  establishment  of One-Month LIBOR on each Interest  Determination  Date by the Securities  Administrator  and the
Securities  Administrator's  calculation of the rate of interest applicable to the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class
2-A-2,  Class 3-A-1 and Class 3-A-2 Notes for the related  Interest  Accrual Period shall (in the absence of manifest error) be final and binding.

                                                              S-105

The Owner Trust Certificates

         The  beneficial  ownership  interests in the Trust will be evidenced by the Owner Trust  Certificates.  The holders of the Owner Trust  Certificates  will be entitled to receive on each Payment  Date any  remaining  cashflow  from  Mortgage  Loan collections  after all  principal  and  interest on the notes and other  expenses of the Trust for such  Payment Date have been made.  It is not anticipated that any material amount (if any) will be paid with respect to the Owner Trust Certificates.

Limited Mortgage Loan Repurchase Right

         The sale and servicing  agreement  will provide that the Sponsor,  through an  affiliate,  will have the option at any time to  purchase  any of the  mortgage  loans  from the trust at a purchase  price  equal to the  greater of par plus  accrued interest or the fair market value of each  mortgage loan so purchased,  up to a maximum of five  mortgage  loans.  In the event that this option is exercised as to any five mortgage loans in the aggregate,  this option will thereupon  terminate.  Any such optional  purchase  may result in the  imposition  on the trust of a tax on  "prohibited  transactions"  (as defined in Section
860F(a)(2) of the Code), depending on the circumstances of the optional purchase.

                                                              S-106

                                                            SERVICING

General

         The Servicer of all of the Mortgage Loans will be PHH Mortgage Corporation.

PHH Mortgage Corporation

General

         PHH  Mortgage  has been  servicing  residential  mortgage  loans since  1978.  The  following  table  describes  size, composition and growth of PHH Mortgage's total residential  mortgage loan servicing portfolio as of the periods ended indicated
below.

                                      December 31, 2005         December 31, 2006         December 31, 2007           March 31, 2008
                                                                        (Dollar Amounts in Millions)
Loan Type                             Units       Dollars       Units       Dollars       Units       Dollars       Units       Dollars
_____________________________________________________________________________________________________________________________________________
Conventional(1)                     896,745     $146,236      913,594     $148,760      892,218       $146,630    894,274       $148,210
Government(2)                        66,501        6,851       65,804        7,423       68,636          8,417     69,886          8,709
Home Equity Lines of Credit          97,849        4,215      100,273        4,039      102,333          4,136    103,686          4,317
Total Residential Mortgage Loans   1,061,095    $157,302     1,079,671    $160,222     1,063,187      $159,183   1,067,846      $161,236
______________

(1)  Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2)  Includes FHA and VA Loans

         PHH Mortgage has a  collections  department  that it uses to determine the root cause or causes  ("hardships"),  and a plan of action,  when a  mortgagor  is unable to make their  regularly  scheduled  mortgage  payment by the  related  due date.
Hardships are  categorized as either  "short-term"  or  "long-term",  and based on the length of the hardship,  the collections department's  representative  will develop a plan of action,  including  offering  repayment plans,  soliciting loss mitigation assistance  programs and offering  counseling  where continued  borrower  interest in the property  appears less feasible.  All mortgage loans are scored using one of the two standard  industry  behavioral  scoring models.  These scores,  or risk factors, are used to  determine  the outbound  calling  strategy  and default  handling  assigned to each  mortgage  loan.  PHH Mortgage initiates  outbound phone calls,  based on the behavioral  score, at precise times during the month using a predictive  dialer.
In addition,  inbound calls handled by PHH Mortgage's Voice Response Unit (VRU) will  automatically  route the mortgagor to the collections  department  if the  mortgage  loan is more than 30 days  delinquent.  Once  contact  with the  mortgagor  is made, details of the  conversation  are documented in PHH Mortgage's  collections  department's  system.  PHH Mortgage has guidelines that suggest the minimum  information  collectors  should  attempt to obtain from  delinquent  mortgagors at various  stages of delinquency.  The  following  day, all mortgage  loans where contact was made from the previous day are  automatically  removed from the daily outbound  calling  campaigns for three days and the process begins again until the mortgagors for all delinquent mortgage  loans are  contacted.  Once all  mortgage  loans have had an attempt,  they are  recycled  for  additional  attempts.
Accounts that require a follow-up  phone call receive a reminder code that  indicates to the system that the customer  needs to be called back if payment is not received by an agreed upon date.  While on any call,  the collector  determines the borrower's attitude toward the delinquency and gains an  understanding of the mortgagor's  hardship.  If the customer has no concrete plan to bring the account  current,  the  customer  is then  requested  to  participate  in an  interview  in order to assess  their financial situation.  Borrower's income,  assets and expenses are analyzed in determining  appropriate courses of action and/or workout solutions that could be pursued.

         Continued  follow up is made until the mortgage  loan is brought  current or no plan of action can be agreed upon.  In cases  where no plan of  action is made by the 120th  day of  delinquency,  a formal  review  is  conducted  to  determine  the appropriateness  of  initiating a  foreclosure  action.  On July 15, 2004,  PHH Mortgage  entered into an agreement  with First
American  Default  Management  Solutions  LLC ("First  American").  Pursuant to that  agreement,  First  American  provides and performs  certain  foreclosure,  eviction,  bankruptcy,  claims,  property  inspection  and  preservation  and related  default functions for PHH Mortgage.  Employees of First American are

                                                              S-107

located at PHH Mortgage's premises and First American's premises.  First American's operations are located in Dallas, Texas.

         On  January  6,  2004,  PHH  Mortgage  entered  into an  agreement  with ICT Group,  Inc.  ("ICT").  Pursuant  to that agreement,  ICT provides inbound  customer  service  telephone  response  services.  On December 26, 2004, PHH Mortgage entered into an  agreement  with West  Corporation  ("WEST").  Pursuant to that  agreement,  WEST  provides  inbound  customer  service telephone  response  services.  Combined,  ICT and WEST handle an average of 80,000  monthly  inbound  calls.  This  represents approximately  60% of PHH Mortgage's  total monthly inbound  customer  service calls.  ICT's operations are located in Amherst,
New York.  WEST's operations are located in Spokane, Washington.

         In September 2004, PHH Mortgage adopted the Account  Receivable  Check  Conversion  (ARC) check clearing  methodology.
This process  converts  paper checks into an automated  clearing  house  transaction  which  expedites the check  clearing time frame. As of December 2005,  approximately  55% of PHH Mortgage's first lien mortgage loan portfolio and  approximately  82% of
PHH Mortgage's home equity portfolio payments are processed via the ARC method on a monthly basis.

         Except as  described  above,  there  have been no other  material  changes to PHH  Mortgage's  servicing  policies  or procedures.

         PHH Mortgage is not aware of any default or servicing  related  performance  trigger that has occurred as to any other securitization  for  which it acts as a master  servicer,  a  servicer  or a  sub-servicer.  PHH  Mortgage  is not aware of any material  legal  proceedings  pending  against  it or  against  any of its  property,  including  any  proceedings  known to be contemplated  by  governmental  authorities  that is  material  to holders of the notes.  PHH  Mortgage  has made all  advances required  to be made by it as a master  servicer,  a servicer  or a  sub-servicer  of  residential  mortgage  loans  during the preceding three years.

         The assessment of compliance with servicing  criteria and related  attestation  report of registered public accounting firm  prepared  with respect to PHH  Mortgage as of December 31, 2006 and for the period from January 1, 2006 through  December
31, 2006 indicated the following material instances of noncompliance with the applicable  servicing criteria:  (i) PHH Mortgage has not instituted  policies and procedures to specifically  monitor  performance or other triggers or events of default stated
in the transaction  agreements  (Item  1122(d)(1)(i)  of Regulation AB,  (ii) during  the months of July,  August and September
2006,  PHH  Mortgage's  minimum  coverage  requirement  exceeded  its $160  million  fidelity  bond by  amounts  ranging  up to approximately  $1.3 million (Item  1122(d)(1)(iv) of Regulation AB),  (iii) PHH Mortgage did not maintain or provide one of the required  monthly reports stated in the transaction  agreements  during the year (Item  1122(d)(3)(i)(A)  of Regulation AB) and
(iv) PHH  Mortgage  did not  perform  procedures  to agree the unpaid  principal  balance  and number of loans  serviced by PHH
Mortgage with that of the relevant investors or trustees (Item 1122(d)(3)(i)(D) of Regulation AB).

         PHH Mortgage  undertook the following  remediation  activities to address these material  instances of  noncompliance:
(i) it appointed  an  Executive  Default  Management  Committee  comprised of  representation  from its legal,  accounting  and servicing  groups,  which meets on a quarterly basis (within 30 days of each quarter end) and which  maintains  minutes of each meeting,  (ii) effective August 2006, PHH Mortgage implemented a process within its treasury department to monitor,  review and document that its fidelity bond coverage meets the minimum  required amount,  and effective  September 27, 2006, PHH Mortgage's fidelity bond was increased to $170 million,  (iii) effective  March 2007,  PHH Mortgage begin  providing the required  monthly report  referred to in  clause (iii) of the preceding  paragraph,  including the posting of the report to its online  reporting site within the  appropriate  timeline  dictated by transaction  agreements and (iv) it began  confirming the unpaid  principal balance  and number of loans  serviced at a  frequency  appropriate  for the related  pool of loans,  with the  possibility  of adjusting the frequency of reconciliation upon discovery of any balancing issues.

         The assessment of compliance with servicing  criteria and related  attestation  report of registered public accounting firm  prepared  with respect to PHH  Mortgage as of December 31, 2007 and for the period from January 1, 2007 through  December
31, 2007 did not indicate any material instances of noncompliance with the applicable servicing criteria.

                                                              S-108

         Except as described in the preceding  paragraphs,  PHH Mortgage is not aware of any other material  noncompliance with any applicable servicing criteria as to any other securitizations.

Recent Developments

         PHH  Corporation  ("PHH") became current in its filing with the SEC under the Securities  Exchange Act of 1934 on June
28, 2007 when it filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the "March 2007 Form 10-Q").

         In a Current  Report on Form 8-K that PHH filed on March 15, 2007,  it reported  that it had entered into a definitive merger  agreement  (the "Merger  Agreement")  dated March 15, 2007 to be acquired (the "Merger") by GE Capital  Solutions,  the business-to-business  leasing,  financing,  and asset  management  unit of  General  Electric  Company  ("GE"),  in an all cash transaction valued at approximately $1.8 billion.

         PHH reported  that in  conjunction  with this  transaction,  GE had entered  into an agreement to sell PHH's  mortgage operations to an affiliate of The Blackstone Group ("Blackstone"), a global private investment and advisory firm.

         In a  Current  Report  on Form 8-K that PHH  filed  on  September  17,  2007,  it  reported  that it sent a letter  to stockholders  of record as of the close of  business  on August 16,  2007,  regarding  the status of the Merger  Agreement  and
Merger.  PHH reported  that,  as  indicated  in its prior SEC  filings,  it was a condition to closing of the Merger that Pearl
Mortgage  Acquisition  2 L.L.C.  ("Pearl  Acquisition"),  the  affiliate  of  Blackstone  to which GE was to sell the  mortgage business  immediately  following  the closing of the Merger,  be ready,  willing and able to consummate  the mortgage  business sale. PHH reported that on Friday,  September 14, 2007, it received a copy of a letter that Pearl  Acquisition  sent to GE that day stating that Pearl Acquisition had received from JPMorgan Chase Bank, N.A. and J.P. Morgan  Securities Inc.  (collectively,
"J.P.  Morgan") and Lehman  Commercial  Paper Inc.,  Lehman  Brothers Inc. and Lehman Brothers  Commercial Bank  (collectively,
"Lehman"),  the  arrangers  for Pearl  Acquisition's  intended  debt  financing  for the mortgage  business sale under the debt commitment  letter dated March 15, 2007,  revised  interpretations  as to the  availability  of debt  financing  under the debt commitment  letter.  PHH reported  that Pearl  Acquisition  stated in the letter that it believed that JP Morgan's and Lehman's revised  interpretations  could result in a shortfall of up to $750 million in available  debt  financing that it had viewed as being  committed at the signing of the Merger  Agreement.  PHH reported that Pearl  Acquisition  stated that Pearl  Acquisition believed  that the  revised  interpretations  were  inconsistent  with the terms of the debt  commitment  letter and that Pearl
Acquisition  intended to continue its efforts to obtain the debt financing  contemplated by the debt commitment  letter as well as to explore the  availability  of  alternative  debt  financing.  PHH reported that Pearl  Acquisition  further stated in the letter that it was not  optimistic and that there could be no assurances  that these efforts would be  successful,  or that all of the conditions to closing the Merger would be satisfied.

         PHH reported  that it had advised GE that it expected GE to fulfill its  obligations  under the Merger  Agreement  and that PHH intended to proceed with the special  meeting of  stockholders  and to continue to seek to satisfy its  conditions  to closing the Merger;  although,  there could be no assurances that all of the conditions to closing would be satisfied,  or that the Merger would close by the end of the year, if at all.

         In a Current Report on Form 8-K that PHH filed on September 26, 2007, it reported that its  stockholders  had approved the Merger.  PHH  reported  that it intended to  continue  to seek to satisfy its  conditions  to closing the Merger;  although there could be no assurances  that all of the  conditions to closing will be satisfied or that the Merger will close by the end of the year, if at all.

         In a  Current  Report  on Form 8-K that PHH  filed on  January  2,  2008 it  reported  that it had  given a notice  of termination to General Electric Capital  Corporation  ("GECC"),  a unit of GE, pursuant to the Merger  Agreement.  PHH reported that it terminated the Merger Agreement because the Merger was not completed by December 31, 2007.

         On January 4, 2008,  PHH  announced  in a press  release that it had  received,  in  accordance  with the terms of the
Merger  Agreement,  payment of a $50 million  reverse  termination  fee from an affiliate of Blackstone in connection  with the termination of the Merger.

                                                              S-109

         In its Annual  Report on Form 10-K for the year ended  December  31, 2007 (the "2007 Form 10-K"),  PHH  reported  that following the  announcement  of the Merger in March 2007, two purported class actions were filed against PHH and each member of its board of directors in the Circuit  Court for  Baltimore  County,  Maryland  (the  "Court").  PHH reported that the first of these actions also named GE and  Blackstone as  defendants.  PHH reported  that the  plaintiffs  sought to represent an alleged class  consisting of all persons (other than PHH's officers and directors and their  affiliates)  holding its common stock. PHH reported that in support of their request for injunctive and other relief, the plaintiffs  alleged,  among other matters,  that the members of PHH's board of directors  breached their fiduciary duties by failing to maximize  stockholder value in approving the Merger  Agreement.  PHH reported that on or about April 10, 2007, the claims  against  Blackstone  were  dismissed  without prejudice  and that on May 11,  2007,  the Court  consolidated  the two cases into one action.  PHH  reported  that on July 27,
2007, the  plaintiffs  filed a consolidated  amended  complaint that did not name GE or Blackstone as defendants.  PHH reported that this  pleading  essentially  repeated the  allegations  previously  made against the members of its board of directors and added  allegations  that the disclosures  made in the  preliminary  proxy statement filed with the SEC on June 18, 2007 omitted certain  material facts.  PHH reported that on August 7, 2007, the Court dismissed the  consolidated  amended  complaint on the ground that the plaintiffs  were seeking to assert their claims  directly,  whereas,  as a matter of Maryland law,  claims that directors  have  breached  their  fiduciary  duties can only be asserted by a stockholder  derivatively.  PHH reported that the plaintiffs have the right to appeal this decision.

         In a Current  Report on Form 8-K that PHH filed on December  28, 2007,  it reported  that it  terminated  its Bishop's
Gate  Residential  Mortgage  Trust  facility  ("Bishop's  Gate")  by  voluntarily  redeeming  all of the  remaining  notes  and certificates  issued  under the Bishop's  Gate  facility on December 20, 2007.  PHH reported  that given its  expectations  for somewhat  lower  mortgage  origination  volumes in 2008,  which it expected to be comprised  predominantly  of conforming  loan products with shorter  warehouse  periods,  it believed that the committed  capacity provided by its existing credit facilities would be adequate to fund its ongoing mortgage  originations  for at least the following 12 months,  and that it would continue to evaluate proposals for incremental mortgage warehouse facilities to provide supplemental capacity as necessary.

         You can find these SEC filings on the SEC website at www.sec.gov.  The  developments  described in this section and in these  filings could have a material  adverse  effect on the  business,  liquidity  and  financial  condition of PHH and on the ability of PHH Mortgage to service the mortgage  loans and perform its duties under the Purchase and  Servicing  Agreement  (as defined  below).  The inability of PHH Mortgage to perform these  functions  could have a material  adverse effect on the value of the notes.  The Form 8-K reports,  the March 2007 Form 10-Q,  and the 2007 Form 10-K shall not be deemed to be  incorporated by reference into this prospectus supplement or the depositor's registration statement.

Servicing and Other Compensation and Payment of Expenses

         The Servicer will provide  customary  servicing  functions  with respect to the Mortgage  Loans  pursuant to a certain
Mortgage Loan Flow Purchase,  Sale & Servicing  Agreement  dated as of December 14, 2007 among the Servicer,  Bishop's Gate and
Chimera  Investment  Corporation  as modified  by an  assignment,  assumption  and  recognition  agreement,  (the  "Assignment,
Assumption  and  Recognition  Agreement")  dated as of July 1, 2008 among the Seller,  the  Depositor,  the  Originator and the
Master Servicer (together,  the "Purchase and Servicing  Agreement").  Among other things, the Servicer is obligated under some circumstances  to make Advances with respect to the Mortgage Loans.  In managing the  liquidation of defaulted  Mortgage Loans, the Servicer will have sole  discretion to take such action in maximizing  recoveries  to the  noteholders  including,  without limitation, selling defaulted Mortgage Loans and REO properties as described in the Purchase and Servicing Agreement.

         The Servicer will be entitled to receive a fee (the  "Servicing  Fee") as  compensation  for its activities  under the
Purchase and  Servicing  Agreement  equal to the  Servicing Fee Rate  multiplied  by the  scheduled  principal  balance of each
Mortgage Loan as of the due date in the month preceding the month in which the related Payment Date occurs.

         The Servicing Fee will be payable monthly,  computed on the basis of the same principal  amount and period  respecting which any related interest payment on such Mortgage Loan is computed.  As additional  servicing  compensation,  the Servicer is entitled to retain all assumption fees, late payment charges and other miscellaneous

                                                              S-110

servicing fees in respect of the Mortgage Loans, to the extent collected from  mortgagors,  together with any interest or other income earned on funds held in the custodial account and any escrow accounts established by the Servicer.

         The Servicer is obligated to pay insurance  premiums and other ongoing  expenses  associated  with the Mortgage  Loans incurred by the Servicer in connection  with its  responsibilities  under the Purchase and Servicing  Agreement and is entitled
to  reimbursement  for  these  expenses  as  provided  in  the  Purchase  and  Servicing  Agreement.   See  "Servicing  of  the
Loans—Servicing  Compensation  and Payment of Expenses" in the prospectus for  information  regarding  expenses  payable by the
Servicer.

Payments on Mortgage Loans; Deposits to Custodial Account

         The Servicer  will  establish and maintain or cause to be  established  and  maintained a separate  trust account (the
"Custodial  Account") for the benefit of the  Noteholders.  The Custodial  Account will be an eligible account (or similar term as defined in the  Purchase  and  Servicing  Agreement).  Upon  receipt by the  Servicer of amounts in respect of the  Mortgage
Loans  (excluding  amounts  representing  the Servicing Fee or other  servicing  compensation,  reimbursement  for Advances and servicing  advances  and  insurance  proceeds to be applied to the  restoration  or repair of a  Mortgaged  Property or similar items),  the Servicer  will deposit such amounts in the Custodial  Account.  Amounts so deposited may be invested in accordance with the terms of the Purchase and  Servicing  Agreement  in  investments  maturing no later than one business day prior to the date on which the amount on deposit therein is required to be remitted to the Securities  Administrator,  if such investment is managed by a person  other than the  Servicer or the  Securities  Administrator,  or maturing on the  business day on which the amount on deposit  therein is required to be remitted to the  Securities  Administrator  if such  investment  is managed by the
Servicer or the Securities  Administrator.  All investment income on funds in the Custodial Accounts will be for the benefit of the Servicer.

Advances

         Subject to the  limitations set forth in the following  paragraph,  the Servicer will be obligated to advance or cause to be advanced on or before each  Determination  Date from its own funds,  an amount equal to the  aggregate of all payments of principal and interest,  net of its servicing fee, that were due on the Mortgage Loans and that were  delinquent on the related
Determination  Date,  plus  amounts  representing  assumed  payments  not covered by any  current  net income on the  Mortgaged
Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an "Advance").

         Advances  are required to be made only to the extent they are deemed by the  Servicer to be  recoverable  from related late  collections,  insurance  proceeds or  liquidation  proceeds.  The purpose of making the Advances is to maintain a regular cash flow to the noteholders, rather than to guarantee or insure against losses.

         All Advances will be reimbursable to the Servicer from late collections,  insurance proceeds and liquidation  proceeds from the  Mortgage  Loan as to which the  Advance  was made.  In  addition,  any  Advances  previously  made in  respect of any
Mortgage  Loan that are deemed by the  Servicer to be  nonrecoverable  from  related late  collections,  insurance  proceeds or liquidation  proceeds  may be  reimbursed  to the  Servicer  out of any funds in the  related  Custodial  Account  prior to the distributions  on the notes.  In the event that the Servicer fails in its obligation to make any required  Advance,  the Master
Servicer,  as successor  servicer,  or another successor  Servicer will be obligated to make the Advance,  in each case, to the extent required in the Sale and Servicing  Agreement.  Under the Sale and Servicing  Agreement,  the Indenture  Trustee (in its
capacity as successor  master servicer) is required to make,  subject to its  determination  of  recoverability  and applicable law, any Advance that the Master Servicer is required to make, but fails to make.

Compensating Interest

         The Servicer or the Master Servicer,  as applicable,  will pay amounts  referred to herein as "Compensating  Interest"
in the manner and to the extent set forth below to reduce the adverse  effect on  noteholders  from the  deficiency in interest collected as a result of prepayments in full or in part on the related Mortgage Loans.

                                                              S-111

         The Servicer  will be required to deposit into the related  Custodial  Account,  prior to  distribution  to the Master
Servicer for any Payment  Date,  an amount equal to the lesser of (i) any  shortfall  in interest  collections  for the related month resulting from  prepayments in full or in part on the related  Mortgage Loans made during the related  Prepayment  Period and (ii) the aggregate Servicing Fee payable to the Servicer for the related Due Period.

         With respect to the Master  Servicer,  if the Servicer fails to pay the amount of any Compensating  Interest  required to be paid on that Payment Date, the Master  Servicer will be required to deposit into the applicable  Distribution  Account as a payment of  Compensating  Interest the lesser of (i) the amount  required to be paid by the Servicer and not so paid and (ii)
the portion of the Master  Servicing  Fee for such Payment Date  exclusive  of  investment  income on amounts on deposit in the
Distribution Accounts.

Modifications

         In accordance  with the terms of the Purchase and  Servicing  Agreement,  the Servicer may modify,  amend or waive the terms of any Mortgage  Loan without the consent of the Master  Servicer in the event that (i) any monthly  payment is more than
60 days delinquent;  (ii) certain events of insolvency occur with respect to the borrower;  (iii) the  Servicer receives notice of the foreclosure or proposed  foreclosure of any other lien on the related  Mortgaged  Property;  (iv) the Servicer  receives any proposal of a material  modification  (as reasonably  determined by the Servicer) to such Mortgage Loan due to a default or imminent  default  under such Mortgage  Loan;  or (vii) in the  reasonable  judgment of the  Servicer,  a payment  default with respect to such Mortgage Loan that is likely to remain  uncured by the related  Mortgagor  within 60 days  thereafter is likely to occur.

         In connection  with any  modification  in which any amounts are added to the principal  balance of a Mortgage Loan, or capitalized  amounts  are added to the  principal  balance  of a Mortgage  Loan,  such  amounts  will be  required  to be fully amortized  over  the  remaining  term,  or the  extended  term,  of the  Mortgage  Loan.  All  such  capitalizations  are to be implemented in accordance with the Servicer's standards.

         Any  Advances  made on any Mortgage  Loan will be reduced to reflect any related  servicing  modifications  previously made.  The  mortgage  rate  and net  mortgage  rate as to any  Mortgage  Loan  will be  deemed  not  reduced  by any  servicing modification,  so that the calculation of the Interest  Distribution  Amount, as applicable,  payable on the Offered Notes will not be affected by the servicing modification.

Evidence as to Compliance

         The Sale and Servicing  Agreement and the Purchase and  Servicing  Agreement  will provide that each year on or before the date set forth in that  agreement,  beginning  with the first year after the year in which the Cut-Off  Date  occurs,  each party  responsible  for the servicing  function will provide to the Depositor and the Securities  Administrator  a report on an assessment of compliance with the minimum  servicing  criteria  established in Item 1122(a) of Regulation AB (the "AB Servicing
Criteria").  The  AB  Servicing  Criteria  include  specific  criteria  relating  to the  following  areas:  general  servicing considerations,  cash collection and administration,  investor remittances and reporting,  and pool asset administration.  Such report will indicate that the AB Servicing  Criteria  were used to test  compliance on a platform  level basis and will set out any material instances of noncompliance.

         The Sale and  Servicing  Agreement  and the Purchase  and  Servicing  Agreement  will also provide that the each party responsible for the servicing  function will deliver along with its report on assessment of compliance,  an attestation  report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The Sale and  Servicing  Agreement  and the Purchase  and  Servicing  Agreement  will also provide for delivery to the
Securities  Administrator each year, on or before the date set forth in the Sale and Servicing Agreement,  of a separate annual statement as to compliance from each entity  responsible  for the servicing  function to the effect that, to the best knowledge of the signing  officer,  such entity has  fulfilled in all  material  respects its  obligations  under the Sale and  Servicing
Agreement or Purchase and Servicing  Agreement,  as applicable,  throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof.

                                                              S-112

         Copies of the annual reports of assessment of compliance,  attestation reports,  and statements of compliance,  if not available on the Securities  Administrator's  website,  may be obtained by securityholders  without charge upon written request to the Securities Administrator at the address of the Securities  Administrator set forth under "The Securities  Administrator, the Master Servicer and the  Custodian—Wells  Fargo Bank, N.A." in this prospectus  supplement.  These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

                               THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIAN

Wells Fargo Bank, N. A.

General

         The information set forth in this section has been provided by the Master Servicer,  the Securities  Administrator and
Wells Fargo Bank as custodian.  None of the  Servicers,  the Indenture  Trustee,  the Owner  Trustee,  the Originator or any of
their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

         Wells Fargo Bank, N.A.  ("Wells Fargo Bank") will act as Securities  Administrator  and Master Servicer under the Sale and Servicing  Agreement,  the Indenture and the Trust  Agreement and as a Custodian  under a custodial  agreement  (the "Wells
Fargo Custodial  Agreement"),  dated as of July 1, 2008, by and among the Indenture Trustee, the Servicer and Wells Fargo Bank,
as custodian.  Wells Fargo Bank is a national  banking  association and a wholly-owned  subsidiary of Wells Fargo & Company.  A diversified  financial  services  company with  approximately  $575 billion in assets and 159,800  employees as of December 31,
2007,  Wells Fargo & Company is a U.S.  bank  holding  company,  providing  banking,  insurance,  trust,  mortgage and consumer finance  services  throughout the United States and  internationally.  Wells Fargo Bank provides retail and commercial  banking services and corporate trust,  custody,  securities lending,  securities transfer,  cash management,  investment management and other  financial  and  fiduciary  services.  The  Depositor,  the  Sponsor  and the  Servicer  may  maintain  banking and other commercial  relationships  with Wells Fargo Bank and its  affiliates.  Wells Fargo Bank  maintains  principal  corporate  trust offices  located at 9062 Old  Annapolis  Road,  Columbia,  Maryland  21045-1951  (among  other  locations),  and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank  serves or may have  served  within the past two years as loan file  custodian  for various  mortgage loans owned by the Sponsor or an  affiliate  of the Sponsor and  anticipates  that one or more of those  mortgage  loans may be included in the Trust.  The terms of any custodial  agreement  under which those  services are provided by Wells Fargo Bank are customary for the  mortgage-backed  securitization  industry and provide for the delivery,  receipt,  review and safekeeping of mortgage loan files.

Securities Administrator

         Under the terms of the Sale and Servicing Agreement,  the Indenture and the Trust Agreement,  Wells Fargo Bank also is responsible for securities  administration,  which includes pool performance  calculations,  distribution  calculations and the preparation  of  monthly  distribution  reports.  As  Securities  Administrator,  Wells  Fargo  Bank  is  responsible  for  the preparation and filing of all tax returns on behalf of the Trust and the  preparation of monthly reports on Form 10-D,  certain current  reports on Form 8-K and annual  reports on Form 10-K that are  required to be filed with the  Securities  and Exchange
Commission  on behalf of the issuing  Trust.  Wells Fargo Bank has been  engaged in the business of  securities  administration since June 30, 1995.  As of December 31, 2007,  Wells Fargo Bank was acting as  Securities  Administrator  with respect to more than $1,119,079,000,000 of outstanding residential mortgage-backed securities.

Master Servicer

         Wells  Fargo Bank acts as Master  Servicer  pursuant  to the Sale and  Servicing  Agreement.  The Master  Servicer  is
responsible  for the  aggregation of monthly  servicer  reports and remittances and for the oversight of the performance of the
Servicer under the terms of the Purchase and Servicing Agreement.  In particular, the Master

                                                              S-113

Servicer  independently  calculates monthly loan balances based on Servicer data,  compares its results to Servicer  loan-level reports and  reconciles  any  discrepancies  with the  Servicer.  The Master  Servicer  also reviews the servicing of defaulted loans  for  compliance  with the terms of the Sale and  Servicing  Agreement.  In  addition,  upon the  occurrence  of  certain
Servicer  events of default  under the terms of  Purchase  and  Servicing  Agreement,  the Master  Servicer  may be required to enforce  certain  remedies on behalf of the Trust  against the  defaulting  Servicer.  Wells Fargo Bank has been engaged in the business of master  servicing  since June 30, 1995.  As of December 31,  2007,  Wells Fargo Bank was acting as master  servicer for approximately 1,697 series of residential  mortgage-backed  securities with an aggregate  outstanding  principal balance of approximately $845,399,000,000.

Custodian

         Wells Fargo Bank is acting as a custodian of the mortgage  loan files  related to the Mortgage  Loans  pursuant to the
Wells Fargo  Custodial  Agreement.  In that capacity,  Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage  files on behalf of the Indenture  Trustee and the  Noteholders.  Wells Fargo Bank maintains each  mortgage loan file in a separate file folder  marked with a unique bar code to assure  loan-level  file  integrity and to assist in inventory  management.  Files are  segregated by  transaction  or investor.  Wells Fargo Bank has been engaged in the mortgage  document  custody  business for more than 25 years.  Wells Fargo Bank maintains  document  custody  facilities in its
Minneapolis,  Minnesota  headquarters and in two regional offices located in Irvine,  California,  and Salt Lake City, Utah. As
of December  31,  2007,  Wells Fargo Bank  maintains  mortgage  custody  vaults in each of those  locations  with an  aggregate capacity of over ten million files.

The Distribution Account

         Pursuant to the terms of the Sale and Servicing  Agreement,  the Securities  Administrator will establish and maintain a separate  account (the  "Distribution  Account")  for the benefit of the  Noteholders.  The  Distribution  Account will be an
Eligible  Account  (as defined in the Sale and  Servicing  Agreement).  Amounts on deposit  therein may be invested in eligible investments  (at the  direction  and for the benefit of the Master  Servicer)  maturing no later than one Business Day prior to the related  Payment Date unless such eligible  investments  are invested in  investments  managed or advised by the Securities
Administrator  or an affiliate  thereof,  in which case such eligible  investments  may mature on the related Payment Date. All investment income on funds in the Distribution Account will be for the benefit of the Master Servicer.

         Any one or more of the  following  obligations  or  securities  held in the name of the trustee for the benefit of the noteholders will be considered an eligible investment:

         (i)  obligations  of  the  United  States  or  any  agency  thereof,  provided  such  obligations  are  backed  by the full faith and credit of the United States;

         (ii)  commercial  or finance  company  paper  which is then  receiving  the  highest  commercial  or  finance  company paper rating of each rating  agency,  or such lower rating as will not result in the  downgrading  or withdrawal of the ratings then assigned to the notes by each rating agency, as evidenced in writing;

         (iii)  certificates  of  deposit,  demand  or  time  deposits,  or  bankers'  acceptances  issued  by  any  Depository institution  or trust  company  incorporated  under the laws of the  United  States  or of any state  thereof  and  subject  to supervision  and  examination by federal  and/or state banking  authorities  (including  the trustee in its commercial  banking capacity),  provided that the commercial  paper and/or long term unsecured debt  obligations of such Depository  institution or trust  company are then rated one of the two highest  long-term and the highest  short-term  ratings of each such rating agency for such  securities,  or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any rating agency, as evidenced in writing;

         (iv)   guaranteed   reinvestment   agreements   issued  by  any  bank,   insurance   company   or  other   corporation
containing,  at the time of the issuance of such  agreements,  such terms and conditions as will not result in the  downgrading or withdrawal of the rating then assigned to the notes by each rating agency, as evidenced in writing;

                                                              S-114

         (v)  repurchase  obligations  with  respect  to any  security  described  in  clauses  (i) and (ii)  above,  in either case entered into with a Depository institution or trust company (acting as principal) described in clause (v) above;

         (vi)  securities  (other  than  stripped  bonds,  stripped  coupons  or  instruments  sold  at  a  purchase  price  in excess of 115% of the face amount  thereof)  bearing  interest  or sold at a discount  issued by any  corporation  incorporated under the laws of the United States or any state thereof  which,  at the time of such  investment,  have one of the two highest short term ratings of each rating agency  (except if the rating agency is Moody's,  such rating will be the highest  commercial paper rating of Moody's for any such  securities),  or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the notes by each rating agency, as evidenced by a signed writing delivered by each rating agency;

         (vii)  interests  in  any  money  market  fund  (including  any  such  fund  managed  or  advised  by  the  Securities
Administrator  or any affiliate  thereof)  which at the date of  acquisition  of the interests in such fund and  throughout the time such interests are held in such fund has the highest  applicable  short term rating by each rating agency rating such fund or such lower rating as will not result in the  downgrading  or  withdrawal  of the ratings then  assigned to the notes by each rating agency, as evidenced in writing;

         (viii) short term  investment  funds  sponsored by any trust  company or banking  association  incorporated  under the laws of the United  States or any state  thereof  (including  any such fund  managed  or  advised by the  trustee or the Master
Servicer or any affiliate  thereof) which on the date of  acquisition  has been rated by each rating agency rating such fund in their respective  highest  applicable  rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by each rating agency, as evidenced in writing; and

         (ix)  such  other  investments  having  a  specified  stated  maturity  and  bearing  interest  or sold at a  discount acceptable  to each rating  agency and as will not result in the  downgrading  or withdrawal of the rating then assigned to the notes by any rating agency, as evidenced by a signed writing delivered by each rating agency.

Master Servicing and Other Compensation and Payment of Expenses

         The principal  compensation to be paid to the Master Servicer on each Payment Date in respect of its master  servicing activities will be the Master Servicing Fee described herein under "Description of the Notes—Table of Fees and Expenses."

         In the event  that the  Servicer  fails to pay the  amount of any  Compensating  Interest  required  to be paid on any
Payment Date, the Master  Servicer will be required to pay such amounts up to the portion of the Master  Servicing Fee for such
Payment Date exclusive of investment income on amounts on deposit in the Distribution Accounts.

Events of Default and Removal of Master Servicer

         Upon the occurrence of events of default described under "The  Agreements—Events  of Default and Rights in the Case of
Events of  Default"  in the  prospectus,  the Master  Servicer  may be  removed as Master  Servicer  of the  Mortgage  Loans in accordance with the terms of the Sale and Servicing Agreement.

         Any  successor  to the  Master  Servicer  appointed  under the Sale and  Servicing  Agreement  must be a housing  loan servicing  institution,  acceptable  to each  rating  agency,  with a net  worth  at the  time of the  appointment  of at least
$10,000,000.  See "The Agreements—Events of Default and Rights in the Case of Events of Default" in the prospectus.

Transfer of Master Servicing

         The Master  Servicer may sell and assign its rights and delegate its duties and  obligations in its entirety as Master
Servicer under the Sale and Servicing  Agreement;  provided,  however,  that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer under the Sale

                                                              S-115

and  Servicing  Agreement  and (a) shall be qualified  to service  mortgage  loans for Fannie Mae or Freddie  Mac;  (b) will be required to have a net worth of not less than $25,000,000  (unless otherwise  approved by each rating agency pursuant to clause
(ii) below);  (c) will be required to be reasonably  satisfactory to the Indenture Trustee; and (d) will be required to execute and deliver to the Indenture  Trustee an agreement,  in form and substance  reasonably  satisfactory to the Indenture  Trustee, which contains an assumption by such person of the due and punctual  performance  and observance of each covenant and condition to be performed or observed by it as Master  Servicer under the Sale and Servicing  Agreement;  (ii) each rating agency will be given prior written notice of the identity of the proposed  successor to the Master  Servicer and each rating  agency's  rating of the notes in  effect  immediately  prior to such  assignment,  sale and  delegation  will not be  downgraded,  qualified  or withdrawn  as a result of such  assignment,  sale and  delegation,  as  evidenced  by a letter to such effect  delivered to the
Master Servicer and the Indenture  Trustee;  and (iii) the Master Servicer  assigning and selling the master  servicing will be required to deliver to the Indenture  Trustee an officer's  certificate  and an opinion of  independent  counsel,  each stating that all  conditions  precedent to such action under the Sale and Servicing  Agreement  have been  completed and such action is permitted by and complies  with the terms of the Sale and Servicing  Agreement.  No such  assignment or delegation  will affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

Indemnification

         The Master Servicer and any director,  officer,  employee or agent of the Master Servicer will be indemnified and held harmless by the Trust against any loss, liability or expense as set forth in the Sale and Servicing Agreement.

         The Securities  Administrator and any director,  officer,  employee or agent of the Securities  Administrator  will be indemnified  and held  harmless by the Trust  against  any loss,  liability  or expense as set forth in the Sale and  Servicing
Agreement, the Indenture and the Trust Agreement.

         The Custodian and any director,  officer,  employee or agent of the Custodian will be indemnified and held harmless by the Trust against any loss, liability or expense as set forth in the Wells Fargo Custodial Agreement.

                                                     THE INDENTURE TRUSTEE

         HSBC Bank USA,  National  Association,  a  national  banking  association,  will be the  Indenture  Trustee  under the
Indenture.  The Depositor and the Master Servicer may maintain other banking  relationships  in the ordinary course of business with the Indenture  Trustee.  The Indenture  Trustee's  corporate  trust office is located at 452 Fifth Avenue,  New York,  New
York 10018,  Attention:  Corporate  Trust,  PHH Mortgage  Trust,  Series  2008-CIM2 or at such other  address as the  Indenture
Trustee may designate from time to time.

         HSBC Bank USA,  National  Association,  has been,  and  currently  is,  servicing as trustee or indenture  trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

         The  Indenture  Trustee  undertakes to perform such duties and only such duties as are  specifically  set forth in the
Sale and  Servicing  Agreement  and Indenture as duties of the  Indenture  Trustee as described in this  prospectus  supplement under "The Trust Agreement, the Indenture and the Administration Agreement."

         The  Indenture  Trustee,  prior to the  occurrence of an event of default and after the curing or waiver of all events of default which may have  occurred,  undertakes to perform such duties and only such duties as are  specifically  set forth in the Sale and Servicing Agreement as duties of the Indenture Trustee, including:

         1.  Upon  receipt  of all  resolutions,  certificates,  statements,  opinions,  reports,  documents,  orders  or other instruments  which are  specifically  required to be  furnished to the  Indenture  Trustee  pursuant to the Sale and  Servicing
Agreement,  the Indenture Trustee (or its custodian,  if applicable) will be required to examine them to determine whether they are in the required form;  provided,  however,  that the Indenture  Trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder.

                                                              S-116

         2. The  Indenture  Trustee  will be  required  to  promptly  remit  to the  Servicer  any  complaint,  claim,  demand, notice or other document  (collectively,  the "Notices")  delivered to the Indenture Trustee as a consequence of the assignment of any Mortgage  Loan  hereunder  and relating to the  servicing of the Mortgage  Loans;  provided  that any such notice (i) is delivered  to the  Indenture  Trustee at its  corporate  trust  office,  (ii)  contains  information  sufficient  to permit the
Indenture  Trustee to make a determination  that the real property to which such document  relates is a Mortgaged  Property (as defined in the Sale and Servicing  Agreement).  The Indenture Trustee will have no duty under the Sale and Servicing  Agreement with  respect to any Notice it may  receive or which may be alleged to have been  delivered  to or served  upon it unless  such
Notice is delivered to it or served upon it at its corporate  trust office and such Notice  contains the  information  required pursuant to clause (ii) of the preceding sentence.

         3.  Except  for  those  actions  that the  Indenture  Trustee  is  required  to take  under  the  Sale  and  Servicing
Agreement and the Indenture,  the Indenture  Trustee will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Sale and Servicing Agreement and the Indenture.

         If an event of  termination  with respect to the Master  Servicer  has occurred and has not been cured or waived,  the
Indenture  Trustee  will be  required  to  exercise  such of the  rights  and  powers  vested  in it by the Sale and  Servicing
Agreement,  using  the same  degree  of care and  skill in their  exercise,  as a  prudent  person  would  exercise  under  the circumstances in the conduct of his own affairs.

         Without  limiting the generality of the  foregoing,  if an event of  termination  with respect to the Master  Servicer occurs,  the  Indenture  Trustee  will be required  to, at the  direction  of at least 51% of the Voting  Rights,  by notice in writing to the Master  Servicer  and to the  Depositor,  with a copy to each  rating  agency,  terminate  all of the rights and obligations of the Master  Servicer in its capacity as Master  Servicer under the Sale and Servicing  Agreement,  to the extent permitted by law, and in and to the Mortgage  Loans and the proceeds  thereof.  On or after the receipt by the Master  Servicer of such written  notice,  all authority  and power of the Master  Servicer with respect to the notes (other than as a holder of any note) or the Mortgage Loans or otherwise  including,  without limitation,  the compensation  payable to the Master Servicer under the Sale and Servicing  Agreement,  will pass to and be vested in the Indenture  Trustee,  and, without  limitation,  the
Indenture Trustee will be authorized and empowered,  as  attorney-in-fact  or otherwise,  to execute and deliver,  on behalf of and at the expense of the Master Servicer,  any and all documents and other  instruments and to do or accomplish all other acts or things  necessary or appropriate to effect the purposes of such notice of termination,  whether to complete the transfer and endorsement  or assignment of the Mortgage  Loans and related  documents,  or otherwise.  Notwithstanding  the  foregoing,  the
Indenture  Trustee  will be permitted  to, if it is unwilling to so to act, or will be required to, if it is legally  unable to act,  appoint,  or petition a court of competent  jurisdiction to appoint,  a successor  Master Servicer in accordance with the terms of the Sale and Servicing Agreement.

         To the  extent  that the costs and  expenses  of the  Indenture  Trustee  related  to the  termination  of the  Master
Servicer,  appointment of a successor  Master Servicer or the transfer and assumption of the master  servicing by the Indenture
Trustee (including,  without  limitation,  (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential  termination of the Master Servicer as a result of an event of termination  with respect to the Master Servicer and (ii) all costs and expenses  associated with the complete transfer of the master  servicing,  including all servicing  files and all servicing data and the  completion,  correction or  manipulation  of such servicing data as may be required by the  successor  Master  Servicer to correct any errors or  insufficiencies  in the  servicing  data or otherwise to enable  the  successor  Master  Servicer  to master  service  the  Mortgage  Loans in  accordance  with the Sale and  Servicing
Agreement) are not fully and timely  reimbursed by the terminated  Master Servicer,  the Indenture  Trustee will be entitled to reimbursement of such costs and expenses from the Distribution Accounts.

         The Master  Servicer will pay the  Indenture  Trustee's  fee to the  Indenture  Trustee in respect of its  obligations under the Sale and Servicing  Agreement,  the Indenture and the Trust Agreement.  The Sale and Servicing Agreement will provide that the Indenture  Trustee and any director,  officer,  employee or agent of the Indenture  Trustee will be indemnified by the
Trust and will be held harmless against any loss,  liability,  expense or cost including,  without  limitation,  attorneys fees and expenses (not including  expenses and  disbursements  incurred or made by the Indenture  Trustee in the ordinary  course of the Indenture Trustee's  performance in accordance with the provisions of the Sale and Servicing  Agreement,  the Indenture and
the Trust Agreement) incurred by the

                                                              S-117

Indenture  Trustee in  connection  with any pending or  threatened  legal  action or arising out of or in  connection  with the acceptance or administration  of its obligations and duties under the Sale and Servicing  Agreement,  the Indenture,  the Trust
Agreement,  the Wells Fargo Custodial  Agreement or the Notes, other than any loss,  liability or expense incurred by reason of willful  misfeasance,  bad  faith or  negligence  in the  performance  of the  Indenture  Trustee's  duties  under the Sale and
Servicing  Agreement,  the Indenture,  the Trust  Agreement,  the Wells Fargo Custodial  Agreement or the Notes or by reason of reckless disregard,  of the Indenture Trustee's  obligations and duties under the Sale and Servicing Agreement,  the Indenture, the Trust Agreement, the Wells Fargo Custodial Agreement or the Notes.

         The Indenture  Trustee may resign at any time,  in which event the Depositor  will be obligated to appoint a successor indenture  trustee.  The  Depositor may also remove the Indenture  Trustee if the  Indenture  Trustee  ceases to be eligible to continue under the Indenture or if the Indenture  Trustee  becomes  insolvent.  Upon becoming aware of the  circumstances,  the
Depositor will be obligated to appoint a successor  Indenture  Trustee.  The Indenture  Trustee may also be removed at any time by the  holders of the notes  evidencing  not less a majority  of the  voting  rights in the Trust  Fund.  Any  resignation  or removal of the Indenture  Trustee and appointment of a successor  Indenture  Trustee will not become effective until acceptance of the appointment by the successor  Indenture  Trustee.  If the Indenture Trustee resigns or is removed by the Depositor,  the expenses  associated  with the change of  Indenture  Trustee  will be paid from the  Distribution  Accounts.  If the  Indenture
Trustee is removed by holders of notes,  such holders will be responsible  for paying any  compensation  payable to a successor
Indenture Trustee, in excess of the amount paid to the predecessor Indenture Trustee.

                                                        THE OWNER TRUSTEE

         LaSalle National Trust Delaware  ("LNTD") is a national banking  association and a wholly-owned  subsidiary of LaSalle
Bank  National  Association  ("LaSalle").  LNTD's  corporate  trust office and  principal  place of business is located at 1201
North Orange Street, Suite 1000, Wilmington, Delaware, 19801.

         Effective  October 1, 2007,  Bank of America  Corporation,  parent  corporation  of Bank of America,  N.A. and Banc of
America  Securities  LLC,  acquired ABN AMRO North America  Holding  Company,  parent company of LaSalle Bank  Corporation  and
LaSalle,  from ABN AMRO Bank N.V. The acquisition  included all parts of the Global  Securities and Trust Services Group within
LaSalle engaged in the business of acting as owner trustee,  trustee,  securities  administrator,  master servicer,  custodian,
collateral   administrator,   securities  intermediary,   fiscal  agent  and  issuing  and  paying  agent  in  connection  with securitization transactions.

         LNTD has provided  owner trustee  services since the year 2006 and has extensive  experience  serving as owner trustee on  securitizations  involving  mortgage  loans or  mortgage-related  assets.  As of June 30,  2008,  LNTD was  acting as owner
trustee  on  in  excess  of  50  residential  mortgage-backed  securities  transactions.  Since  January 1994,   LNTD's  parent
corporation  LaSalle has served as trustee or paying agent on over 675  residential  mortgage-backed  securities  transactions.
As of June  30,  2008,  LaSalle  serves  as  trustee  or  paying  agent  on over  610  residential  mortgage-backed  securities transactions.  The Depositor  and Servicer may maintain  other banking  relationships  in the ordinary  course of business with
LNTD or LaSalle.

         The long-term unsecured debt of LaSalle is rated "AA+" by S&P, "Aaa" by Moody's and "AA-" by Fitch Ratings.

         LNTD has  provided  the above  information  for purposes of  complying  with  Regulation  AB. Other than the above two paragraphs,  LNTD has not  participated  in, and is not  responsible  for, the preparation of any other  information  contained herein.

         The Owner Trustee will be entitled to  reimbursement  for expenses and certain other  amounts  (including  its fees to the  extent  not paid by the  Master  Servicer  and  certain  indemnification  amounts)  prior to  payment  of any  amounts  to noteholders.  As compensation for the performance of its duties under the Trust  Agreement,  the Owner Trustee will be entitled to the Owner Trustee Fee.

                                                              S-118

         The Securities  Administrator and the Depositor will perform on behalf of the Trust certain  administrative  functions required  under  the  Indenture,  the  Trust  Agreement  and the Sale and  Servicing  Agreement  pursuant  to the  terms of the
Administration Agreement.

                                                  SALE AND SERVICING AGREEMENT

General

         The Mortgage Loans will be transferred to the Trust pursuant to the Sale and Servicing  Agreement,  a form of which is filed as an exhibit to the  registration  statement.  A Current  Report on Form 8-K relating to the notes  containing a copy of the Sale and  Servicing  Agreement as executed  will be filed by the  Depositor  with the  Securities  and Exchange  Commission within fifteen days of the initial issuance of the notes.

         Reference  is made to the  prospectus  for  important  information  in addition  to that set forth in this  prospectus supplement regarding the Trust Fund, the terms and conditions of the Sale and Servicing Agreement.

Assignment of the Mortgage Loans

         Pursuant to the Purchase and Servicing  Agreement,  the Originator  will make certain  representations  and warranties with  respect  to the  Mortgage  Loans,  including  representations  and  warranties  similar  to those set forth  under  "Loan
Underwriting Procedures and  Standards—Representations  and Warranties" in the prospectus,  which the Seller will assign to the
Depositor  pursuant to the Assignment,  Assumption and Recognition  Agreement.  Subsequently,  the Depositor will assign all of the Mortgage  Loans  included in the Mortgage Pool and such  representations  and  warranties,  as modified by the  Assignment,
Assumption and Recognition Agreement to the trust.

         The  Depositor  will  acquire all of the Mortgage  Loans  included in the Mortgage  Pool  pursuant to the  Assignment,
Assumption  and  Recognition  Agreement.  The  Mortgage  Loans were  previously  purchased  by the Seller  from the  Originator pursuant to the Purchase and Servicing Agreement.  See "The Originator" in this prospectus supplement.

         If the  Originator  breaches  any of its  representations  and  warranties  with  respect to any  Mortgage  Loan which materially and adversely  affects (i) the value of any of the Mortgage  Loans  actually  delivered or (ii) the interests of the noteholders  therein,  the  Originator,  will be  obligated  to cure such breach in all  material  respects or  repurchase  the
Mortgage Loan or any property acquired in respect thereof or substitute therefor.

         On the Closing  Date,  the Depositor  will  transfer to the Trust all of its right,  title and interest in and to each
Mortgage Loan, the related  mortgage note,  mortgage,  assignment of mortgage in recordable form to the Trust and other related documents  (collectively,  the "Related  Documents"),  including all scheduled payments with respect to each such Mortgage Loan due after the  Cut-Off  Date.  The trust,  concurrently  with such  transfer,  will  deliver the notes to the  Custodian.  Each
Mortgage Loan  transferred  to the Trust will be identified on a schedule  delivered to the Indenture  Trustee  pursuant to the
Sale and  Servicing  Agreement.  The Mortgage  Loan schedule  will include  information  such as the principal  balance of each
Mortgage Loan as of the applicable  Cut-Off Date, its mortgage  interest rate as well as other information with respect to each
Mortgage Loan.

         The Sale and Servicing  Agreement  will require that,  within the time period  specified  therein,  the Depositor will deliver or cause to be  delivered  to the  Indenture  Trustee (or the  Custodian,  as the  Indenture  Trustee's  agent for such purpose) the original  mortgages and original  mortgage notes endorsed in blank.  If such original is not available or is lost, the Depositor  may, in lieu of delivery of the original  mortgage or mortgage  note,  deliver or cause to be delivered true and correct copies thereof, and, with respect to a lost mortgage note, a lost note affidavit.

         On or prior to the  Closing  Date,  the  Indenture  Trustee or the  Custodian  on its behalf  will  review the Related
Documents  pursuant to the Sale and  Servicing  Agreement.  If any Related  Document is found to be  defective  in any material respect and such defect is not cured within 90 days following  notification  thereof to the Originator by the Indenture Trustee or receipt of any required custodial  certification  delivered by the Custodian,  the Originator will be required to either (i)
substitute for such Mortgage Loan pursuant to the Purchase and Servicing Agreement or (ii)

                                                              S-119

purchase such Mortgage Loan at a price (the  "Purchase  Price")  equal to the  outstanding  principal  balance of such Mortgage
Loan as of the date of  purchase,  plus all accrued and unpaid  interest  thereon at the mortgage  interest  rate from the date interest was last paid by the  mortgagor  to the next  scheduled  due date,  plus the amount of any  unreimbursed  Advances and servicing  advances made by the Servicer and/or the Master  Servicer plus all  unreimbursed  costs and damages  incurred by the
Trust and the  Indenture  Trustee in  connection  with any  violation  of any such  Mortgage  Loan of any  predatory or abusive lending  law. The  Purchase  Price will be remitted to the  Securities  Administrator  for deposit in the related  Distribution
Account  no later  than the day  prior to the  related  Payment  Date.  The  obligation  of the  Originator  to  repurchase  or substitute for a deleted  Mortgage Loan is the sole remedy  regarding any defects in the Mortgage  Loans and Related  Documents available to the noteholders.

Voting Rights

         At all times,  100% of all voting  rights will be allocated  among the holders of the notes in  proportion to the then outstanding Class Principal Balances of their respective notes.

Optional Termination

         The circumstances  under which the obligations  created by the Sale and Servicing  Agreement will terminate in respect of the Notes are  described in "The  Agreements—Termination"  in the  prospectus.  The Servicer will have the right to purchase all remaining  Mortgage Loans and any properties  acquired in respect thereof and thereby effect early  retirement of the Notes on any Payment Date  following the Due Period during which the aggregate  principal  balance of the Mortgage Loans and the fair market value of any properties  acquired in respect  thereof  remaining in the Trust Fund at the time of purchase is reduced to less than or equal to 10% of the  aggregate  principal  balance of the Mortgage  Loans as of the Cut-Off Date. In the event the
Servicer  exercises the option,  the purchase price payable in connection  with the option will be equal to par with respect to the Mortgage Loans and the fair market value of all  properties  acquired by the Trust in respect of any Mortgage  Loans,  plus accrued  interest for each Mortgage Loan at the related  Mortgage Rate to but not including the first day of the month in which the repurchase  price is  distributed,  together with (to the extent not covered by the foregoing) all amounts due and owing to the Indenture Trustee, the Owner Trustee,  the Servicer,  the Master Servicer,  the Custodian and the Securities  Administrator
as of the  termination  date.  In the event the Servicer  exercises  this option,  the purchase  price will be allocated to the
Notes in accordance with the amounts and priorities set forth under  "Description of the  Notes—Priority of  Distribution".  In
no event will the Trust  created by the Trust  Agreement  continue  beyond the  earlier of (i) the  Maturity  Date and (ii) the expiration  of 21 years from the death of the  survivor  of the persons  named in the Sale and  Servicing  Agreement.  See "The
Agreements—Termination" in the prospectus.

Reports to Noteholders

         On each Payment  Date,  the  Securities  Administrator  will make  available to each  noteholder  and the  Depositor a statement generally setting forth, among other information:

         (1)     the applicable Interest Accrual Periods and general Payment Dates;

         (2)     the total cash flows received and the general sources thereof;

         (3)     the  amount,  if any,  of fees or  expenses  accrued  and  paid,  with an identification  of the payee and the general purpose of such fees;

         (4)     the  amount  of  the   related   payment  to  holders   of  the  notes  (by  class)   allocable to  principal,
separately  identifying (A) the aggregate  amount of any principal  prepayments  included  therein and (B) the aggregate of all scheduled payments of principal included therein;

         (5)     the amount of such distribution to holders of the notes (by class) allocable to interest;

         (6)     the Class  Principal  Balance  of the notes  before  and after  giving effect to the distribution of principal and allocation of Realized Losses on such Payment Date;

                                                              S-120

         (7)     the number and scheduled principal balance of all the Mortgage Loans for the following Payment Date;

         (8)     the Interest Rate for each class of notes for such Payment Date;

         (9)     the aggregate amount of  Advances  included  in the  payments  on the  Payment  Date  (including  the  general purpose of such Advances);

         (10)    the number and aggregate principal  balance  of any  Mortgage  Loans (A) that were  delinquent  (exclusive  of
Mortgage  Loans in  foreclosure)  using the "OTS" method (1) one scheduled  payment,  (2) two scheduled  payments and (3) three scheduled payments and (B) as to which foreclosure proceedings have been commenced, and loss information for the period;

         (11)    with respect to any  Mortgage  Loan  that  was  liquidated  during  the  preceding  calendar  month,  the loan number and scheduled  principal  balance of, and Realized  Loss on, such Mortgage Loan as of the end of the related  Prepayment
Period;

         (12)    the total number and principal  balance  of any real  estate  owned,  or REO  properties  as of the end of the related Prepayment Period;

         (13)    the Senior Note Available Funds  Shortfalls  for the  Offered  Notes,  if any and the amount on deposit in the
Class A-X Reserve Fund;

         (14)    the cumulative Realized Losses through the end of the preceding month; and

         (15)    the three-month rolling average  of the  percent  equivalent  of a  fraction,  the  numerator  of which is the aggregate  scheduled  principal  balance of the Mortgage  Loans,  as applicable,  that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO  properties,  and the denominator of which is the scheduled  principal  balances of all of the Mortgage Loans.

         On each  Payment  Date,  the  Securities  Administrator  will make the monthly  statement  (and,  at its  option,  any additional  files  containing  the  same  information  in an  alternative  format)  available  each  month  via the  Securities
Administrator's  internet  website,  initially located at  www.ctslink.com.  Assistance in using the website can be obtained by calling the  Securities  Administrator's  customer  service  desk at  1-866-846-4526.  Parties that are unable to use the above distribution  options  are  entitled  to have a paper  copy  mailed to them via first  class  mail by  calling  the  Securities
Administrator's  customer  service desk and indicating  such. The  Securities  Administrator  will have the right to change the way such  statements  are  distributed  in order to make such  distribution  more  convenient  and/or  more  accessible  to the noteholders  and the  Depositor  and the  Securities  Administrator  will  provide  timely  and  adequate  notification  to the noteholders and the Depositor regarding any such changes.

         The  annual  reports  on Form 10-K,  the  distribution  reports  on Form  10-D,  the  current  reports on Form 8-K and amendments  to those  reports,  in each case  prepared  and filed by the  Securities  Administrator  with  respect to the Trust pursuant to section 13(a) or 15(d) of the Exchange Act, will be made available on the website of the  Securities  Administrator as soon as reasonably  practicable  after such material is  electronically  filed with,  or furnished  to, the  Securities  and
Exchange Commission.

         In addition,  within a reasonable  period of time after the end of each calendar year,  the  Securities  Administrator will,  upon  written  request,  prepare  and deliver to each holder of record of a note  during the  previous  calendar  year a statement containing  information  necessary to enable noteholders to prepare their tax returns.  Such statements will not have been examined and reported upon by an independent public accountant.

                                                              S-121

Sale of Defaulted Mortgage Loans

         The Servicer may sell any  defaulted  Mortgage  Loan rather than  converting  the  ownership of the related  Mortgaged
Properties  to the Trust if, in the  Servicer's  judgment,  such sale would  maximize the recovery of principal and interest on the related Mortgage Note.

Special Foreclosure Rights

         The  Servicer  will not  commence  either (a)  foreclosure  proceedings  with  respect to a Mortgage  Loan or (b) sell defaulted  Mortgage  Loans from the Trust unless (i) no later than five business days prior to such  commencement,  it notifies the holder of the Owner Trust  Certificates  of its  intention  to do so, and (ii) the holder of the Owner  Trust  Certificates does not, within such period,  affirmatively  object to such action. If the holder of the Owner Trust  Certificates  timely and affirmatively  objects to such action,  then it will instruct the Servicer to hire three appraisal firms identified in the Sale and  Servicing  Agreement to compute the fair value of the  mortgaged  property  relating to the Mortgage  Loan  utilizing  the
Fannie Mae Form 2055  Exterior-Only  Inspection  Residential  Appraisal Report (each such appraisal firm  computation,  a "Fair
Value  Price"),  in each case no later than 30 days from the date of the  holder of the Owner  Trust  Certificate's  objection.
Subject to certain  provisions in the Trust Agreement,  the holder of the Owner Trust  Certificates  will, no later than 5 days after the expiration of such 30-day period,  purchase such Mortgage Loan and the related Mortgaged  Property at an amount equal to the average of the three Fair Value Prices  determined by such  appraisal  firms plus accrued and unpaid  interest  thereon.
Any objection to such action shall be  irrevocable  by the holder of the Owner Trust  Certificate,  and the holder of the Owner
Trust Certificate will purchase the related Mortgage Loan regardless of the Fair Value Price determined.

         In the event that the Servicer has not commenced  foreclosure  proceedings with respect to a Mortgage Loan that is 180 days' or more delinquent  (provided that the Mortgage Loan is not in bankruptcy,  is not subject to a court-ordered  injunction with  respect to the  Mortgage  Loan or the  related  Mortgaged  Property,  or is not  subject to  federal,  state or local law restriction on foreclosure) the Servicer must promptly provide the holder of the Owner Trust  Certificates  with notice of such event (a  "Delinquency  Notice") and a  description  of such other  action as it intends to take with respect to such  Mortgage
Loan.  The Servicer is not  permitted to proceed with any such action unless the holder of the Owner Trust  Certificates,  does not, within five business days following such notice,  affirmatively  object to the Servicer taking such action.  If the holder of the Owner Trust Certificates  timely and affirmatively  objects to the Servicer's  contemplated  action,  then the holder of the Owner Trust  Certificates  shall have the right to direct the Servicer to commence  foreclosure  proceedings  in accordance with prudent  servicing  standards.  Notwithstanding  the  foregoing,  the Servicer  shall not be obligated to foreclose on any
Mortgage Loan if the Servicer has notified the holder of the Owner Trust  Certificates  in the  Delinquency  Notice that either
(i) the related  mortgaged  property is located in a county  designated as an individual  assistance  disaster area by FEMA and foreclosure is not permitted under the Servicer's  servicing  policies with respect to Mortgage Loans contained in such area or
(ii) such mortgage is the subject of a lis pendens  notice and  foreclosure  is not permitted  under the  Servicer's  servicing policies with respect to Mortgage  Loans  subject to such legal  proceedings.  In such event,  the Servicer will hire the three appraisal firms  identified in the Sale and Servicing  Agreement to compute the fair value of the mortgaged  property  relating to the related  Mortgage Loan utilizing the Fannie Mae Form 2055 Exterior Only  Inspection  Residential  Appraisal  Report,  in
each case no later than 30 days from the date of the holder of the Owner Trust  Certificate's  objection  and the holder of the
Owner Trust  Certificates  will, no later than 5 days after the  expiration of such 30 day period,  purchase such Mortgage Loan and the  related  mortgaged  property  at an amount  equal to the  average of the three Fair Value  Prices  determined  by such appraisal  firms plus  accrued and unpaid  interest  thereon.  The holder of the Owner Trust  Certificates  will  purchase  the
Mortgage Loan regardless of the Fair Value Price  determined.  Pursuant to a side agreement,  the Seller,  so long as it is the holder of the Owner Trust Certificate, will indemnify and defend the Servicer in connection with the decision to foreclose.

         Notwithstanding  anything in this prospectus  supplement to the contrary,  the holder of the Owner Trust  Certificates shall not be entitled to any of its rights  described in this  prospectus  supplement with respect to a Mortgage Loan following its failure to purchase such Mortgage  Loan and the related  mortgaged  property (at the average of the three Fair Value Prices respectively  determined by such  appraisal  firms as set forth above)  during the time frame set forth in the Trust  Agreement following its objection to the Servicer action.  The holder of the Owner Trust  Certificate will reimburse the Servicer for the cost of the appraisal firms and any other reasonable out-of-pocket costs incurred in connection with the above provisions.

                                                              S-122

                               THE TRUST AGREEMENT, THE INDENTURE AND THE ADMINISTRATION AGREEMENT

General

         The  notes  will  be  issued  pursuant  to the  Indenture.  Notes  in  certificated  form  will  be  transferable  and exchangeable  at the corporate  trust office of the  Securities  Administrator,  which will serve as Note  Registrar and Paying
Agent.  The Securities  Administrator  will provide to a prospective or actual  noteholder,  without charge,  upon request,  an electronic copy (without exhibits) of the Indenture,  the Trust Agreement and the Sale and Servicing  Agreement.  Such requests should be made by calling the Securities Administrator's customer service desk and indicating such.

         The  following  summary  describes  certain  terms  of the  Trust  Agreement,  the  Indenture  and the  Administration
Agreement.  The summary does not purport to be complete and is subject to, and  qualified in its entirety by reference  to, all the provisions of such agreements.

Certain Matters under the Agreements

Duties of the Owner Trustee

         The Owner Trustee will be required to discharge (or cause to be discharged)  all of its  responsibilities  pursuant to the  terms of the  Trust  Agreement  and any other  document  or  agreement  to which  the  Owner  Trustee  is a party and will administer  the Trust in the interest of the Owner Trust  Certificateholder,  in  accordance  with the  provisions of the Trust
Agreement.  As described under "—Administration"  below, the Securities  Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative  functions required under the Trust Agreement,  the Indenture and the
Sale and Servicing Agreement

         LaSalle  National Trust  Delaware,  in its  individual  capacity,  may be held liable for its own willful  misconduct, gross  negligence or bad faith in performing  its duties as Owner  Trustee;  provided,  however,  that LaSalle  National  Trust
Delaware  will not be liable for any error of judgment  made in good faith by an officer of the Owner  Trustee or with  respect to any action taken or omitted to be taken by the Owner Trustee in accordance  with the  instructions of a majority in interest of the Owner Trust  Certificateholders.  LaSalle  National  Trust  Delaware is not  required to expend or risk its own funds or otherwise incur any financial  liability in the  performance of any of the Owner Trustee's  duties under the Trust Agreement or any other  document or  agreement  to which the Trust or the Owner  Trustee is a party,  or in the exercise of any of the Owner
Trustee's  rights or powers,  if LaSalle  National Trust Delaware has reasonable  grounds for believing that repayment of those funds or adequate  indemnity  against  risk or liability is not  reasonably  assured or provided to it. The Owner  Trustee will have no responsibility or liability for duties and  responsibilities  that are to be performed by the Securities  Administrator or the  Depositor  pursuant  to the  Administration  Agreement  and will have no  liability  for the acts or  omissions  of the
Securities Administrator or Depositor.

Expenses and Indemnities of the Owner Trustee

         The Owner Trustee will be entitled to reimbursement of all reasonable  expenses  incurred by it in accordance with the
Trust Agreement.  Such  reimbursement  will be paid from amounts allocable to interest and principal on the Mortgage Loans, pro rata based on the aggregate  principal  balance of such Mortgage  Loans,  prior to payment of any amounts to  noteholders.  The
Owner Trustee will also be entitled to  indemnification  from the Trust for any claim,  loss,  liability or expense incurred by it in  connection  with the  administration  of the Trust and the  performance  of its duties under the Trust  Agreement or any other  document  or  agreement  to which the Trust or the Owner  Trustee is a party,  except to the extent that any such claim, loss,  liability or expense arises out of or results from LaSalle  National Trust Delaware's own willful  misconduct,  fraud or gross  negligence  or results  from any of the other  circumstances  that are  specified  in the Trust  Agreement.  Any amounts payable in connection with such  indemnification  will be paid from the  Distribution  Accounts prior to payment of any amounts distributable  to the holders of notes.  As  compensation  for the  performance  of its duties under the Trust  Agreement,  the
Owner Trustee will be entitled to the Owner Trustee Fee.

                                                              S-123

Resignation or Removal of Owner Trustee

         The Owner Trustee may, upon 30 days' advance written notice to the Depositor,  the Owner Trust  Certificateholders and
the Indenture  Trustee,  resign at any time, in which event the Depositor will appoint a successor owner trustee that satisfies the  eligibility  requirements  provided  in the Trust  Agreement.  The Owner  Trustee  may also be  removed at any time by the
Depositor if (a) the Owner Trustee  ceases to be eligible to continue to act as Owner Trustee  under the Trust  Agreement,  (b)
the Owner  Trustee is legally  unable to act or is adjudged  bankrupt or insolvent  or (c) a receiver or other  public  officer takes charge of the Owner Trustee or its  property.  If the Owner  Trustee is removed the  Depositor  will  promptly  appoint a successor  Owner  Trustee.  If a successor  Owner Trustee does not take office within 30 days after the retiring  Owner Trustee resigns or is removed,  the  retiring  Owner  Trustee may petition any court of competent  jurisdiction  for  appointment  of a successor Owner Trustee.

         Any  resignation  or removal of the Owner  Trustee  and  appointment  of a  successor  owner  trustee  will not become effective  until  acceptance of the  appointment by the successor Owner Trustee,  whereupon the Securities  Administrator  will provide  notice of such  resignation  and  appointment  to the Owner  Trust  Certificateholders,  the  Indenture  Trustee,  the
noteholders and the Rating Agencies.

         Any fees and expenses owed to the retiring Owner Trustee in connection  with such  resignation or removal will be paid as described  above under  "—Expenses  and  Indemnities  of the Owner  Trustee." The  obligations of the Trust to indemnify the
Owner Trustee will survive the resignation or removal of the Owner Trustee.

Duties of the Indenture Trustee

         If no event of default under the Indenture  (each, an "Indenture  Default") has occurred,  the Indenture  Trustee will be  required  to  perform  only  those  duties  specifically  required  of it under the  Indenture  and the Sale and  Servicing
Agreement.  As described under  "—Administration"  below,  the Securities  Administrator  will perform  certain  administrative functions required under the Indenture and the Sale and Servicing Agreement.

         Upon  receipt of the various  certificates,  statements  and opinions  required to be  furnished to it, the  Indenture
Trustee will be required to examine them to determine  whether they are in the form  required by the  Indenture;  however,  the
Indenture  Trustee will not be responsible for the accuracy or content of any  certificates,  statements or opinions  furnished to it by the trust,  the Depositor,  the Securities  Administrator,  the Master Servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

         The  Indenture  Trustee  may be held  liable for its own  negligent  action or failure to act,  or for its own willful misconduct;  provided,  however,  that the Indenture  Trustee will not be  personally  liable with respect to any action taken, suffered or omitted to be taken by it in good faith in  accordance  with the  direction of the  noteholders  in the event of an
Indenture  Default,  and the Indenture  Trustee will not be deemed to have notice of any Indenture Default unless an officer of the Indenture  Trustee has actual knowledge of the Indenture  Default or written notice of an Indenture  Default is received by the  Indenture  Trustee at its corporate  trust  office.  See "—Events of Default  under the  Indenture"  below.  The Indenture
Trustee is not required to expend or risk its own funds or otherwise  incur any financial  liability in the  performance of any of its duties  under the  Indenture,  or in the  exercise  of any of its rights or powers,  if it has  reasonable  grounds  for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Events of Default under the Indenture

         An  Indenture  Default will  generally  consist of: (1) a default for one month or more in the payment of any interest due on any class of notes then  outstanding;  (2) a default in the  payment of the entire  principal  of any note when the same becomes  due and  payable  under the  Indenture  or on the  applicable  maturity  date;  (3) a  default  in the  observance  or performance  of any covenant or agreement of the Trust made in the  Indenture  and the  continuation  of any such default for a period of 60 days after notice  thereof is given to the Trust and the  Indenture  Trustee by the holders of at least 25% of the outstanding  notes, as provided in the Indenture;  (4) any  representation or warranty made by the Trust in the Indenture or in any certificate  delivered  pursuant thereto or in connection  therewith having been incorrect in a material respect when made, and such breach not having been cured within 60 days after notice

                                                              S-124

thereof is given to the Trust as provided in the  Indenture;  (5) transfer of any class of the Retained  Notes and/or the Owner
Trust  Certificates  separately  rather than as a unit such that the Trust is subject to corporate  federal  income tax; or (6)
certain events of bankruptcy, insolvency, receivership or liquidation of the Trust.

         If an Indenture  Default occurs and is continuing,  the Indenture  Trustee or holders of a majority by Class Principal
Balance of Class or Classes of Notes then  outstanding  having the  highest  priority  of payment of  interest  (the  "Priority
Class") may declare the  principal  of the notes to be  immediately  due and  payable.  Such  declaration  may,  under  certain circumstances,  be  rescinded  by the  holders of a majority  by Class  Principal  Balance of such  Priority  Class or Priority
Classes of Notes.

         If notes are declared  immediately  due and payable  following an Indenture  Default,  the  Indenture  Trustee (or the
Securities  Administrator on the Indenture Trustee's behalf) may, as directed,  institute proceedings to collect amounts due or foreclose  on the related  collateral  pledged to secure such notes,  exercise  remedies as a secured  party,  sell the related assets of the Trust Estate pledged to secure such notes,  or elect to maintain  possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration.  However,  the Indenture  Trustee is prohibited from selling the related  assets of the Trust Estate  following  an Indenture  Default,  other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on, any Class of related  notes,  unless (1)
the holders of all  outstanding  notes  consent to such sale,  (2) the proceeds of the sale are  sufficient  to pay in full the principal of and the accrued interest on such  outstanding  notes at the date of such sale after payment of all expenses of the
Trust, or (3) the Indenture Trustee (or the Securities  Administrator on the Indenture  Trustee's  behalf)  determines that the proceeds  of the Trust  Estate and the other  property  of the Trust would not be  sufficient  on an ongoing  basis to make all payments  on the related  notes as such  payments  would have  become due if such  obligations  had not been  declared  due and payable,  and the Indenture Trustee (or the Securities  Administrator on the Indenture Trustee's behalf) obtains the consent of the holders of 66 2/3% of the aggregate  outstanding  amount of the related notes (excluding,  the Class A-X Notional Amount of the Class A-X Notes and the  Notional  Amount of the Class  4-A-X  Notes and Class 5-A-X  Notes).  In making any  determination under (2) and (3) above, the Indenture Trustee (or the Securities  Administrator on the Indenture  Trustee's behalf) may obtain
(at the  expense  of the  Trust)  and rely upon an  opinion or advice of an  investment  advisor,  investment  banking  firm or accounting firm.

         If the collateral  securing the notes is sold following an Indenture  Default,  proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

         If an Indenture  Default occurs and is continuing,  the Indenture  Trustee will be under no obligation to exercise any of the rights or powers under the  Indenture at the request or  direction  of any of the holders of the related  notes,  if the
Indenture Trustee reasonably believes it will not be adequately  indemnified  against the costs,  expenses and liabilities that might  be  incurred  by it in  complying  with  such  request.  Subject  to the  provisions  for  indemnification  and  certain limitations  contained in the Indenture,  the holders of a majority in principal  amount of the outstanding  related notes will have the right to direct the time,  method and place of  conducting  any  proceeding  or any remedy  available to the Indenture
Trustee,  and the holders of a majority in principal amount of the related notes then outstanding may, in certain cases,  waive any  default  with  respect  thereto,  except a default in the  payment of  principal  or interest or a default in respect of a covenant  or  provision  of the  Indenture  that  cannot be  modified  without  the waiver or consent of all the holders of the outstanding related notes.

         Except as described  above in the case of an Indenture  Default,  no  noteholder  will have the right to institute any proceeding with respect to the Indenture,  unless (1) such holder  previously has given to the Indenture Trustee written notice of a continuing  Indenture  Default,  (2) the holders of not less than 25% in principal  amount of the  outstanding  notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture  Trustee,  (3) such holder or holders have offered the Indenture  Trustee  reasonable  indemnity,  (4) the Indenture Trustee has, for 60 days after receipt of such notice,  request and offer of indemnity,  failed to institute such proceeding and (5) no direction inconsistent with such written  request has been given to the  Indenture  Trustee  during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

         In addition,  the Indenture  Trustee and the noteholders,  by accepting the notes, will covenant that they will not at any time institute  against the Trust any bankruptcy,  reorganization or other proceeding under any federal or state bankruptcy or similar law.

                                                              S-125

         None of the  Indenture  Trustee,  the Master  Servicer,  the  Securities  Administrator  or the Owner Trustee in their respective individual  capacities,  or the Owner Trust  Certificateholders,  or any of their respective owners,  beneficiaries, agents,  officers,  directors,  employees,  affiliates,  successors or assigns will be personally liable for the payment of the principal of or interest on the notes or for the agreements of the Trust contained in the Indenture.

Expenses and Indemnities of the Indenture Trustee

         The  Indenture  Trustee  will  be  entitled  to  reimbursement  of all  reasonable  expenses  incurred  by it and  any disbursements  or  advances  made by it in  accordance  with the  Indenture  or the Sale and  Servicing  Agreement,  except for expenses  incurred  or any  disbursements  and  advances  made by it in the  routine  administration  of its  duties  under the
Indenture and the Sale and Servicing  Agreement and except for any expenses  arising from its negligence,  bad faith or willful misconduct.  The Indenture Trustee will also be entitled to indemnification  from the Trust for any claim,  loss,  liability or expense,  including  reasonable  attorneys'  fees,  incurred by it in connection with the  administration  of the Trust and the performance  of its duties under the  Indenture,  the Sale and Servicing  Agreement or any other document or agreement to which the Indenture Trustee is a party, except as a result of its negligence, bad faith or willful misconduct.

         The Indenture  Trustee will be entitled to  reimbursement  for its expenses and  indemnification  amounts as described above from amounts  allocable  to interest and  principal on the  Mortgage  Loans,  pro rata based on the  aggregate  principal balance of such Mortgage Loans, prior to payment of any amounts to noteholders.

Resignation or Removal of Indenture Trustee

         The Indenture  Trustee may, upon 90 days' advance  written notice to the  Depositor,  the trust,  each  noteholder and each Rating  Agency,  resign at any time, in which event the Trust will appoint a successor  indenture  trustee that  satisfies the eligibility  requirements provided in the Indenture.  The Indenture Trustee may also be removed at any time by the Trust if
(a) the  Indenture  Trustee  ceases to be eligible  to  continue  to act as  Indenture  Trustee  under the  Indenture;  (b) the
Indenture  Trustee is adjudged  bankrupt or  insolvent;  (c) a receiver or other public  officer  takes charge of the Indenture
Trustee or its property;  or (d) the Indenture  Trustee  otherwise  becomes  incapable of acting.  If the Indenture  Trustee is removed,  the Trust will  promptly  appoint a successor  indenture  trustee.  If a successor  indenture  trustee  does not take office within 30 days after the retiring Indenture Trustee resigns or is removed,  the retiring  Indenture  Trustee,  the Trust or the holders of at least 51% of the aggregate  Class  Principal  Balance of the  outstanding  notes may petition any court of competent jurisdiction for appointment of a successor indenture trustee.

         Any resignation or removal of the Indenture  Trustee and appointment of a successor  indenture trustee will not become effective until acceptance of the appointment by the successor  indenture  trustee,  whereupon the successor  indenture trustee will mail notice of its  succession to all  noteholders.  The  predecessor  Indenture  Trustee will be required to transfer all property held by it as indenture trustee to the successor indenture trustee.

         Any fees and expenses owed to the retiring  Indenture  Trustee in connection with such  resignation or removal will be paid as described above under "—Expenses and Indemnities of the Indenture Trustee."

Purchase of the Notes and Redemption

         The Notes are subject to redemption  under the  circumstances  described under "Sale and Servicing  Agreement—Optional
Termination."

         The  Indenture  will be discharged  upon the delivery to the Note  Registrar  for  cancellation  of all notes or, with certain limitations,  upon deposit with the Securities  Administrator,  as Paying Agent, of funds sufficient for the payment in full of all the  notes.  Upon the  payment in full of all  outstanding  notes and the  discharge  of the  Indenture,  the Owner
Trustee will succeed to all the rights of the Indenture  Trustee,  the Master  Servicer and the Securities  Administrator,  and
the Owner  Trust  Certificateholders  will  succeed to all the rights of the  noteholders  pursuant  to the Sale and  Servicing
Agreement.

                                                              S-126

Administration

         The Securities  Administrator,  the Owner Trustee or the Depositor will agree,  to the extent provided in the Sale and
Servicing Agreement and the Administration  Agreement,  to provide certain notices and to perform certain other  administrative obligations  required to be performed by the Trust,  the  Indenture  Trustee and the Owner Trustee under the Sale and Servicing
Agreement,  the  Indenture  and the Trust  Agreement.  Neither the  Securities  Administrator  nor the  Depositor  will receive additional compensation for their services under the Administration Agreement.

Amendment

         Generally,  the Trust  Agreement,  the  Indenture  and the  Administration  Agreement  are subject to amendment by the parties thereto under  conditions  described under "The  Agreements—Amendment  of Agreements" in the prospectus.  Any amendment of the  provisions of the Indenture will take the form of a supplemental  indenture.  In addition,  the Trust and the Indenture
Trustee  may enter into  supplemental  indentures,  without  obtaining  the  consent  of the  noteholders,  for the  purpose of correcting or amplifying  the  description  of the Trust Estate subject to the  Indenture,  correcting  errors,  ambiguities or inconsistencies  with the disclosure in the offering  documents,  evidencing the succession of a successor to the trust, adding to the  covenants  of the Trust or  surrendering  any power  conferred  upon the Trust under the  Indenture,  or  conveying  or pledging any property to the Indenture Trustee.

Addition of Derivative Contracts

         Under the  Indenture,  at any time on or after the Closing Date,  the  Depositor  shall have the right to deposit into the Trust,  solely for the  benefit of the  Non-Offered  Notes,  a  derivative  contract  or  comparable  instrument.  Any such instrument  shall  constitute a fully  prepaid  agreement.  All  collections,  proceeds and other amounts in respect of such an instrument  shall be  distributed to the  Non-Offered  Notes on the Payment Date  following  receipt  thereof by the Securities
Administrator  on behalf of the Indenture  Trustee,  in accordance with the terms of the Indenture.  In addition,  in the event any such  instrument  is  deposited,  the Trust shall be deemed to be divided into two separate  and discrete  sub-Trusts.  The assets of one such  sub-Trust  shall  consist of all the assets of the Trust  other than the  instrument  and the assets of the other sub-Trust shall consist solely of such instrument.

                                               PREPAYMENT AND YIELD CONSIDERATIONS

         The yield to maturity of each class of Offered  Notes will depend upon,  among other  things,  the price at which such notes are purchased,  the applicable  interest rate, the actual  characteristics  of the related  Mortgage Loans,  the rate and timing of principal payments  (including  principal  prepayments) on the related Mortgage Loans and the rate of liquidations on the related Mortgage Loans.

         The rate of payments  (including  prepayments)  on pools of mortgage  loans is  influenced  by a variety of  economic, geographic,  social and other  factors.  If  prevailing  mortgage  rates fall  significantly  below the  mortgage  rates on the
Mortgage  Loans,  the rate of prepayment and  refinancing  would be expected to increase.  Conversely,  if prevailing  mortgage rates rise  significantly  above the mortgage rates on the Mortgage  Loans,  the rate of prepayment on the Mortgage Loans would be expected to decrease.  Other factors  affecting  prepayment of mortgage loans include changes in mortgagors'  housing needs, job  transfers,  unemployment,  mortgagors'  net equity in the mortgaged  properties and servicing  decisions.  There can be no certainty  as to the rate of  prepayments  on the Mortgage  Loans during any period or over the life of the notes.  See "Yield,
Prepayment and Maturity Considerations" in the prospectus.

         The rate of  principal  payments  on the notes  entitled  to  receive  principal  is  directly  related to the rate of principal  payments on the related  Mortgage Loans,  which may be in the form of scheduled  payments or principal  prepayments.
See "Risk Factors" in this prospectus  supplement and "Yield,  Prepayment and Maturity  Considerations"  in the  prospectus.  A higher than anticipated  rate of principal  prepayments  would reduce the principal  balance of the related Mortgage Loans more quickly than expected.  As a result,  interest payments with respect to the related Mortgage Loans would be substantially  less than expected;  therefore,  a higher rate of principal  prepayments  could result in a lower than expected yield to maturity on each class of notes purchased at a premium,

                                                              S-127

and in  certain  circumstances  such  investors  may not fully  recoup  their  initial  investments.  Conversely,  a lower than anticipated  rate of principal  prepayments  with respect to the related Mortgage Loans would reduce the return to investors on any class of notes purchased at a discount,  in that principal  payments with respect to the related Mortgage Loans would occur later than  anticipated.  There can be no assurance that  noteholders will be able to reinvest amounts received with respect to the notes at a rate which is  comparable  to the interest  rate on their  notes.  Investors  should  fully  consider all of the associated risks.

         The rate of principal  payments on the notes,  the aggregate  amount of  distributions  on such notes and the yield to maturity of such notes will be related to the rate and timing of payments of  principal  on the  related  Mortgage  Loans.  The rate of  principal  payments  on the  Mortgage  Loans will in turn be  affected by the  amortization  schedules  of the related
Mortgage  Loans as they change from time to time by the rate of principal  prepayments  thereon  (including  for this  purpose, payments resulting from  refinancings,  liquidations of the related Mortgage Loans due to defaults,  casualties,  condemnations and repurchases, whether optional or required).

         Prepayments,  liquidations  and repurchases of Mortgage Loans will result in  distributions in respect of principal to the  holders  of the class or classes  of  related  notes then  entitled  to  receive  distributions  that  otherwise  would be distributed  over the remaining terms of the related  Mortgage  Loans.  Since the rates of payment of principal on the Mortgage
Loans  will  depend on future  events  and a  variety  of  factors,  no  assurance  can be given as to that rate or the rate of principal  prepayments.  The extent to which the yield to  maturity of any class of notes may vary from the  anticipated  yield will  depend  upon the degree to which the notes are  purchased  at a discount or premium and the degree to which the timing of payments  thereon is sensitive to prepayments on the related  Mortgage  Loans.  Further,  an investor should  consider,  in the case of any note purchased at a discount,  the risk that a slower than  anticipated  rate of principal  payments on the related
Mortgage  Loans could result in an actual yield to the investor that is lower than the  anticipated  yield.  In the case of any such note  purchased  at a premium,  the risk that a faster than  anticipated  rate of  principal  payments  could result in an actual yield to the investor that is lower than the  anticipated  yield. In general,  the earlier  prepayments of principal are made on the related  Mortgage  Loans,  the greater the effect on the yield to maturity of the related notes.  As a result,  the effect on an investor's  yield of principal  payments  occurring at a rate higher (or lower) than the rate  anticipated  by the investor  during the period  immediately  following  the issuance of the notes would not be fully  offset by a subsequent  like reduction (or increase) in the rate of principal payments.

         It is highly  unlikely  that the  Mortgage  Loans will prepay at any constant  rate until  maturity or that all of the
Mortgage  Loans will prepay at the same rate.  Moreover,  the timing of  prepayments  on the Mortgage  Loans may  significantly affect the yield to maturity on the related  notes,  even if the average rate of principal  payments  experienced  over time is consistent with an investor's expectation.

         In  general,  defaults  on mortgage  loans are  expected to occur with  greater  frequency  in their early  years.  In addition,  default  rates may be higher for  mortgage  loans used to  refinance an existing  mortgage  loan.  In the event of a mortgagor's  default on a Mortgage  Loan,  there can be no  assurance  that  recourse  will be  available  beyond the  specific
Mortgaged Property pledged as security for repayment.

Principal Prepayments and Compensating Interest

         When a mortgagor  prepays a mortgage loan in full or in part,  the mortgagor  pays interest on the amount prepaid only to the date of  prepayment,  instead  of for the  entire  month.  In  addition,  when a  mortgagor  makes a  partial  principal prepayment,  together with its scheduled  monthly payment,  the principal balance of the Mortgage Loan is reduced by the amount of the partial principal prepayment as of such Due Date.

         The Servicer will pay  Compensating  Interest in the manner and to the extent set forth in the  following  sentence to reduce the adverse  effect on noteholders  from the  deficiency in interest  collected as a result of prepayments in full or in part on the related Mortgage Loans.

         The Servicer  will be required to deposit into the related  Custodial  Account,  prior to  distribution  to the Master
Servicer for any Payment  Date,  an amount equal to the lesser of (i) any  shortfall  in interest  collections  for the related month resulting from  prepayments in full or in part on the related  Mortgage Loans made during the related  Prepayment  Period and (ii) the aggregate servicing fee payable to the Servicer for the related Due Period.

                                                              S-128

         In the event that the Servicer fails to pay the amount of any Compensating  Interest  required to be paid by it on any
Payment  Date,  the Master  Servicer  will be required to pay the lesser of the amount  required to be paid by the Servicer and not so paid and the portion of the Master  Servicing  Fee for such Payment Date  exclusive of  investment  income on amounts on deposit in the Distribution Accounts.

Offered Notes—General

         After the aggregate Class Principal  Balance of the  Subordinate  Notes is reduced to zero, the weighted  average life of, and the yield to maturity  on, the Offered  Notes,  in  decreasing  order of their  priority  of loss  allocation,  will be progressively  more sensitive to the rate and timing of mortgagor  defaults and losses on the Mortgage  Loans.  If the rate and severity of losses on the Mortgage  Loans is higher than those assumed by a holder of a Offered Note,  the yield to maturity of such note may be lower than the yield  expected by such  holder.  The timing of losses on the  Mortgage  Loans will also affect an  investor's  actual  yield to  maturity,  even if the rate of defaults  and severity of losses over the life of the Mortgage
Loans are consistent with such investor's  expectations.  In general,  the earlier a loss occurs,  the greater the effect on an investor's  yield to maturity.  Losses on the Mortgage Loans will reduce the Class  Principal  Balances of the Offered Notes to
the extent of any losses  allocated  thereto  without a  corresponding  payment of principal.  As a result of such  reductions, less  interest  will accrue on such classes of Offered  Notes than  otherwise  would be the case.  The yield to maturity of the
Offered  Notes will also be affected by  disproportionate  allocations  of  principal  prepayments  to the Offered  Notes.  See
"Description of the Notes—Subordination and Allocation of Losses" in this prospectus supplement.

Weighted Average Life

         Weighted  average  life refers to the average  amount of time that will elapse from the date of issuance of a security until each dollar of principal of that  security will be repaid to the  investor.  The weighted  average life of the notes will be  influenced  by the rate at which  principal on the related  Mortgage  Loans is paid,  which may be in the form of scheduled payments or prepayments  (including  repurchases and  prepayments of principal by the mortgagor as well as amounts  received by virtue of  condemnation,  insurance  or  foreclosure  with  respect to the  related  Mortgage  Loans),  and the timing of these payments.

Prepayment Speed Assumption and Modeling Assumptions

         Prepayments  on mortgage  loans are  commonly  measured  relative to a prepayment  standard or model (the  "Prepayment
Assumption").  The  Prepayment  Assumption  used in the  prospectus  supplement  is "PPC".  PPC  represents  an assumed rate of prepayment  each month  relative to the then  outstanding  principal  balance of a group of mortgage loans for the life of such mortgage loans. With respect to the  adjustable-rate  Mortgage Loans, 100% PPC assumes a per annum constant  prepayment rate of
25% CPR of the then  outstanding  principal  balance of such  Mortgage  Loans.  "CPR"  represents  an assumed  constant rate of prepayment each month,  relative to the then  outstanding  principal  balance of a pool of mortgage loans, for the life of such mortgage  loans.  With respect to the fixed rate Mortgage  Loans,  100% PPC assumes a per annum  prepayment rate of 300% PSA of the then  outstanding  principal  balance of such Mortgage  Loans.  100% PSA assumes that (i) a per annum  constant  prepayment rate of 0.20% of the  then  outstanding  principal  balance  of the  Mortgage  Loans  in the  first  month of the life of those
Mortgage Loans,  (ii) an additional  approximately  0.20% per annum in each month  thereafter  until the 30th month and (iii) a constant  prepayment  rate of 6.00% per annum  thereafter.  No  representation  is made that the Mortgage  Loans will prepay in accordance with such prepayment model or any other rate.

         The Prepayment  Assumption  does not purport to be either an historical  description  of the prepayment  experience of any pool of mortgage loans or a prediction of the anticipated  rate of prepayment of any pool of mortgage loans,  including the
Mortgage  Pool,  and there is no  assurance  that the  Mortgage  Loans will prepay at any given  percentage  of the  applicable
Prepayment  Assumption.  The actual rate of principal  prepayments  on the  Mortgage  Loans may be  influenced  by a variety of economic,  geographic,  social and other  factors.  In general,  if  prevailing  interest  rates fall  significantly  below the interest  rates on the  Mortgage  Loans,  the  Mortgage  Loans are  likely to be  subject  to higher  prepayment  rates than if prevailing  rates remain at or above the interest  rates on the Mortgage  Loans.  Conversely,  if interest rates rise above the interest  rates on the Mortgage  Loans,  the rate of prepayment  would be expected to decrease.  A  comparatively  low interest rate environment may result in a

                                                              S-129

higher-than-expected rate of prepayments on the Mortgage Loans and an earlier than expected retirement of the related notes.

         The  Depositor  makes no  representation  as to the specific  factors that will affect the  prepayment of the Mortgage
Loans or the relative  importance of such  factors.  Factors not  identified  by the Depositor or discussed in this  prospectus supplement  may  significantly  affect the  prepayment  rate of the Mortgage  Loans.  In  particular,  the  Depositor  makes no representation  as to the  percentage of the principal  amount of the Mortgage  Loans that will be paid as of any date or as to the overall rate of prepayment.

         The tables entitled  "Percent of Initial Class Principal Balance  Outstanding at Various  Percentages of CPR/PSA" have been  prepared on the basis of the  characteristics  of the  Mortgage  Loans that are  expected to be included in the  Mortgage
Pool,  as described  under  "Description  of the Mortgage  Pool" and  assuming,  among other  things,  the  following  modeling assumptions (collectively, the "Modeling Assumptions"):

               •   scheduled  payments on all Mortgage Loans are received on the first day of each month  beginning in August
                   2008 and are computed prior to giving effect to any prepayments received in the prior month;

               •   prepayments  representing  prepayments in full on the Mortgage Loans are received on the last day of each month, beginning in July 2008 and include a full month's interest thereon;

               •   there are no defaults or delinquencies on the related Mortgage Loans;

               •   optional termination of the Trust does not occur unless indicated;

               •   the related  Mortgage Loans prepay at the indicated  constant  percentages  of the  applicable  Prepayment
                   Assumption;

               •   the date of issuance for the notes is July 25, 2008;

               •   cash  distributions  are  received  by the  related  noteholders  on the 25th day of each  month  when due beginning in August 2008;

               •   the scheduled monthly payments for each related Mortgage Loan are computed based upon its unpaid principal balance,  mortgage interest rate and amortized remaining term, such that the related Mortgage Loan will fully amortize on its maturity date;

               •   One-Month LIBOR remains constant at 2.461% per annum;

               •   One-Year LIBOR remains constant at 3.413% per annum; and

               •   the  related   Mortgage  Loans  were  aggregated  into  assumed   Mortgage  Loans  having  the  following
                   characteristics:

                                                              S-130

                               Assumed Loan Characteristics for the Adjustable-Rate Mortgage Loans

                 Remaining   Remaining   Original                                                 Maximum     Minimum    Initial   Subsequent                 Rate
                Amortization Term to    Term to    Mortgage                           Gross     Mortgage    Mortgage    Periodic  Periodic    Months to   Adjustment    Original
  Principal        Term      Maturity   Maturity     Rate      Total Fees   Index     Margin      Rate         Rate     Rate         Rate     Next Rate   Frequency   Interest Only
 Balance ($)    (Months)(1)  (Months)   (Months)      (%)        (%)(2)       Type      (%)        (%)         (%)      Cap (%)    Cap (%)    Adjustment   (Months)   Term(Months)
______________________________________________________________________________________________________________________________________________________________________________________
Group 1
  846,339.56       356         356        360     5.6250000000 0.4175000000 LIBOR_1YR  2.25    11.6250000000   2.25        2          2           32          12            0
 4,230,997.47      240         358        360     5.7198589796 0.4175000000 LIBOR_1YR  2.25    11.7198589796   2.25        2          2           34          12           120
 10,878,696.86     357         357        360     5.6311436276 0.4175000000 LIBOR_1YR  2.25    10.6311436276   2.25        5          2           57          12            0
 9,707,295.60      240         357        360     5.6813125399 0.4175000000 LIBOR_1YR  2.25    10.6813125399   2.25        5          2           57          12           120

Group 2
 10,061,376.34     357         357        360     5.8005087850 0.4175000000 LIBOR_1YR  2.25    10.8005087850   2.25        5          2           81          12            0
 32,455,005.92     240         358        360     5.9155273738 0.4175000000 LIBOR_1YR  2.25    10.9155273738   2.25        5          2           82          12           120

Group 3
 3,040,820.67      356         356        360     6.0530649848 0.4175000000 LIBOR_1YR  2.25    11.0530649848   2.25        5          2          116          12            0
 20,165,856.48     240         357        360     6.0229101384 0.4175000000 LIBOR_1YR  2.25    11.0229101384   2.25        5          2          117          12           120

(1)    Does not include the interest-only period of any Interest-Only Mortgage Loan.
(2)    Calculated assuming the Owner Trustee Fee Rate is 0.00% per annum.

                                Assumed Loan Characteristics for the Fixed Rate Mortgage Loans

              Remaining   Remaining  Original                                          Maximum   Minimum   Initial  Subsequent               Rate      Original
              Amortization Term to   Term to   Mortgage                       Gross   Mortgage   Mortgage  Periodic Periodic   Months to  Adjustment   Interest
 Principal       Term     Maturity   Maturity    Rate     Total Fees   Index  Margin    Rate       Rate    Rate       Rate     Next Rate  Frequency      Only
Balance ($)   (Months)(1) (Months)   (Months)    (%)        (%)(2)     Type    (%)       (%)       (%)     Cap (%)   Cap (%)   Adjustment  (Months)   Term(Months)
_________________________________________________________________________________________________________________________________________________________________________
Group 4
 845,644.88      116         116       120     5.9700000000 0.2925     FIXED    NA       NA         NA       NA        NA         NA          NA           0
4,846,925.38     177         177       180     5.6720811099 0.2925     FIXED    NA       NA         NA       NA        NA         NA          NA           0
4,499,370.78     177         177       180     6.1591981163 0.2925     FIXED    NA       NA         NA       NA        NA         NA          NA           0

Group 5
 476,994.69      237         237       240     6.3500000000 0.2925     FIXED    NA       NA         NA       NA        NA         NA          NA           0
6,691,056.91     357         357       360     6.0268583173 0.2925     FIXED    NA       NA         NA       NA        NA         NA          NA           0
40,038,982.00    357         357       360     6.6620956493 0.2925     FIXED    NA       NA         NA       NA        NA         NA          NA           0
2,369,997.44     240         357       360     6.6627451722 0.2925     FIXED    NA       NA         NA       NA        NA         NA          NA          120

(1)   Does not include the interest-only period of any Interest-Only Mortgage Loan.
(2)   Calculated assuming the Owner Trustee Fee Rate is 0.00% per annum.

                                                              S-131

         Variations in actual prepayment  experience may increase or decrease the percentages of the initial  outstanding Class
Principal  Balances and the weighted  average lives shown in the tables entitled  "Percent of Initial Class  Principal  Balance
Outstanding at Various  Percentages of the Prepayment  Assumption".  Such  variations may occur even if the average  prepayment experience  of all the  Mortgage  Loans  equals the  indicated  percentage  of the  prepayment  speed  assumption.  There is no assurance,  however,  that  prepayment  of the Mortgage  Loans will conform to any given  percentage  of the  prepayment  speed assumption.  The Depositor makes no  representation  that the actual rates of prepayments on the Mortgage Loans will in any way correspond to any of the assumptions made in this prospectus supplement.

         Based on the foregoing  assumptions,  the tables entitled "Percent of Initial Class Principal  Balance  Outstanding at
Various  Percentages of the Prepayment  Assumption"  indicate the weighted  average lives of the related  Offered Notes and set forth the  percentages  of the initial Class  Principal  Balances of each such class of Offered Notes that would be outstanding after each of the Payment Dates shown at various percentages of the prepayment speed assumption.

         There are no  historical  prepayment  data  available  for the mortgage  pool,  and  comparable  data is not available because the Mortgage  Loans do not constitute a  representative  sample of mortgage loans  generally.  In addition,  historical data  available  with respect to mortgage  loans securing  Mortgage  Backed Notes issued by the  Government  National  Mortgage
Association,  Federal  National  Mortgage  Association  and Federal Home Loan  Mortgage  Corporation  may not be  comparable to prepayments  expected to be experienced by the Mortgage Pool because the Mortgage Loans may have  characteristics  which differ from the mortgage loans underlying notes issued by these entities.

         The  Depositor  makes no  representation  that the  Mortgage  Loans  will  prepay in the manner or at any of the rates assumed above.  Each investor must make its own decision as to the  appropriate  prepayment  assumptions to be used in deciding whether or not to purchase any of the notes.  Since the rate of principal  payments  (including  prepayments)  with respect to, and  repurchases  of, the  Mortgage  Loans will  significantly  affect the yields to  maturity on the  related  Offered  Notes, prospective  investors are urged to consult  their  investment  advisors as to both the  anticipated  rate of future  principal payments  (including  prepayments) on the related  Mortgage Loans and the suitability of the related notes to their  investment objectives.

                                                     S-132

                                            Percent of Initial Class Principal Balance Outstanding
                                                      at Various Percentages of CPR/PSA

                                                                                   Class 1-A-1 and Class 1-A-2
                                                   __________________________________________________________________________________________
                                                   15 CPR/              20 CPR/            25 CPR/             30 CPR/             35 CPR/
                                                   100 PSA              200 PSA            300 PSA             400 PSA             500 PSA
_____________________________________________________________________________________________________________________________________________
Payment Date
Closing Date                                             100%              100%               100%               100%              100%
July 25, 2009                                             84                78                 73                 68                63
July 25, 2010                                             70                61                 53                 45                38
July 25, 2011                                             58                47                 38                 30                24
July 25, 2012                                             48                36                 28                 21                15
July 25, 2013                                             40                29                 21                 15                10
July 25, 2014                                             33                23                 15                 10                 6
July 25, 2015                                             27                18                 11                 7                  4
July 25, 2016                                             23                14                  9                 5                  3
July 25, 2017                                             19                11                  6                 3                  2
July 25, 2018                                             16                 9                  5                 2                  1
July 25, 2019                                             13                 7                  3                 2                  1
July 25, 2020                                             11                 5                  2                 1                  *
July 25, 2021                                             9                  4                  2                 1                  *
July 25, 2022                                             7                  3                  1                 *                  *
July 25, 2023                                             6                  2                  1                 *                  *
July 25, 2024                                             5                  2                  1                 *                  *
July 25, 2025                                             4                  1                  *                 *                  *
July 25, 2026                                             3                  1                  *                 *                  *
July 25, 2027                                             3                  1                  *                 *                  *
July 25, 2028                                             2                  1                  *                 *                  *
July 25, 2029                                             2                  *                  *                 *                  *
July 25, 2030                                             1                  *                  *                 *                  *
July 25, 2031                                             1                  *                  *                 *                  *
July 25, 2032                                             1                  *                  *                 *                  *
July 25, 2033                                             *                  *                  *                 *                  *
July 25, 2034                                             *                  *                  *                 *                  *
July 25, 2035                                             *                  *                  *                 *                  *
July 25, 2036                                             *                  *                  *                 *                  *
July 25, 2037                                             *                  *                  *                 *                  *
July 25, 2038                                             0                  0                  0                 0                  0
Weighted Average Life to Maturity(1)                     5.38              4.08               3.23               2.63              2.18
Weighted Average Life to Call(1)(2)                      5.25              3.91               3.05               2.46              2.04
       _____________________________________________

  (1)  The weighted  average life of a note is determined by (a) multiplying  the net reduction,  if any, of the Class Principal
       Balance  by the  number of years from the date of  issuance  of the note to the  related  Payment  Date,  (b) adding the results and (c) dividing the sum by the total net reduction of the Class Principal Balance described in (a) above.

  (2)  Assumes the  Servicer  exercises  its option to purchase  the mortgage  loans on the  earliest  possible  payment date on which it is  permitted  to  exercise  this  option.  See "Sale and  Servicing  Agreement—Optional  Termination"  in this prospectus supplement.

       *Indicates a value less than 0.5% but greater than zero.

                                                              S-133

                                     Percent of Initial Class Principal Balance Outstanding

                                               at Various Percentages of CPR/PSA

                                                                       Class 2-A-1 and Class 2-A-2
                                          ______________________________________________________________________________________
                                              15 CPR/          20 CPR/           25 CPR/           30 CPR/           35 CPR/
                                              100 PSA          200 PSA           300 PSA           400 PSA           500 PSA
________________________________________________________________________________________________________________________________
Payment Date
Closing Date                                    100               100              100               100               100
July 25, 2009                                    84               79                73                68               63
July 25, 2010                                    70               61                53                46               39
July 25, 2011                                    59               48                38                31               24
July 25, 2012                                    49               37                28                21               15
July 25, 2013                                    40               29                21                15               10
July 25, 2014                                    33               23                16                10                6
July 25, 2015                                    28               18                12                7                 4
July 25, 2016                                    24               15                9                 5                 3
July 25, 2017                                    20               12                7                 4                 2
July 25, 2018                                    17                9                5                 2                 1
July 25, 2019                                    14                7                4                 2                 1
July 25, 2020                                    11                6                3                 1                 *
July 25, 2021                                    9                 4                2                 1                 *
July 25, 2022                                    8                 3                1                 1                 *
July 25, 2023                                    6                 3                1                 *                 *
July 25, 2024                                    5                 2                1                 *                 *
July 25, 2025                                    4                 1                *                 *                 *
July 25, 2026                                    3                 1                *                 *                 *
July 25, 2027                                    3                 1                *                 *                 *
July 25, 2028                                    2                 1                *                 *                 *
July 25, 2029                                    2                 *                *                 *                 *
July 25, 2030                                    1                 *                *                 *                 *
July 25, 2031                                    1                 *                *                 *                 *
July 25, 2032                                    1                 *                *                 *                 *
July 25, 2033                                    1                 *                *                 *                 *
July 25, 2034                                    *                 *                *                 *                 *
July 25, 2035                                    *                 *                *                 *                 *
July 25, 2036                                    *                 *                *                 *                 *
July 25, 2037                                    *                 *                *                 *                 *
July 25, 2038                                    0                 0                0                 0                 0
Weighted Average Life to Maturity(1)            5.47             4.14              3.27              2.65             2.19
Weighted Average Life to Call(1)(2)             5.33             3.95              3.08              2.48             2.05
       _____________________________________________

  (1)  The weighted  average life of a note is determined by (a) multiplying  the net reduction,  if any, of the Class Principal
       Balance  by the  number of years from the date of  issuance  of the note to the  related  Payment  Date,  (b) adding the results and (c) dividing the sum by the total net reduction of the Class Principal Balance described in (a) above.

  (2)  Assumes the  Servicer  exercises  its option to purchase  the mortgage  loans on the  earliest  possible  payment date on which it is  permitted  to  exercise  this  option.  See "Sale and  Servicing  Agreement—Optional  Termination"  in this prospectus supplement.

       *Indicates a value less than 0.5% but greater than zero.

                                                              S-134

                                     Percent of Initial Class Principal Balance Outstanding

                                                at Various Percentages of CPR/PSA

                                                                        Class 3-A-1 and Class 3-A-2
                                           _____________________________________________________________________________________
                                              15 CPR/          20 CPR/           25 CPR/           30 CPR/           35 CPR/
                                              100 PSA          200 PSA           300 PSA           400 PSA           500 PSA
________________________________________________________________________________________________________________________________
Payment Date
Closing Date                                     100              100               100              100               100
July 25, 2009                                    84                79               73                68               63
July 25, 2010                                    70                62               53                46               39
July 25, 2011                                    59                48               39                31               24
July 25, 2012                                    49                37               29                21               16
July 25, 2013                                    41                29               21                15               10
July 25, 2014                                    34                24               16                10                7
July 25, 2015                                    28                19               12                7                 4
July 25, 2016                                    24                15                9                5                 3
July 25, 2017                                    20                12                7                4                 2
July 25, 2018                                    17                9                 5                2                 1
July 25, 2019                                    14                7                 4                2                 1
July 25, 2020                                    12                6                 3                1                 *
July 25, 2021                                     9                4                 2                1                 *
July 25, 2022                                     8                3                 1                1                 *
July 25, 2023                                     6                3                 1                *                 *
July 25, 2024                                     5                2                 1                *                 *
July 25, 2025                                     4                2                 1                *                 *
July 25, 2026                                     3                1                 *                *                 *
July 25, 2027                                     3                1                 *                *                 *
July 25, 2028                                     2                1                 *                *                 *
July 25, 2029                                     2                *                 *                *                 *
July 25, 2030                                     1                *                 *                *                 *
July 25, 2031                                     1                *                 *                *                 *
July 25, 2032                                     1                *                 *                *                 *
July 25, 2033                                     1                *                 *                *                 *
July 25, 2034                                     *                *                 *                *                 *
July 25, 2035                                     *                *                 *                *                 *
July 25, 2036                                     *                *                 *                *                 *
July 25, 2037                                     *                *                 *                *                 *
July 25, 2038                                     0                0                 0                0                 0
Weighted Average Life to Maturity(1)            5.51              4.17             3.28              2.66             2.20
Weighted Average Life to Call(1)(2)             5.37              3.98             3.09              2.49             2.06
       _____________________________________________

  (1)  The weighted  average life of a note is determined by (a) multiplying  the net reduction,  if any, of the Class Principal
       Balance  by the  number of years from the date of  issuance  of the note to the  related  Payment  Date,  (b) adding the results and (c) dividing the sum by the total net reduction of the Class Principal Balance described in (a) above.

  (2)  Assumes the  Servicer  exercises  its option to purchase  the mortgage  loans on the  earliest  possible  payment date on which it is  permitted  to  exercise  this  option.  See "Sale and  Servicing  Agreement—Optional  Termination"  in this prospectus supplement.

       * Indicates a value less than 0.5% but greater than zero.

                                                              S-135

                                     Percent of Initial Class Principal Balance Outstanding

                                               at Various Percentages of CPR/PSA

                                                                       Class 4-A-1 and Class 4-A-2
                                          ______________________________________________________________________________________
                                              15 CPR/          20 CPR/           25 CPR/           30 CPR/           35 CPR/
                                              100 PSA          200 PSA           300 PSA           400 PSA           500 PSA
________________________________________________________________________________________________________________________________
Payment Date
Closing Date                                    100               100              100               100               100
July 25, 2009                                    93               91                89                88               86
July 25, 2010                                    84               79                73                68               62
July 25, 2011                                    75               65                56                48               40
July 25, 2012                                    65               53                42                34               26
July 25, 2013                                    56               43                32                24               17
July 25, 2014                                    48               34                24                17               11
July 25, 2015                                    41               27                18                11                7
July 25, 2016                                    34               21                13                8                 4
July 25, 2017                                    27               16                9                 5                 3
July 25, 2018                                    22               12                6                 3                 2
July 25, 2019                                    16                8                4                 2                 1
July 25, 2020                                    12                6                3                 1                 *
July 25, 2021                                    7                 3                1                 1                 *
July 25, 2022                                    3                 1                *                 *                 *
July 25, 2023                                    0                 0                0                 0                 0
Weighted Average Life to Maturity(1)            6.38             5.13              4.25              3.61             3.13
Weighted Average Life to Call(1)(2)             6.38             5.08              4.09              3.41             2.93
       _____________________________________________

  (1)  The weighted  average life of a note is determined by (a) multiplying  the net reduction,  if any, of the Class Principal
       Balance  by the  number of years from the date of  issuance  of the note to the  related  Payment  Date,  (b) adding the results and (c) dividing the sum by the total net reduction of the Class Principal Balance described in (a) above.

  (2)  Assumes the  Servicer  exercises  its option to purchase  the mortgage  loans on the  earliest  possible  payment date on which it is  permitted  to  exercise  this  option.  See "Sale and  Servicing  Agreement—Optional  Termination"  in this prospectus supplement.

       * Indicates a value less than 0.5% but greater than zero.

                                                              S-136

                                     Percent of Initial Class Principal Balance Outstanding

                                               at Various Percentages of CPR/PSA

                                                                       Class 5-A-1 and Class 5-A-2
                                          ______________________________________________________________________________________
                                              15 CPR/          20 CPR/           25 CPR/           30 CPR/           35 CPR/
                                              100 PSA          200 PSA           300 PSA           400 PSA           500 PSA
________________________________________________________________________________________________________________________________
Payment Date
Closing Date                                    100               100              100               100               100
July 25, 2009                                    97               95                93                91               89
July 25, 2010                                    91               85                79                73               68
July 25, 2011                                    85               73                63                54               46
July 25, 2012                                    78               63                51                41               32
July 25, 2013                                    72               55                41                30               22
July 25, 2014                                    66               47                33                23               15
July 25, 2015                                    61               41                27                17               10
July 25, 2016                                    56               35                21                13                7
July 25, 2017                                    52               30                17                9                 5
July 25, 2018                                    48               26                14                7                 3
July 25, 2019                                    44               22                11                5                 2
July 25, 2020                                    40               19                9                 4                 2
July 25, 2021                                    36               16                7                 3                 1
July 25, 2022                                    33               14                6                 2                 1
July 25, 2023                                    30               12                4                 2                 *
July 25, 2024                                    27               10                3                 1                 *
July 25, 2025                                    24                8                3                 1                 *
July 25, 2026                                    21                7                2                 1                 *
July 25, 2027                                    19                6                2                 *                 *
July 25, 2028                                    17                5                1                 *                 *
July 25, 2029                                    14                4                1                 *                 *
July 25, 2030                                    12                3                1                 *                 *
July 25, 2031                                    10                2                1                 *                 *
July 25, 2032                                    9                 2                *                 *                 *
July 25, 2033                                    7                 1                *                 *                 *
July 25, 2034                                    5                 1                *                 *                 *
July 25, 2035                                    4                 1                *                 *                 *
July 25, 2036                                    2                 *                *                 *                 *
July 25, 2037                                    1                 *                *                 *                 *
July 25, 2038                                    0                 0                0                 0                 0
Weighted Average Life to Maturity(1)           11.14             7.38              5.44              4.31             3.58
Weighted Average Life to Call(1)(2)             9.93             6.42              4.76              3.81             3.20
       _____________________________________________

  (1)  The weighted  average life of a note is determined by (a) multiplying  the net reduction,  if any, of the Class Principal
       Balance  by the  number of years from the date of  issuance  of the note to the  related  Payment  Date,  (b) adding the results and (c) dividing the sum by the total net reduction of the Class Principal Balance described in (a) above.

  (2)  Assumes the  Servicer  exercises  its option to purchase  the mortgage  loans on the  earliest  possible  payment date on which it is  permitted  to  exercise  this  option.  See "Sale and  Servicing  Agreement—Optional  Termination"  in this prospectus supplement.

       * Indicates a value less than 0.5% but greater than zero.

                                                              S-137

                                                 FEDERAL INCOME TAX CONSEQUENCES

Tax Classification of the Trust and of the Offered Notes

         In the opinion of Orrick,  Herrington & Sutcliffe LLP, assuming  compliance with the transaction  documents,  for U.S.
federal  income tax  purposes,  those  Offered  Notes that are not owned by the  Sponsor or an entity  disregarded  for federal income tax purposes as an entity  separate from the Sponsor will be  classified  as debt  instruments.  The Owner  Trustee,  on behalf of the Trust,  will agree,  and the beneficial  owners of the Offered Notes will agree by their purchase of such Offered
Notes,  to treat  such  Offered  Notes as debt  instruments  for U.S.  federal  income  tax  purposes.  The  remainder  of this discussion,  other than the portion captioned "—Tax Consequences to Holders of the Notes—Possible  Alternative Treatment of the
Notes," assumes that the Offered Notes are properly characterized as debt instruments for federal income tax purposes.

         In the opinion of Orrick,  Herrington & Sutcliffe LLP,  assuming  compliance  with the  Agreements,  for U.S.  federal income tax  purposes,  the Trust will not be  classified  as an  association  taxable as a  corporation,  as a publicly  traded partnership taxable as a corporation, or as a taxable mortgage pool.

         On the Closing Date, an affiliate of Chimera  Investment  Corporation  will acquire a 100%  ownership  interest in the
Owner Trust  Certificates and each Class of Retained Notes.  The Trust Agreement and the Indenture will set forth  restrictions on the  transferability  of the Owner Trust  Certificates  and the  Retained  Notes to ensure that at all times  either (i) one person owns a 100%  ownership  interest in the Owner Trust  Certificates  and each Class of Retained  Notes or (ii) two or more persons own  ownership  interests  in the Owner Trust  Certificates  and each Class of  Retained  Notes,  but only if each such person's  percentage  interest in the Owner Trust Certificates is identical to such person's  percentage interest in each Class of Retained  Notes.  Any  transfer in  contravention  of these  restrictions  will be permitted  only if the person  seeking to transfer the Owner Trust  Certificates  or Retained  Notes  furnishes  the  Securities  Administrator,  as note  registrar  and certificate  registrar,  with an opinion of counsel  concluding  that such transfer would not cause the Trust to become subject to federal income taxation as a corporation.

         If,  notwithstanding  these  restrictions on  transferability,  the Owner Trust Certificates or one or more Classes of
Retained Notes were to be transferred  such that one person owned only some Classes of Retained Notes but not others,  then the
Trust could become a taxable  mortgage pool at the time of such  transfer.  Generally,  if a trust or other entity is a taxable mortgage pool, it will be subject to federal income tax as a corporation  and it may not join in filing a consolidated  federal income tax return with any other  corporation.  An exception  to this general rule exists if 100% of the equity  interests in a taxable mortgage pool are owned by a real estate investment trust.  Although Chimera  Investment  Corporation,  an affiliate of the initial owner of the Owner Trust  Certificates  and the Retained Notes, has elected to be a real estate  investment  trust, no  assurance  can be given that its  ownership  of the Owner  Trust  Certificates  would  enable the Trust to qualify for this exception.  If some or all of one or more Classes of Retained  Notes were acquired by another  person,  that other person could be considered to own a portion of the equity  interests in the Trust because the Retained  Notes acquired by such person could, depending upon the  circumstances  at the time of  acquisition,  be considered  equity  interests in the Trust and not debt for federal  income tax  purposes.  Any tax imposed on the Trust would reduce  cashflow that would be available to make payments on the Notes,  particularly the Subordinate Notes. Any violation of the  aforementioned  transfer  restrictions  applicable to the
Owner Trust Certificates and the Retained Notes would constitute an Indenture Default.

Tax Consequences to Holders of the Offered Notes

         Interest  Income on the  Offered  Notes.  The Notes  will,  and the other  Classes of Offered  Notes may be treated as having been issued with OID.  The  beneficial  owner of an Offered  Note must include any OID with respect to such Offered Note in income as it accrues on a constant  yield method,  regardless of whether the  beneficial  owner  receives any cash currently attributable  to such OID. See  "Material  Federal Tax  Consequences—Notes—Taxation  of  Noteholders"  in the  prospectus.  The prepayment  assumption that will be used in determining  the accrual of any OID, market discount or bond premium,  if any, will be a rate equal to 25% of CPB with respect to the  adjustable-rate  Mortgage  Loans and 300% PSA with respect to the fixed rate
Mortgage  Loans.  CPB  represents  CPR, with the additional  assumption  that each hybrid  adjustable  rate mortgage loan which reaches  the end of its  initial  fixed  rate  period is  prepaid  in full on its first  interest  rate  adjustment  date.  See
"Prepayment and Yield

                                                              S-138

Considerations"  above. No  representation,  however,  is made as to the rate at which principal  payments or recoveries on the
Mortgage Loans actually will occur.

                                                           STATE TAXES

         The Depositor makes no  representations  regarding the tax  consequences of the purchase,  ownership or disposition of the Offered Notes under the tax laws of any state.  Investors  considering  an  investment in the Offered Notes should  consult their own tax advisors regarding those tax consequences.

         All  investors  should  consult  their own tax advisors  regarding  the federal,  state,  local or foreign  income tax consequences of the purchase, ownership and disposition of the Offered Notes.

                                                        LEGAL PROCEEDINGS

         There are no legal  proceedings  pending  against the Sponsor,  the  Depositor,  the Indenture  Trustee,  PHH Mortgage
Trust,  Series  2008-CIM2,  the Master Servicer,  the Securities  Administrator or the Custodian,  or with respect to which the property of any of the foregoing  transaction  parties is subject,  that are material to the noteholders.  No legal proceedings that are  material to the  noteholders  against  any of the  foregoing  transaction  parties  are known to be  contemplated  by governmental authorities.

                                      AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         There are no affiliations  between the Depositor and the issuing entity and any of the Master Servicer,  the Indenture
Trustee,  the Owner Trustee,  the Securities  Administrator,  the Sponsor or the  Originator.  Wells Fargo Bank, N.A. serves as
Master Servicer,  the Securities  Administrator and the Custodian,  but there are no other affiliations among Wells Fargo Bank,
N.A. and any party to this  transaction.  On the Closing  Date,  an  affiliate  of the Sponsor  will  acquire a 100%  ownership interest in the Owner Trust  Certificates  and each class of Retained Notes.  Except as disclosed  herein,  there are currently no business relationships,  agreements, arrangements,  transactions or understandings between (a) the Sponsor, the Depositor or the issuing  entity and (b) any of the other parties  referred to in this  paragraph,  or any of their  respective  affiliates, that were  entered into  outside the normal  course of business or that contain  terms other than would be obtained in an arm's length  transaction  with an unrelated third party and that are material to the investor's  understanding of the notes, or that relate to the notes or the pooled assets. No such business relationship,  agreement, arrangement,  transaction or understanding has existed during the past two years.

                                                    LEGAL INVESTMENT ASPECTS

         As of the date of their  issuance,  the Offered Notes will  constitute  "mortgage-related  securities" for purposes of the Secondary  Mortgage Market  Enhancement Act of 1984 ("SMMEA") for so long as such Offered Notes are rated in one of the two highest  rating  categories by Standard & Poor's Ratings  Services,  a division of The  McGraw-Hill  Companies,  Inc.  ("S&P"),
Moody's,  Fitch or another nationally  recognized  statistical rating  organization,  and as such will be legal investments for persons,  trusts,  corporations,  partnerships,  associations,  business  trusts and business  entities  (including  depository institutions,  life insurance  companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose  authorized  investments are subject to state  regulation to the same extent that,  under applicable law, obligations  issued by or  guaranteed  as to  principal  and  interest  by the United  States or any agency or  instrumentality thereof  constitute legal  investments for such entities.  Under SMMEA, if a state enacted  legislation  before October 4, 1991 specifically  limiting the legal investment  authority of any of such entities with respect to  "mortgage-related  securities", certain classes of the Offered Notes,  will constitute  legal  investments for entities subject to such legislation only to the extent provided  therein.  Certain states have enacted such  legislation.  Investors should consult their own legal advisors in determining whether and to what extent the Offered Notes constitute legal investments for such investors.

         SMMEA also amended the legal investment authority of federally chartered depository  institutions as follows:  federal savings and loan  associations  and federal  savings  banks may invest in, sell or otherwise  deal with certain  classes of the
Offered Notes,  without limitation as to the percentage of their assets represented  thereby;  federal credit unions may invest in certain classes of the Offered Notes and national banks may purchase certain

                                                              S-139

classes of the Offered  Notes for their own accounts  without  regard to the  limitations  generally  applicable  to investment securities set forth in 12 U.S.C. 24 (Seventh);  in each case subject to such regulations as the applicable  federal regulatory authority may prescribe.  See "Legal Matters" in the prospectus.

         Investors  should  consult  their own legal  advisors in  determining  whether  and to what  extent the Offered  Notes constitute legal investments for such investors.

                                                    ACCOUNTING CONSIDERATIONS

         Various  factors may influence  the  accounting  treatment  applicable  to an  investor's  acquisition  and holding of mortgage-backed  securities.  Accounting  standards,  and the application and interpretation of such standards,  are subject to change  from time to time.  Investors  are  encouraged  to  consult  their own  accountants  for  advice as to the  appropriate accounting treatment for the Offered Notes.

                                                      ERISA CONSIDERATIONS

         Section 406 of the Employment  Retirement  Income Security Act of 1974, as amended  ("ERISA")  prohibits,  and Section
4975 of the Code imposes adverse tax  consequences  on, certain  transactions  between those pension,  profit-sharing  or other employee  benefit  plans or other  retirement  plans or  arrangements,  including a so-called  "Keogh"  plan,  or an individual retirement  account,  to which they are  applicable  or any entity  deemed to hold the assets of the  foregoing  ("Plans")  and persons that are "parties in interest"  under ERISA or  "disqualified  persons"  under Section 4975 of the Code with respect to such  Plan.  A  violation  of these  "prohibited  transaction"  rules  may  result in an excise  tax and  other  penalties  and liabilities under ERISA and the Code for such persons.

         Certain  transactions  involving the assets of a trust might be deemed to  constitute  prohibited  transactions  under
Section 406 of ERISA and Section  4975 of the Code with  respect to a Plan that  purchases  securities  issued by that trust if assets of the trust were deemed to be assets of the Plan.  Under Section  3(42) of ERISA and a regulation  issued by the United
States  Department  of Labor  (collectively,  the "Plan  Assets  Regulation"),  the assets of a trust  would be treated as plan assets of the Plan for the  purposes of ERISA and Section  4975 of the Code only if the Plan  acquired an "equity  interest" in the trust and none of the exceptions  contained in the Plan Assets  Regulation was  applicable.  An equity  interest is defined under the Plan Assets  Regulation as an interest other than an instrument  which is treated as  indebtedness  under  applicable local law and which has no substantial equity features.

         Although  there is little  guidance on the  subject,  the Trust  believes  that,  at the time of their  issuance,  the
Offered  Notes  should be treated  as  indebtedness  without  substantial  equity  features  for  purposes  of the Plan  Assets
Regulation.  This  determination  is based in part upon the  traditional  debt  features of the Offered  Notes,  including  the reasonable  expectation  of  purchasers  of the  Offered  Notes that they will be repaid  when due,  as well as the  absence of conversion rights, warrants and other typical equity features.

         Based upon the foregoing and other  considerations,  subject to the considerations  described below, the Offered Notes may be purchased by a Plan.

         The  acquisition  or  holding  of  Offered  Notes by or on  behalf  of a Plan  could be  considered  to give rise to a prohibited  transaction if an Underwriter,  the Trust, the Owner Trustee or the Indenture  Trustee,  or any of their respective affiliates  is or becomes a party in  interest  or a  disqualified  person  with  respect to such Plan.  In that case,  certain exemptions  ("prohibited  transaction  exemptions"  or "PTCEs")  from the  prohibited  transaction  rules could be  applicable, depending on the type of Plan involved and the  circumstances of the plan fiduciary's  decision to acquire the Notes.  Included among these  exemptions  are: PTCE 84-14  (relating to  transactions  effected by  independent  "qualified  professional  asset managers");  PTCE 90-1 (relating to transactions  involving insurance company pooled separate  accounts);  PTCE 91-38 (relating to transactions  involving bank collective investment funds); PTCE 95-60 (relating to transactions  involving insurance company general  accounts);  and PTCE 96-23 (relating to transactions  effected by certain "in-house asset managers")  ("Investor-Based
Exemptions").  There is also a  statutory  exemption  that may be  available  under  Section  408(b)(17)  of ERISA and  Section
4975(d)(20)  of the Code to a party in  interest  that is a service  provider  to a Plan  investing  in the  Offered  Notes for adequate  consideration,  provided  such service  provider is not (i) the  fiduciary  with respect to the Plan's assets used to acquire the Offered Notes or an affiliate of

                                                              S-140

such  fiduciary or (ii) an affiliate of the employer  sponsoring the Plan.  Even if the conditions  specified in one or more of these  exemptions are met, the scope of the relief  provided by these  exemptions  might or might not cover all acts that might be construed as  prohibited  transactions.  There can be no assurance  that any of these  exemptions,  or any other  exemption, will be available with respect to any particular transaction involving the Offered Notes.

         Employee  benefit plans that are  governmental  plans (as defined in Section 3(32) of ERISA) and certain  church plans
(as  defined  in  Section  3(33) of ERISA)  are not  subject  to ERISA  requirements  but may be subject to state or local laws substantially  similar to Section 406 of ERISA or Section  4975 of the Code  ("Similar  Law")  (together  with Plans,  "Benefit
Plans").

         The Offered  Notes  should not be  purchased  with the assets of a Benefit  Plan if the  Seller,  the  Depositor,  the
Indenture Trustee, the Master Servicer,  the Servicer,  the Owner Trustee, the Securities  Administrator,  the Underwriter,  or
any of their  affiliates  is a  fiduciary  or gives  investment  advice  with  respect to such  Benefit  Plan or is an employer maintaining or contributing to the Benefit Plan,  unless such purchase and holding of such Offered Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

         Prospective  Benefit Plan  investors in the Offered  Notes should  consult with their legal  advisors  concerning  the impact of ERISA and Section 4975 of the Code, the availability of other exemptions from the prohibited  transaction  rules that may apply to them,  and the  potential  consequences  in their  specific  circumstances,  prior to making an  investment in the
Offered Notes. Each Benefit Plan fiduciary should also determine  whether under the general  fiduciary  standards of investment prudence and  diversification,  an investment in the Offered Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

         Each  purchaser and  transferee of an Offered Note will be deemed to represent and warrant to the Trust that (i) it is not  acquiring  such  Offered  Note for,  or with the assets of, a Benefit  Plan or (ii) its  acquisition  and  holding of such
Offered  Note will not result in a non-exempt  prohibited  transaction  under  Section 406 of ERISA or Section 4975 of the Code which is not covered under an  Investor-Based  Exemption or some other applicable  statutory or administrative  exemption,  and will not cause a non-exempt violation of any Similar Law.

                                                     METHOD OF DISTRIBUTION

         Subject  to the terms and  conditions  set forth in the  underwriting  agreement  dated as of July 25,  2008,  and the related terms agreement dated July 25, 2008 (together,  the  "Underwriting  Agreement"),  among Credit Suisse  Securities (USA)
LLC (the  "Underwriter"),  the Depositor and the Sponsor,  the Depositor will sell the Class 1-A-1,  Class 2-A-1,  Class 3-A-1,
Class 4-A-1 and Class 5-A-1 Notes  (collectively,  the  "Underwritten  Notes") to the Underwriter and the Underwriter will sell the Underwritten Notes to the Sponsor.

         Proceeds to the Depositor from the sale of the Offered Notes,  before  deducting  expenses of  approximately  $600,000 payable by the Depositor,  will be 100% of the aggregate  initial Class  Principal  Balance of the Offered Notes,  plus accrued interest.

         Subject to the terms and conditions set forth in the  Underwriting  Agreement,  the Underwriter has agreed to sell, on behalf of the Sponsor , the  Underwritten  Notes on a best efforts  basis.  The Sponsor  shall have the sole right to accept or reject any offer by the Underwriter to purchase any Underwritten  Notes.  Distribution of the  Underwritten  Notes will be made from time to time in  negotiated  transactions  or  otherwise  at  varying  prices  to be  determined  at the time of sale.  In connection with the purchase and sale of the Underwritten  Notes,  the Underwriter may be deemed to have received  compensation from the Depositor in the form of underwriting discounts.

         The  Underwritten  Notes are offered  subject to receipt and acceptance by the  Underwriter,  to prior sale and to the
Underwriter's  right to reject any order in whole or in part and to withdraw,  cancel or modify the offer  without  notice.  It is expected  that  delivery of the Offered  Notes will be made through the  facilities  of DTC,  Clearstream  and the Euroclear
System on or about the Closing Date.  The Offered Notes will be offered in Europe and the United States of America.

                                                              S-141

         The  Underwriting  Agreement  will provide that no sales of the Offered Notes will be made by the sponsor and no sales of the  Underwritten  Notes will be made by the  Underwriter  unless,  upon the  execution  of such  sale,  at least 50% of the aggregate amount of the Notes will be held by a third-party unaffiliated with the sponsor.

         The Class 1-A-2,  Class 2-A-2,  Class 3-A-2, Class 4-A-2 and Class 5-A-2 Notes may be offered by the Sponsor from time to time directly or through an underwriter or agent in one or more  negotiated  transactions,  or otherwise,  at varying prices to be determined at the time of sale.  However,  there is currently no underwriting  arrangement in effect for the Class 1-A-2,
Class 2-A-2, Class 3-A-2, Class 4-A-2 and Class 5-A-2 Notes.

         The Underwriting  Agreement  provides that the sponsor and the Depositor will indemnify the Underwriter  against those civil  liabilities  set forth in the  Underwriting  Agreement,  including  liabilities  under the  Securities  Act of 1933,  as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

         The Non-Offered Notes and the Owner Trust Certificates, will be retained by an affiliate of the Sponsor.

                                                        SECONDARY MARKET

         There is currently no secondary  market for the Offered  Notes and there can be no assurance  that a secondary  market for the Offered  Notes will develop or, if it does  develop,  that it will  continue.  The  Underwriter  have no  obligation to establish a secondary  market in the Offered Notes.  There can be no assurance that any  additional  information  regarding the
Offered  Notes will be available  through any other  source.  In  addition,  the  Depositor is not aware of any source  through which price  information  about the Offered Notes will be available on an ongoing basis.  The limited nature of the information regarding  the Offered  Notes may  adversely  affect the  liquidity of the Offered  Notes,  even if a secondary  market for the
Offered Notes becomes  available.  The primary source of information  available to investors  concerning the Offered Notes will be the monthly  statements  discussed  herein under "Sale and Servicing  Agreement—Reports  to Noteholders"  which will include information  as to the  outstanding  principal  balance of the Offered  Notes and the status of the  applicable  form of credit enhancement.

                                                          LEGAL MATTERS

         Certain  legal matters will be passed upon for the Depositor  and the  Underwriter  by Orrick,  Herrington & Sutcliffe
LLP, Los Angeles,  California.  Certain legal matters will be passed upon for the Sponsor by Kirkpatrick  and Lockhart  Preston
Gates Ellis LLP, New York, New York.

                                                              S-142

                                                          NOTE RATINGS

         It is a condition  to the issuance of the notes that the Offered  Notes  receive at least the  following  ratings from
Moody's and Fitch:

                     Offered
                  Certificates                   Moody's                      Fitch
____________________________________________________________________________________________
                     1-A-1                       (P)Aaa                       AAA*
                     1-A-2                         NR                         AAA*
                     2-A-1                       (P)Aaa                       AAA*
                     2-A-2                         NR                         AAA*
                     3-A-1                       (P)Aaa                       AAA*
                     3-A-2                         NR                         AAA*
                     4-A-1                       (P)Aaa                       AAA*
                     4-A-2                         NR                         AAA*
                     5-A-1                       (P)Aaa                       AAA*
                     5-A-2                         NR                         AAA*

           Upon the sale of at least 50% of the Offered Notes to one or more third parties  unaffiliated  with the Seller and the confirmation that the conditions in the underlying  documents have been satisfied,  Moody's will assign definitive  ratings.  A definitive rating (if any) may differ from a provisional rating.

           The ratings assigned by Fitch are expected  ratings.  It is anticipated that Fitch will issue long term ratings upon the review of additional information provided by the Issuer.

         Upon any  initial  sale of Offered  Notes held by the Seller,  the Seller will  obtain,  from each  rating  agency,  a definitive rating letter rating the Offered Notes as set forth above.

         A  security  rating is not a  recommendation  to buy,  sell or hold  securities  and may be  subject  to  revision  or withdrawal at any time by the assigning  rating agency.  Each security  rating should be evaluated  independently  of any other security rating.

         The ratings  assigned by Moody's to Mortgage  Backed Notes address the likelihood of the receipt of all  distributions on the mortgage loans by the related  noteholders under the agreements  pursuant to which the notes are issued.  The ratings of
Moody's take into  consideration  the credit  quality of the related  mortgage pool,  including any credit  support  providers, structural  and legal aspects  associated  with the notes,  and the extent to which the payment  stream on the mortgage pool is adequate  to make the  payments  required by the notes.  The rating  assigned  by Moody's to the  Interest  Only Notes does not addresses  whether  investors  will recoup their initial  investment.  The ratings of the notes do not address the  possibility that, as a result of principal prepayments, the noteholders may receive a lower than anticipated yield.

         The ratings on the Offered  Notes address the  likelihood  of the receipt by  noteholders  of all  distributions  with respect to the  underlying  Mortgage  Loans to which they are  entitled.  The ratings do not  represent  any  assessment of the likelihood that the rate of principal  prepayments by mortgagors  might differ from those originally  anticipated.  As a result of such  differences  in the  rate of  principal  prepayments,  noteholders  might  suffer  a  lower-than-anticipated  yield to maturity.  See "Risk Factors" and "Prepayment and Yield Considerations" in this prospectus supplement.

         The  Depositor  has not  requested a rating on the Offered  Notes by any rating  agency  other than Moody's and Fitch.
However,  there can be no  assurance  as to whether any other rating  agency will rate the Offered  Notes or, if it does,  what rating  would be  assigned  by any such other  rating  agency.  A rating on the  Offered  Notes by another  rating  agency,  if assigned at all, may be lower than the rating assigned to the Offered Notes by Moody's and Fitch.

                                                              S-143

         The rating  agencies have stated that it is their standard policy to monitor  ratings on publicly  offered  securities for which a rating has been provided by them in accordance with the rating agencies' particular  surveillance policies,  unless the issuing  entity  requests a rating  without  surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may  update the rating  after  conducting  its  regular  review of the  issuing  entity's  creditworthiness  or after conducting a review of the status of the rating upon becoming  aware of any  information  that might  reasonably be expected to result in a change of rating.  The Depositor  has not  requested  that any rating agency not monitor its ratings of the Offered
Notes,  and the Depositor has not requested  that any rating agency use any  monitoring  procedures  other than their  standard monitoring procedures.

                                                      AVAILABLE INFORMATION

         The  Depositor is subject to the  informational  requirements  of the Exchange Act and in accordance  therewith  files reports and other  information with the Commission.  Reports and other  information filed by the Depositor can be inspected and copied at the Public  Reference Room maintained by the Commission at 100 F Street NE,  Washington,  DC 20549,  and its Regional
Offices located as follows:  Chicago Regional Office, 500 West Madison, 14th Floor, Chicago,  Illinois 60661; New York Regional
Office,  233  Broadway,  New York,  New York  10279.  Copies of the  material  can also be obtained  from the Public  Reference
Section  of the  Commission,  100 F Street NE,  Washington,  DC 20549,  at  prescribed  rates and  electronically  through  the
Commission's  Electronic  Data  Gathering,  Analysis and Retrieval  system at the  Commission's  Website  (http://www.sec.gov).
Information  about the  operation  of the  Public  Reference  Room may be  obtained  by calling  the  Securities  and  Exchange
Commission  at (800)  SEC-0330.  Exchange  Act  reports as to any  series  filed with the  Commission  will be filed  under the issuing entity's name.  The Depositor does not intend to send any financial reports to noteholders.

         The  issuing  entity's  annual  reports  on Form 10-K  (including  reports of  assessment  of  compliance  with the AB
Servicing Criteria,  attestation reports, and statements of compliance,  discussed in "Sale and Servicing  Agreement—Reports to
Noteholders"  and  "Servicing—Evidence  as to Compliance",  required to be filed under  Regulation AB),  periodic  distribution reports on Form 10-D,  current  reports on Form 8-K and  amendments  to those  reports,  as will be prepared by the  Securities
Administrator  and filed by it with the Commission will be posted on the Securities  Administrator's  internet web site as soon as reasonably  practicable  after it has been  electronically  filed with, or furnished to, the Commission.  The address of the website is: www.ctslink.com

                                                     REPORTS TO NOTEHOLDERS

         So long as the issuing  entity is  required  to file  reports  under the  Exchange  Act,  those  reports  will be made available as described above under "Available Information".

         If the issuing  entity is no longer  required to file reports under the Exchange Act,  periodic  distribution  reports will be made available on the  Securities  Administrator's  website  referenced  above under  "Available  Information"  on each payment date. Annual reports of assessment of compliance with the AB Servicing Criteria,  attestation  reports,  and statements of  compliance  will  be  provided  to  registered  holders  of the  related  securities  upon  request  free  of  charge.  See
"Servicing—Evidence as to Compliance" and "Sale and Servicing Agreement—Reports to Noteholders" in this prospectus supplement.

                                            INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated  into this prospectus  supplement by reference all documents,  including but not limited to the financial  statements  and reports filed or caused to be filed or  incorporated  by reference by the Depositor  with respect to the Trust Fund pursuant to the  requirements  of Sections 13(a) or 15(d) of the Exchange Act,  prior to the  termination of the offering of the Offered Notes.  All documents  subsequently  filed by the Depositor  pursuant to Sections 13(a) or 15(d) of the
Exchange  Act in respect of the offering  prior to the  termination  of the  offering of the Offered  Notes will also be deemed incorporated by reference into this prospectus supplement.

                                                              S-144

         The Depositor will provide or cause to be provided  without charge to each person to whom this  prospectus  supplement is delivered in  connection  with the  offering of one or more  classes of Offered  Notes,  upon written or oral request of the person, a copy of any or all the reports  incorporated in this prospectus  supplement by reference,  in each case to the extent the reports  relate to one or more of such classes of the Offered Notes,  other than the exhibits to the documents,  unless the exhibits are specifically  incorporated by reference in the documents.  Requests should be directed in writing to Credit Suisse
First Boston Mortgage  Acceptance Corp.,  Eleven Madison Avenue,  4th Floor, New York, New York 10010, and its telephone number is (212)  325-2000.  The Depositor has  determined  that its financial  statements  will not be material to the offering of any
Offered Notes.

                                                              S-145

                                                             ANNEX I

                                  GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

         Except in certain limited  circumstances,  the Offered Notes will be offered  globally (the "Global  Securities")  and will be available only in book-entry form.  Investors in the Global Securities may hold such Global  Securities  through any of
DTC,  Clearstream  or Euroclear.  The Global  Securities  will be tradable as home market  instruments in both the European and
U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

         Secondary  market trading  between  investors  holding Global  Securities  through  Clearstream  and Euroclear will be conducted  in the  ordinary  way in  accordance  with their  normal  rules and  operating  procedures  and in  accordance  with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global  Securities  through DTC will be conducted  according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary  cross-market  trading between  Clearstream or Euroclear and DTC Participants  holding  Certificates will be effected on a  delivery-against-payment  basis  through the  respective  Depositaries  of  Clearstream  and  Euroclear (in such capacity) and as DTC Participants.

         Non-U.S.  holders (as described  below) of Global  Securities  will be subject to U.S.  withholding  taxes unless such holders meet certain  requirements  and deliver  appropriate  U.S. tax documents to the securities  clearing  organizations  or their participants.

Initial Settlement

         All  Global  Securities  will  be held  in  book-entry  form by DTC in the  name  of  Cede & Co.  as  nominee  of DTC.
Investors'  interests in the Global  Securities will be represented  through financial  institutions  acting on their behalf as direct and  indirect  Participants  in DTC. As a result,  Clearstream  and  Euroclear  will hold  positions  on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors  electing to hold their Global  Securities  through DTC will follow the settlement  practices  applicable to conventional  eurobonds,  except that there will be no  temporary  global  security  and no  "lock-up"  or  restricted  period.
Investor  securities  custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors  electing  to hold their  Global  Securities  through  Clearstream  or  Euroclear  accounts  will follow the settlement  procedures  applicable to  conventional  eurobonds,  except that there will be no temporary  global security and no
"lock-up" or restricted  period.  Global Securities will be credited to the securities  custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the  purchaser  determines  the place of  delivery,  it is important to establish at the time of the trade where both the purchaser's and sellers accounts are located to ensure that settlement can be made on the desired value date.

         Trading  between DTC  Participants.  Secondary  market  trading  between DTC  Participants  will be settled  using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

         Trading  between   Clearstream   and/or  Euroclear   Participants.   Secondary  market  trading  between   Clearstream
Participants or Euroclear  Participants will be settled using the procedures  applicable to conventional  eurobonds in same-day funds.

                                                               A-1

         Trading  between DTC seller and  Clearstream  or Euroclear  purchaser.  When Global  Securities  are to be transferred from the account of a DTC  Participant to the account of a Clearstream  Participant or a Euroclear  Participant,  the purchaser will send  instructions  to Clearstream or Euroclear  through a Clearstream  Participant or Euroclear  Participant at least one business day prior to settlement.  Clearstream or Euroclear  will instruct the  respective  Depositary,  as the case may be, to receive the Global  Securities  against  payment.  Payment  will include  interest  accrued on the Global  Securities  from and including  the last coupon  payment date to and  excluding  the  settlement  date, on the basis of the actual number of days in such accrual  period and a year assumed to consist of 360 days.  For  transactions  settling on the 31st of the month,  payment will  include  interest  accrued  to and  excluding  the first day of the  following  month.  Payment  will then be made by the respective  Depositary of the DTC Participant's  account against delivery of the Global  Securities.  After settlement has been completed,  the Global Securities will be credited to the respective  clearing system and by the clearing system, in accordance with its usual procedures,  to the Clearstream  Participant's or Euroclear  Participant's  account.  The securities credit will appear the next day (European  time) and the cash debt will be back-valued  to, and the interest on the Global  Securities will accrue from,  the value date (which would be the  preceding  day when  settlement  occurred in New York).  If settlement is not completed on the intended  value date (i.e.,  the trade fails),  the  Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream  Participants and Euroclear  Participants  will need to make available to the respective  clearing systems the funds  necessary  to process  same-day  funds  settlement.  The most direct means of doing so is to  preposition  funds for settlement,  either  from  cash on hand or  existing  lines of  credit,  as they  would  for any  settlement  occurring  within
Clearstream or Euroclear.  Under this approach,  they may take on credit  exposure to Clearstream or Euroclear until the Global
Securities are credited to their accounts one day later.

         As an  alternative,  if Clearstream or Euroclear has extended a line of credit to them,  Clearstream  Participants  or
Euroclear  Participants  can  elect  not to  preposition  funds  and  allow  that  credit  line to be drawn  upon  the  finance settlement.  Under this procedure,  Clearstream  Participants or Euroclear  Participants  purchasing  Global  Securities  would incur  overdraft  charges for one day,  assuming they cleared the overdraft when the Global  Securities  were credited to their accounts.  However,  interest  on the  Global  Securities  would  accrue  from the value  date.  Therefore,  in many  cases the investment income on the Global  Securities earned during that one-day period may substantially  reduce or offset the amount of such  overdraft  charges,  although  this result will  depend on each  Clearstream  Participant's  or  Euroclear  Participant's
particular cost of funds.

         Since the  settlement  is taking  place  during New York  business  hours,  DTC  Participants  can employ  their usual procedures for sending Global Securities to the respective European  Depositary for the benefit of Clearstream  Participants or
Euroclear  Participants.  The sale  proceeds  will be  available to the DTC seller on the  settlement  date.  Thus,  to the DTC
Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading  between  Clearstream  or Euroclear  Seller and DTC  Purchaser.  Due to time zone  differences in their favor,
Clearstream  Participants  and Euroclear  Participants  may employ their customary  procedures for transactions in which Global
Securities are to be transferred by the respective clearing system,  through the respective  Depository,  to a DTC Participant.
The seller will send  instructions to Clearstream or Euroclear  through a Clearstream  Participant or Euroclear  Participant at
least one business day prior to settlement.  In these cases  Clearstream or Euroclear will instruct the respective  Depositary, as  appropriate,  to deliver the Global  Securities to the DTC  Participant's  account  against  payment.  Payment will include interest  accrued on the Global  Securities  from and including the last coupon payment to and excluding the settlement date on the basis of the actual  number of days in such  accrual  period and a year  assumed to consist of 360 days.  For  transactions settling on the 31st of the month,  payment will  include  interest  accrued to and  excluding  the first day of the  following month.  The  payment  will then be  reflected  in the account of the  Clearstream  Participant  or  Euroclear  Participant  the
following day, and receipt of the cash proceeds in the Clearstream  Participant's or Euroclear  Participant's  account would be back-valued  to the value  date  (which  would be the  preceding  day,  when  settlement  occurred  in New  York).  Should  the
Clearstream  Participant or Euroclear  Participant have a line of credit with its respective clearing system and elect to be in debt in  anticipation  of receipt of the sale  proceeds in its  account,  the  back-valuation  will  extinguish  any  overdraft incurred  over that  one-day  period.  If  settlement  is not  completed on the intended  value date (i.e.,  the trade  fails), receipt of the cash proceeds in the Clearstream  Participant's  or Euroclear  Participant's  account would instead be valued as of the actual settlement date.

                                                               A-2

         Finally,  day traders that use Clearstream or Euroclear and that purchase Global  Securities from DTC Participants For deliver to Clearstream  Participants or Euroclear  Participants  should note that these trades would  automatically fail on the sale side unless  affirmative  action were taken.  At least three  techniques  should be readily  available to  eliminate  this potential problem:

         (a)  borrowing  through  Clearstream  or  Euroclear  for  one day  (until  the  purchase  side  of the  day  trade  is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b)  borrowing  the  Global  Securities  in  the  U.S.  from  a DTC  Participant  no  later  than  one  day  prior  to settlement,  which would give the Global  Securities  sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c)  staggering  the value  dates for the buy and sell  sides of the  trade so that the  value  date for the  purchase from the DTC Participant is at least one day prior to the value date for the sale to the  Clearstream  Participant or Euroclear
Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities  holding  securities  through  Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S.  withholding tax that generally  applies to payments of interest (including  original issue discount) on registered debt issued by U.S. Persons,  unless (i) each clearing system, bank or other financial  institution that holds  customers'  securities in the ordinary course of its trade or business in the chain of  intermediaries  between  such  beneficial  owner and the U.S.  entity  required to withhold tax  complies  with  applicable certification  requirements  and (ii) such beneficial  owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S.  Persons (Form W-8BEN).  Beneficial owners of Global  Securities that are non-U.S.  Persons can obtain a complete  exemption  from the  withholding  tax by filing a signed  Form  W-8BEN  (Certificate  of  Foreign  Status of
Beneficial Owner for United States Tax Withholding).  If the information  shown on Form W-8BEN changes,  a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S.  Persons with  effectively  connected  income (Form  W-8ECI).  A non-U.S.  Person,  including a
non-U.S.  corporation or bank with a U.S. branch, for which the interest income  ineffectively  connected with its conduct of a trade or business in the United States,  can obtain an exemption from the  withholding  tax by filing Form W-8ECI  (Certificate of Foreign  Person's  Claim for Exemption  from  Withholding  on Income  Effectively  Connected  with the Conduct of a Trade or
Business in the United States).

         Exemption or reduced rate for non-U.S.  Persons  resident in treaty  countries  (Form W-8BEN).  Non-U.S.  Persons that are Note Owners  residing  in a country  that has a tax treaty with the United  States can obtain an  exemption  or reduced tax rate  (depending  on the treaty terms) by filing Form W-8BEN  (Certificate  of Foreign  Status of  Beneficial  Owner for United
States Tax Withholding).  Form W-8BEN may be filed by the Note Owners or his agent.

         Exemption for U.S.  Persons (Form W-9).  U.S.  Persons can obtain a complete  exemption  from the  withholding  tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

         U.S.  Federal  Income  Tax  Reporting  Procedure.  The Note  Owner  of a  Global  Security  files  by  submitting  the appropriate  form to the person  through whom it holds (the clearing  agency,  in the case of persons  holding  directly on the books of the clearing  agency).  Form W-8BEN and Form W-8ECI are effective  until the third  succeeding  calendar year from the date such form is signed.

                                                               A-3

         The term "U.S.  Person"  means (i) a citizen or resident of the United  States,  (ii) a  corporation,  partnership  or other entity treated as a corporation or  partnership  for United States federal income tax purposes  organized in or under the laws of the United  States or any state thereof or the District of Columbia  (unless,  in the case of a  partnership,  Treasury regulations  provide  otherwise),  (iii) an estate  the income of which is  includible  in gross  income for United  States tax purposes,  regardless  of its  source,  or (iv) a trust  if a court  within  the  United  States  is able to  exercise  primary supervision  over the  administration  of the trust and one or more  United  States  persons  have  authority  to  control  all substantial  decisions of the trust.  Notwithstanding the preceding sentence,  to the extent provided in Treasury  regulations, certain  trusts in  existence  on August 20,  1996,  and treated as United  States  persons  prior to such date,  that elect to continue to be treated as United  States  persons  will also be a U.S.  Person.  This summary does not deal with all aspects of
U.S.  federal income tax withholding  that may be relevant to foreign holders of the Global  Securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                               A-4

PROSPECTUS
Mortgage Pass-Through Certificates Mortgage-Backed Notes

Credit Suisse First Boston Mortgage Acceptance Corp.

Depositor

You should	The Depositor may periodically establish trusts to issue securities in series backed by mortgage collateral.
carefully consider	Each trust will consist primarily of:
the Risk Factors	• One or more pools of senior or junior mortgage loans, which may
beginning on	include closed-end loans and/or revolving credit loans, secured by
Page 6 in this	residential properties or loans secured by manufactured homes.
prospectus.

This prospectus	• Agency mortgage-backed securities.
together with the	• Private mortgage-backed securities.
accompanying	The securities in a series:
prospectus	• Will consist of certificates representing interests in, or notes
supplement will	secured by, a trust and will be paid only from the assets of that trust.
constitute the full	• May include multiple classes of securities with differing payment
prospectus.	terms and priorities.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.
priorities.

The securities may be offered to the public through several different methods. Credit Suisse Securities (USA)
LLC, an affiliate of Credit Suisse First Boston Mortgage Acceptance Corp., may act as agent or underwriter in connection with the sale of those securities. This prospectus and the accompanying prospectus supplement may be used by Credit Suisse Securities (USA) LLC in secondary market transactions in connection with the offer and sale of any securities. Credit Suisse Securities (USA) LLC may act as principal or agent in those transactions and those sales will be made at prevailing market prices or otherwise.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                                   March 1, 2007

                               Important notice about information presented in this
                               prospectus and the accompanying prospectus supplement

We provide information to you about the securities in two separate documents that provide progressively more detail:

•    this prospectus, which provides general information, some of which may not apply to your series of securities; and

•    the accompanying prospectus supplement, which describes the specific terms of your series of securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of
Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

You can find a listing of definitions for capitalized terms used in this prospectus under the caption "Glossary"
in this prospectus.

                                                         2

                                              European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive
(each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant
Implementation Date") it has not made and will not make an offer of securities to the public in that Relevant
Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member
State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a)      to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)      in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive
2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                  United Kingdom

The underwriter has represented and agreed that:

(a)      it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section
         21 of the Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

                                                         3

                                                 TABLE OF CONTENTS

RISK FACTORS                                        6
DESCRIPTION OF THE SECURITIES                       33
General                                             33
Distributions on the Securities                     33
Determination of LIBOR                              35
Categories of Classes of Securities                 35
Funding Account                                     39
Optional Termination                                39
Book-entry Registration                             39
EXCHANGEABLE SECURITIES                             40
General                                             40
Exchanges                                           41
Procedures                                          42
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS       42
Payment Delays                                      42
Principal Prepayments                               43
Timing of Reduction of Principal Balance            43
Interest or Principal Only Securities               43
Funding Account                                     43
Final Scheduled Distribution Date                   43
Prepayments and Weighted Average Life               44
Other Factors Affecting Weighted Average Life       44
THE TRUST FUNDS                                     47
Private Mortgage-Backed Securities                  48
The Agency Securities                               50
The Mortgage Loans                                  52
The Manufactured Home Loans                         59
Static Pool Information                             60
Underwriting Standards                              60
FICO Scores                                         61
Collection Account and Payment Account              61
Other Funds or Accounts                             62
LOAN UNDERWRITING PROCEDURES AND STANDARDS          63
Underwriting Standards                              63
Loss Experience                                     65
Representations and Warrants                        65
SERVICING OF LOANS                                  67
General                                             67
Collection Procedures; Escrow Accounts              67
Modifications                                       68
Deposits to and Withdrawals from the Collection     68
Account
Servicing Accounts                                  70
Buy-down Loans, GPM Loans and Other Subsidized      70
Loans
Advances                                            71
Maintenance of Insurance Policies and Other         71
Servicing Procedures
Presentation of Claims; Realization on Defaulted    73
Loans
Enforcement of Due-on-sale Clauses                  75
Servicing Compensation and Payment of
Expenses                                            75
Evidence as to Compliance                           75
Matters Regarding the Master Servicer and the       76
Depositor
CREDIT SUPPORT                                      77
General                                             77
Subordinate Securities; Subordination Reserve Fund  78
Overcollateralization                               79
Cross-Support Features                              79
Insurance                                           80
Letter of Credit                                    80
Financial Guarantee Insurance                       80
Reserve Funds                                       81
Derivatives                                         81
Performance Bond                                    83
DESCRIPTION OF MORTGAGE AND OTHER INSURANCE         84
Mortgage Insurance on the Loans                     84
Hazard Insurance on the Loans                       87
Bankruptcy Bond                                     88
Repurchase Bond                                     88
THE AGREEMENTS                                      89
Assignment of Mortgage Assets                       89
Repurchase and Substitution of Loans                91
Reports to Securityholders                          93
Investment of Funds                                 95
Event of Default and Rights in the Case of Events   95
of Default
The Owner Trustee                                   98
The Trustee                                         98
Duties of the Trustee                               98
Resignation of Trustee                              98
Payment Account                                     99
Expense Reserve Fund                                99
Amendment of Agreements                             99
Voting Rights                                       101
REMIC Administrator                                 101
Termination                                         101
LEGAL ASPECTS OF LOANS                              101
Cooperative Loans                                   102
Tax Aspects of Cooperative Ownership                103
Foreclosure on Mortgage Loans                       103
Realizing on Cooperative Loan Security              105
Rights of Redemption                                106
Anti-deficiency Legislation and Other Limitations   107
on Lenders
Leasehold Considerations                            109
Servicemembers Civil Relief Act                     109
Junior Mortgages; Rights of Senior Mortgagees       110
Due-on-sale Clauses in Mortgage Loans               111
Enforceability of Prepayment and Late Payment Fees  111
Equitable Limitations on Remedies                   112
Applicability of Usury Laws                         112
Adjustable Interest Rate Loans                      112

                                                         4

Environmental Legislation                           113
Forfeitures in Drug and RICO Proceedings            114
Negative Amortization Loans                         114
MATERIAL FEDERAL INCOME TAX CONSEQUENCES            115
General                                             115
REMICs                                              115
Classification of REMICs                            116
Characterization of Investments in REMIC            116
Certificates
Tiered REMIC Structures                             117
Taxation of Owners of REMIC Regular Certificates    117
Taxation of Owners of REMIC Residual Certificates   122
Notes                                               132
Reportable Transactions                             133
Penalty Avoidance                                   133
STATE AND OTHER TAX
CONSEQUENCES                                        133
ERISA CONSIDERATIONS                                133
LEGAL INVESTMENT                                    141
LEGAL MATTERS                                       142
THE DEPOSITOR                                       142
USE OF PROCEEDS                                     143
PLAN OF DISTRIBUTION                                143
ADDITIONAL INFORMATION                              144
Reports to SECURITYHOLDERS                          144
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE   145
GLOSSARY                                            146

                                                         5

                                                   RISK FACTORS

       The prospectus and related prospectus supplement will describe the material risk factors related to your securities. The securities offered under this prospectus and the related prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the prospectus supplement in the context of your financial situation and tolerance for risk.

There is no source of payments for your securities other       When you buy a security, you will not own an interest
than payments on the mortgage loans in the trust and any       in or a debt obligation of Credit Suisse First Boston
credit enhancement.                                            Mortgage Acceptance Corp., the master servicer or any
                                                               of their affiliates. You will own an interest in the
                                                               trust in the case of a series of certificates, or you
                                                               will be entitled to proceeds from the trust
                                                               established in the case of a series of notes. Your
                                                               payments come only from assets in the trust.
                                                               Therefore, the mortgagors' payments on the mortgage
                                                               loans included in the trust (and any credit
                                                               enhancements) will be the sole source of payments to
                                                               you. If those amounts are insufficient to make
                                                               required payments of interest or principal to you,
                                                               there is no other source of payments. Moreover, no
                                                               governmental agency either guarantees or insures
                                                               payments on the securities or any of the mortgage
                                                               loans, except as otherwise described in the related
                                                               prospectus supplement.

In some instances, the return on your securities may be        In certain instances, a large percentage of the
reduced by losses on the mortgage loans, which are more        mortgage loans are secured by second liens.  In the
likely if substantially all are secured only by second         case of second liens, proceeds from liquidation of
liens.                                                         the mortgaged property will be available to satisfy
                                                               the mortgage loans only if the claims of any senior
                                                               mortgages have been satisfied in full.  When it is
                                                               uneconomical to foreclose on a mortgaged property or
                                                               engage in other loss mitigation procedures, the
                                                               related servicer may write off the entire outstanding
                                                               balance of the mortgage loan as a bad debt.  These
                                                               are risks particularly applicable to mortgage loans
                                                               secured by second liens that have high combined loan
                                                               to value ratios or have small balances relative to
                                                               the total indebtedness of the borrower because it is
                                                               more likely that the related servicer would determine
                                                               foreclosure to be uneconomical for those types of
                                                               mortgage loans than for first lien mortgage loans
                                                               with low loan-to-value ratios.

Debt  incurred  by the  borrowers  in  addition  to  that      With  respect  to  mortgage  loans  that were used for
related to the mortgage loans could increase your risk.        debt  consolidation,  there can be no  assurance  that
                                                               the borrower  will not incur  further debt in addition
                                                               to the  mortgage  loan.  This  additional  debt  could
                                                               impair the  ability  of  borrowers  to  service  their
                                                               debts,  which in turn could  result in higher rates of
                                                               delinquency and loss on the mortgage loans.

                                                         6

Loss mitigation may increase your risk.                        In some  instances,  the  related  servicer  may use a
                                                               wide   variety  of   practices   to  limit  losses  on
                                                               defaulted  mortgage loans,  including writing off part
                                                               of the debt,  reducing future payments,  and deferring
                                                               the  collection  of  past  due  payments.  The  use of
                                                               these practices may result in recognition of losses.

You bear the risk of mortgagor defaults; some kinds of         Because your securities are backed by the mortgage
mortgage loans may be especially prone to defaults.            loans, your investment may be affected by a decline
                                                               in real estate values and changes in each individual
                                                               mortgagor's financial conditions. You should be aware
                                                               that the value of the mortgaged properties may
                                                               decline. If the outstanding balance of a mortgage
                                                               loan and any secondary financing on the underlying
                                                               property is greater than the value of the property,
                                                               there is an increased risk of delinquency,
                                                               foreclosure and losses. To the extent your securities
                                                               are not covered by credit enhancements, you will bear
                                                               all of the risks resulting from defaults by
                                                               mortgagors. In addition, several types of mortgage
                                                               loans which have higher than average rates of default
                                                               or loss may be included in the trust that issues your
                                                               security or note. The following types of loans may be
                                                               included:

                                                                  • mortgage loans that are subject to "negative
                                                                    amortization". The principal balances of these
                                                                    loans may be increased to amounts greater than
                                                                    the value of the underlying property. This
                                                                    increases the likelihood of default;

                                                         7

                                                                 •  mortgage loans that do not fully amortize over
                                                                    their terms to maturity which are sometimes
                                                                    referred to as "balloon loans" and some
                                                                    revolving credit loans that do not
                                                                    significantly amortize prior to maturity.
                                                                    Balloon loans and revolving credit loans, if
                                                                    applicable, involve a greater degree of risk
                                                                    because the ability of a mortgagor to make the
                                                                    final payment on these types of mortgage loans
                                                                    typically depends on the ability to refinance
                                                                    the loan or sell the related mortgaged
                                                                    property.   In addition, due to the
                                                                    unpredictable nature of principal payments for
                                                                    revolving credit loans, the rates of principal
                                                                    payments for those loans may be more volatile
                                                                    than for typical first lien loans. To the
                                                                    extent the principal payments on certain
                                                                    revolving credit loans are being reinvested on
                                                                    Draws on other revolving credit loans in the
                                                                    pool, principal distributions on your
                                                                    securities may be further reduced;

                                                                  • adjustable rate mortgage loans and other
                                                                    mortgage loans that provide for escalating or
                                                                    variable payments by the mortgagor. The
                                                                    mortgagor may have qualified for those loans
                                                                    based on an income level sufficient to make the
                                                                    initial payments only. As the payments
                                                                    increase, the likelihood of default will
                                                                    increase;

                                                                  • loans secured by second or more junior liens.
                                                                    The cost of foreclosure on these loans compared
                                                                    to the potential foreclosure proceeds, after
                                                                    repaying all senior liens, may cause these
                                                                    loans to be effectively unsecured; and

                                                                  • mortgage loans that are concentrated in one or
                                                                    more regions, states (including, but not
                                                                    limited to, California) or zip code areas of
                                                                    the United States.  If the regional economy or
                                                                    housing market in that area weakens, the
                                                                    mortgage loans may experience high rates of
                                                                    loss and delinquency, resulting in losses to
                                                                    securityholders.  The economic condition and
                                                                    housing market in that area may be adversely
                                                                    affected by a variety of events, including a
                                                                    downturn in certain industries or other
                                                                    businesses concentrated in that area, natural
                                                                    disasters such as earthquakes, mudslides,
                                                                    hurricanes, floods, wildfires and eruptions,
                                                                    and civil disturbances such as riots.  The
                                                                    depositor cannot predict whether, or to what
                                                                    extent or for how long, such events may occur.
                                                                    See "The Mortgage Pool" in the prospectus
                                                                    supplement to see if any of these or other
                                                                    types of special risk loans are included in the
                                                                    mortgage pool applicable to your securities.

                                                         8

The underwriting guidelines used to originate the              The  mortgage   loans  were   originated  or  acquired
mortgage loans may impact losses.                              generally   in   accordance   with  the   underwriting
                                                               guidelines   described   in   this   prospectus.   The
                                                               underwriting  standards typically differ from, and are
                                                               generally  less  stringent   than,  the   underwriting
                                                               standards  established  by Fannie Mae or Freddie  Mac.
                                                               In addition,  the mortgage loans may have been made to
                                                               mortgagors with imperfect  credit  histories,  ranging
                                                               from minor delinquencies to bankruptcy,  or mortgagors
                                                               with  relatively  high  ratios  of  monthly   mortgage
                                                               payments to income or relatively  high ratios of total
                                                               monthly credit payments to income.  Consequently,  the
                                                               mortgage  loans may experience  rates of  delinquency,
                                                               foreclosure and bankruptcy  that are higher,  and that
                                                               may be substantially  higher,  than those  experienced
                                                               by mortgage  loans  underwritten  in  accordance  with
                                                               higher standards.

Recent developments in the residential mortgage                Investors should note that the residential mortgage
market may adversely affect the                                market has recently encountered difficulties which
market value of your securities.                               may adversely affect the performance or market value
                                                               of your securities.

                                                               In recent months, delinquencies and losses with
                                                               respect to residential mortgage loans generally have
                                                               increased and may continue to increase, particularly
                                                               in the subprime sector. In addition, in recent months
                                                               residential property values in many states have
                                                               declined or remained stable, after extended periods
                                                               during which those values appreciated. A continued
                                                               decline or a lack of increase in those values may
                                                               result in additional increases in delinquencies and
                                                               losses on residential mortgage loans generally,
                                                               especially with respect to second homes and investor
                                                               properties, and with respect to any residential
                                                               mortgage loans where the aggregate loan amounts
                                                               (including any subordinate loans) are close to or
                                                               greater than the related property values. In
                                                               addition, a number of residential mortgage loan
                                                               originators, particularly those who originate
                                                               subprime loans, have recently experienced serious
                                                               financial difficulties and, in some cases,
                                                               bankruptcy. Those difficulties have resulted in part
                                                               from declining markets for their mortgage loans as
                                                               well as from claims for repurchases of mortgage loans
                                                               previously sold under provisions that require
                                                               repurchase in the event of early payment defaults.
                                                               The inability to repurchase such loans in the event
                                                               of early payment defaults may also affect the
                                                               performance of any securities backed by those loans.

                                                               All of these general market conditions may affect the
                                                               performance of the mortgage loans backing your
                                                               securities and, even if they do not affect
                                                               performance, may adversely affect the market value of
                                                               your securities.

                                                         9

There is a risk that there may be a delay in receipt of        Substantial  delays could be encountered in connection
liquidation proceeds and liquidation proceeds may be           with the  liquidation  of  defaulted  mortgage  loans.
less than the mortgage loan balance.                           Further,  liquidation  expenses  such as  legal  fees,
                                                               real estate  taxes and  maintenance  and  preservation
                                                               expenses  will  reduce  the  portion  of   liquidation
                                                               proceeds   payable  to  you.  In  addition,   in  some
                                                               instances a large  portion of the  mortgage  loans are
                                                               secured  by  second  liens  on the  related  mortgaged
                                                               property.  If a mortgagor  on a mortgage  loan secured
                                                               by a second  lien  defaults,  the  trust's  rights  to
                                                               proceeds on the  liquidation of the related  mortgaged
                                                               property are  subordinate  to the rights of the holder
                                                               of the first lien on the related  mortgaged  property.
                                                               There  may not be  enough  proceeds  to pay  both  the
                                                               first  lien  and  the  second  lien.  If  a  mortgaged
                                                               property  fails to provide  adequate  security for the
                                                               mortgage loan and the available credit  enhancement is
                                                               insufficient  to cover the loss, you will incur a loss
                                                               on your investment.

There are risks relating to alternatives to foreclosure.       Certain  mortgage  loans are or may become  delinquent
                                                               after  the  closing   date.   A  servicer  may  either
                                                               foreclose  on a  delinquent  mortgage  loan or,  under
                                                               certain circumstances,  work out an agreement with the
                                                               related  mortgagor,   which  may  involve  waiving  or
                                                               modifying  any term of the mortgage loan or charge off
                                                               the mortgage  loan. If a servicer  extends the payment
                                                               period or accepts a lesser  amount  than stated in the
                                                               mortgage note in  satisfaction of the mortgage note or
                                                               charges  off the  mortgage  loan,  your  yield  may be
                                                               reduced.

To the extent applicable, losses on the mortgage loans         To the extent applicable, with respect to some series
in one asset group related to a group of subordinate           and any group of subordinate securities, the
securities may reduce the yield on certain senior              applicable coverage for special hazard losses, fraud
securities related to one or more other asset groups           losses and bankruptcy losses covers all of the
related to that group of subordinate securities.               mortgage loans in each asset group related to that
                                                               group of subordinate securities.  Therefore, if
                                                               mortgage loans in any of such asset groups suffer a
                                                               high level of these types of losses, it will reduce
                                                               the available coverage for all of the senior
                                                               securities related to each of such asset groups and
                                                               certain classes of such group of subordinate
                                                               securities.  Investors should be aware that after the
                                                               applicable coverage amounts have been exhausted, if a
                                                               mortgage loan in any of such asset groups suffers
                                                               these types of losses, all of the senior securities
                                                               related to such asset groups will, and certain
                                                               principal only securities related to such asset
                                                               groups may be allocated a portion of that loss.

                                                         10

                                                               Because each group of subordinate securities
                                                               represents interests in the mortgage loans in each
                                                               asset group related to such group of subordinate
                                                               securities, the class principal balances of these
                                                               classes of securities could be reduced to zero as a
                                                               result of realized losses on the mortgage loans in
                                                               any of such asset groups.  Therefore, the allocation
                                                               of realized losses on the mortgage loans in each
                                                               asset group related to such group of subordinate
                                                               securities will reduce the subordination provided by
                                                               those classes of securities to all of the senior
                                                               securities related to such asset groups and certain
                                                               classes of such group of subordinate securities,
                                                               including the senior securities related to the asset
                                                               group that did not suffer any losses.  This will
                                                               increase the likelihood that future realized losses
                                                               may be allocated to senior securities related to the
                                                               asset group that did not suffer those previous losses.

Credit enhancements may be limited or reduced and this         The prospectus supplement related to your securities
may cause your securities to bear more risk of mortgagor       may specify that credit enhancements will provide
defaults.                                                      some protection to cover various losses on the
                                                               underlying mortgage loans. The forms of credit
                                                               enhancement include (but are not limited to) the
                                                               following: subordination of one or more classes of
                                                               securities to other classes of securities in the same
                                                               series evidencing beneficial ownership in the same
                                                               pool of collateral or different pools; having assets
                                                               in the trust with a greater amount of aggregate
                                                               principal balance than the aggregate principal
                                                               balance of the securities in a series; an insurance
                                                               policy on a particular class of securities; a letter
                                                               of credit; a mortgage pool insurance policy; a
                                                               reserve fund; or any combination of the above. See
                                                               "Credit Support" in this prospectus. See also "Credit
                                                               Enhancement" in the prospectus supplement in order to
                                                               see what forms of credit enhancements apply to your
                                                               securities.

                                                               Regardless of the form of credit enhancement, an
                                                               investor should be aware that:

                                                                  •  The amount of coverage is usually limited;

                                                                  •  The amount of coverage will usually be reduced
                                                                     over time according to a schedule or formula;

                                                                  •  The particular forms of credit enhancement may
                                                                     provide coverage only to some types of losses
                                                                     on the mortgage loans, and not to other types
                                                                     of losses;

                                                                  •  The particular forms of credit enhancement may
                                                                     provide coverage only to some certificates or
                                                                     notes and not other securities of the same
                                                                     series; and

                                                                  •  If the applicable rating agencies believe that
                                                                     the rating on the securities will not be
                                                                     adversely affected, some types of credit
                                                                     enhancement may be reduced or terminated.

                                                         11

If you hold auction securities, when those securities          For certain series, certain securities may be
are transferred on the auction distribution date, you          offered, referred to in this prospectus as auction
may not receive par for those securities if the money          securities, which will be transferred to third-party
available under the auction and the swap agreement is          investors on a certain distribution date, referred to
insufficient                                                   in this prospectus as the auction distribution date.
                                                               If you purchase an auction security, your investment
                                                               in that security will end on the related auction
                                                               distribution date.

                                                               If the outstanding principal balance of any class of
                                                               auction securities, after application of principal
                                                               distributions and realized losses on the related
                                                               auction distribution date, is greater than the amount
                                                               received in the auction, a swap counterparty,
                                                               pursuant to a swap agreement, will be obligated to
                                                               pay the amount of that excess to the auction
                                                               administrator for distribution to the holders of the
                                                               auction securities.  If all or a portion of a class
                                                               of auction securities is not sold in the auction, the
                                                               auction price for such unsold securities will be
                                                               deemed to be zero and the swap counterparty will pay
                                                               the auction administrator the entire outstanding
                                                               principal balance of the unsold securities, after
                                                               application of principal distributions and realized
                                                               losses on the related auction distribution date.  If
                                                               the swap counterparty defaults on its obligations
                                                               under the swap agreement, you may receive an amount
                                                               less than the outstanding principal balance of your
                                                               auction security, after application of principal
                                                               distributions and realized losses on the auction
                                                               distribution date.  In addition, if the swap
                                                               counterparty defaults and if not all of a class of
                                                               securities is purchased by third-party investors in
                                                               the auction, then your auction security (or part of
                                                               your auction security) will not be transferred, in
                                                               which case you will not receive any proceeds from the
                                                               auction and you will retain your auction security (or
                                                               part of your auction security).

                                                         12

The ratings of your securities may be lowered or               Any class of securities  offered under this prospectus
withdrawn, and do not take into account risks other than       and the  accompanying  prospectus  supplement  will be
credit risks which you will bear.                              rated in one of the four highest rating  categories of
                                                               at least one nationally  recognized  rating agency.  A
                                                               rating  is based on the  adequacy  of the value of the
                                                               trust  assets  and any  credit  enhancement  for  that
                                                               class, and reflects the rating agency's  assessment of
                                                               how  likely  it  is  that  holders  of  the  class  of
                                                               securities  will  receive  the  payments to which they
                                                               are  entitled.   A  rating  does  not   constitute  an
                                                               assessment   of  how  likely  it  is  that   principal
                                                               prepayments on the underlying  loans will be made, the
                                                               degree to which the rate of  prepayments  might differ
                                                               from that  originally  anticipated,  or the likelihood
                                                               that the securities  will be redeemed  early. A rating
                                                               is not a  recommendation  to purchase,  hold,  or sell
                                                               securities  because  it does not  address  the  market
                                                               price  of the  securities  or the  suitability  of the
                                                               securities  for  any  particular   investor.   If  the
                                                               performance   of  the   related   mortgage   loans  is
                                                               substantially   worse  than   assumed  by  the  rating
                                                               agencies,   the   ratings   of   any   class   of  the
                                                               certificates may be lowered in the future.  This would
                                                               probably  reduce  the  value  of  those  certificates.
                                                               None  of the  depositor,  the  servicers,  the  master
                                                               servicer,   the  special  servicer,  the  seller,  the
                                                               trustee, the trust  administrator,  the underwriter or
                                                               any  other   entity  will  have  any   obligation   to
                                                               supplement  any  credit  enhancement,  or to take  any
                                                               other   action   to   maintain   any   rating  of  the
                                                               certificates.

                                                         13

                                                               A rating may not remain in effect for any given
                                                               period of time and the rating agency could lower or
                                                               withdraw the rating, entirely in the future. For
                                                               example, the rating agency could lower or withdraw
                                                               its rating due to:

                                                                  •  a decrease in the adequacy of the value of the
                                                                     trust assets or any related credit enhancement,
                                                                     an adverse change in the financial or other
                                                                     condition of a credit enhancement provider, or

                                                                  •  a change in the rating of the credit
                                                                     enhancement provider's long-term debt.

                                                               The amount, type, and nature of credit enhancement
                                                               established for a class of securities will be
                                                               determined on the basis of criteria established by
                                                               each rating agency rating classes of the securities.
                                                               These criteria are sometimes based on an actuarial
                                                               analysis of the behavior of similar loans in a larger
                                                               group. That analysis is often the basis on which each
                                                               rating agency determines the amount of credit
                                                               enhancement required for a class. The historical data
                                                               supporting any actuarial analysis may not accurately
                                                               reflect future experience, and the data derived from
                                                               a large pool of similar loans may not accurately
                                                               predict the delinquency, foreclosure, or loss
                                                               experience of any a particular pool of mortgage loans.

Your yield may be reduced due to the optional redemption       The master servicer or another entity specified in
of the securities or the options repurchase of                 the related prospectus supplement may elect to
underlying mortgage loans.                                     repurchase all of the assets of the trust if the
                                                               aggregate outstanding principal balance of those
                                                               assets is less than a percentage of their initial
                                                               outstanding principal amount specified in the
                                                               prospectus supplement. This kind of event will
                                                               subject the trust related to your securities to early
                                                               retirement and would affect the average life and
                                                               yield of each class of securities in those series.
                                                               See "Yield, Prepayment and Maturity Considerations"
                                                               in this prospectus and in the accompanying prospectus
                                                               supplement.

                                                         14

Violation of various federal and state laws may result         Applicable  state  laws  generally  regulate  interest
in losses on the mortgage loans                                rates   and    other    charges,    require    certain
                                                               disclosures,  and require  licensing of mortgage  loan
                                                               originators.  In  addition,  other state laws,  public
                                                               policy and general  principles  of equity  relating to
                                                               the  protection  of  consumers,  unfair and  deceptive
                                                               practices and debt  collection  practices may apply to
                                                               the  origination,  servicing  and  collection  of  the
                                                               mortgage loans.

                                                               The mortgage  loans are also subject to federal  laws,
                                                               including:

                                                                  •  the   Federal    Truth-in-Lending   Act   and
                                                                     Regulation  Z   promulgated   thereunder,   which
                                                                     require  certain  disclosures  to  the  borrowers
                                                                     regarding the terms of the mortgage loans;

                                                                  •  the   Equal   Credit   Opportunity   Act  and
                                                                     Regulation  B   promulgated   thereunder,   which
                                                                     prohibit  discrimination  on the  basis  of  age,
                                                                     race,  color,  sex,  religion,   marital  status,
                                                                     national origin,  receipt of public assistance or
                                                                     the  exercise  of any right  under  the  Consumer
                                                                     Credit   Protection  Act,  in  the  extension  of
                                                                     credit; and

                                                                  •  the  Fair   Credit   Reporting   Act,   which
                                                                     regulates  the use and  reporting of  information
                                                                     related to the borrower's credit experience.

                                                         15

                                                               Violations  of certain  provisions  of these state and
                                                               federal  laws may limit  the  ability  of the  related
                                                               servicer  to collect all or part of the  principal  of
                                                               or  interest  on the  mortgage  loans and in  addition
                                                               could   subject  the  trust  to   damages,   including
                                                               monetary  penalties,  and administrative  enforcement.
                                                               In particular,  an originator's failure to comply with
                                                               certain  requirements of the Federal  Truth-in-Lending
                                                               Act, as  implemented  by  Regulation  Z, could subject
                                                               the related  trust to monetary  penalties,  and result
                                                               in  the  related  obligors'  rescinding  the  mortgage
                                                               loans against that trust.

                                                               The   seller   will   represent   that   any  and  all
                                                               requirements  of any federal and state law  (including
                                                               applicable   predatory   and  abusive   lending  laws)
                                                               applicable  to the  origination  of each mortgage loan
                                                               sold by it have been  complied  with.  In the event of
                                                               a breach of that  representation,  the seller  will be
                                                               obligated  to  cure  such  breach  or   repurchase  or
                                                               replace  the  affected  mortgage  loan  in the  manner
                                                               described in this prospectus.

                                                               Given  that  the   mortgage   lending  and   servicing
                                                               business  involves  compliance  with  numerous  local,
                                                               state  and   federal   lending   laws,   lenders   and
                                                               servicers,   including   the   originators   and   the
                                                               servicers  of  the  mortgage  loans,  are  subject  to
                                                               numerous  claims,   legal  actions   (including  class
                                                               action   lawsuits),   investigations,   subpoenas  and
                                                               inquiries  in the ordinary  course of business.  It is
                                                               impossible  to  determine  the  outcome  of  any  such
                                                               actions,   investigations   or   inquiries   and   the
                                                               resultant  legal and financial  liability with respect
                                                               thereto.  If any  finding  were  to  have  a  material
                                                               adverse  effect on the financial  condition or results
                                                               of an  originator  or on the  validity of the mortgage
                                                               loans, losses on the securities could result.

You may have to hold your offered securities to their          A secondary market for the offered  securities may not
maturity because of difficulty in reselling the offered        develop.  Even if a secondary market does develop,  it
securities.                                                    may not  continue or it may be  illiquid.  Neither the
                                                               underwriter   nor  any  other  person  will  have  any
                                                               obligation   to  make  a  secondary   market  in  your
                                                               securities.  Illiquidity  means an investor may not be
                                                               able to find a buyer to buy its securities  readily or
                                                               at prices that will  enable the  investor to realize a
                                                               desired yield.  Illiquidity  can have a severe adverse
                                                               effect on the market value of the offered  securities.
                                                               Any  class  of  offered   securities   may  experience
                                                               illiquidity,  although  generally  illiquidity is more
                                                               likely for classes  that are  especially  sensitive to
                                                               prepayment,  credit or  interest  rate  risk,  or that
                                                               have   been   structured   to  meet   the   investment
                                                               requirements of limited categories of investors.

                                                         16

The absence of physical securities may cause delays in         The offered securities, other than certain classes of
payments and cause difficulty in pledging or selling the       residual securities, will not be issued in physical
offered securities.                                            form.  Securityholders will be able to transfer
                                                               securities, other than such residual securities, only
                                                               through The Depository Trust Company (referred to in
                                                               this prospectus as DTC), participating organizations,
                                                               indirect participants and certain banks. The ability
                                                               to pledge a security to a person that does not
                                                               participate in DTC may be limited because of the
                                                               absence of a physical security. In addition,
                                                               securityholders may experience some delay in
                                                               receiving distributions on these securities because
                                                               the trustee or trust administrator, as applicable,
                                                               will not send distributions directly to them.
                                                               Instead, the trustee or trust administrator, as
                                                               applicable, will send all distributions to DTC, which
                                                               will then credit those distributions to the
                                                               participating organizations.  Those organizations
                                                               will in turn credit accounts securityholders have
                                                               either directly or indirectly through indirect
                                                               participants.

The yield to maturity on your securities will depend on        The  yield  to  maturity  on  each  class  of  offered
various factors, including the rate of prepayments.            securities  will  depend  on  a  variety  of  factors,
                                                               including:

                                                               •  the rate and timing of principal  payments on
                                                                  the    related     mortgage    loans    (including
                                                                  prepayments,   defaults  and   liquidations,   and
                                                                  repurchases due to breaches of  representations or
                                                                  warranties);

                                                               •  the pass-through rate for that class;

                                                               •  with respect to any class of securities  that
                                                                  receives   payments  under  a  yield   maintenance
                                                                  agreement,  whether the required payments are made
                                                                  under  the  yield  maintenance  agreement  and are
                                                                  sufficient;

                                                               •  interest    shortfalls   due   to   mortgagor
                                                                  prepayments on the related mortgage loans;

                                                               •  whether  losses  on the  mortgage  loans  are
                                                                  covered by credit enhancements;

                                                               •  rapid  prepayment  of the mortgage  loans may
                                                                  result in a reduction of excess  spread which will
                                                                  make  it   difficult   to   create   or   maintain
                                                                  overcollateralization, if applicable;

                                                               •  if  applicable,  whether  draws on the HELOCs
                                                                  exceed  principal   collections  on  the  mortgage
                                                                  loans;

                                                               •  repurchases  of mortgage loans as a result of
                                                                  defective    documentation    and    breaches   of
                                                                  representations and warranties

                                                               •  whether  an   optional   termination   or  an
                                                                  auction  sale of the  related  loan  group or loan
                                                                  groups occurs; and

                                                               •  the purchase price of that class.

                                                               The rate of  prepayments  is one of the most important
                                                               and least predictable of these factors.

                                                         17

                                                               In general,  if a class of  securities is purchased at
                                                               a price higher than its outstanding  principal balance
                                                               and  principal   distributions  on  that  class  occur
                                                               faster  than  assumed  at the  time of  purchase,  the
                                                               yield will be lower than anticipated.  Conversely,  if
                                                               a class of  securities  is  purchased at a price lower
                                                               than its outstanding  principal  balance and principal
                                                               distributions  on that class  occur more  slowly  than
                                                               assumed  at the time of  purchase,  the yield  will be
                                                               lower than anticipated.

The rate of prepayments on the mortgage loans will be          Since  mortgagors can generally  prepay their mortgage
affected by various factors.                                   loans at any time,  the rate and  timing of  principal
                                                               distributions  on the  offered  securities  are highly
                                                               uncertain.   Generally,  when  market  interest  rates
                                                               increase,  borrowers  are less likely to prepay  their
                                                               mortgage  loans.   Such  reduced   prepayments   could
                                                               result in a slower  return of  principal to holders of
                                                               the  offered  securities  at a time  when  they may be
                                                               able  to  reinvest  such  funds  at a  higher  rate of
                                                               interest than the pass-through  rate on their class of
                                                               securities.  Conversely,  when market  interest  rates
                                                               decrease,  borrowers  are  generally  more  likely  to
                                                               prepay   their   mortgage   loans.    Such   increased
                                                               prepayments   could  result  in  a  faster  return  of
                                                               principal  to holders of the offered  securities  at a
                                                               time when they may not be able to reinvest  such funds
                                                               at an interest rate as high as the  pass-through  rate
                                                               on their class of securities.

                                                         18

                                                               Some  of  the   mortgage   loan  in  a  trust  may  be
                                                               adjustable  rate mortgage  loans,  in which case,  the
                                                               mortgage loans generally  adjust after a one year, two
                                                               year,  three  year,  five year or seven  year  initial
                                                               fixed rate  period.  We are not aware of any  publicly
                                                               available   statistics   that  set   forth   principal
                                                               prepayment   experience  or  prepayment  forecasts  of
                                                               mortgage  loans of the type included in the trust over
                                                               an extended  period of time, and the  experience  with
                                                               respect to the  mortgage  loans  included in the trust
                                                               is insufficient  to draw any conclusions  with respect
                                                               to the  expected  prepayment  rates  on such  mortgage
                                                               loans.  As is the case with  conventional  fixed  rate
                                                               mortgage loans,  adjustable rate mortgage loans may be
                                                               subject to a greater rate of principal  prepayments in
                                                               a declining  interest rate  environment.  For example,
                                                               if   prevailing    mortgage    interest   rates   fall
                                                               significantly,  adjustable rate mortgage loans with an
                                                               initial  fixed rate period  could be subject to higher
                                                               prepayment  rates either  before or after the interest
                                                               rate on the  mortgage  loan  begins to adjust  than if
                                                               prevailing  mortgage  interest  rates remain  constant
                                                               because the  availability of fixed rate mortgage loans
                                                               at   competitive    interest   rates   may   encourage
                                                               mortgagors to refinance  their mortgage loans to "lock
                                                               in"  lower  fixed  interest  rates.  The  features  of
                                                               adjustable  rate  mortgage  loan  programs  during the
                                                               past years have  varied  significantly  in response to
                                                               market   conditions   including   the  interest   rate
                                                               environment,  consumer demand, regulatory restrictions
                                                               and  other  factors.  The  lack of  uniformity  of the
                                                               terms and provisions of such  adjustable rate mortgage
                                                               loan  programs have made it  impracticable  to compile
                                                               meaningful  comparative  data on prepayment rates and,
                                                               accordingly,  we cannot  assure  you as to the rate of
                                                               prepayments   on  the  mortgage  loans  in  stable  or
                                                               changing interest rate environments.

                                                               Refinancing  programs,  which may  involve  soliciting
                                                               all or  some  of the  mortgagors  to  refinance  their
                                                               mortgage  loans,  may increase the rate of prepayments
                                                               on the mortgage loans. These refinancing  programs may
                                                               be  offered  by  an  originator,  the  servicers,  the
                                                               master servicer,  any sub-servicer or their affiliates
                                                               and may include streamlined documentation programs.

                                                         19

                                                               Certain   mortgage  loans  in  each  asset  group  may
                                                               provide for payment by the  mortgagor  of a prepayment
                                                               premium in  connection  with  certain  full or partial
                                                               prepayments   of  principal.   Generally,   each  such
                                                               mortgage  loan  provides  for payment of a  prepayment
                                                               premium in connection with certain voluntary,  full or
                                                               partial  prepayments  made  within  the period of time
                                                               specified  in the  related  mortgage  note,  generally
                                                               ranging  from six  months to five  years from the date
                                                               of  origination  of such mortgage  loan. The amount of
                                                               the  applicable  prepayment  premium,  to  the  extent
                                                               permitted under  applicable law, is as provided in the
                                                               related  mortgage  note;  generally,  such  amount  is
                                                               equal to six months'  interest on any amounts  prepaid
                                                               during  any  12-month  period  in excess of 20% of the
                                                               original  principal  balance of the  related  mortgage
                                                               loan  or  a  specified   percentage   of  the  amounts
                                                               prepaid.   Such  prepayment  premiums  may  discourage
                                                               mortgagors  from prepaying their mortgage loans during
                                                               the penalty period and,  accordingly,  affect the rate
                                                               of  prepayment  of  such  mortgage  loans  even  in  a
                                                               declining  interest rate  environment.  All prepayment
                                                               premiums  will  either  be  retained  by  the  related
                                                               servicer, or in some instances,  be paid to the holder
                                                               of a class of non-offered  securities,  if applicable,
                                                               and  in  either  case,   will  not  be  available  for
                                                               distribution to the offered securities.

                                                               The seller may be required to purchase  mortgage loans
                                                               from  the  trust  in the  event  certain  breaches  of
                                                               representations  and  warranties  made by it have  not
                                                               been cured. In addition,  a special  servicer may have
                                                               the option to  purchase  certain  mortgage  loans from
                                                               the   trust   that   become   ninety   days   or  more
                                                               delinquent.   These   purchases  will  have  the  same
                                                               effect on the holders of the offered  securities  as a
                                                               prepayment of the mortgage loans.

                                                         20

The yield on your securities may also be affected by           With  respect  to  certain  adjustable-rate   mortgage
changes in the mortgage interest rate, if applicable.          loans,  after  an  initial  fixed-rate  period,   each
                                                               mortgage   loan  provides  for   adjustments   to  the
                                                               interest  rate  generally  every six  months or twelve
                                                               months.  The interest  rate on each mortgage loan will
                                                               adjust  to  equal  the sum of an index  and a  margin.
                                                               Interest   rate   adjustments   may  be   subject   to
                                                               limitations  stated in the mortgage  note with respect
                                                               to increases and decreases for any  adjustment  (i.e.,
                                                               a "periodic  cap").  In addition,  the  interest  rate
                                                               may be  subject  to an  overall  maximum  and  minimum
                                                               interest rate.

                                                               With respect to certain of the  variable  rate offered
                                                               securities, if applicable,  the pass-through rates may
                                                               decrease,  and may decrease  significantly,  after the
                                                               mortgage  interest  rates on the mortgage  loans begin
                                                               to adjust as a result of,  among  other  factors,  the
                                                               dates  of  adjustment,  the  margins,  changes  in the
                                                               indices and any  applicable  periodic  cap or lifetime
                                                               rate   change   limitations.    Each   adjustable-rate
                                                               mortgage  loan has a maximum  mortgage  interest  rate
                                                               and substantially all of the adjustable-rate  mortgage
                                                               loans   have  a  minimum   mortgage   interest   rate.
                                                               Generally,  the minimum mortgage  interest rate is the
                                                               applicable   margin.   In  the  event  that,   despite
                                                               prevailing   market  interest   rates,   the  mortgage
                                                               interest  rate on any  mortgage  loan cannot  increase
                                                               due to a maximum mortgage  interest rate limitation or
                                                               a periodic cap, the yield on the  securities  could be
                                                               adversely affected.

                                                               Further,  investment  in  the  variable  rate  offered
                                                               securities, if applicable,  involves the risk that the
                                                               level of one-month  LIBOR may change in a direction or
                                                               at a rate  that is  different  from  the  level of the
                                                               index  used to  determine  the  interest  rates on the
                                                               related  adjustable-rate  mortgage loans. In addition,
                                                               because  the  mortgage  rates  on the  adjustable-rate
                                                               mortgage  loans  adjust  at  different  times  and  in
                                                               different  amounts,  there may be times when one-month
                                                               LIBOR  plus the  applicable  margin  could  exceed the
                                                               applicable  rate cap.  This  will  have the  effect of
                                                               reducing  the   pass-through   rates  on  the  related
                                                               securities,  at least temporarily.  This difference up
                                                               to certain  limits  described  herein  will be paid to
                                                               you on future  distribution  dates  only to the extent
                                                               that there is sufficient  cashflow as described in the
                                                               prospectus  supplement.  No  assurances  can be  given
                                                               that such additional funds will be available.

Interest only mortgage loans have a greater degree of          Certain of the mortgage  loans may not provide for any
risk of default.                                               payments  of  principal  (i)  for a  period  generally
                                                               ranging from five to fifteen years  following the date
                                                               of   origination   or  (ii)   prior  to  their   first
                                                               adjustment  date.  These  mortgage loans may involve a
                                                               greater  degree  of  risk  because,   if  the  related
                                                               mortgagor defaults,  the outstanding principal balance
                                                               of that  mortgage  loan  will be  higher  than  for an
                                                               amortizing mortgage loan.

                                                         21

Additional risk is associated with mezzanine securities.       Investors in certain  classes of securities,  referred
                                                               to in this prospectus as mezzanine securities,  should
                                                               be  aware  that,  on any  distribution  date,  certain
                                                               losses  which would  otherwise be allocated to one ore
                                                               more other  classes of  securities,  will be allocated
                                                               to the related  class of mezzanine  securities,  until
                                                               its class principal balance is reduced to zero.

An optional termination or, in some instances, an              With respect to each group of subordinate securities
auction sale of the trust may adversely affect the             and any series, when the aggregate outstanding
securities.                                                    principal balance of the mortgage loans in the asset
                                                               groups related to such group of subordinate
                                                               securities is less than 10% of the aggregate
                                                               principal balance of those mortgage loans as of the
                                                               cut-off date for that series, the terminating entity,
                                                               as provided in the related pooling and servicing
                                                               agreement or servicing agreement, may purchase from
                                                               the trust all of the remaining mortgage loans in
                                                               those asset groups.

                                                               If so specified in the related prospectus supplement,
                                                               if the option to purchase the mortgage loans in each
                                                               asset group related to a group of subordinate
                                                               securities as described above is not exercised and
                                                               the aggregate outstanding principal balance of those
                                                               mortgage loans declines below 5% of the aggregate
                                                               principal balance of those mortgage loans as of the
                                                               cut-off date for that series, the related trustee or
                                                               trust administrator, as applicable, will conduct an
                                                               auction to sell those mortgage loans and the other
                                                               assets in the trust related to each asset group
                                                               related to such group of subordinate securities.

                                                               If the purchase option is exercised or a successful
                                                               auction occurs with respect to the remaining mortgage
                                                               loans in the asset groups related to a group of
                                                               subordinate securities as described above, such
                                                               purchase of mortgage loans would cause an early
                                                               retirement or partial prepayment of the senior
                                                               securities and subordinate securities related to
                                                               those asset groups.  If this happens, the purchase
                                                               price paid by the terminating entity or the auction
                                                               purchaser will be passed through to the related
                                                               securityholders.  This would have the same effect as
                                                               if all of such remaining mortgagors made prepayments
                                                               in full.  No assurance can be given that the purchase
                                                               price will be sufficient to pay your security in
                                                               full.  Any class of securities purchased at a premium
                                                               could be adversely affected by an optional purchase
                                                               or auction sale of the related mortgage loans.  See
                                                               "Maturity and Prepayment Considerations" in this
                                                               prospectus.

                                                         22

If you own a special retail security, you may not              Certain  classes  of  securities  that may be  offered
receive a principal distribution on any particular date        with  respect  to  any  series,  referred  to in  this
principal distributions are made on that class.                prospectus as special retail  securities,  are subject
                                                               to special rules regarding the  procedures,  practices
                                                               and  limitations  applicable  to the  distribution  of
                                                               principal   to  the   holders  of  these   securities.
                                                               Special  retail  securities  may not be an appropriate
                                                               investment for you if you require a distribution  of a
                                                               particular  amount  of  principal  on a  predetermined
                                                               date or an otherwise  predictable  stream of principal
                                                               distributions.   If  you   purchase   special   retail
                                                               securities,  we cannot give you any assurance that you
                                                               will receive a distribution  in reduction of principal
                                                               on any particular distribution date.

Rapid prepayments on the mortgage loans in a loan group        Payments  to  the   holders  of  certain   classes  of
will reduce the yield on any related classes of                interest  only  securities  that may be  offered  with
interest-only securities.                                      respect to any series,  referred to in this prospectus
                                                               as ratio-stripped interest only securities,  come only
                                                               from  interest  payments  on certain  of the  mortgage
                                                               loans in the  related  asset  groups.  These  mortgage
                                                               loans are called  premium rate mortgage  loans because
                                                               in general  they have the  highest  mortgage  interest
                                                               rates in the loan group.  In  general,  the higher the
                                                               mortgage  interest  rate  is on a  mortgage  loan in a
                                                               loan group,  the more  interest  the related  class of
                                                               ratio-stripped  interest  only  securities,   if  any,
                                                               receives   from  that   mortgage   loan.  If  mortgage
                                                               interest  rates  decline,  these premium rate mortgage
                                                               loans  are  more   likely  to  be   refinanced,   and,
                                                               therefore,  prepayments  in  full  on  these  mortgage
                                                               loans  are  more  likely  to  occur.  If  the  related
                                                               mortgage  loans prepay  faster than expected or if the
                                                               related  asset  group or asset  groups are  terminated
                                                               earlier than expected,  you may not fully recover your
                                                               initial investment.

                                                               Certain  classes  of  securities  that may be  offered
                                                               with  respect  to  any  series,  referred  to in  this
                                                               prospectus as interest only  securities,  receive only
                                                               distributions   of  interest.   Distributions  to  the
                                                               holders of any class of interest only  securities  are
                                                               based on its related  notional  amount,  calculated as
                                                               described in the related  prospectus  supplement.  You
                                                               should  fully  consider the risks  associated  with an
                                                               investment in any class of  interest-only  securities.
                                                               If the  mortgage  loans  in the  related  asset  group
                                                               prepay  faster than  expected or if the related  asset
                                                               group is  terminated  earlier than  expected,  you may
                                                               not fully recover your initial investment.

                                                         23

Slower prepayments on the mortgage loans will reduce the       Payments  to the  holders  of certain  principal  only
yield on any related class of principal-only securities.       securities  that may be  offered  with  respect to any
                                                               series,    referred   to   in   this   prospectus   as
                                                               ratio-stripped  principal only  securities,  come only
                                                               from  principal  payments  on  the  discount  mortgage
                                                               loans in the  related  asset  group  or asset  groups.
                                                               These  discount  mortgage loans are the mortgage loans
                                                               in each of such asset groups with net  mortgage  rates
                                                               less than a certain  percentage  for each asset group,
                                                               referred  to  in  this   prospectus  and  the  related
                                                               prospectus  supplement  as  the  required  coupon.  In
                                                               general,  the  lower  the  net  mortgage  rate is on a
                                                               mortgage  loan,  the more  principal the related class
                                                               of  ratio-stripped  principal only securities  receive
                                                               from  that  mortgage  loan.  Because  holders  of  the
                                                               ratio-stripped  principal only securities receive only
                                                               distributions  of  principal,  they will be  adversely
                                                               affected by slower than  expected  prepayments  on the
                                                               related  mortgage  loans.  If you are  investing  in a
                                                               class of  ratio-stripped  principal  only  securities,
                                                               you should  consider that since the discount  mortgage
                                                               loans have lower net mortgage  rates,  they are likely
                                                               to have a slower  prepayment  rate than other mortgage
                                                               loans.

                                                               Certain  classes  of  securities  that may be  offered
                                                               with respect to any series of securities,  referred to
                                                               in  this  prospectus  as  principal  only  securities,
                                                               receive only  distributions  of principal.  You should
                                                               fully   consider   the   risks   associated   with  an
                                                               investment   in   any   class   of   principal    only
                                                               securities.  If the  mortgage  loans  in  the  related
                                                               asset group prepay  slower than  expected,  your yield
                                                               will be adversely affected.

                                                         24

Any yield maintained securities may not receive amounts        The mortgage  loans in the asset group  related to any
expected from the related yield maintenance agreement.         class of yield maintained  securities may not generate
                                                               enough interest to pay the full  pass-through  rate on
                                                               that class on certain  distribution dates and interest
                                                               distributions  on  those  distribution  dates  will be
                                                               made in part from  payments  under the  related  yield
                                                               maintenance  agreement.  Payments  under  the  related
                                                               yield maintenance  agreement for any distribution date
                                                               will be based on a  notional  amount  (as set forth in
                                                               an annex to the related prospectus supplement),  which
                                                               will   decrease   during   the  life  of  that   yield
                                                               maintenance    agreement.    The   notional    amounts
                                                               specified  in the annex  were  derived  by  assuming a
                                                               certain rate of payment on the  mortgage  loans in the
                                                               related  asset group  (which will be  described in the
                                                               related  prospectus  supplement).  The actual  rate of
                                                               payment  on those  mortgage  loans is likely to differ
                                                               from  the  rate  assumed.   If  prepayments  on  those
                                                               mortgage  loans  occur at a rate  slower than the rate
                                                               used in determining the notional amounts  specified in
                                                               the related annex, the class principal  balance of the
                                                               class of yield  maintained  securities  may be greater
                                                               than such  notional  amount for a  distribution  date.
                                                               For any class of yield  maintained  securities and any
                                                               distribution  date on which  the  notional  amount  is
                                                               lower than the actual class principal  balance of that
                                                               class of  securities,  the amount  paid by the related
                                                               cap counterparty  under the related yield  maintenance
                                                               agreement  will not be enough  to pay the full  amount
                                                               of interest due for such distribution date,  adversely
                                                               affecting the yield on those securities.

Certain classes of securities that may be offered with         Certain  classes  of  securities  that may be  offered
respect to any series will be sensitive to changes in          with  respect  to  any  series,  referred  to in  this
LIBOR.                                                         prospectus as floating rate  securities,  will receive
                                                               interest  at a rate  which  varies  directly  with the
                                                               rate of LIBOR  subject,  in each  case,  to a  certain
                                                               minimum   pass-through  rate  and  a  certain  maximum
                                                               pass-through  rate.   Accordingly,   these  securities
                                                               will be sensitive to changes in the rate of LIBOR.

Certain classes of certificates that may be offered with       Certain  classes  of  securities  that may be  offered
respect to any series will be very sensitive to                with  respect  to  any  series,  referred  to in  this
increases in the level of LIBOR.                               prospectus as inverse floating rate  securities,  will
                                                               receive  interest  at a rate  which  varies  inversely
                                                               with  the  rate  of   LIBOR  to  a   certain   minimum
                                                               pass-though  rate and a certain  maximum  pass-through
                                                               rate.  Accordingly,  the  yield to  maturity  on these
                                                               securities  will be extremely  sensitive to changes in
                                                               the rate of  LIBOR.

                                                         25

With respect to certain classes of securities that may         Certain  classes  of  securities  that may be  offered
be offered with respect to any series, referred to in          with  respect  to  any  series,  referred  to in  this
this prospectus as PAC securities, although principal          prospectus  as  planned  amortization  classes  or PAC
payments to the PAC securities generally follow a              securities,  will  generally  be less  affected by the
schedule, the rate of prepayments on the related               rate  of  principal  prepayments  than  other  related
mortgage loans may still affect distributions to these         classes  of  senior  securities.  This is  because  on
securities.                                                    each  distribution  date, each class of PAC securities
                                                               will receive  principal  distributions  according to a
                                                               schedule   set  forth  in  an  annex  to  the  related
                                                               prospectus  supplement.  The  schedule  for each class
                                                               of  PAC   securities   assumes   that   the   rate  of
                                                               prepayments  on the  mortgage  loans  in  the  related
                                                               asset  group  remains  at a  constant  rate  between a
                                                               range   set   forth   in   the   related    prospectus
                                                               supplement.  However,  there is no guarantee  that the
                                                               rate  of  prepayments  on the  mortgage  loans  in the
                                                               related  asset  group will  remain at a constant  rate
                                                               between  those  levels.  If the mortgage  loans in the
                                                               related  asset group prepay at a rate faster or slower
                                                               than  the  related  schedule  allows  for,  or do  not
                                                               prepay  at  a  constant  rate  between  these  levels,
                                                               distributions  of  principal  may no  longer  be  made
                                                               according  to such  schedule.  Moreover,  once certain
                                                               classes  of  securities   set  forth  in  the  related
                                                               prospectus  supplement have been paid in full, the PAC
                                                               securities  will become very  sensitive to the rate of
                                                               prepayments  and may no  longer be paid  according  to
                                                               their schedule.

With respect to certain classes of securities that may         Certain  classes  of  securities  that may be  offered
be offered with respect to any series, referred to in          with  respect  to  any  series,  referred  to in  this
this prospectus as TAC securities, although principal          prospectus  as  targeted  amortization  classes or TAC
payments to the TAC securities generally follow a              securities,  will  generally  be less  affected by the
schedule, the rate of prepayments on the related               rate  of  principal  prepayments  than  other  related
mortgage loans may still affect distributions to these         classes  of  senior  securities.  This is  because  on
securities.                                                    each  distribution  date, each class of TAC securities
                                                               will receive  principal  distributions  according to a
                                                               schedule   set  forth  in  an  annex  to  the  related
                                                               prospectus  supplement.  The  schedule  for each class
                                                               of  TAC   securities   assumes   that   the   rate  of
                                                               prepayments  on the  mortgage  loans  in  the  related
                                                               asset  group  remains at a constant  rate set forth in
                                                               the  related  prospectus  supplement.  However,  it is
                                                               very  unlikely  that  the rate of  prepayments  on the
                                                               mortgage  loans in the related asset group will remain
                                                               constant at that level.  If the mortgage  loans in the
                                                               related  asset group prepay at a rate faster or slower
                                                               than  the  related  schedule  allows  for,  or do  not
                                                               prepay  at  a  constant  rate  between  these  levels,
                                                               distributions  of  principal  may no  longer  be  made
                                                               according  to such  schedule.  Moreover,  once certain
                                                               classes  of  securities   set  forth  in  the  related
                                                               prospectus  supplement have been paid in full, the TAC
                                                               securities  will become very  sensitive to the rate of
                                                               prepayments  and may no  longer be paid  according  to
                                                               their schedule.

                                                         26

Certain classes of securities that may be offered with         Certain  classes  of  securities  that may be  offered
respect to any series, referred to in this prospectus as       with  respect  to  any  series,  referred  to in  this
support securities, will be very sensitive to the rate         prospectus as support  securities,  will be especially
of prepayments on the related mortgage loans and may not       sensitive to the rate of  prepayments  on the mortgage
receive distributions of principal for a long time.            loans  in  the  related   asset  group.   The  support
                                                               securities  will  act  as  a  prepayment  cushion  for
                                                               certain   classes  of  PAC   and/or  TAC   securities,
                                                               absorbing  excess  principal   prepayments.   On  each
                                                               distribution  date,  each class of support  securities
                                                               receive  principal  only if the related PAC and/or TAC
                                                               securities  have been paid  according to schedule.  If
                                                               the rate of  prepayments  on the mortgage loans in the
                                                               related  asset  group is slow  enough  so that the TAC
                                                               and/or PAC  securities are not paid according to their
                                                               aggregate  schedule,  then the support securities will
                                                               not  receive any  distribution  of  principal  on that
                                                               distribution   date.   However,   if   the   rate   of
                                                               prepayments  is high  enough  so that  the TAC and PAC
                                                               securities   have   been  paid   according   to  their
                                                               schedule,  then  all  or  certain  of the  classes  of
                                                               support  securities  will receive all of the remaining
                                                               principal  otherwise available for distribution to the
                                                               TAC  and  PAC   securities  in  accordance   with  the
                                                               priority  of  payment  rules set forth in the  related
                                                               prospectus    supplement.    This   may   cause   wide
                                                               variations  in the  amount of  principal  the  support
                                                               securities  will  receive on each  distribution  date.
                                                               Certain  classes  of  support  securities  may be more
                                                               stable  than other  classes of support  securities  if
                                                               they are also TAC or PAC securities.

Potential inadequacy of credit enhancement.                    The   subordination   and  other  credit   enhancement
                                                               features  described in this prospectus are intended to
                                                               enhance the likelihood  that the classes of securities
                                                               will   receive   regular   payments  of  interest  and
                                                               principal,  but such credit  enhancements  are limited
                                                               in nature and may be  insufficient to cover all losses
                                                               on the mortgage loans.

                                                               None  of  the  depositor,  the  master  servicer,  the
                                                               servicers,  the  special  servicer,  the  seller,  the
                                                               trustee, the trust  administrator,  the underwriter or
                                                               any  other   entity  will  have  any   obligation   to
                                                               supplement any credit enhancement.

                                                         27

To the extent applicable, certain factors may limit the        In   some    instances,    in    order    to    create
amount of excess interest on the mortgage loans reducing       overcollateralization,   it  will  be  necessary  that
overcollateralization.                                         certain of the mortgage  loans  generate more interest
                                                               than  is  needed  to  pay   interest  on  the  related
                                                               securities  and the related  fees and  expenses of the
                                                               trust.   In  such   scenario,   we  expect  that  such
                                                               mortgage  loans will  generate  more  interest than is
                                                               needed to pay those  amounts,  at least during certain
                                                               periods,  because the weighted  average  mortgage rate
                                                               on the those  mortgage  loans is  higher  than the net
                                                               WAC rate on the related  securities.  We cannot assure
                                                               you,  however,  that enough  excess  interest  will be
                                                               generated  to  reach  the  rating  agencies'  targeted
                                                               overcollateralization  level.  The  following  factors
                                                               will  affect the amount of excess  interest  that such
                                                               mortgage loans will generate:

                                                               Prepayments.  Each time one of such  mortgage  loan is
                                                               prepaid,  total  excess  interest  after  the  date of
                                                               prepayment  will be reduced because that mortgage loan
                                                               will  no  longer   be   outstanding   and   generating
                                                               interest.  Prepayment  of  a  disproportionately  high
                                                               number  of such  mortgage  loans  with  high  mortgage
                                                               rates  would have a greater  adverse  effect on future
                                                               excess interest.

                                                               Defaults.   The  actual   rate  of  defaults  on  such
                                                               mortgage   loans   may  be   higher   than   expected.
                                                               Defaulted  mortgage  loans  may  be  liquidated,   and
                                                               liquidated   mortgage   loans   will  no   longer   be
                                                               outstanding and generating interest.

                                                               Level  of  One-Month   LIBOR.   If   one-month   LIBOR
                                                               increases,  more  money  will be needed to  distribute
                                                               interest to the holders of the related securities,  so
                                                               less money will be available as excess interest.

Holding subordinate securities creates additional risks.       In  some  instances,   the  protections  afforded  the
                                                               senior securities in any transaction  create risks for
                                                               the  related  subordinate  securities.  Prior  to  any
                                                               purchase  of these  types of  subordinate  securities,
                                                               consider  the  following  factors  that may  adversely
                                                               impact your yield:

                                                               •   Because the  subordinate  securities  receive
                                                                    interest and  principal  distributions  after the
                                                                    related    senior    securities    receive   such
                                                                    distributions,  there  is  a  greater  likelihood
                                                                    that the subordinate  securities will not receive
                                                                    the  distributions  to which they are entitled on
                                                                    any distribution date.

                                                         28

                                                               •    With   respect   to   certain   series,   the
                                                                    subordinate  securities will not be entitled to a
                                                                    proportionate  share of principal  prepayments on
                                                                    the related  mortgage  loans until the  beginning
                                                                    of the tenth  and in some  cases,  twelfth,  year
                                                                    after the closing date.

                                                               •    If  certain  losses on the  related  mortgage
                                                                    loans  exceed  stated  levels,  a portion  of the
                                                                    principal  distribution  payable  to  classes  of
                                                                    subordinate      securities      with      higher
                                                                    alphanumerical  class  designations  will be paid
                                                                    to the related classes of subordinate  securities
                                                                    with lower alphanumerical class designations.

                                                               •    If a related  servicer or the master servicer
                                                                    determines  not to advance a  delinquent  payment
                                                                    on a mortgage  loan  because  such  amount is not
                                                                    recoverable  from  a  mortgagor,  there  may be a
                                                                    shortfall  in  distributions  on  the  securities
                                                                    which  will   impact  the   related   subordinate
                                                                    securities.

                                                               •    Losses on the mortgage  loans will  generally
                                                                    be   allocated   to   the   related   subordinate
                                                                    securities in reverse order of their  priority of
                                                                    payment.   A  loss   allocation   results   in  a
                                                                    reduction  of  a  security   balance   without  a
                                                                    corresponding   distribution   of   cash  to  the
                                                                    holder.  A lower security  balance will result in
                                                                    less interest accruing on the security.

                                                               •    Certain  of the  subordinate  securities  may
                                                                    not   be    expected    to   receive    principal
                                                                    distributions   until,   at  the  earliest,   the
                                                                    distribution  date  occurring  in the  thirty-six
                                                                    month after the related closing date,  unless the
                                                                    class   principal   balances  of  certain  senior
                                                                    securities  have been  reduced  to zero  prior to
                                                                    such date.

                                                               •    In some instances,  after  extinguishing  all
                                                                    other  credit  enhancement  available to a group,
                                                                    losses on the  mortgage  loans will be  allocated
                                                                    to the related subordinate  securities in reverse
                                                                    order  of  their  priority  of  payment.  A  loss
                                                                    allocation  results  in a  reduction  of a  class
                                                                    principal   balance   without   a   corresponding
                                                                    distribution  of  cash  to the  holder.  A  lower
                                                                    class  principal  balance  will  result  in  less
                                                                    interest accruing on the security.

                                                               •    The  earlier in the  transaction  that a loss
                                                                    on  a  mortgage  loan  occurs,  the  greater  the
                                                                    impact on the yield.

                                                         29

If servicing is transferred, delinquencies may increase.       In certain circumstances,  the entity specified in the
                                                               pooling   and   servicing   agreement   or   servicing
                                                               agreement  and its  transferee  or assigns may request
                                                               that that certain  servicers  or the master  servicer,
                                                               subject  to  certain   conditions   specified  in  the
                                                               related  pooling and servicing  agreement or servicing
                                                               agreement,  resign and appoint a successor servicer or
                                                               master  servicer,  as applicable.  If this happens,  a
                                                               transfer of servicing  will occur that may result in a
                                                               temporary   increase  in  the   delinquencies  on  the
                                                               transferred  mortgage loans,  which in turn may result
                                                               in delays in distributions  on the offered  securities
                                                               and/or losses on the offered securities.

                                                               Any   servicing   transfer   will  involve   notifying
                                                               mortgagors  to  remit  payments  to the new  servicer,
                                                               transferring  physical  possession  of the loan  files
                                                               and records to the new servicer and entering  loan and
                                                               mortgagor data on the management  information  systems
                                                               of the new servicer,  and such transfers  could result
                                                               in  misdirected  notices,  misapplied  payments,  data
                                                               input errors and other problems.  Servicing  transfers
                                                               may result in a temporary  increase in  delinquencies,
                                                               defaults and losses on the mortgage  loans.  There can
                                                               be no  assurance as to the severity or duration of any
                                                               increase  in the rate of  delinquencies,  defaults  or
                                                               losses due to transfers of servicing.

The yield,  market  price,  rating and  liquidity of your      A trust may include one or more financial  instruments
securities   may  be  reduced  if  the  provider  of  any      including  interest rate or other swap  agreements and
financial instrument defaults or is downgraded.                interest   rate   cap  or  floor   agreements.   These
                                                               financial  instruments provide protection against some
                                                               types   of   risks  or   provide   specific   cashflow
                                                               characteristics  for one or more  classes of a series.
                                                               The  protection  or  benefit  to be  provided  by  any
                                                               specific  financial  instrument  will be dependent on,
                                                               among  other  things,   the  credit  strength  of  the
                                                               provider  of  that  financial   instrument.   If  that
                                                               provider  were to be unable or  unwilling  to  perform
                                                               its obligations  under the financial  instrument,  the
                                                               securityholders  of the  applicable  class or  classes
                                                               would  bear  that  credit  risk.  This  could  cause a
                                                               material adverse effect on the yield to maturity,  the
                                                               rating  or the  market  price and  liquidity  for that
                                                               class. For example,  suppose a financial instrument is
                                                               designed to cover the risk that the interest  rates on
                                                               the  mortgage  assets that  adjust  based on one index
                                                               will be less than the  interest  rate  payable  on the
                                                               securities  based on another index.  If that financial
                                                               instrument  does not perform,  then the investors will
                                                               bear basis risk,  or the risk that their yield will be
                                                               reduced if the first  index  declines  relative to the
                                                               second.   Even  if  the   provider   of  a   financial
                                                               instrument   performs  its   obligations   under  that
                                                               financial  instrument,  a withdrawal or reduction in a
                                                               credit rating  assigned to that provider may adversely
                                                               affect the rating or the  market  price and  liquidity
                                                               of the applicable class or classes of securities.

                                                         30

                                           DESCRIPTION OF THE SECURITIES

General

       The securities will be issued in one or more series. Each series of certificates will be issued under separate pooling and servicing agreements among the depositor, the master servicer and the trustee for the related series identified in the related prospectus supplement. Each series of notes will be issued under separate indentures between the related issuing entity and the trustee for the related series identified in the related prospectus supplement. The trust for each series of notes will be created under an owner trust agreement between the depositor and the owner trustee. The following summaries describe provisions common to each series.
The summaries do not purport to be complete, but together with the related prospectus supplement they describe the material provisions of the agreements relating to each series.  As to each series of securities, the related agreements will be filed with the Securities and Exchange Commission in a current report on Form 8-K following the issuance of the securities.

       Each series will consist of one or more classes of securities, one or more of which may consist of accrual securities, floating rate securities, interest only securities or principal only securities. A series may also include one or more classes of subordinate securities. A class of subordinate securities will be offered by this prospectus and by the related prospectus supplement, as specified, only if rated by a rating agency in at least its fourth highest applicable rating category. If stated in the related prospectus supplement, the mortgage assets in a trust may be divided into multiple groups of individual mortgage assets, or asset groups, which share similar characteristics. These mortgage assets are aggregated into separate groups and the securities of each separate class will evidence beneficial ownership of, or be secured by, each corresponding asset group.

       The securities for each series will be issued in fully registered form, in the minimum original principal amount, notional amount or percentage interest specified in the related prospectus supplement. The transfer of the securities may be registered, and the securities may be exchanged, without the payment of any service charge payable in connection with the registration of transfer or exchange. However, the trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of securities. If stated in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Distributions on the Securities

       Commencing on the date specified in the related prospectus supplement, distributions of principal and interest on the securities will be made on each distribution date to the extent of the Available Distribution
Amount as described in the related prospectus supplement.

       Distributions of interest on securities which receive interest will be made periodically at the intervals and at the security interest rate specified or, for floating rate securities, determined in the manner described in the related prospectus supplement. Interest on the securities will be calculated as described in the related prospectus supplement.

       Distributions of principal of and interest on securities of a series will be made by check mailed to securityholders of that series registered on the close of business on the record date specified in the related prospectus supplement at their addresses appearing on the security register. However, distributions may be made by wire transfer in the circumstances described in the related prospectus supplement, and the final distribution in retirement of a security will be made only on presentation and surrender of that security at the corporate trust office of the trustee for that series or another office of the trustee as specified in the prospectus supplement. If specified in the related prospectus supplement, the securities of a series or some classes of a series may be available only in book-entry form. See "Book-Entry Registration" in this prospectus.

       For information regarding reports to be furnished to securityholders concerning a distribution, see "The
Agreements — Reports to Securityholders."

       Single Class Series. For a series other than a multiple class series, distributions on the securities on each distribution date will, in most cases, be allocated to each security entitled to those distributions on the basis of the undivided percentage interest evidenced by that security in the trust or on the basis of their outstanding principal amounts or notional amounts. If the mortgage assets for a series have adjustable or variable interest or pass-through rates, then the security interest rate of the related securities may also vary, due to changes in those rates and due to prepayments on loans comprising or underlying the related mortgage assets. If the mortgage assets for a series have fixed interest or pass-through rates, then the security interest rate on the related securities may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the mortgage assets. If the mortgage assets have lifetime or periodic adjustment caps on their respective pass-through rates, then the security interest rate on the related securities may also reflect those caps.

                                                         31

       Multiple Class Series. Each security of a multiple class series will have a principal amount or a notional amount and a specified security interest rate, which may be zero. Interest distributions on a multiple class series will be made on each security entitled to an interest distribution on each distribution date at the security interest rate specified. For floating rate securities, interest distributions will be determined as described in the related prospectus supplement, to the extent funds are available in the Payment Account, subject to any subordination of the rights of any subordinate securities to receive current distributions. See
"Subordinate Securities" and "Credit Support" in this prospectus.

       Interest on all securities of a multiple class series currently entitled to receive interest will be distributed on the distribution date specified in the related prospectus supplement, to the extent funds are available in the Payment Account, subject to any subordination of the rights of any subordinate class to receive current distributions. See "Subordinate Securities" and "Credit Support" in this prospectus. Distributions of interest on a class of accrual securities will commence only after the related Accrual Termination Date. On each distribution date prior to and including the Accrual Termination Date, interest on the class of accrual securities will accrue and the amount of interest accrued on that distribution date will be added to the principal balance of that class on the related distribution date. On each distribution date after the Accrual
Termination Date, interest distributions will be made on classes of accrual securities on the basis of the current principal balance of that class.

       The securities of a multiple class series may include one or more classes of floating rate securities. The security interest rate of a floating rate security will be a variable or adjustable rate, subject to a maximum floating rate, a minimum floating rate, or both. For each class of floating rate securities, the related prospectus supplement will describe the initial floating rate or the method of determining it, the interest accrual period, and the formula, index, or other method by which the floating rate will be determined.

       A series may include one or more classes of interest only securities, principal only securities, or both.
Payments received from the mortgage assets will be allocated on the basis of the interest of each class in the principal component of the distributions, the interest component of the distributions, or both. Those distributions will be further allocated on a pro rata basis among the securities within each class.

       In the case of a multiple class series, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to any of those determinations for each class of securities shall be as described in the related prospectus supplement. A multiple class series may contain two or more classes of securities as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including planned amortization classes and targeted amortization classes, or on the basis of collections from designated portions of the trust.

       Subordinate Securities. One or more classes of a series may consist of subordinate securities. Subordinate securities may be included in a series to provide credit support as described in this prospectus under "Credit
Support" in lieu of or in addition to other forms of credit support. The extent of subordination of a class of subordinate securities may be limited as described in the related prospectus supplement. See "Credit Support." If the mortgage assets are divided into separate asset groups with separate classes of securities, credit support may be provided by a cross-support feature which requires that distributions be made to senior securities evidencing beneficial ownership of one asset group prior to making distributions on subordinate securities evidencing a beneficial ownership interest in another asset group within the trust. Subordinate securities will not be offered by this prospectus or by the related prospectus supplement unless they are rated in one of the four highest rating categories by at least one rating agency. As to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuing entity, will be subordinate to the related notes.

                                                         32

       Determination of LIBOR

       With respect to certain of the securities, the annual interest rates of such securities are based upon the
London Interbank Offered Rate for one-month United States dollar deposits ("LIBOR") as quoted on Telerate Page
3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related
Interest Accrual Period (a "LIBOR Determination Date").  Telerate Page 3750 means the display designated as page
3750 on the Moneyline Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks.  If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate.  The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00
a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of related securities.  The trustee or trust administrator, as applicable, will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.  If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New York City time, on such date for loans in U.S.
Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the related securities.  If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.  The trustee's or trust administrator's, as applicable, calculation of LIBOR and the resulting pass-through rate on any class of such securities with respect to any distribution date shall be final and binding in the absence of manifest error.

Categories of Classes of Securities

       In general, classes of pass-through securities fall into different categories. The following chart identifies and describes some typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

                                                                          Description
Categories of Classes                                                   Principal Types
________________________________________________________________________________________________________________

Accretion directed                              A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying mortgage assets or other assets of the trust fund for the related series.

Component securities                            A class consisting of "components." The components of a class of component securities may have different principal and
                                                interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Notional amount securities                      A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for
                                                purposes of the determination of interest distributions.

Planned principal class or PACs                 A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying mortgage
                                                assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories, for example, primary planned principal classes, secondary planned principal classes and so forth, having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of the series.

                                                         33

Scheduled principal class                       A class that is designed to receive principal payments using a predetermined principal balance but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant
                                                prepayment rates for the underlying mortgage assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential pay                                  Classes that receive principal payments in a prescribed
                                                sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip                                           A class that receives a constant proportion, or "strip," of the principal payments on the underlying mortgage assets or other assets of the trust fund.

                                                         34

                                                                          Description
Categories of Classes                                                   Principal Types
_______________________________________________________________________________________________________________________
Support class (also sometimes referred
    to as "companion classes")                  A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or
                                                scheduled principal classes.

Targeted principal class or TACs                A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying mortgage assets.

                                                                          Description
                                                                         Interest Types

Lockout                                         A senior class that does not receive principal payments for a specific period of time.

Fixed rate                                      A class with an interest rate that is fixed throughout the life of the class.

Floating rate                                   A class with an interest rate that resets periodically based on a designated index and that varies directly with changes in the index.

Inverse floating rate                           A class with an interest rate that resets periodically based on a designated index that varies inversely with changes in the index.

Variable rate                                   A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest
                                                applicable to specified assets or instruments, for example, the mortgage rates borne by the underlying mortgage loans.

Interest only                                   A class that receives some or all of the interest payments made on the underlying mortgage assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of
                                                interest due on an interest only class that is not entitled to any distributions of principal.

Principal only                                  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial accrual                                 A class that accretes a portion of the amount of accrued
                                                interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed
                                                currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial
                                                accrual class is retired.

Accrual                                         A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as
                                                principal to the principal balance of the class on each
                                                applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

                                                         35

Funding Account

       The related agreement may provide for the transfer by the seller of additional loans to the related trust after the closing date. The additional loans will be required to conform to the requirements described in the related prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a Funding Account. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the loans of principal will be deposited in that account to be released as additional loans are transferred. In most cases, all amounts deposited in a Funding Account will be required to be invested in eligible investments, as described under "The Agreements—Investment of Funds" in this prospectus. The amount held in those eligible investments shall at no time exceed 50% of the proceeds of the offering of the securities. The related agreement or other agreement providing for the transfer of additional loans will provide that all those transfers must be made within 3 months after the closing date. Amounts set aside to fund those transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner described in that prospectus supplement. A Funding Account can affect the application of the requirements under ERISA. See "ERISA Considerations."

Optional Termination

       The master servicer or another entity designated in the related prospectus supplement may have the option to cause an early termination of a trust. This would be effected by repurchasing all of the mortgage assets from that trust on or after a date specified in the related prospectus supplement, or on or after that time as the aggregate outstanding principal amount of the mortgage assets is less than their initial aggregate principal amount times a percentage, not greater than 25%, stated in the related prospectus supplement. The repurchase price will be at least equal to the entire unpaid principal balance, plus accrued and unpaid interest, of the securities that are the subject of that optional termination. In the case of a trust for which a REMIC election or elections have been made, the trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the REMIC status of the REMIC or REMICs, and that the optional termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. See "The Agreements—Termination."

       In addition to the optional repurchase of the property in the related trust, a holder of the Call Class may have the right, solely at its discretion, to terminate the related trust and by that termination effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or other entity specified in the related prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. That call will be of the entire trust at one time; multiple calls as to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call
Class certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the Call Class certificateholder, the final payment to the certificateholders will be made on surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

       In the event of an optional termination as described in the preceding two paragraphs, the trust and the securityholders will have no continuing liability as sellers of assets of the trust fund.

Book-entry Registration

       The securities may be issued in book-entry form in the minimum denominations specified in the prospectus supplement and integral multiples of those minimum denominations. Each class will be represented by a single security registered in the name of the nominee of the Depository Trust Company, or DTC, a limited-purpose trust company organized under the laws of the State of New York. In most cases, a securityowner will be entitled to receive a security issued in fully registered, certificated form, or definitive security, representing that person's interest in the securities only if the book-entry system for the securities is discontinued, as described in the fifth paragraph below. Unless and until definitive securities are issued, it is anticipated that the only securityholder of the securities will be Cede & Co., as nominee of DTC. Securityowners will not be registered securityholders or registered holders under the related agreement. Securityowners will only be permitted to exercise the rights of securityholders indirectly through DTC participants. For each series of certificates or notes, securityowners and securityholders will be referred to as certificate owners and certificateholders or noteowners and noteholders, respectively.

                                                         36

       DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants, entities that clear through or maintain a custodial relationship with a participant.

       Securityowners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities may do so only though participants and indirect participants. Because
DTC can only act on behalf of participants and indirect participants, the ability of a securityowner to pledge that owner's security to persons or entities that do not participate in the DTC system, or otherwise take actions relating to that security, may be limited. In addition, under a book-entry format, securityowners may experience some delay in their receipt of principal and interest distributions on the securities since those distributions will be forwarded to DTC and DTC will then forward those distributions to its participants which in turn will forward them to indirect participants or securityowners.

       Under DTC rules, DTC participants may make book-entry transfers among participants through DTC facilities for the securities. DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions on the securities. Participants and indirect participants with which securityowners have accounts for securities similarly are required to make book-entry transfers and receive and transmit those distributions on behalf of their respective securityowners. Accordingly, although securityowners will not possess certificates or notes, the DTC rules provide a mechanism by which securityowners will receive distributions and will be able to transfer their interests.

       The depositor understands that DTC will take any action permitted to be taken by a securityholder under the related agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, the depositor understands that DTC will take those actions for holders of a specified interest in the certificates or notes or holders having a specified voting interest only at the direction of and on behalf of participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions as to other holders of securities to the extent that those actions are taken on behalf of participants whose holdings represent that specified interest or voting interest.

       DTC may discontinue providing its services as securities depository for the securities at any time by giving reasonable notice to the depositor or the trustee. Under those circumstances, in the event that a successor securities depository is not obtained, definitive securities will be printed and delivered. In addition, the depositor may, with the consent of the participants, elect to discontinue use of the book-entry system through DTC. In that event, too, definitive securities will be printed and delivered.

                                              EXCHANGEABLE SECURITIES

General

         As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities.  In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

         If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement.  The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as
"related" to each other, and each related grouping of exchangeable securities will be referred to as a
"combination."  Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund.  At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities.  In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

                                                         37

         Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

         If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

•                 the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

•                 the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

•                 the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

          There are different types of combinations that can exist.  Any individual series of securities may have multiple types of combinations.  Some examples of combinations include:

•                 A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate.  In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate.  In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

•                 An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments.  The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

•                 Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

                                                         38

          These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics.  In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics.
Examples of these types of combinations include:

•                 A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•                 A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

         A number of factors may limit the ability of an exchangeable securityholder to effect an exchange.  For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions.  If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities.  The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

         The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement.  The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date.  When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee.  A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date.
Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

         The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the securityholder of record as of the applicable record date.

                                   YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Payment Delays

       For any series, a period of time will elapse between receipt of payments or distributions on the mortgage assets and the distribution date on which those payments or distributions are passed through to securityholders.
This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related prospectus supplement may describe an example of the timing of receipts and the distribution of those receipts to securityholders.

                                                         39

Principal Prepayments

       For a series for which the mortgage assets consist of loans, when a loan prepays in full, the borrower will in most cases be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the securities, thus effectively reducing the yield that would be obtained if interest continued to accrue on the loan until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer for those prepaid loans. See "Servicing of Loans—Advances."

Timing of Reduction of Principal Balance

       A multiple class series may provide that, for purposes of calculating interest distributions, the principal amount of the securities is deemed reduced as of a date prior to the distribution date on which principal on those securities is actually distributed. Consequently, the amount of interest accrued during any
Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the security outstanding. The effect of those provisions is to produce a lower yield on the securities than would be obtained if interest were to accrue on the securities on the actual unpaid principal amount of those securities to each distribution date. The related prospectus supplement will specify the time at which the principal amounts of the securities are determined or are deemed to reduce for purposes of calculating interest distributions on securities of a multiple class series.

Interest or Principal Only Securities

       A lower rate of principal prepayments, net of any portion reinvested in Draws, than anticipated will negatively affect the yield to investors in principal only securities, and a higher rate of principal prepayments, net of any portion reinvested in Draws, than anticipated will negatively affect the yield to investors in interest only securities. The prospectus supplement for a series including those securities will include a table showing the effect of various levels of prepayment on yields on those securities. The tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

Funding Account

       If the applicable agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional loans to the related trust, as described under "Description of the
Securities—Funding Account" in this prospectus, and the trust is unable to acquire those additional loans within any applicable time limit, the amounts set aside for that purpose may be applied as principal payments on one or more classes of securities of that series. See "Risk Factors—Yield, Prepayment and Maturity."

Final Scheduled Distribution Date

       The final scheduled distribution date of each class of any series other than a multiple class series will be the distribution date following the latest stated maturity of any mortgage asset in the related trust. The final scheduled distribution date of each class of any multiple class series, if specified in the related prospectus supplement, will be the date, calculated on the basis of the assumptions applicable to the related series, on which the aggregate principal balance of that class will be reduced to zero. Since prepayments on the loans underlying or comprising the mortgage assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual maturity of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

Prepayments and Weighted Average Life

       Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of that security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the loans comprising or underlying the mortgage assets for those securities is paid, which may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include those prepayments made in whole or in part, and liquidations due to default.

                                                         40

       The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In most cases, however, if prevailing mortgage market interest rates fall significantly below the interest rates on the loans comprising or underlying the mortgage assets for a series, those loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the loans comprising or underlying the mortgage assets of a series may have different interest rates, and the stated pass-through or interest rate of some of the mortgage assets or the security interest rate on the securities may be a number of percentage points less than interest rates on those loans. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans comprising or underlying the mortgage assets.
If any loans comprising or underlying the mortgage assets for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more class of the series may be fully paid prior to its final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than assumed.

       Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month after that month until the thirtieth month. Beginning in the thirtieth month and in each month after that month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum.

       Neither CPR or SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the loans underlying or comprising the mortgage assets. Thus, it is likely that prepayment of any loans comprising or underlying the mortgage assets for any series will not conform to any level of CPR or SPA.

       The prospectus supplement for each multiple class series may describe the prepayment standard or model used to prepare the illustrative tables showing the weighted average life of each class of that series under a given set of prepayment assumptions. The related prospectus supplement may also describe the percentage of the initial principal balance of each class of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the loans comprising or underlying the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in that prospectus supplement. The tables and assumptions are intended to illustrate the sensitivity of weighted average life of the securities to various prepayment rates. They will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the securities or prepayment rates of the loans comprising or underlying, the related mortgage assets.

Other Factors Affecting Weighted Average Life

       Type of Loan. Some types of loans may experience a rate of principal prepayments which is different from the principal prepayment rate for conventional fixed rate loans or from other adjustable rate loans. These include:

       •         revolving credit loans,

       •         Additional Collateral Loans,

       •         ARM loans,

       •         Balloon Loans,

       •         Bi-Weekly Loans,

       •         GEM Loans,

       •         GPM Loans, or

       •         Buy-Down Loans.

                                                         41

       In the case of negatively amortizing ARM loans, if interest rates rise without a simultaneous increase in the related scheduled payment, deferred interest and negative amortization may result. However, borrowers may pay amounts in addition to their scheduled payments in order to avoid that negative amortization and to increase tax deductible interest payments. To the extent that any of those mortgage loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of that mortgage loan and a smaller portion of the scheduled payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of those loans will increase. During a period of declining interest rates, the portion of each scheduled payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related loan, resulting in accelerated amortization of that negatively amortizing ARM loan. This acceleration in amortization of the principal balance of any negatively amortizing ARM loan will shorten the weighted average life of that mortgage loan. The application of partial prepayments to reduce the outstanding principal balance of a negatively amortizing ARM loan will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to holders who purchased their securities at a premium, if any, and holders of an interest only class.

       If the loans comprising or underlying the mortgage assets for a series include ARM loans that permit the borrower to convert to a long-term fixed interest rate loan if specified in the related prospectus supplement, some entity may be obligated to repurchase any loan so converted. This conversion and repurchase would reduce the average weighted life of the securities of the related series.

       Some of the revolving credit loans are not expected to significantly amortize during the related Repayment
Period. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity of the revolving credit loan. Because of the payment terms of Balloon Loans, there is a risk that those mortgage loans and revolving credit loans and Additional Collateral Loans that require substantial principal payments at maturity may default at maturity, or that the maturity of those mortgage loans may be extended in connection with a workout. Based on the amortization schedule of those mortgage loans, such payment is expected to be the entire or a substantial amount of the original principal balance. Payment of a substantial principal amount at maturity will usually depend on the mortgagor's ability to obtain refinancing of those mortgage loans, to sell the mortgaged property prior to the maturity of that loan or to otherwise have sufficient funds to make that final payment. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation:

       •         real estate values,

       •         the mortgagor's financial situation,

       •         prevailing mortgage market interest rates,

       •         the mortgagor's equity in the related mortgaged property,

       •         tax laws, and

       •         prevailing general economic conditions.

       In most cases, none of the depositor, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

       A GEM Loan provides for scheduled annual increases in the borrower's scheduled payment. Because the additional portion of the scheduled payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

       Revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter terms may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former terms, because of the relative ease of making new Draws. Furthermore, revolving credit loans may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

                                                         42

       For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. As a result of the payment terms of the revolving credit loans or of the mortgage note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the related prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

       For revolving credit loans, due to the unpredictable nature of principal payments, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent these principal payments are being reinvested on Draws on other revolving credit loans in the pool, principal payments will be further reduced.

       The prepayment experience for manufactured home loans will, in most cases, not correspond to the prepayment experience on other types of housing loans.

       Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the loans which are foreclosed in relation to the number of loans which are repaid in accordance with their terms will affect the weighted average life of the loans and that of the related series of securities. Servicing decisions made relating to the loans, including the use of payment plans prior to a demand for acceleration and the restructuring of loans in bankruptcy proceedings, may also have an impact on the payment patterns of particular loans. In particular, the return to holders of securities who purchased their securities at a premium, if any, and the yield on an interest only class may be adversely affected by servicing policies and decisions relating to foreclosures.

       Due on Sale Clauses. The acceleration of prepayment as a result of various transfers of the mortgaged property securing a loan is another factor affecting prepayment rates. Most types of mortgage loans may include
"due-on-sale" clauses. In most cases, the servicer of loans constituting or underlying the mortgage assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any applicable "due-on-sale" clause in the manner it enforces those clauses on other similar loans in its portfolio. FHA loans and VA loans are not permitted to contain "due-on-sale"
clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the mortgaged property is usually sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

       Optional Termination. The entity specified in the related prospectus supplement may cause an early termination of the related trust by its repurchase of the remaining mortgage assets in that trust. See
"Description of the Securities—Optional Termination."

                                                         43

                                                  THE TRUST FUNDS

       The trust for each series will be held by the trustee for the benefit of the related securityholders. Each trust will consist of:

       •         the mortgage assets;

       •         amounts held from time to time in the Collection Account and the Payment Account established for that series;

       •         mortgaged property;

       •         the credit line agreements related to any revolving credit loans;

       •         any reserve fund for that series, if specified in the related prospectus supplement;

       •         the subservicing agreements, if any, relating to loans in the trust;

       •         any primary mortgage insurance policies relating to loans in the trust;

       •         any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the series;

       •         eligible investment of funds held in any Eligible Account of the trust, or any guaranteed investment contract for the investment of those funds; and

       •         any other instrument or agreement relating to the trust and described in the related prospectus supplement, which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association.

Some of the items listed above may be held outside of the trust. The value of any guaranteed investment contract held by a trust will not exceed 10% of the total assets of the trust.

       Any Retained Interests which are received on a private mortgage-backed security or loan comprising the mortgage assets for a series will not be included in the trust for that series. Instead, that Retained Interest will be retained by or payable to the originator, servicer or seller of that private mortgage-backed security or loan, free and clear of the interest of securityholders under the related agreement.

       Mortgage assets in the trust for a series may consist of any combination of the following to the extent and as specified in the related prospectus supplement:

       •         private mortgage-backed securities;

       •         mortgage loans and manufactured home loans; or

       •         Agency Securities.

Unless otherwise indicated, references to the term "mortgage loans" or "loans" includes closed-end loans and revolving credit loans. In connection with a series of securities backed by revolving credit loans, if the related prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

       As of the closing date, no more than 5% of the loans or securities, as applicable, relative to the aggregate asset pool balance, will deviate from the characteristics of the loans or securities as described in the prospectus supplement.  In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.  Loans which comprise the mortgage assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions from the seller. Some of the loans may have been originated by an affiliate of the depositor.

                                                         44

       Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from unaffiliated sellers or affiliated sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from unaffiliated sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired.
The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

       In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act of 1933, as amended, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act of 1933.

       Each trust will be established under either a pooling and servicing agreement, or an owner trust agreement, that limits the activities of the trust to those necessary or incidental to the securities. Each trust will issue only one series of securities, and will not be authorized to incur other obligations. As a result of the limited purpose and activities of each trust, the possibility that any trust will be involved in a bankruptcy proceeding is remote. At the time that each series of securities is issued, the depositor will deliver an opinion of counsel, acceptable to the rating agencies rating the series, addressing the effect on the trust of the bankruptcy of the depositor, or of the transferor of the trust's assets to the depositor. That opinion will state that in the event of that bankruptcy, the assets of the trust would not be treated as property of the depositor or the transferor and therefore would not be subject to an automatic stay in those bankruptcy proceedings.

Private Mortgage-Backed Securities

       General. Private mortgage-backed securities may consist of:

       •         mortgage pass-through certificates, evidencing an undivided interest in a pool of loans;

       •         collateralized mortgage obligations secured by loans; or

       •         pass-through certificates representing beneficial interests in Agency Securities.

Private mortgage-backed securities will have been issued under a private mortgage-backed securities agreement, or
PMBS agreement. The seller/servicer of the underlying loans will have entered into the PMBS agreement with the private mortgage-backed securities trustee, or PMBS trustee. The PMBS trustee or its agent, or a custodian, will possess the loans underlying that private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more subservicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the private mortgage-backed securities, approved by HUD as a FHA mortgagee.

       The private mortgage-backed securities issuer, or PMBS issuer, will be a financial institution or other entity engaged in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts, and selling beneficial interests in those trusts. In some cases, the PMBS issuer may be the depositor or an affiliate of the depositor. The obligations of the PMBS issuer will, in most cases, be limited to various representations and warranties relating to the assets conveyed by it to the related trust. In most cases, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS agreement. Additionally, although the loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

       Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer.
The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

                                                         45

       Underlying Loans. The loans underlying the private mortgage-backed securities may consist of:

       •         revolving credit loans,

       •         fixed rate, level payment, fully amortizing loans,

       •         Additional Collateral Loans,

       •         GEM Loans,

       •         GPM Loans,

       •         Balloon Loans,

       •         Buy-Down Loans,

       •         Bi-Weekly Loans,

       •         ARM loans, or

       •         loans having other special payment features.

Loans may be secured by single family property which is property consisting of one- to four-family attached or detached residential housing including Cooperative Dwellings, manufactured homes, or, in the case of Cooperative
Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. The following criteria apply to most loans:

       •         no loan will have had a Loan-to-Value Ratio, or LTV ratio, at origination in excess of 125%;

       •         each loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

       •         no loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS agreement;

       •         each loan, other than a Cooperative Loan, will be required to be covered by a standard hazard insurance policy which may be a blanket policy; and

       •         each loan, other than a Cooperative Loan or a loan secured by a manufactured home or a junior lien, will be covered by a title insurance policy.

       Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS agreement, overcollateralization, letters of credit or insurance policies may be provided for the loans underlying the private mortgage-backed securities or for the private mortgage-backed securities themselves. The type, characteristics and amount of credit support, if any, will be a function of various characteristics of the loans and other factors and will have been established for the private mortgage-backed securities on the basis of requirements of the rating agencies which initially assigned a rating to the private mortgage-backed securities.

       Additional Information. The prospectus supplement for a series for which the trust includes private mortgage-backed securities will specify:

       •         the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust;

       •         various characteristics of the loans which comprise the underlying assets for the private mortgage-backed securities including:

             •         the payment features of those loans, i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

             •         the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity;

             •         the servicing fee or range of servicing fees for the loans;

             •         the minimum and maximum stated maturities of the underlying loans at origination;

       •         the maximum original term-to-stated maturity of the private mortgage-backed securities;

       •         the weighted average term-to-stated maturity of the private mortgage-backed securities;

       •         the note interest rate, pass-through or certificate rate or ranges of those rates for the private mortgage-backed securities;

       •         the weighted average note interest rate, pass-through or certificate rate of the private mortgage-backed securities;

       •         the PMBS issuer, the PMBS servicer, if other than the PMBS issuer, and the PMBS trustee for those private mortgage-backed securities;

       •         various characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

       •         the terms on which the underlying loans for those private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

       •         the terms on which loans may be substituted for those originally underlying the private mortgage-backed securities.

                                                         46

The Agency Securities

       All of the Agency Securities will be registered in the name of the trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary, which may be the trustee, that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held.
Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions on those loans. All of the Agency Securities in a trust will be issued or guaranteed by the United States or a United States government-sponsored agency.

       The descriptions of GNMA, Freddie Mac and Fannie Mae Certificates that are presented in the remaining paragraphs of this subsection are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest on those loans. GNMA, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of those issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described under "The Mortgage Loans"
in this prospectus. The terms of any of those certificates to be included in a trust and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any of those certificates that are actually included in a trust.

       GNMA. The Government National Mortgage Association, or GNMA, is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development, or HUD. Section 306(g)
of Title III of the National Housing Act of 1934, as amended, or the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages either:

       •         insured by the Federal Housing Administration, or the FHA, under the Housing Act or under
                 Title V of the Housing Act of 1949, or

       •         partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

       Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under that guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable GNMA to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding GNMA and GNMA certificates.

                                                         47

       GNMA Certificates. In most cases, each GNMA certificate relating to a series, which may be a "GNMA I
Certificate" or a "GNMA II Certificate" as referred to by GNMA, will be a "fully modified pass-through"
mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA, except for any stripped mortgage-backed securities guaranteed by GNMA or any REMIC securities issued by
GNMA. The characteristics of any GNMA certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

       Freddie Mac. The Federal Home Loan Mortgage Corporation, or Freddie Mac, is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the FHLMC
Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in those loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In
1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet various standards presented in the FHLMC Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of that quality and type as to meet most of the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding Freddie Mac and Freddie Mac certificates. Neither the United States nor any agency of the United States is obligated to finance Freddie Mae's operations or to assist Freddie Mac in any other manner.

       Freddie Mac Certificates. In most cases, each Freddie Mac certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include
FHA loans and VA loans, purchased by Freddie Mac, except for any stripped mortgage-backed securities issued by
Freddie Mac. That pool will consist of mortgage loans:

       •        substantially all of which are secured by one- to four-family residential properties or

       •        if specified in the related prospectus supplement, are secured by five or more family residential properties.

       The characteristics of any Freddie Mac certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

       Fannie Mae. The Federal National Mortgage Association, or Fannie Mae, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act
(12 U.S.C. ss. 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, replenishing their funds for additional lending. See "Additional Information" for the availability of further information regarding Fannie Mae and Fannie Mae certificates. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency of the United States is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

       Fannie Mae Certificates. In most cases, each Fannie Mae certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except for any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae certificates will consist of:

       •         fixed, variable or adjustable rate conventional mortgage loans or

       •         fixed-rate FHA loans or VA loans.

       Those mortgage loans may be secured by either one- to four-family or multi-family residential properties.
The characteristics of any Fannie Mae certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

                                                         48

The Mortgage Loans

       The trust for a series may consist of senior or junior mortgage loans, which may include closed-end loans and/or revolving credit loans or certain balances forming a part of the revolving credit loans. The mortgage loans may have been originated by mortgage lenders which are Fannie Mae- or Freddie Mac-approved seller/servicers or by their wholly-owned subsidiaries, and, in the case of FHA loans, approved by HUD as an FHA mortgagee. Some of the mortgage loans may have been originated by an affiliate of the depositor. The mortgage loans may include
FHA loans which are fixed rate housing loans secured by the FHA, or VA loans which are housing loans partially guaranteed by the Department of Veteran Affairs, or the VA, or conventional loans which are not insured or guaranteed by the FHA or the VA. The mortgage loans:

       •        may have fixed interest rates or adjustable interest rates and may provide for fixed level payments, or may be:

       •        revolving credit loans,

       •        Additional Collateral Loans,

       •        GPM Loans,

       •        GEM Loans,

       •        Balloon Loans,

       •        Buy-Down Loans,

       •        Bi-Weekly Loans, or

       •        mortgage loans with other payment characteristics as described under "The Mortgage Loans" in this prospectus or in the related prospectus supplement.

ARM loans may have a feature which permits the borrower to convert the rate on those ARM loans to a long-term fixed rate. The mortgage loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or a junior lien on mortgaged property. The mortgage loans may also include
Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The mortgage loans may also include condominium loans secured by a mortgage on a condominium unit together with that condominium unit's appurtenant interest in the common elements.

       The mortgaged properties may include single family property including:

       •        detached individual dwellings,

       •        cooperative dwellings,

       •        individual condominiums,

       •        townhouses,

       •        duplexes,

       •        row houses,

       •        individual units in planned unit developments and

       •        other attached dwelling units.

Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower. The fee interest in any leased land will be subject to the lien securing the related mortgage loan.
Attached dwellings may include owner-occupied structures where each borrower owns the land on which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is in most cases subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land.

       Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by that tenant- stockholder. See
"Legal Aspects of Loans."

       If stated in the related prospectus supplement, some of the mortgage pools may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

                                                         49

       •         first, to the payment of court costs and fees in connection with the  foreclosure,

       •         second, to real estate taxes,

       •         third, in satisfaction of all principal, interest, prepayment or  acceleration penalties, if any, and

       •         fourth, any other sums due and owing to the holder of the senior liens.

The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if those proceeds are sufficient, before the trust as holder of the junior lien receives any payments on the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at that sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that those proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities bear the risk of delay in distributions while a deficiency judgment against the borrower is obtained and the risk of loss if the deficiency judgment is not collected. Moreover, deficiency judgments may not be available in some jurisdictions.
In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

       Liquidation expenses for defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the master servicer took the same steps in realizing on a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a mortgage loan than would be the case in a typical pool of first priority mortgage loans.

       If specified in the related prospectus supplement, a trust will contain Additional Collateral Loans. In most cases, the security agreements and other similar security instruments related to the Additional Collateral for the loans in a trust will, in the case of Additional Collateral consisting of personal property, create first liens on that personal property, and, in the case of Additional Collateral consisting of real estate, create first or junior liens on that Additional Collateral. Additional Collateral, or the liens on that Additional
Collateral in favor of the related Additional Collateral Loans, may be greater or less in value than the principal balances of those Additional Collateral Loans, the appraised values of the underlying mortgaged properties or the differences, if any, between those principal balances and those appraised values.

       The requirements that Additional Collateral be maintained may be terminated in the case of the reduction of the LTV Ratios or principal balances of the related Additional Collateral Loans to pre-determined amounts. In most cases, appraised value means:

       •         For mortgaged property securing a single family property, the lesser of:

             •         the appraised value determined in an appraisal obtained at origination of the related mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in that subsequent appraisal, and

             •         the sales price for the related mortgaged property, except in circumstances in which there has been a subsequent appraisal;

       •         For refinanced, modified or converted mortgaged property, the lesser of:

             •         the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion, and

             •         the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements; and

       •         For mortgaged property securing a manufactured home loan, the least of  the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums.

                                                         50

Additional Collateral, including any related third-party guarantees, may be provided either in addition to or in lieu of primary mortgage insurance policies for the Additional Collateral Loans in a trust, as specified in the related prospectus supplement. Guarantees supporting Additional Collateral Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. If a trust includes Additional
Collateral Loans, the related prospectus supplement will specify the nature and extent of those Additional
Collateral Loans and of the related Additional Collateral. If specified in that prospectus supplement, the trustee, on behalf of the related securityholders, will have only the right to receive various proceeds from the disposition of that Additional Collateral consisting of personal property and the liens on that personal property will not be assigned to the trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Additional Collateral for any of the Additional Collateral Loans. See
"Legal Aspects of Loans—Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

       The percentage of mortgage loans which are owner-occupied will be disclosed in the related prospectus supplement. In most cases, the sole basis for a representation that a given percentage of the mortgage loans are secured by single family property that is owner-occupied will be either:

       •         the making of a representation by the mortgagor at origination of the  mortgage loan either that the underlying mortgaged property will be used  by the borrower for a period of at least six months every year or that  the borrower intends to use the mortgaged property as a primary  residence, or

       •         a finding that the address of the underlying mortgaged property is the  borrower's mailing address as reflected in the servicer's records.

       To the extent specified in the related prospectus supplement, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes. Mortgage loans secured by investment properties may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans to the extent specified in the related prospectus supplement.

       A mortgage pool may include mortgage loans made to borrowers that are corporations, limited liability partnerships or limited liability companies.

       The characteristics of the mortgage loans comprising or underlying the mortgage assets for a series may vary to the extent that credit support is provided in levels satisfactory to the rating agency which assigns a rating to a series of securities. In most cases, the following selection criteria shall apply for the mortgage loans comprising the mortgage assets:

       •         no mortgage loan will have had a LTV ratio at origination in excess of  125%;

       •         each mortgage loan must have an original term to maturity of not less  than 10 years and not more than 40 years;

       •         no mortgage loan may be included which, as of the cut-off date, is more  than 30 days delinquent as to payment of principal or interest; and

       •         no mortgage loan, other than a Cooperative Loan, may be included unless a  title insurance policy and a standard hazard insurance policy, which may  be a blanket policy, is in effect for the mortgaged property securing  that mortgage loan.

                                                         51

       Each mortgage loan will be selected by the depositor for inclusion in a trust from among those purchased by the depositor, either directly or through its affiliates, from a seller or sellers. The related prospectus supplement will specify the extent of mortgage loans so acquired. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a trust but were not selected for inclusion in that trust.

       The mortgage loans to be included in a trust will, in most cases, be acquired by the depositor under a
Designated Seller Transaction. Those securities may be sold in whole or in part to seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Plan of Distribution." The related prospectus supplement for a trust composed of mortgage loans acquired by the depositor under a Designated Seller Transaction will in most cases include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.
Neither the depositor nor any of its affiliates, other than the seller, if applicable, will make any representation or warranty as to that mortgage loan, and no assurances are made as to that seller's financial strength, stability or wherewithal to honor its repurchase obligations for breaches of representations and warranties or otherwise honor its obligations.

       The depositor will not require that a standard hazard or flood insurance policy be maintained for any
Cooperative Loan. In most cases, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to that borrower's Cooperative Dwelling or that cooperative's building could significantly reduce the value of the collateral securing that Cooperative Note.

       The initial LTV ratio of any mortgage loan represents the ratio of the principal amount of the mortgage loan at origination, plus in the case of a mortgage loan secured by a junior lien, the principal amount of the related senior lien, to the appraised value of that mortgaged property.

       In most cases, for Buy-Down Loans, during the Buy-Down Period when the borrower is not obligated to pay the full scheduled payment otherwise due on that loan, each of the Buy-Down Loans will provide for scheduled payments based on the Buy-Down Mortgage Rate that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. The Buy-Down Amounts that may be contributed by the servicer of the related Buy-Down Loan is limited to 6% of the appraised value of the related mortgaged property.
This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. The borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger scheduled payments after the Buy-Down Amounts have been depleted and, for some Buy-Down Loans, while those Buy-Down Amounts are being depleted.

       In most cases, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing mortgage loans payable on every other Friday during the term of that loan and secured by first mortgages on one-to four-family residential properties.

       In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or another party specified in the related prospectus supplement will be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the securities unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. Although the
Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of eligible mortgage loans, preempting any contrary state law prohibitions, some states do not recognize the preemptive authority of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

       In most cases, adjustable rate mortgage loans, or ARM loans, will provide for a fixed initial mortgage rate for either the first six or twelve scheduled payments. After that period, the mortgage rate is subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant index described in the applicable prospectus supplement, to a rate equal to the index plus the gross margin, which is a fixed percentage spread over the index established contractually for each ARM loan, at the time of its origination. An
ARM loan may be convertible into a fixed-rate mortgage loan. To the extent specified in the related prospectus supplement, any ARM loan so converted may be subject to repurchase by the seller, the servicer or the master servicer.

                                                         52

       ARM loans have features that can cause payment increases that some borrowers may find difficult to make.
However, each of the ARM loans provides that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for that ARM loan. In addition, some of the ARM loans provide for Periodic Rate Caps. Some ARM loans are payable in self-amortizing payments of principal and interest. Negatively amortizing ARM loans instead provide for limitations on changes in the scheduled payment on those ARM loans to protect borrowers from payment increases due to rising interest rates.
Those limitations can result in scheduled payments which are greater or less than the amount necessary to amortize a negatively amortizing ARM loan by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the scheduled payment is not sufficient to pay the interest accruing on a negatively amortizing ARM loan, then the deferred interest is added to the principal balance of that ARM loan causing the negative amortization of that ARM loan, and will be repaid through future scheduled payments. If specified in the related prospectus supplement, negatively amortizing ARM loans may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant prospectus supplement will specify whether the ARM loans comprising or underlying the mortgage assets are negatively amortizing ARM loans.

       Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

       If applicable, the prospectus supplement for each series will specify the index to be used for any mortgage loans underlying that series.

       The related prospectus supplement for each series will provide information for the mortgage loans as of the cut-off date, including, among other things:

       •         the aggregate outstanding principal balance of the mortgage loans;

       •         the weighted average mortgage rate on the mortgage loans, and, in the case of ARM loans, the weighted average of the current mortgage rates and the maximum mortgage rates, if any;

       •         the average outstanding principal balance of the mortgage loans;

       •         the weighted average remaining term-to-stated maturity of the mortgage loans and the range of remaining terms-to-stated maturity;

       •         the range of LTV ratios of the mortgage loans;

       •         the relative percentage, by outstanding principal balance as of the cut-off date, of mortgage loans that are revolving credit loans, Additional Collateral Loans, ARM loans, Balloon Loans,
                 Buy-Down Loans, GEM Loans, GPM Loans, Cooperative Loans, conventional loans, Bi-Weekly Loans, FHA loans and VA loans;

       •         the percentage of mortgage loans, by outstanding principal balance as of the cut-off date, that are covered by primary mortgage insurance policies;

       •         any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the mortgage loans;

       •         the geographic distribution of the mortgaged properties securing the mortgage loans;

       •         the percentage of mortgage loans, by principal balance as of the cut-off date, that are secured by single family property, Cooperative Dwellings, investment property and vacation or second homes;

       •         the applicable index, the range of gross margins, the weighted average gross margin and the frequency of mortgage rate adjustments;

       •         for revolving credit loans, the aggregate credit limits and the range of credit limits of the related credit line agreements; and

                                                         53

       •         for mortgage loans secured by a junior lien, the amount of the related senior liens.

The related prospectus supplement will also specify any other limitations on the types or characteristics of mortgage loans which may comprise or underlie the mortgage assets for a series.

       If information of the nature described in the preceding paragraph for the mortgage loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Securities and Exchange Commission, or the Commission, within 15 days after the initial issuance of those securities. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the related prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K if the composition of the mortgage pool is effected thereby. Additions or deletions of this type, if any, will be made prior to the related closing date.

       As more fully described in the related prospectus supplement, the revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan, excluding introductory rates, if any, offered from time to time during promotional periods, will be calculated based on the average daily balance outstanding of that loan. Any revolving credit loan may have a mortgage rate that is subject to adjustment on the day specified in the related mortgage note. As specified in the related mortgage note and described in the related prospectus supplement, the mortgage rate will be equal to the sum of
(a) the index indicated on the related mortgage note as of the specified date of determination and (b) the gross margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

       The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. If the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. During the Draw Period, the borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. During the Repayment Period, the borrower will not be permitted to make
Draws and the revolving credit loan will either amortize in equal monthly installments until maturity, or the borrower will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount.

       Subject to the terms of the related mortgage note, the maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the
Draw. Draws will be funded by the master servicer or another entity specified in the related prospectus supplement.

       With respect to any series of securities backed by revolving credit loans, the related trust may include either the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or the Trust Balance of each revolving credit loan.
The related prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance.

       The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any
Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

                                                         54

The Manufactured Home Loans

       Manufactured home loans comprising or underlying the mortgage assets for a series of securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each manufactured home loan will have been originated by a bank or savings institution which is a Fannie Mae- or Freddie
Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. Mortgage loans, including an interest in that mortgage loan, or manufactured home loans, including an interest in that manufactured home, that are conveyed to the trust for a series is referred to throughout this prospectus as the "loans."

       The manufactured home loans may be conventional loans, FHA loans or VA loans. Each manufactured home loan will be secured by a manufactured home. In most cases, the manufactured home loans will be fully amortizing and will bear interest at a fixed interest rate.

       The manufactured homes securing the manufactured home loans, in most cases, consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and as to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter. In addition, the following restrictions, in most cases, apply for manufactured home loans comprising or underlying the mortgage assets for a series:

       •         no manufactured home loan will have had a LTV ratio at origination in excess of 125%;

       •         each manufactured home loan must have an original term to maturity of not less than three years and not more than 25 years;

       •         no manufactured home loan may be more than 30 days delinquent as to payment of principal or interest as of the cut-off date; and

       •         each manufactured home loan must have, as of the cut-off date, a standard hazard insurance policy, which may be a blanket policy, in effect for that manufactured home loan.

The initial LTV ratio of any manufactured home loan represents the ratio of the principal amount of the manufactured home loan at origination to the appraised value of that manufactured home. For underwriting of manufactured home loans, see "Loan Underwriting Procedures and Standards." For servicing of manufactured home loans, see "Servicing of Loans."

       The related prospectus supplement for each series will provide information for the manufactured home loans comprising the mortgage assets as of the cut-off date, including, among other things:

       •         the aggregate outstanding principal balance of the manufactured home loans comprising or underlying the mortgage assets;

       •         the weighted average interest rate on the manufactured home loans;

       •         the average outstanding principal balance of the manufactured home loans;

       •         the weighted average remaining scheduled term to maturity of the manufactured home loans and the range of remaining scheduled terms to maturity;

       •         the range of LTV ratios of the manufactured home loans;

                                                         55

       •         the relative percentages, by principal balance as of the cut-off date, of manufactured home loans that were made on new manufactured homes and on used manufactured homes;

       •         any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the manufactured home loans; and

       •         the distribution by state of manufactured homes securing the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of manufactured home loans which may be included in the mortgage assets for a series.

       If information of the nature specified in the preceding paragraph for the manufactured home loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of those securities.

Static Pool Information

       For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

       With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Underwriting Standards

       The mortgage loans either have been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described herein.

       The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and
Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses.  In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower.  Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re underwritten any mortgage loan.

       Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two  to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.
With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

                                                         56

       Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

       The mortgage loans have been originated under "full" or "alternative," "reduced documentation,"  "stated
income/stated assets" or "no income/no asset" programs.  The "alternative," "reduced," "stated income/stated
asset" and "no income/no asset" programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.  Generally, an "alternative"
documentation program requires information regarding the mortgagor's income (i.e., W 2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a "full doc" loan, however, alternative forms of standard verifications are used.  Generally, under both "full" and "alternative" documentation programs at least one year of income documentation is provided.  Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator.  Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application  and a "reasonableness test" is applied.  Generally, under a "no income/no asset"
program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator.  The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.  The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Generally, appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal
Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.  Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.  In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation.  An automated valuation evaluates, through the use of computer models, various types of publicly available information, such as recent sales prices for similar homes within the same geographic area and within the same price range.  For several reasons, the results of an automated valuation review may not be consistent with the results of an appraisal.

FICO Scores

       The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac &
Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American
(formerly Experian which was formerly TRW).  The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's.  Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used.  The FICO Score is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter' s judgment.

                                                         57

Collection Account and Payment Account

       In most cases, a separate Collection Account for each series will be established by the master servicer in the name of the trustee for deposit of:

       •         all distributions received on the mortgage assets for that series,

       •         all Advances, other than Advances deposited into the Payment Account,

       •         the amount of cash to be initially deposited in that Collection Account, if any,

       •         reinvestment income on those funds and other amounts required to be deposited in that Collection
                 Account under the related pooling and servicing agreement or the related servicing agreement and indenture.

Any reinvestment income or other gain from investments of funds in the Collection Account will usually be credited to that Collection Account, and any loss resulting from those investments will be charged to that
Collection Account. That reinvestment income may, however, be payable to the master servicer or to a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements—Investment of Funds." In this case, that reinvestment income would not be included in calculation of the Available Distribution Amount. See
"Description of the Securities—Distributions on the Securities."

       Funds on deposit in the Collection Account will be available for deposit into the Payment Account for various payments provided for in the related pooling and servicing agreement or the related servicing agreement and indenture. In most cases, amounts in the Collection Account constituting reinvestment income which is payable to the master servicer as additional servicing compensation will not be included in determining amounts to be remitted to the trustee for deposit into the Payment Account. In addition, amounts in the Collection Account for the reimbursement of advances or expenses, amounts relating to any Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Payment Account.

       A separate Payment Account will be established by the trustee or by the master servicer, in either case in the name of the trustee for the benefit of the securityholders. References in the related prospectus supplement to a Certificate Account will be referred to in this prospectus as a Payment Account. All funds received from the master servicer and all required withdrawals from any reserve funds and any draws on any financial guarantee insurance for that series will be deposited into that Payment Account, pending distribution to the securityholders. Any reinvestment income or other gain from investments of funds in the Payment Account will usually be credited to the Payment Account and any loss resulting from those investments will be charged to that
Payment Account. That reinvestment income, may, however, be payable to the master servicer or the trustee as additional servicing compensation. On each distribution date, all funds on deposit in the Payment Account, subject to permitted withdrawals by the trustee as described in the related agreement, will be available for remittance to the securityholders. If it is specified in the related prospectus supplement that the Payment
Account will be maintained by the master servicer in the name of the trustee, then, prior to each distribution date, funds in the Payment Account will be transferred to a separate account established by and in the name of the trustee from which the funds on deposit in that Collection Account will, subject to permitted withdrawals by the trustee as specified in the related agreement, be available for remittance to the securityholders. See also
"The Agreements—Payment Account" in this prospectus.

Other Funds or Accounts

       A trust may include other funds and accounts or a security interest in various funds and accounts for the purpose of, among other things, paying administrative fees and expenses of the trust and accumulating funds pending their distribution. In some cases, funds may be established with the trustee for Buy-Down Loans, GPM
Loans, or other loans having special payment features included in the trust in addition to or in lieu of those similar funds to be held by the master servicer. See "Servicing of Loans—Buy-Down Loans, GPM Loans and Other
Subsidized Loans." If private mortgage-backed securities are backed by GPM Loans and the value of a multiple class series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the mortgage assets. See "Servicing of Loans—Buy-Down Loans, GPM Loans and Other Subsidized Loans" in this prospectus. Other similar accounts may be established as specified in the related prospectus supplement.

                                                         58

                                    LOAN UNDERWRITING PROCEDURES AND STANDARDS

Underwriting Standards

       The depositor expects that all loans comprising the mortgage assets for a series will have been originated in accordance with the underwriting procedures and standards described in this prospectus, as supplemented by the related prospectus supplement.

       Sellers of the loans may include banks, savings and loan associations, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, or the FDIC, and others. These sellers will make representations and warranties concerning compliance with those underwriting procedures and standards.
Additionally, all or a sample of the loans comprising mortgage assets for a series may be reviewed by or on behalf of the depositor to determine compliance with those underwriting standards and procedures and compliance with other requirements for inclusion in the trust.

       Mortgage loans will have been originated by:

       •         a savings and loan association,

       •         savings bank,

       •         commercial bank,

       •         credit union,

       •         insurance company, or

       •         similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development under Sections 203 and 211 of the National Housing Act.

Manufactured home loans may have been originated by those institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. The originator of a loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA loans and VA loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

       Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information relating to its assets, liabilities, income, credit history, employment history and personal information. The borrower will have also furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. Various considerations may cause an originator of loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

       The adequacy of the property financed by the related loan as security for repayment of that loan will in most cases have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the loan originator or independent appraisers selected in accordance with pre-established guidelines established by the loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based on a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

       The value of the property being financed, as indicated by the appraisal, must currently support, and is anticipated to support in the future, the outstanding loan balance. In most cases, appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform,
Recovery and Enforcement Act of 1989, or FIRREA, and must be on forms acceptable to Fannie Mae and/or Freddie Mac.

                                                         59

       Based on the data provided, various verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the loan and other expenses related to the property. These expenses include property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative, and other fixed obligations other than housing expenses. The originating lender's guidelines for loans secured by single family property in most cases will specify that scheduled payments plus taxes and insurance and all scheduled payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective borrower's gross income. In most cases, these guidelines will be applied only to the payments to be made during the first year of the loan.

       For FHA loans and VA loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each loan will in most cases have been applied. For manufactured home loans that are conventional loans, the related prospectus supplement will specify:

       •         the required minimum down payment,

       •         the maximum amount of purchase price eligible for financing,

       •         the maximum original principal amount that may be financed, and

       •         the limitations on ratios of borrower's scheduled payment to gross monthly income and monthly income net of other fixed payment obligations.

For mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

       Other types of loans that may be included in the mortgage assets for a series are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Balloon Loans,
Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger scheduled payments in subsequent years. ARM loans may involve similar assessments.

       To the extent specified in the related prospectus supplement, the depositor may purchase loans for inclusion in a trust that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, loans may be underwritten under a "limited documentation program," if specified in the prospectus supplement. For those loans, minimal investigation into the borrowers'
credit history and income profile is undertaken by the originator and those loans may be underwritten primarily on the basis of an appraisal of the mortgaged property and LTV ratio on origination. Thus, if the LTV ratio is less than a percentage specified in the related prospectus supplement, the originator may forego other aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

       In addition, mortgage loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property in spite of higher risks of default and losses. The related prospectus supplement describes the underwriting standards applicable to those mortgage loans.

       The underwriting standards applied by the loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. Some states where the mortgaged properties may be located have
"antideficiency" laws requiring that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Loans" in this prospectus.

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       For the underwriting standards applicable to any mortgage loans, those underwriting standards, in most cases, include a set of specific criteria under which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

Loss Experience

       The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing the conventional loans will continue. Further, there is no assurance that appreciation of real estate values will limit loss experiences on non-traditional housing such as manufactured homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the mortgaged property, including Cooperative Dwellings, securing a loan has remained or will remain at the level existing on the date of origination of that loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties securing those loans become equal to or greater than the value of the mortgaged properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates for
Cooperative Loans, could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Legal Aspects of Loans" in this prospectus.

       No assurance can be given that values of manufactured homes have or will remain at the levels existing on the dates of origination of the related loan. Manufactured homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of mortgaged property.
Additionally, delinquency, loss and foreclosure experience on manufactured home loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional mortgaged property.

       To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for loans included in the mortgage assets for a series of securities are not covered by the methods of credit support or the insurance policies described in this prospectus or in the related prospectus supplement, those losses will be borne by holders of the securities of that series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations."

Representations and Warrants

       The seller, or another party as described in the related prospectus supplement, will represent and warrant to the depositor and the trustee regarding the mortgage loans comprising the mortgage assets in a trust, on delivery of the mortgage loans to the trustee under a trust, among other things, that:

       •         any required hazard and primary mortgage insurance policies were effective at the origination of that mortgage loan, and that policy remained in effect on the date of sale, or another date as described in the related prospectus supplement, of that mortgage loan from the seller, or another party specified in the related prospectus supplement, by or on behalf of the depositor;

       •         for each mortgage loan required to have title insurance, either (A) a title insurance policy insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of that mortgage loan and that policy remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor or (B) if the mortgaged property securing that mortgage loan is located in an area where those policies are often not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to those permissible exceptions stated in that certificate, the first lien status of the mortgage,

       •         the seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buy-Down Loan;

                                                         61

       •         there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage, subject only to permissible title insurance exceptions;

       •         the related mortgaged property is free from material damage and at least in adequate repair;

       •         there are no delinquent tax or assessment liens against the related mortgaged property;

       •         if a primary mortgage insurance policy is required for that mortgage loan, that mortgage loan is the subject of that policy; and

       •         that mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

       If the mortgage loans include Cooperative Loans, no representations or warranties concerning title insurance or hazard insurance will be given. In addition, if the mortgage loans include condominium loans, no representation regarding hazard insurance will be given. In most cases, the Cooperative or condominium association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the condominium association is responsible for maintaining standard hazard insurance, insuring the entire condominium building including each individual condominium unit, and the borrowers of that Cooperative or condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or condominium units. See "Servicing of Loans—Maintenance of Insurance Policies and Other Servicing Procedures" in this prospectus. For a Cooperative Loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant that (a) the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan. subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments, and (b) the related Cooperative
Dwelling is free of material damage and in good repair.

       For each manufactured home loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant, among other things that:

       •         immediately prior to the transfer and assignment of the manufactured home loans to the trustee, the seller had good title to, and was the sole owner of, each manufactured home loan;

       •         as of the date of the transfer and assignment, the manufactured home loans are subject to no offsets, defenses or counterclaims;

       •         each manufactured home loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

       •         as of the date of the transfer and assignment, each manufactured home loan constitutes a valid first lien on the related manufactured home and that manufactured home is free of material damage and is in good repair;

       •         as of the date of the representation and warranty, no manufactured home loan is more than 30 days delinquent and there are no delinquent tax or assessment liens against the related manufactured home; and

       •         for each manufactured home loan, any required hazard insurance policy was effective at the origination of each manufactured home loan and remained in effect on the date of the transfer and assignment of the manufactured home loan from the depositor and that all premiums due on that insurance have been paid in full.

In the case of the discovery of the breach of any representation or warranty made by the master servicer concerning a loan that materially and adversely affects the interest of the securityholder in that loan, the seller, or other party as described in the prospectus supplement, will be obligated to cure that breach in all material respects, repurchase that loan from the trustee, or deliver a qualified substitute mortgage loan as described under "The Agreements—Assignment of Mortgage Assets" in this prospectus. See "Risk Factors—Limited
Obligations and Assets of the Depositor" in this prospectus. If the seller or other party fails to cure or repurchase, another party may be required to cure or repurchase as described in the prospectus supplement. The
PMBS trustee, in the case of private mortgage-backed securities, or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of that loan. The master servicer may be obligated to enforce those obligations rather than the trustee or PMBS trustee.

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                                                SERVICING OF LOANS

General

       Customary servicing functions for loans constituting the mortgage assets in the trust will be provided by the master servicer directly or through one or more servicers subject to supervision by the master servicer. If the master servicer is not directly servicing the loans, then the master servicer will:

       •         administer and supervise the performance by the servicers of their servicing responsibilities under their subservicing agreements with the master servicer;

       •         maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related loans; and

       •         advance funds as described under "Advances" in this prospectus.

If the master servicer services the loans through servicers as its agents, the master servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, regardless of its delegation of various responsibilities to that servicer.  The servicing agreements will not contain any terms that are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer, as specified in the related prospectus supplement

       The master servicer will be a party to the pooling and servicing agreement or servicing agreement for any series for which loans comprise the mortgage assets.  The master servicer may be an affiliate of the depositor.
The master servicer and each servicer will usually be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA loans, approved by HUD as an FHA mortgagee.

       The master servicer will be paid the Servicing Fee for the performance of its services and duties under each pooling and servicing agreement or servicing agreement as specified in the related prospectus supplement.
Each servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the portion of the Servicing Fee paid to the servicer under a terminated subservicing agreement if the master servicer elects to perform those servicing functions itself.

       The master servicer, at its election, may pay itself the Servicing Fee for a series for each mortgage loan either by:

       •         withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of that payment in the Collection Account for that series,

       •         withdrawing the Servicing Fee from the Collection Account after the entire scheduled payment has been deposited in the Collection Account, or

       •         requesting that the trustee pay the Servicing Fee out of amounts in the Payment Account.

Collection Procedures; Escrow Accounts

       The master servicer will make reasonable efforts to collect all payments required to be made under the mortgage loans and will, consistent with the related pooling and servicing agreement or servicing agreement for a series and any applicable insurance policies and other forms of credit support, and follow the collection procedures as it follows for comparable loans held in its own portfolio. Consistent with the preceding sentence, the master servicer may, in its discretion:

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       •         waive any assumption fee, late payment charge, or other charge in connection with a loan;

       •         increase the credit limit or extend the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement; and

       •         arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on that loan. However, the master servicer shall first determine that the waiver or extension will not impair the coverage of any related insurance policy or materially and adversely affect the lien of the related mortgage or the lien on any related Additional
                 Collateral.

In addition, if a material default occurs or a payment default is reasonably foreseeable, the master servicer will be permitted, subject to any specific limitations required by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of that mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. This modification, waiver or amendment will be permitted only if it (1) is reasonably likely to produce a greater recovery for that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

       In most cases, the master servicer, to the extent permitted by law, will establish and maintain Escrow
Accounts in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. Mortgage loans and manufactured home loans may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account for those loans. Withdrawals from the Escrow
Accounts are to be made:

       •        to effect timely payment of taxes, assessments, mortgage and hazard insurance,

       •        to refund to borrowers amounts determined to be overages,

       •        to pay interest to borrowers on balances in the Escrow Account to the extent required by law, and

       •        to repair or otherwise protect the property securing the related loan and to clear and terminate that Escrow Account.

The master servicer will be responsible for the administration of the Escrow Accounts and, in most cases, will make advances to that account when a deficiency exists in that account.

Modifications

       In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if in the master servicer's or servicer's determination such modification is not materially adverse to the interests of the securityholders (taking into account any estimated realized loss that might result absent such action), the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure.  However, the master servicer's and servicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following.  Such modification shall not change the mortgage rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related mortgage loan or except in connection with principal prepayments to the extent that such reamortization is not inconsistent with the terms of the mortgage loan, or increase the principal balance).  The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date.  In no event shall a modification reduce the interest rate on a mortgage loan below the rate at which the servicing fee with respect to such mortgage loan accrues.  No modification will be granted without the prior written consent of the credit insurance provider if so required in any credit insurance policy.  In the event any such modification permits the deferment of principal and interest payment on any mortgage loan, the master servicer or servicer shall make
Advances on the related mortgage loan in accordance with the provisions of the related pooling and servicing agreement during the scheduled period in accordance with the amortization schedule of such mortgage loan without modification thereof by reason of such arrangements.

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Deposits to and Withdrawals from the Collection Account

       In most cases, the Collection Account will be an Eligible Account and the funds held in that account may be invested, pending remittance to the trustee, in eligible investments. The master servicer will usually be entitled to
receive as additional compensation any interest or other income earned on funds in the Collection Account.

       In most cases, the master servicer will deposit into the Collection Account for each series on the business day after the closing date any amounts representing scheduled payments due after the related cut-off date but received by the master servicer on or before the related cut-off date. After the cut-off date, the master servicer will deposit into the Collection Account after the date of receipt of those scheduled payments, the following payments and collections received or made by it, other than payments representing principal of and interest on the related loans due on or before that cut-off date:

       •         All payments on account of principal, including prepayments, on those loans;

       •         All payments on account of interest on those loans net of any portion of that payment retained by the related servicer, including the master servicer, if any, as servicing compensation on the loans in accordance with the related pooling and servicing agreement or servicing agreement;

       •         All Insurance Proceeds and all amounts received by the master servicer in connection with the liquidation of defaulted loans or property acquired relating to those defaulted loans, whether through foreclosure sale or otherwise. This includes all payments in connection with those loans received from the mortgagor, other than Liquidation Proceeds, exclusive of proceeds to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, net of Liquidation Expenses;

       •         Any Buydown Funds, and, if applicable, investment earnings on the Buydown Funds required to be paid as described in this prospectus;

       •         All proceeds of any mortgage loan in that trust purchased, or, in the case of a substitution, other amounts representing a principal adjustment, by the master servicer, the seller or any other person under the terms of the related pooling and servicing agreement or servicing agreement;

       •         All amounts required to be deposited in that trust in connection with any losses on eligible investments under the related pooling and servicing agreement or servicing agreement; and

       •         All other amounts required to be deposited in that trust under the related pooling and servicing agreement or servicing agreement.

       The master servicer is permitted, from time to time, to make withdrawals from the Collection Account for various purposes, as specified in the related pooling and servicing agreement or servicing agreement, which, in most cases, will include the following, except as otherwise provided in that agreement:

       •         to make deposits to the Payment Account in the amounts and in the manner provided in the pooling and servicing agreement or servicing agreement;

       •         to reimburse itself for Advances, including amounts advanced for taxes, insurance premiums or similar expenses as to any mortgaged property, out of late payments or collections on the related mortgage loan for which those Advances were made;

       •         to pay to itself unpaid Servicing Fees, out of payments or collections of interest on each mortgage loan;

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       •         to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the related pooling and servicing agreement or servicing agreement, any profits realized on disposition of a mortgaged property acquired by deed in lieu of foreclosure or otherwise allowed under the related pooling and servicing agreement or servicing agreement;

       •         to pay to itself or the seller all amounts received as to each mortgage loan purchased, repurchased or removed under the terms of the related pooling and servicing agreement or servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

       •         to reimburse itself for any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise, subject, in the case of a series with senior securities and subordinate securities, to limitations described in the related pooling and servicing agreement or servicing agreement as described in the related prospectus supplement;

       •         to reimburse itself, the trustee or the depositor for other expenses incurred for which it, the trustee or the depositor is entitled to reimbursement or against which it, the trustee or the depositor is indemnified under the related pooling and servicing agreement or the related servicing agreement and indenture;

       •         to make any other withdrawals permitted by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement;

       •         to pay to itself or any subservicer for the funding of any Draws made on the revolving credit loans, if applicable; and

       •         to clear the Collection Account of amounts relating to the corresponding  loans in connection with the termination of the trust under the pooling  and servicing agreement or servicing agreement.

Servicing Accounts

       In those cases where a servicer is servicing a mortgage loan, the servicer will usually establish and maintain a Servicing Account that will be an Eligible Account and which is otherwise acceptable to the master servicer. The servicer is required to deposit into the Servicing Account all proceeds of mortgage loans received by the servicer, less its servicing compensation and any reimbursed expenses and advances, to the extent permitted by the subservicing agreement. On the date specified in the related prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account for each mortgage loan, after deducting from that remittance an amount equal to the servicing compensation and unreimbursed expenses and advances to which it is then entitled under the related subservicing agreement, to the extent not previously paid to or retained by it. In addition on each of those dates the servicer will be required to remit to the master servicer any amount required to be advanced under the related subservicing agreement, and the servicer will also be required to remit to the master servicer, within one business day of receipt, the proceeds of any principal
Prepayments and all Insurance Proceeds and Liquidation Proceeds.

Buy-down Loans, GPM Loans and Other Subsidized Loans

       For each Buy-Down Loan, if any, included in a trust the master servicer will deposit all Buy-Down Amounts in a Buy-Down Fund. The amount of that deposit, together with investment earnings on that deposit at the rate specified in the related prospectus supplement, will provide sufficient funds to support the payments on that
Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down
Account should amounts in that account and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected. A
Buy-Down Fund, in most cases, will not be included in or deemed to be a part of the trust.

       The terms of some of the loans may provide for the contribution of subsidy funds by the seller of the related mortgaged property or by another entity. The master servicer will deposit the subsidy funds in a Subsidy
Fund for that loan. In most cases, the terms of the loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of that loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to that
Subsidy Fund any of its own funds. The Subsidy Fund, in most cases, will not be included in or deemed to be a part of the trust.

       If the depositor values any GPM Loans deposited into the trust for a multiple class series on the basis of that GPM Loan's scheduled maximum principal balance, the master servicer will deposit in a GPM Fund complying with the requirements described above for the Collection Account an amount which, together with anticipated reinvestment income on that amount, will be sufficient to cover the amount by which payments of principal and interest on those GPM Loans assumed in calculating payments due on the securities of that multiple class series exceed the scheduled payments on those GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series on a prepayment of those GPM Loan as necessary and apply those amounts to the payment of principal and interest on the securities of that series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts in that account and investment earnings on those amounts prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. The GPM Fund, in most cases, will not be included in or deemed to be part of the trust.

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       For any other type of loan which provides for payments other than on the basis of level payments, an account may be established as described in the related prospectus supplement on terms similar to those relating to the Buy-Down Fund, Subsidiary Fund or the GPM Fund.

Advances

       General. The related prospectus supplement will describe when the master servicer or servicer will make an
Advance for delinquent payments of principal of and interest on a loan. In most cases, neither the master servicer nor any servicer will be obligated to make Advances. That obligation to make Advances may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a particular portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided for that obligation as described in the related prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses.
Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds for which that Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies or Liquidation
Proceeds from the related loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Payment Account, Collection Account or Servicing Account. Recovery also may be from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement. For any multiple class series, so long as the related subordinate securities remain outstanding, those Advances may also be reimbursable in most cases out of amounts otherwise distributable to holders of the subordinate securities, if any.

       Advances in Connection with Prepaid Loans. In addition, when a borrower makes a principal prepayment in full between due dates on the related loan, the borrower will usually be required to pay interest on the principal amount prepaid only to the date of that prepayment. In order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to advance moneys as needed to cover a full scheduled payment of interest on the related loan, less any related Servicing Fees. That principal prepayment, together with a full scheduled payment of interest on that prepayment to the extent of the adjustment or advance, will be distributed to securityholders on the related distribution date. If the amount necessary to include a full scheduled payment of interest as described in the second preceding sentence exceeds the amount which the master servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity
Considerations."

Maintenance of Insurance Policies and Other Servicing Procedures

       Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each loan to maintain or will use its best reasonable efforts to cause each servicer of a loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for some other hazards as is customary in the state in which the property securing the related loan is located. See "Description of
Mortgage and Other Insurance" in this prospectus. In most cases, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related loan.

       The master servicer will also maintain on REO Property that secured a defaulted loan and that has been acquired on foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of that REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired for a defaulted loan, other than under those applicable laws and regulations as shall at any time be in force and shall require for additional insurance. When, at the time of origination of a loan or at any time during the term of the loan the master servicer or the related servicer determines that the related mortgaged property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency
Management Agency as having special flood hazards and flood insurance has been made available, the borrower will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal
Insurance Administration with an acceptable insurance carrier, in an amount representing coverage not less than the lesser of:

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       •         the outstanding principal balance of the loan or

       •         the maximum amount of insurance which is available under the National  Flood Insurance Act of
                 1968, the Flood Disaster Protection Act of 1983 or  the National Flood Insurance Reform Act of 1994,
                 as amended.

The pooling and servicing agreement or servicing agreement will obligate the mortgagor to obtain and maintain all requisite flood insurance coverage at the mortgagor's cost and expense, and on the mortgagor's failure to do so, authorizes the master servicer or servicer to obtain and maintain that coverage at the mortgagor's cost and expense and to seek reimbursement for that cost and expense from the mortgagor.

       Any amounts collected by the master servicer or the servicer, as the case may be, under those policies of insurance, other than amounts to be applied to the restoration or repair of the mortgaged property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement, will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by that policy absent that deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of that deductible clause.

       The depositor will not require that a standard hazard or flood insurance policy be maintained on the
Cooperative Dwelling relating to any Cooperative Loan. In most cases, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's
Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing that Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a condominium unit relating to any condominium loan. In most cases, the condominium association is responsible for maintenance of hazard insurance insuring the entire condominium building, including each individual condominium unit, and the owner(s) of an individual condominium unit do not maintain separate hazard insurance policies. To the extent, however, that a condominium association and the related borrower on a condominium loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's condominium unit or the related condominium building could significantly reduce the value of the collateral securing that condominium loan to the extent not covered by other credit support.

       Special Hazard Insurance Policy. If, and to the extent specified in the related prospectus supplement, the master servicer will maintain a special hazard insurance policy, in the amount specified in the related prospectus supplement, in full force and effect for the loans. In most cases, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy. However, if the cost of that replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, in most cases, be reduced to a level so that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account, net of amounts to be used to repair, restore or replace the related property securing the loan or to reimburse the master servicer or a servicer for related amounts owed to it. Some characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other
Insurance—Hazard Insurance on the Loans."

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       Primary Mortgage Insurance. To the extent described in the related prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy for each conventional loan secured by single family property for which that coverage is required for as long as the related mortgagor is obligated to maintain that primary mortgage insurance under the terms of the related loan. The master servicer will not cancel or refuse to renew that primary mortgage insurance policy in effect at the date of the initial issuance of the securities that is required to be kept in force unless a replacement primary mortgage insurance policy for that cancelled or nonrenewed policy is maintained with a Qualified Insurer.

       Primary insurance policies will be required for manufactured home loans only to the extent described in the related prospectus supplement. If primary mortgage insurance is to be maintained for manufactured home loans, the master servicer will be required to maintain that insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and
Other Insurance—Mortgage Insurance on the Loans."

       FHA Insurance and VA Guarantees. To the extent specified in the related prospectus supplement, all or a portion of the loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps that are reasonably necessary to keep that insurance and guarantees in full force and effect. See
"Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans."

       Pool Insurance Policy. The master servicer may be obligated to use its best reasonable efforts to maintain a pool insurance policy for the loans in the amount and with the coverage described in the related prospectus supplement. In most cases, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the loans. The master servicer will be obligated to pay the premiums for that pool insurance policy on a timely basis.

       The prospectus supplement will identify the pool insurer for the related series of securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the related prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another
Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced. However, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, in most cases, be reduced to a level so that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the
Collection Account, net of expenses of the master servicer or any related unreimbursed Advances or unpaid
Servicing Fee. Typical terms of the pool insurance policy are described under "Description of Mortgage and Other
Insurance—Mortgage Insurance on the Loans."

       Bankruptcy Bond. The master servicer may be obligated to use its best reasonable efforts to obtain and after those efforts maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related agreement, unless coverage under that bankruptcy bond has been exhausted through payment of claims. The master servicer may be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of securities. See "Description of Mortgage and Other
Insurance—Bankruptcy Bond" in this prospectus.

                                                         69

Presentation of Claims; Realization on Defaulted Loans

       The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims for any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable relating to any FHA insurance or VA guarantee respecting defaulted mortgage loans.

       The master servicer will use its reasonable best efforts to foreclose on, repossess or otherwise comparably convert the ownership of the real properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities for comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines:

       •         that restoration or foreclosure will increase the Liquidation Proceeds of the related mortgage loan available to the securityholders after reimbursement to itself for those expenses, and

       •         that those expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

In spite of anything to the contrary in this prospectus, in the case of a trust for which a REMIC election or elections have been made, the master servicer shall not liquidate any collateral acquired through foreclosure later than two years after the acquisition of that collateral, unless a longer period of time is necessary for the orderly liquidation of the collateral and the master servicer has obtained from the Internal Revenue Service, or IRS, an extension of the two year period within which it would otherwise be required to liquidate the collateral. While the holder of mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

       For a mortgage loan in default, the master servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both of those remedies if it determines that one remedy is more likely to result in a greater recovery. If that mortgage loan is an Additional Collateral Loan, the master servicer, or the related servicer, if the lien on the Additional Collateral for that Additional Collateral Loan is not assigned to the trustee on behalf of the securityholders, may proceed against the related mortgaged property or the related
Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which that Additional Collateral is held, including any third-party guarantee. On the first to occur of final liquidation, by foreclosure or otherwise, and a repurchase or substitution under a breach of a representation and warranty, that mortgage loan will be removed from the related trust if it has not been removed previously. Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances, if any, and Excluded Balances as described in the related prospectus supplement.

       If any property securing a defaulted loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines:

       •         that restoration will increase the Liquidation Proceeds of the loan after reimbursement of the expenses incurred by that servicer or the master servicer, and

       •         that those expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

As to collateral securing a Cooperative Loan, any prospective purchaser will, in most cases, have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Legal Aspects of Loans—On
Cooperative Loan Security" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring that approval could limit the number of potential purchasers for those shares and otherwise limit the trust's ability to sell and realize the value of those shares.

                                                         70

       For a defaulted manufactured home loan, the value of the related manufactured home can be expected to be less on resale than a new manufactured home. To the extent equity does not cushion the loss in market value, and that loss is not covered by other credit support, a loss may be experienced by the trust.

Enforcement of Due-on-sale Clauses

       In most cases, for a series, when any mortgaged property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of that prospective conveyance and prior to the time of the consummation of that conveyance, exercise the trustee's right to accelerate the maturity of that loan under the applicable "due-on-sale" clause, if any, unless the master servicer reasonably believes that the clause is not enforceable under applicable law or if the enforcement of that clause would result in loss of coverage under any primary mortgage insurance policy. If those conditions are not met or the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into a substitution or assumption agreement, on behalf of the trustee, with the person to whom that property has been or is about to be conveyed. Under this agreement, that person becomes liable under the loan and under which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a loan may not be changed in connection with a substitution or assumption.

Servicing Compensation and Payment of Expenses

       The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In most cases, the master servicer or any servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted loans and as otherwise specified in this prospectus.

       In most cases, the master servicer will pay the fees of the servicers, if any, and various expenses incurred in connection with the servicing of the loans, including, without limitation:

       •         the payment of the fees and expenses of the trustee and independent accountants,

       •         payment of insurance policy premiums and the cost of credit support, if any, and

       •         payment of expenses incurred in enforcing the obligations of servicers and sellers and in the preparation of reports to securityholders.

Some of these expenses may be reimbursable under the terms of the related agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers and sellers, from any recoveries in excess of amounts due on the related loans or from specific recoveries of costs.

       The master servicer will be entitled to reimbursement for various expenses incurred by it in connection with the liquidation of defaulted loans. The related trust will suffer no loss by reason of those expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under those insurance policies has been exhausted, the related trust will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to securityholders. In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, that right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other forms of credit support. The master servicer is also entitled to reimbursement from the Collection Account and the Payment
Account for Advances.

       In most cases, the rights of the master servicer to receive funds from the Collection Account or the
Payment Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of
Advances, expenses or otherwise, are not subordinate to the rights of securityholders of that series.

                                                         71

Evidence as to Compliance

       In most cases, each pooling and servicing agreement and each servicing agreement will provide for delivery, on or before a specified date in each year, to the trustee of an annual statement signed by an officer of each entity responsible for the servicing function to the effect that such entity has fulfilled in all material respects its obligations under the related agreement throughout the preceding year. If there has been material noncompliance with those servicing standards or a failure in the fulfillment of any obligation, that statement shall include a description of that noncompliance or specify such failure known, as the case may be, and the nature and status of the default. The statement may be provided as a single form making the required statements as to more than one agreement.

         The officer's certificate shall be accompanied by a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria").  The AB
Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         Each entity responsible for the servicing function will also deliver with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         Copies of the annual reports on assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge, upon written request to the servicer or trustee.
These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under
Regulation AB.

Matters Regarding the Master Servicer and the Depositor

       The master servicer for each series will be identified in the related prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

       In most cases, the master servicer may not resign from its obligations and duties under the related pooling and servicing agreement or servicing agreement except on its determination that its duties under that agreement are no longer permissible under applicable law or except in connection with a permitted transfer of servicing. This resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related agreement.

       In the event of an Event of Default under the related pooling and servicing agreement or servicing agreement, the master servicer may be replaced by the trustee or a successor master servicer. See "The
Agreements—Rights in the Case of Events of Default" in this prospectus.

       In most cases, the master servicer has the right, with the consent of the trustee, which consent shall not be unreasonably withheld, to assign its rights and delegate its duties and obligations under the pooling and servicing agreement or servicing agreement for each series; provided that the purchaser or transferee accepting that assignment or delegation:

       •         is qualified to sell loans to and service mortgage loans for Fannie Mae or Freddie Mac;

       •         has a net worth of not less than $10,000,000;

       •         is acceptable to each rating agency for purposes of maintaining its then-current ratings of the securities;

       •         is reasonably acceptable to the trustee; and

       •         executes and delivers to the depositor and the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by that purchaser or transferee of the due and punctual performance and performed or observed by the master servicer under the related pooling and servicing agreement or servicing agreement from and after the date of that agreement.

                                                         72

       To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, that subsidiary or affiliate need not satisfy the criteria described above. However, in that instance the assigning master servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer described in the preceding paragraph.

         On and after the time the  trustee  receives  a notice of  termination  or the  resignation  of the master servicer,  the trustee shall be the successor to the master servicer,  but only in its capacity as master servicer, and not in any other,  and the  transactions  set forth or  provided  for  therein  and shall be subject to all the responsibilities,  duties and liabilities  relating thereto placed on the master servicer  including the obligation to make  Advances  which  have  been or will be  required  to be made  by the  terms  and  provisions  thereof.  As compensation  therefor,  the trustee shall be entitled to all funds  relating to the mortgage loans that the master servicer  would have been  entitled  to charge to the  Collection  Account,  provided  that the  terminated  master servicer  shall  nonetheless  be  entitled  to  payment  or  reimbursement  to the  extent  that  such  payment  or reimbursement  relates to the period prior to termination of the master  servicer.  Notwithstanding  the foregoing, if the trustee has become the  successor  to the master  servicer,  the trustee may, if it shall be unwilling to so act, or shall,  if it is prohibited  by applicable  law from making  Advances,  or if it is otherwise  unable to so act, appoint,  or petition a court of competent  jurisdiction to appoint,  any established  mortgage loan servicing institution,  which is also a Fannie Mae or Freddie  Mac  approved  seller/servicer  for first and second  loans in good  standing,  having a net  worth of at least  $10,000,000,  as the  successor  to the  master  servicer  in the assumption of all or any part of the  responsibilities,  duties or  liabilities of the master  servicer  hereunder.
Pending  appointment  of a  successor  to the  master  servicer  hereunder,  the  trustee,  unless  the  trustee is prohibited by law from so acting,  shall act in such  capacity as herein above  provided.  In connection  with such appointment and assumption,  the trustee may make such  arrangements  for the compensation of such successor out of payments on the related  mortgage  loans as it and such  successor  shall agree;  provided,  however,  that no such compensation  shall be in excess of the master  servicing  fee.  The  trustee  and such  successor  shall take such action,  consistent with the related  agreement,  as shall be necessary to effectuate any such succession.  Neither the trustee nor any other  successor  master  servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution  hereunder or any portion thereof or any failure to perform,  or any delay in performing,  any duties or responsibilities  hereunder, in either case caused by the failure of the master servicer to deliver or provide,  or any delay in  delivering  or  providing,  any cash,  information,  documents or records to it.

       Each pooling and servicing agreement and each servicing agreement will also provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the related trust or the securityholders for any action taken or for failing to take any action in good faith under the related agreement or for errors in judgment. However, neither the master servicer, the depositor, nor any other person will be protected against any breach of warranty or representations made by that party under the related agreement or the failure to perform its obligations in compliance with any standard of care described in the related agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under that agreement. Each pooling and servicing agreement and each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification from the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under that agreement or by reason of reckless disregard of obligations and duties under that agreement. In addition, the related agreement provides that neither the master servicer nor the depositor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the related agreement which, in its opinion, may involve it in any expense or liability. The master servicer or the depositor may, in its discretion, undertake that action which it may deem necessary or desirable for the related agreement and the rights and duties of the parties to that agreement and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of that action and any liability resulting from that action will be expenses, costs, and liabilities of the trust and the master servicer or the depositor will be entitled to be reimbursed for those expenses, costs and liabilities out of the Collection Account, or the
Payment Account, if applicable.

                                                         73

                                                  CREDIT SUPPORT

General

       For any series, credit support may be provided for one or more classes of that series or the related mortgage assets. Credit support may be in the form of the following:

       •         a letter of credit;

       •         the subordination of one or more classes of the securities of that series;

       •         subordination created through overcollateralization;

       •         the establishment of one or more reserve funds;

       •         use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

       •         financial guarantee insurance;

       •         the use of cross-support features;

       •         interest rate swaps and yield supplement agreements; or

       •         performance bonds, or any combination of the foregoing, in any case, in the amounts and having the terms and conditions as are acceptable to each rating agency which assigns a rating to the securities of the related series.

Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations described in that insurance policy.

       For any series of securities backed by Trust Balances of revolving credit loans, the credit support provided with respect to the securities will cover any portion of any losses allocated to the Trust Balances, to the extent that credit support is available to cover losses otherwise allocable to those securities, subject to any limitations described in this prospectus and in the related prospectus supplement.

       In most cases, for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities at the security interest rate. If losses occur which exceed the amount covered by credit support or which are not covered by credit support, those losses will be borne by the securityholders. If credit support is provided for a series, the related prospectus supplement will include a description of:

       •         the amount payable under that credit support,

       •         any conditions to payment under that credit support not otherwise described in this prospectus,

       •         the conditions under which the amount payable under that credit support may be reduced and under which that credit support may be terminated or replaced, and

       •         the material provisions of any agreement relating to that credit support.

Additionally, the related prospectus supplement will provide some information on the issuer of any third-party credit support, including:

       •         a brief description of its principal business activities,

       •         its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

       •         if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and

       •         its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

                                                         74

Subordinate Securities; Subordination Reserve Fund

       In some issuances, one or more classes of a series may be subordinate securities. The rights of the subordinate securityholders to receive distributions of principal and interest from the Payment Account on any distribution date may be subordinated to the rights of the senior securityholders to the extent of the then applicable Subordinated Amount as defined in the related prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders, including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the senior securityholders. The Subordinated Amount will usually increase whenever there is distributed to the subordinate securityholders amounts for which subordination payments have previously been paid to the senior securityholders, which will occur when subordination payments for delinquencies and some other deficiencies have been recovered.

       A series may include a class of subordinate securities entitled to receive cash flows remaining after distributions made to all other classes. That right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. The subordination of a class may apply only in the event of some types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of some provisions of the federal bankruptcy code, 11
United States Code 101 et seq., and regulations promulgated under the federal bankruptcy code, or the Bankruptcy
Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan.

       In some cases, for any series which includes one or more classes of subordinate securities, a
Subordination Reserve Fund may be established. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of subordinate securities, or both, as specified in the related prospectus supplement. In most cases, the Subordination Reserve Fund will not be a part of the trust. If the Subordination Reserve Fund is not a part of the trust, the trustee will have a security interest in that
Subordination Reserve Fund on behalf of the senior securityholders. Moneys will be withdrawn from the
Subordination Reserve Fund to make distributions of principal of or interest on senior securities under the circumstances described in the related prospectus supplement.

       Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments.
Any reinvestment income or other gain from those investments will usually be credited to the Subordination
Reserve Fund for that series, and any loss resulting from those investments will be charged to that Subordination
Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the required reserve fund balance may be periodically released to the subordinate securityholders under the conditions and to the extent specified in the related prospectus supplement. Additional information concerning any Subordination Reserve Fund will be described in the related prospectus supplement, including the amount of any initial deposit to that Subordination Reserve
Fund, the required reserve fund balance to be maintained in the Subordination Reserve Fund, the purposes for which funds in the Subordination Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.

Overcollateralization

       Subordination may be provided by one or more classes of senior securities through overcollateralization,
i.e., by having a greater amount of aggregate principal balance of the mortgage assets for a series than the aggregate principal balance of the securities of that series. That subordination may exist on the closing date or may be effected through the allocation of interest payments on the loans to reduce the principal balances of some classes of securities.

       In a series with overcollateralization, the allocation of losses to the securities is handled through the priority of payment process, first by interest that otherwise would pay down principal on the securities, and then those losses would be allocated to the senior securities only if the principal balance of the mortgage loans was reduced to less than the principal balance of the senior securities. The level of overcollateralization required under the provisions of the related pooling and servicing agreement or indenture will be subject to various tests based primarily on the loss and delinquency experience of the related mortgage assets, and will be raised and lowered accordingly.

                                                         75

Cross-Support Features

       If the mortgage assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust that includes a cross-support feature, only assets of the trust will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust. A trust will not provide a cross-support feature that benefits securities issued by any other trust, and a trust will not receive cross-support from any other trust.

Insurance

       Credit support for a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, for all loans comprising or underlying the mortgage assets for a series, or those loans that have specified characteristics. Those insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related prospectus supplement, include:

       •        a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy,

       •        a special hazard insurance policy covering risks not covered by standard hazard insurance policies,

       •        a bankruptcy bond covering a number of losses resulting from the bankruptcy of a borrower and application of various provisions of the Bankruptcy Code,

       •        a repurchase bond covering the repurchase of a loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related loan, or

       •        other insurance covering other risks associated with the particular type of loan. See
                "Description of Mortgage and Other Insurance."

Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the loans comprising the mortgage assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Letter of Credit

       The letter of credit, if any, for a series of securities will be issued by the letter of credit bank specified in the related prospectus supplement. Under the letter of credit, the letter of credit bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under that letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities.
The letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under that letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust. See "Description of the Securities—Optional Termination"
and "The Agreements—Termination." A copy of the letter of credit for a series, if any, will be filed with the
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

                                                         76

Financial Guarantee Insurance

       Financial guarantee insurance, if any, for a series of securities will be provided by one or more insurance companies. That financial guarantee insurance will guarantee, for one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions described in or determined in the manner specified in the related prospectus supplement. The financial guarantee insurance may also guarantee against any payment made to a securityholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guarantee insurance for a series, if any, will be filed with the Commission as an exhibit to a Current
Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

Reserve Funds

       One or more reserve funds may be established for a series, in which cash, a letter of credit, Eligible
Reserve Fund Investments, a demand note or a combination of the foregoing, in the amounts, if any, so specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in those reserve funds a specified amount of the distributions received on the related mortgage assets as specified in the related prospectus supplement.

       Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those deposits, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the securities, if required as a condition to the rating of that series by each rating agency rating that series. Reserve funds may be established to provide limited protection, in an amount satisfactory to each rating agency which assigns a rating to the securities, against various types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan. Following each distribution date amounts in that reserve fund in excess of any required reserve fund balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the trustee.

       Moneys deposited in any reserve funds will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to the master servicer or a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements—Investment of Funds." In most cases, the reserve fund, if any, for a series will not be a part of the trust.

       Additional information concerning any reserve fund will be provided in the related prospectus supplement, including the initial balance of that reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Derivatives

       The trust fund may include one or more derivative instruments, as described in this section.  All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool.
Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

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       An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the
London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate
(such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury
Bill rates).  An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

       The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support.  Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

       A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

       Under a mandatory auction procedure, the auction administrator will solicit bids for purchase of the securities in the secondary market from dealers and institutional investors.  The sponsor and depositor and their affiliates are not allowed to bid in an auction.  There is no minimum required bid.  If bids are received for the entire amount of the securities subject to the mandatory auction, then the auction will have been successful and the securities will be sold to the highest bidders.  The prices at which the securities are sold through this procedure will be used as the value of the securities for purposes of the market value swap.  If the total auction price is less than par, the market value swap counterparty will pay the shortfall.  If the total auction price is greater than par, then the counterparty will receive the excess.  If the total auction price is less than par, the original investors in the securities will receive the auction price plus the market value swap proceeds, which together will equal par.

       The mandatory auction will close if sufficient bids are received covering all of the offered securities that are subject to the mandatory auction, and if the market value swap covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their securities.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their securities and will receive the required par purchase price.  If the offered securities are registered in book entry form, then the tender will take place through the book entry facilities, with no action required on the investor's part.  When the mandatory auction closes and the original investors tender their securities and receive the par purchase price, the offered securities remain outstanding, and continue to receive distributions in accordance with their original terms.

       The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

       Any derivative contracts will be documented based upon the standard forms provided by the International
Swaps and Derivatives Association, or ISDA.  These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.  Standard ISDA definitions also will be incorporated by reference.  Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values.  For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

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       In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

       There can be no assurance that the trust will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a derivative when it would be economically advantageous to the trust to do so.

Performance Bond

       If stated in the related prospectus supplement, the master servicer or a servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the master servicer or servicer, as applicable, of one or more of its obligations under the related pooling and servicing agreement or servicing agreement, including its obligation to advance delinquent installments of principal and interest on mortgage loans and its obligation to repurchase mortgage loans in the event of a breach by the master servicer or servicer of a representation or warranty contained in the related pooling and servicing agreement or servicing agreement.
In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related rating agency, with the result that the outstanding rating on the securities would be reduced by the related rating agency, the master servicer or servicer will be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the securities or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

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                                    DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

       The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages under those insurances are general descriptions only and do not purport to be complete.

Mortgage Insurance on the Loans

       In most cases, all mortgage loans that are conventional loans secured by single family property and which had initial LTV ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each of those mortgage loans in excess of 75% of the original appraised value of the related mortgaged property and remaining in force until the principal balance of that mortgage loan is reduced to
80% of that original appraised value.

       In some cases, a pool insurance policy will be obtained to cover any loss, subject to limitations described in this prospectus, occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. See "Pool Insurance Policy" in this prospectus.
Neither the primary mortgage insurance policies nor any pool insurance policy will insure against losses sustained in the event of a personal bankruptcy of the borrower under a mortgage loan. See "Legal Aspects of
Loans" in this prospectus. Those losses will be covered to the extent described in the related prospectus supplement by the bankruptcy bond or other credit support, if any.

       To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed mortgage loan, and to the extent those losses are not covered by the pool insurance policy or other credit support for that series, those losses, if any, would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See
"Hazard Insurance on the Loans" in this prospectus. Other hazard risks will not be insured and the occurrence of those hazards could adversely affect payments to the securityholders.

       Primary Mortgage Insurance. While the terms and conditions of the primary mortgage insurance policies issued by one primary insurer will differ from those in primary mortgage insurance policies issued by other primary insurers, each primary mortgage insurance policy, in most cases, will pay either:

       •         the insured percentage of the loss on the related mortgaged property;

       •         the entire amount of that loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

       •         at the option of the primary insurer under various primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, after that date, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred or an approved sale.

The amount of the loss as calculated under a primary mortgage insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of that mortgage loan and accrued and unpaid interest on that mortgage loan and reimbursement of various expenses, less:

       •         rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property,

       •         hazard insurance proceeds in excess of the amount required to restore that mortgaged property and which have not been applied to the payment of the mortgage loan,

       •         amounts expended but not approved by the primary insurer,

       •         claim payments previously made on that mortgage loan, and

       •         unpaid premiums and other amounts.

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As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the mortgagor. the insured will typically be required, among other things, to:

       •         advance or discharge hazard insurance premiums and, as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

       •         in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

       •         tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

The pooling and servicing agreement or servicing agreement for a series, in most cases, will require that the master servicer or servicer maintain, or cause to be maintained, coverage under a primary mortgage insurance policy to the extent this coverage was in place on the cut-off date. In the event that the depositor gains knowledge that, as of the closing date, a mortgage loan had a LTV Ratio at origination in excess of 80% and was not the subject of a primary mortgage insurance policy, was not included in any exception to that standard disclosed in the related prospectus supplement, and that the mortgage loan has a then current LTV Ratio in excess of 80%, then the master servicer or the servicer is required to use its reasonable efforts to obtain and maintain a primary mortgage insurance policy to the extent that this kind of policy is obtainable at a reasonable price.

       Any primary mortgage insurance or primary credit insurance policies relating to loans secured by manufactured homes will be described in the related prospectus supplement.

       FHA Insurance and VA Guarantees. The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act.
Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section
234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

       Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

       The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, and additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

       When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for tax, insurance and similar payments made by it and to deduct amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to loans underlying a series of securities will be described in the related prospectus supplement.

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       The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased on a pro rata basis with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. In spite of the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted.
The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage on its assignment to the VA.

       Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of specified amounts. The amount of that additional coverage will be specified in the related prospectus supplement. Any VA guaranty relating to loans underlying a series of securities will be described in the related prospectus supplement.

       Pool Insurance Policy. The master servicer may be required to maintain the pool insurance policy and to present or cause the servicers, if any, to present claims under that policy on behalf of the trustee and the securityholders. See "Servicing of Loans—Maintenance of Insurance Policies and Other Servicing Procedures."
Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of those policies. The related prospectus supplement will describe any provisions of a pool insurance policy which are materially different from those described in this prospectus.

       The responsibilities of the master servicer, the amount of claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a pool insurance policy are similar to those described above for primary mortgage insurance policies, subject to the aggregate limit on the amount of coverage. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans in the related trust that have LTV ratios at the time of origination in excess of 80% and that a claim under that primary mortgage insurance policy has been submitted and settled. FHA insurance and VA guarantees will be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which, in most cases, will be:

       •         the amount of the unpaid principal balance of the defaulted mortgage loan immediately prior to the sale of the mortgaged property,

       •         the amount of the accumulated unpaid interest on that mortgage loan to the date of claim settlement at the contractual rate of interest, and

       •         advances made by the insured as described above less a number of specified payments.

       An approved sale is:

       •         a sale of the mortgaged property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval,

       •         a foreclosure or trustee's sale of the mortgaged property at a price exceeding the maximum amount specified by the pool insurer,

       •         the acquisition of the mortgaged property under the primary mortgage insurance policy by the mortgage insurer, or

       •         the acquisition of the mortgaged property by the pool insurer.

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       As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and merchantable title to the mortgaged property. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and that these expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

       The original amount of coverage under the pool insurance policy will be reduced over the life of the securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer on disposition of all foreclosed mortgaged properties covered by that policy. The amount of claims paid includes expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent mortgage loans to the date of payment of the claim. See "Legal Aspects of Loans" in this prospectus. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the trust, and thus will affect adversely payments on the securities. In addition, the exhaustion of coverage under any pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance relating to a delinquent loan would not be recoverable from the proceeds of the liquidation of that loan or otherwise, it will not be obligated to make an advance for that delinquency since the Advance would not be ultimately recoverable by it. See "— Servicing of
Loans — Advances."

       Mortgage Insurance for Manufactured Home Loans. A manufactured home loan may be an FHA loan or a VA loan.
Any primary mortgage or similar insurance and any pool insurance policy relating to manufactured home loans will be described in the related prospectus supplement.

Hazard Insurance on the Loans

       Standard Hazard Insurance Policies for Mortgage Loans. The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. That coverage, in most cases, will be in an amount equal to the lesser of the principal balance of that mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement or servicing agreement will provide that the master servicer or servicer shall cause those hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to in the next paragraph and under
"Special Hazard Insurance Policy" and "Other Hazard—Related Insurance Liability Insurance," or on the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors.

       In most cases, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of those terms and conditions are dictated by respective state laws. Those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in other cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement or servicing agreement, in most cases, requires the master servicer or servicer to cause to be maintained for that mortgage loan serviced, flood insurance as described under "Servicing of Loans—Maintenance of Insurance Policies and Other Servicing Procedures."

       Standard Hazard Insurance Policies for Manufactured Home Loans. The terms of the pooling and servicing agreement or servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained for each manufactured home loan one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the mortgagor on the related manufactured home loan, whichever is less. That coverage may be provided by one or more blanket insurance policies covering losses on the manufactured home loans resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related manufactured home loan, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

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       If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for that manufactured home or indemnify the trustee against any damage to that manufactured home prior to resale or other disposition.

       Special Hazard Insurance Policy. Although the terms of those policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan, title to which has been acquired by the insured, and to the extent that damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained for that property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay. The amount of this payment is the lesser of (a) the cost of repair or replacement of that property or (b) on transfer of the property to the special hazard insurer, the unpaid principal balance of that loan at the time of acquisition of that property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the master servicer or the servicer for that property. If the unpaid principal balance plus accrued interest and various expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty workmanship or materials, except under specific circumstances, nuclear reaction, flood if the mortgaged property is in a federally designated flood area, chemical contamination and other risks.

       Restoration of the property with the proceeds described under (a) in the preceding paragraph is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim that the pool insurance policy may be validly presented for the defaulted loan secured by that property. The payment described under (b) in the preceding paragraph will render unnecessary presentation of a claim relating to that loan under the pool insurance policy Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond

       In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan, and, if specified in the related prospectus supplement, any related Additional
Collateral, at an amount less than the then outstanding principal balance of that loan. The amount of the secured debt could be reduced to that value, and the holder of that loan thus would become an unsecured creditor to the extent the outstanding principal balance of that loan exceeds the value so assigned to the property, and any related Additional Collateral, by the bankruptcy court. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans" in this prospectus. If so provided in the related prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract for proceedings relating to borrowers under the Bankruptcy Code. The bankruptcy bond will cover some losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover some unpaid interest on the amount of that principal reduction from the date of the filing of a bankruptcy petition.

       The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all loans in the trust secured by single unit primary residences. In most cases, that amount will be reduced by payments made under that bankruptcy bond relating to those loans.

Repurchase Bond

       The seller, the depositor or the master servicer may be obligated to repurchase any loan, up to an aggregate dollar amount specified in the related prospectus supplement, for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of that loan. That obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the seller, the depositor or the master servicer.

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                                                  THE AGREEMENTS

       The following summaries describe specific provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the related agreements. Where particular provisions or terms used in the related agreements are referred to, those provisions or terms are as specified in the related agreements.

Assignment of Mortgage Assets

       General. The depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the mortgage assets and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the mortgage assets after the cut-off date specified in the related prospectus supplement, except for any Retained Interests. The trustee will, concurrently with that assignment, execute and deliver the securities.

       Assignment of Private Mortgage-Backed Securities. The depositor will cause private mortgage-backed securities to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its agent or correspondent, will have possession of any certificated private mortgage-backed securities. In most cases, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Funds—Private Mortgage-Backed Securities" in this prospectus. Each private mortgage-backed security will be identified in the mortgage certificate schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee. In the related agreement, the depositor will represent and warrant to the trustee regarding the private mortgage-backed securities:

       •         that the information contained in the mortgage certificate schedule is true and correct in all material respects;

       •         that, immediately prior to the conveyance of the private mortgage-backed securities, the depositor had good title thereto, and was the sole owner of those private mortgage-backed securities, subject to any Retained Interests;

       •         that there has been no other sale by it of that private mortgage-backed securities; and

       •         that there is no existing lien, charge, security interest or other encumbrance, other than any
                 Retained Interest, on those private mortgage-backed securities.

       Assignment of Agency Securities. The depositor will transfer, convey and assign to the trustee, or its nominee or correspondent, all right, title and interest of the depositor in the Agency Securities and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the Agency Securities after the cut-off date specified in the related prospectus supplement, except for any Retained Interest. The depositor will cause the Agency Securities to be registered in the name of the trustee, or its nominee or correspondent, and the trustee will concurrently authenticate and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date and the annual pass-through rate or interest rate for each Agency Security conveyed to the trustee.

       Assignment of Mortgage Loans. In addition, except as provided below for some securities backed by Trust
Balances of revolving credit loans, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian:

       •         the mortgage note for each mortgage loan endorsed without recourse to the order of the trustee or in blank;

       •         the original mortgage with evidence of recording indicated on that mortgage note, except for any mortgage not returned from the public recording office, in which case a copy of that mortgage will be delivered, together with a certificate that the original of that mortgage was delivered to the recording office; and

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       •         an assignment of the mortgage in recordable form and, if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents as described in the related agreement.

The trustee, or, in some cases, the custodian, will hold those documents in trust for the benefit of the securityholders.

       In most cases, the depositor will, at the time of delivery of the securities, cause assignments to the trustee of the mortgage loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, that recording is not required to protect the trustee's interest in the mortgage loan. As promptly as possible, the depositor will cause that assignments to be so recorded, in which event, the related agreement may require the depositor to repurchase from the trustee any mortgage loan required to be recorded but not recorded within that time, at the price described above for repurchase by reason of defective documentation. In most cases, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a mortgage loan to be recorded.

       Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System.  In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS® System may, at the discretion of a servicer, in the future be held through the
MERS® System.  For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage
Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS® System.  For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

       For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the related prospectus supplement. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded
Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and that review covered all documentation for the Trust Balance.

       For any mortgage loans which are Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian:

       •         the related original cooperative note endorsed to the order of the trustee,

       •         the original security agreement, the proprietary lease or occupancy agreement,

       •         the recognition agreement,

       •         an executed financing agreement, and

       •         the relevant stock certificate and related blank stock powers.

The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

       Each mortgage loan will be identified in the mortgage loan schedule appearing as an exhibit to the related agreement. That mortgage loan schedule will specify, among other things, for each mortgage loan:

       •         the original principal amount and unpaid principal balance as of the cut-off date;

       •         the current interest rate;

       •         the current scheduled payment of principal and interest; the maturity date of the related mortgage note;

       •         if the mortgage loan is an ARM loan, the minimum mortgage rate, the maximum mortgage rate, if any, and the Periodic Rate Cap; and

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       •         whether the mortgage loan is an Additional Collateral Loan, a Balloon Loan, a Cooperative Loan,
                 a GPM Loan, a GEM Loan, a Buy-Down Loan or a mortgage loan with other than fixed scheduled payments and level amortization.

       Assignment of Manufactured Home Loans. The depositor will cause any manufactured home loans included in the mortgage assets for a series of securities to be assigned to the trustee, together with principal and interest due on or for the manufactured home loans after the cut-off date specified in the related prospectus supplement. Each manufactured home loan will be identified in the loan schedule appearing as an exhibit to the related agreement. That loan schedule will specify, for each manufactured home loan, among other things:

       •         the original principal balance and the outstanding principal balance as of the close of business on the cut-off date;

       •         the interest rate;

       •         the current scheduled payment of principal and interest; and

       •         the maturity date of the manufactured home loan.

       In addition, for each manufactured home loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original manufactured home loan and copies of documents and instruments related to each manufactured home loan and the security interest in the manufactured home securing each manufactured home loan. To give notice of the right, title and interest of the securityholders to the manufactured home loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all manufactured home loans as collateral. In most cases, the manufactured home loans will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured home loans without notice of that assignment. the interest of the securityholders in the manufactured home loans could be defeated. See "Legal Aspects of Loans—Manufactured Home Loans."

       The seller, or other party as described in the related prospectus supplement, will provide limited representations and warranties to the depositor and the trustee concerning the manufactured home loans. Those representations and warranties will include:

       •         that the information contained in the loan schedule provides an accurate listing of the manufactured home loans and that the information about those manufactured home loans listed in that loan schedule is true and correct in all material respects at the date or dates when that information is furnished;

       •         that, immediately prior to the conveyance of the manufactured home loans, the depositor had good title to, and was sole owner of, those manufactured home loans, subject to any Retained Interests;

       •         that there has been no other sale by it of those manufactured home loans and that the manufactured home loan is not subject to any lien, charge, security interest or other encumbrance;

       •         if the master servicer will not directly service the manufactured home loans, each subservicing agreement entered into with a servicer for manufactured home loans comprising the mortgage assets has been assigned and conveyed to the trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and

       •         the depositor has obtained from each of the master servicer, the servicer, the originator of the manufactured home loans or other entity that is the seller of the related manufactured home loan representations and warranties relating to some information about the origination of and current status of the manufactured home loans, and has no knowledge of any fact which would cause it to believe that those representations and warranties are inaccurate in any material respect. See "Loan
                 Underwriting Procedures and Standards" in this prospectus.

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Repurchase and Substitution of Loans

       In most cases, if any document in the loan file delivered by the depositor to the trustee, or custodian on behalf of the trustee, is found by the trustee within 90 days of the execution of the related agreement, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the related servicer or seller does not cure that defect within 90 days from the date the master servicer was notified of the defect by the trustee, or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the related servicer or seller if, and to the extent it is obligated to do so under the related servicing agreement or mortgage loan sale agreement will, not later than 90 days or within another period specified in the related prospectus supplement, from the date the seller or the master servicer was notified of the defect by the depositor, the master servicer or the trustee, repurchase the related mortgage loan or any property acquired relating to that repurchase from the trustee. The price to repurchase the related mortgage loan or property is equal to the outstanding principal balance of that mortgage loan, or, in the case of a foreclosed mortgage loan, the outstanding principal balance of that mortgage loan immediately prior to foreclosure, plus accrued and unpaid interest to the date of the next scheduled payment on that mortgage loan at the related mortgage rate.

       In most cases, the master servicer may, rather than repurchase the loan as described above, remove the loan from the trust and substitute in its place one or more other loans provided, however, that:

       •         for a trust for which no REMIC election is made, that substitution must be effected within 120 days of the date of initial issuance of the securities, and

       •         for a trust for which a REMIC election or elections are made, the trustee must have received a satisfactory opinion of counsel that the substitution will not result in a prohibited transactions tax under the Internal Revenue Code or cause the trust to lose its status as a REMIC, or in the case of a trust consisting of two or more REMICs, that the substitution will not cause that REMIC to lose its status as a REMIC; provided, however, that such opinion will not be required if (1) the substitution occurs within two years of the closing date and (2) the substitution occurs with respect to mortgage loans that are "defective" under the Code and the seller delivers to the trustee and the trust administrator an officer's certificate to that effect.

In most cases, any qualified substitute mortgage loan will have on the date of substitution:

       •         an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted loan, the amount of any shortfall to be deposited to the Payment Account in the month of substitution for distribution to securityholders;

       •         an interest rate not lower than and not more than 1% of the interest rate of the deleted loan;

       •         have a LTV Ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

       •         have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted loan; and

       •         comply with all of the representations and warranties specified in the related agreement as of the date of substitution. The related agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

In most cases, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a loan document.

       In most cases, the seller, or other party as described in the related prospectus supplement, will make representations and warranties about loans which comprise the mortgage assets for a series. See "Loan
Underwriting Procedures and Standards—Representations and Warranties" in this prospectus. If the related seller, or other party, cannot cure a breach of those representations and warranties in all material respects within 60 days after notification by the master servicer, the depositor or the trustee of that breach, and if the breach is of a nature that materially and adversely affects interest of the securityholders in that loan, the seller is obligated to cure, substitute or repurchase the affected mortgage loan if those seller is required to do so under the applicable agreement.

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Reports to Securityholders

       The master servicer will prepare and will forward or will provide to the trustee for forwarding to each securityholder on each distribution date, or as soon after that distribution date as is practicable, a statement providing, to the extent applicable to any series as specified in the related agreement, among other things:

       •         as applicable, either (A) the amount of the distribution allocable to principal on the mortgage assets (by class), separately identifying the aggregate amount of any principal prepayments included in that distribution and the amount, if any, advanced by the master servicer or by a servicer or (B)
                 the amount of the principal distribution in reduction of stated principal amount of each class and the aggregate unpaid principal amount of each class following that distribution;

       •         as applicable, either (A) the amount of the distribution allocable to interest on the mortgage assets (by class and by any shortfalls or carry-forwards) and the amount, if any, advanced by the master servicer or a servicer or (B) the amount of the interest distribution;

       •         the amount of servicing compensation for the mortgage assets paid during the Due Period commencing on the due date to which that distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

       •         for accrual securities, prior to the Accrual Termination Date in addition to the information specified in (B) of the first clause above of this paragraph, the amount of interest accrued on those securities during the related Interest Accrual Period and added to the principal balance of those securities;

       •         in the case of floating rate securities, the floating rate applicable to the distribution being made;

       •         if applicable, (I) the number and aggregate principal balances of loans (A) delinquent for 30 to
                 59 days, (B) delinquent for 60 days to 89 days and (C) delinquent 90 days or more, as of the close of business on the determination date to which that distribution relates or (II) the number and aggregate principal balances of loans in foreclosure or delinquent (with a notation indicating which loans, if any, are in foreclosure) (A) 30 to 59 days, (B) 60 to 89 days and (C) 90 or more days, as of the close of business on the last day of the calendar month preceding that distribution date assuming twelve, thirty day months;

       •         if applicable, the book value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date to which that distribution relates;

       •         in the case of any other credit support described in the related prospectus supplement, the amount of coverage of that credit support as of the close of business on the applicable distribution date;

       •         in the case of any series which includes a subordinate class, the Subordinated Amount, if any, determined as of the related determination date and if the distribution to the senior securityholders is less than their required distribution, the amount of the shortfall;

       •         the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund including any
                 Subordination Reserve Fund, if any, on that distribution date, after giving effect to distributions made on that date;

       •         whether such loans are closed-end loans and/or revolving credit loans;

       •         the total cash flows received and the general sources thereof;

       •         the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

       •         the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

       •         the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

       •         the amount, if any, of excess cash flow or excess spread and the application of such excess cash flow;

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       •         interest rates, as applicable, to the pool assets and securities;

       •         the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

       •         the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

       •         the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the distribution date after giving effect to payments of principal distributed to securityholders on the distribution date;

       •         number and amount of pool assets, together with updated pool composition information;

       •         the aggregate amount of advances included in the distributions on the distribution date
                 (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

       •         if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

       •         material breaches of pool asset representation or warranties or transaction covenants;

       •         information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

       •         information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

       •         any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

       •         the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

       •         with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related agreement and specified in the related prospectus supplement;

       •         in the case of revolving credit loans, the general payments and credit line terms of those loans and other pertinent features; and

       •         any other information as specified in the related agreement.

         In addition,  within a reasonable  period of time after the end of each calendar year the master servicer, in most  cases,  will  furnish to each  securityholder  of record at any time during  that  calendar  year a report summarizing the items provided to securityholders  as specified in the related agreement to enable  securityholders to prepare their tax returns including,  without  limitation,  the amount of original issue discount accrued on the securities,  if applicable.  Reports,  whether monthly or annual, will be transmitted in paper format to the holder of  record of the  class of  securities  contemporaneously  with the  distribution  on that  particular  class.  In addition,  the monthly reports will be posted on a website as described below under  "Additional  Information"  and
"Reports  to  Securityholders."   Information  in  the  distribution  date  and  annual  reports  provided  to  the securityholders  will not have been examined and reported on by an  independent  public  accountant.  However,  the master  servicer  will provide to the trustee a report by  independent  public  accountants  concerning  the master servicer's servicing of the loans. See "Servicing of Loans—Evidence as to Compliance" in this prospectus.

                                                         90

Investment of Funds

       The Payment Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a series that may be invested by the trustee or by the master servicer or by the servicer, if any, can be invested only in eligible investments acceptable to each rating agency rating that series, which may include, without limitation:

       •         direct obligations of, or obligations fully guaranteed as to principal and interest by, the
                 United States or any agency or instrumentality of the United States, provided that those obligations are backed by the full faith and credit of the United States;

       •         commercial paper, having original maturities of not more than nine months, of any corporation incorporated under the laws of the United States or any state of the United States or the District of Columbia which on the date of acquisition has been rated by each rating agency in its highest short-term rating, or the lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency;

       •         certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any bank or trust company incorporated under the laws of the United States or of any state of the
                 United States or the District of Columbia. The short-term commercial paper of that bank or trust company, or in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of that holding company, at the date of acquisition must have been rated by each rating agency in its highest short-term rating;

       •         money market funds or mutual funds organized under the Investment Company Act of 1940 rated in the highest rating category by each rating agency;

       •         repurchase obligation, the collateral of which is held by a third party or the trustee, for any security described in the first clause above of this paragraph provided that the long-term unsecured obligations of the party agreeing to repurchase those obligations are at the time rated by each rating agency in one of its two highest long-term rating categories; and

       •         those other investments which do not adversely affect the rating on the securities of that series as confirmed in writing by each rating agency.

       Funds held in a reserve fund or Subordinated Reserve Fund may be invested in eligible reserve fund investments which may include eligible investments, mortgage loans, mortgage pass-through securities, mortgage-backed bonds or notes or other investments to the extent specified in the related prospectus supplement.

       Eligible investments or eligible reserve fund investments for a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Payment Account, any reserve fund or the Subordinated Reserve Fund for that series are required or may be anticipated to be required to be applied for the benefit of securityholders of that series.  The master servicer or other entity will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture.

       Unless provided in the related prospectus supplement, the reinvestment income from the Subordination
Reserve Fund, other reserve fund, Servicer Account, Collection Account or the Payment Account will be property of the trustee, the master servicer or a servicer and not available for distributions to securityholders. See
"Servicing of Loans" in this prospectus.

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Event of Default and Rights in the Case of Events of Default

       Pooling and Servicing Agreement and Servicing Agreement. Events of default under the pooling and servicing agreement or servicing agreement for each series of certificates or notes, respectively, in most cases, include:

       •         any failure by the master servicer to remit to the trustee for distribution to the securityholders, or distribution to holders of the equity certificates for a series of notes, of that series any required payment which continues unremedied for five business days, or one business day for other required payments, after the giving of written notice of that failure, requiring the same to be remedied, to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuing entity for each series of notes, or to the master servicer, the depositor and the trustee for each series of certificates or to the master servicer, the issuing entity and the trustee for each series of notes by the related holders of securities of that series evidencing at least 25% of Voting Rights of the securities for the series;

       •         any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related pooling and servicing agreement or servicing agreement which continues unremedied for 30 days after the giving of written notice of that failure:

             •         to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuing entity for each series of notes,

             •         to the master servicer, the depositor and the trustee for each series of certificates, or

             •         to the master servicer, the issuing entity and the trustee for each series of notes by the holders of securities of that series evidencing at least 25% of the Voting Rights of the securities; and

       •         events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

       In most cases, so long as an event of default remains unremedied under the pooling and servicing agreement or servicing agreement for a series, the trustee for that series or holders of the related securities evidencing at least 51% of the aggregate outstanding principal amount of the securities for that series, the first 51% who provide that notice, or the depositor may terminate all of the rights and obligations of the master servicer as servicer under the pooling and servicing agreement or servicing agreement and in and to the mortgage loans, other than its right as a securityholder or as holder of the equity certificates for a series of notes under the pooling and servicing agreement or servicing agreement, as applicable, which rights the master servicer will retain under all circumstances. The trustee will then succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement or servicing agreement. The trustee will also be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related pooling and servicing agreement or servicing agreement. In most cases, in the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of a Fannie Mae or
Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 or other amount as specified in the related prospectus supplement to act as a successor to the master servicer under the related pooling and servicing agreement or servicing agreement. Pending that appointment, the trustee is obligated to act in that capacity.

       Upon any such termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to the securityholders and to each rating agency.  Within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all securityholders notice of each such event of default actually known to the trustee, unless such event of default shall have been cured or waived.

       No securityholder of a series, solely by virtue of that holder's status as a securityholder, will have any right under the pooling and servicing agreement or servicing agreement for that series to institute any proceeding for the related pooling and servicing agreement or servicing agreement, unless:

       •         that holder previously has given to the trustee for that series written notice of default,

       •         the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have made written request to the trustee to institute that proceeding in its own name as trustee under that agreement, and

       •         the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

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       Indenture. In most cases, an event of default under the indenture will include:

       •         a default for five days or more, or other period of time described in the related prospectus supplement, in the payment of any principal of or interest on any note or equity certificates of that series;

       •         failure to perform any other covenant of the issuing entity in the indenture which continues for a period of 30 days after notice of that covenant is given in accordance with the procedures described in the related prospectus supplement;

       •         any representation or warranty made by the issuing entity in the indenture or in any certificate or other writing delivered for or in connection with that representation or warranty or affecting that series having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice of that breach is given in accordance with the procedures described in the related prospectus supplement;

       •         events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; or

       •         any other event of default provided for notes of that series.

       If an event of default for the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. If the notes of that series are accrual securities, the trustee or the holders of that majority may declare that portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, to be due and payable. That declaration may, under various circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

       If following an event of default for any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, despite that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been that declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

       •         the holders of 100% of the then aggregate outstanding amount of the notes of that series consent to that sale,

       •         the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of that sale,
                 or

       •         the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66(2)/3% of the then aggregate outstanding amount of the notes of that series.

       In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of that event of default.

       In the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of that discount that is unamortized.

       No noteholder or holder of an equity certificate of a series, solely by virtue of that holder's status as a noteholder or holder of an equity certificate, will have any right under an owner trust agreement or indenture for that series to institute any proceeding for that agreement unless that holder previously has given to the trustee for that series written notice of default and unless the holders of notes or equity certificates of any class evidencing at least 25% of the aggregate percentage interests constituting that class have made written request on the trustee to institute that proceeding in its own name as trustee under that series and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute for that proceeding.

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       Under the terms of the indenture, if an event of default occurs and is continuing, senior securityholders may be entitled to exercise specified rights of the holders of the securities, without the consent of subordinate securityholders, and the subordinate securityholders may exercise those rights only with the prior consent of the senior securityholders.

The Owner Trustee

       The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the owner trustee for each series of notes will be provided in the related prospectus supplement. The entity serving as owner trustee may have normal banking relationships with the depositor or the master servicer.

The Trustee

       The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the trustee for each series of securities will be provided in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of various local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of that appointment, all rights, powers, duties and obligations conferred or imposed on the trustee by the pooling and servicing agreement or indenture relating to that series will be conferred or imposed on the trustee and that separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly on that separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. Those agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment. However, the trustee shall continue to be responsible for its duties and obligations under the related agreement.

Duties of the Trustee

       The trustee makes no representations as to the validity or sufficiency of any related agreement, the securities or of any mortgage asset or related documents. If no event of default as described in the applicable agreement has occurred, the trustee is required to perform only those duties specifically required of it under that agreement. On receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of those documents furnished by it or the securityholders to the master servicer under the related agreement.

       The trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. See "Event of Default and Rights in the Case of Events of Default" in this prospectus. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation of Trustee

       The trustee may resign, by written notice to the depositor, the master servicer and to all securityholders; provided, that the resignation shall not be effective until a successor trustee is appointed. If no successor trustee has been appointed and has accepted the appointment within 60 days after giving that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The resigning trustee shall not resign and be discharged until the time that the successor trustee is approved by each rating agency. The trustee may also be removed at any time:

       •         by the depositor, if the trustee ceases to be eligible to continue as trustee under the related pooling and servicing agreement or indenture;

       •         if the trustee becomes insolvent;

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       •         if a tax is imposed or threatened for the trust by any state in which the trustee or the trust held by the trustee under the related agreement is located; or

       •         by the holders of securities evidencing at least 51% of the aggregate outstanding principal amount of the securities in the trust on notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Payment Account

       The trustee will establish a Payment Account in its name as trustee for the securityholders, or if it is so specified in the related prospectus supplement, the Payment Account may be established by the master servicer in the name of the trustee. The Payment Account will, in most cases, be an Eligible Account, and the funds held in that account may be invested, pending disbursement to securityholders of the related series, under the terms of the related pooling and servicing agreement or the related servicing agreement and indenture, in eligible investments. The master servicer or the trustee will usually be entitled to receive, as additional compensation, any interest or other income earned on funds in the Payment Account. There will be deposited into the Payment
Account monthly all funds received from the master servicer and required withdrawals from any reserve funds. In most cases, the trustee is permitted from time to time:

       •         to make withdrawals from the Payment Account for each series to remove amounts deposited in that account in error,

       •         to pay to itself or the master servicer any reinvestment income on funds held in the Payment
                 Account to the extent it is entitled,

       •         to remit to the master servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses,

       •         to make deposits to any reserve fund,

       •         to make regular distributions to the securityholders,

       •         to clear and terminate the Payment Account, and

       •         to make other withdrawals as required or permitted by the related agreements.

Expense Reserve Fund

       If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date in an Expense Reserve Fund cash or eligible investments which will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit in the Expense Reserve Fund of all or a portion of cash flow, to the extent described in the related prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more eligible investments.

Amendment of Agreements

       The pooling and servicing agreement for each series of certificates may be amended by the depositor, the master servicer, and the trustee for that series, without notice to or consent of the certificateholders:

       •         to cure any ambiguity;

       •         to correct or supplement any provision in that pooling and servicing agreement which may be defective or inconsistent with any other provision in that pooling and servicing agreement;

       •         to make any other provisions regarding matters or questions arising under that pooling and servicing agreement which are not inconsistent with any other provisions of that pooling and servicing agreement; or

       •         to comply with any requirements imposed by the Internal Revenue Code.

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Any of these amendments, other than for the reason described in the last clause of this paragraph, must not adversely affect in any material respect the interests of any certificateholders of that series.

       In most cases, the pooling and servicing agreement for each series of certificates may also be amended by the trustee, the master servicer and the depositor for that series with the consent of the holders possessing not less than 66(2)/3% of the aggregate outstanding principal amount of the certificates of each class of that series affected by that amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or modifying in any manner the rights of certificateholders of that series. That amendment may not:

       •         reduce the amount or delay the timing of payments on any certificate without the consent of the holder of that certificate;

       •         adversely affect the REMIC status, if a REMIC election or elections have been made, for the related trust of a series; or

       •         reduce the aforesaid percentage of aggregate outstanding principal amount of certificates of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of certificates affected by that amendment.

       In spite of the foregoing, if a REMIC election or elections have been made for the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or any related REMIC or cause that trust or that REMIC to fail to qualify as a
REMIC.

       In most cases, the servicing agreement or indenture for each series of notes may be amended by the parties to that agreement without the consent of any of the noteholders covered by that agreement:

       •         to cure any ambiguity;

       •         to correct, modify or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

       •         to make any other provisions regarding matters or questions arising under the agreement which are not inconsistent with the provisions of that agreement, provided that this action will not adversely affect in any material respect the interests of any noteholder covered by the agreement.

       In most cases, the servicing agreement or indenture for each series of notes may also be amended by the parties to that agreement with the consent of the holders evidencing not less than 66(2)/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or modifying in any manner the rights of noteholders of that series. That the amendment may not:

       •         reduce the amount of or delay the timing of, payments received on any note without the consent of the holder of that note;

       •         adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding clause, without the consent of the holders of notes of that class evidencing not less than 66(2)/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that amendment; or

reduce the aforesaid percentage of aggregate outstanding principal amount of notes of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of notes affected by that amendment.

         The master servicer and any director,  officer,  employee or agent of the master servicer may rely in good faith on any  document of any kind prima  facie  properly  executed  and  submitted  by any person  respecting  any matters arising under the transaction documents.

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Voting Rights

       The related prospectus supplement will describe the method of determining allocation of voting rights for a series, if other than as described in this prospectus. If specified in the related prospectus supplement, a provider of credit enhancement may be entitled to specified voting rights of the securityholders.

REMIC Administrator

       For any multiple class series of certificates as to which a REMIC election is made, preparation of reports and other administrative duties relating to the trust may be performed by a REMIC Administrator, who may be an affiliate of the depositor.

Termination

       The obligations created by the related agreements for a series will terminate on the distribution to securityholders of all amounts distributable to them under those agreements after:

       •         the later of the final payment or other liquidation of the last mortgage loan remaining in the trust for that series or the disposition of all property acquired on foreclosure or deed in lieu of foreclosure of any mortgage loan, or

       •         the repurchase by the master servicer, or another party as specified in the prospectus supplement, from the trustee for that series of all mortgage loans at that time subject to the related agreements and all property acquired in connection with any mortgage loan.

       The exercise of that right will effect early retirement of the securities of that series, but the right to so purchase is subject to the aggregate principal balances of the mortgage loans at the time of repurchase being, less than a fixed percentage, to be provided in the related prospectus supplement, of the cut-off date aggregate principal balance. In no event, however, will the trust created by the related agreements for a series of securities continue beyond the expiration of 21 years from the death of the last survivor of persons identified in those agreements. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the related agreements to each securityholder, and the final distribution will be made only on surrender and cancellation of the securities at an office or agency specified in the notice of termination. See
"Description of the Securities—Optional Termination" in this prospectus.

                                              LEGAL ASPECTS OF LOANS

       The following discussion contains summaries of various legal aspects of housing loans which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the law of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

       The mortgage loans, other than Cooperative Loans, comprising or underlying the mortgage assets for a series will be secured by either mortgages or deeds of trust, or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to a mortgage loan is located and may have first, second or third priority. Manufactured housing contracts evidence both the obligation of the obligor to repay the loan evidenced by those manufactured housing contracts and grant a security interest in the related manufactured homes to secure repayment of that loan. However, as manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under various circumstances become subject to real estate title and recording laws. See "The Trust Funds—The Manufactured Home Loans" in this prospectus. In some states, the filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest on the real property encumbered by the mortgage, deed of trust or deed to secure debt. However, in other states, the mortgage or deed of trust conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust, respectively. The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority for those instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and, in most cases, on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, as described in the next sentence, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In a number of states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes:

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       •          a separate undertaking to make payments on the mortgage note, and

       •          an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and a third-party grantee called the trustee.

       Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, often with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, often with a power of sale, until the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or the deed to secure debt, and, in a number of deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

       If specified in the prospectus supplement relating to a series of securities, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related to that agreement, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. That lien or security interest is not, in most cases, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. That lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

       Cooperative buildings relating to the Cooperative Loans are usually located in the State of New York. In most cases, each Cooperative owns in fee or has a leasehold interest in the land on which and the building in which the separate dwelling units in that Cooperative are located. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage(s) on the Cooperative's building or underlying land, as is usually the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling those mortgage or rental obligations.
An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interests of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord and the occupant's lender are in most cases subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

       •         arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

       •         arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

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       In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the
Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

       Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most cases, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents that tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. In most cases, the lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under
"Realizing on Cooperative Loan Security", on default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "—Realizing on
Cooperative Loan Security" in this section of the prospectus.

Tax Aspects of Cooperative Ownership

       In general, a "tenant-stockholder", as defined in Section 216(b)(2) of the Internal Revenue Code, of a
corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the
Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of specific interest expenses and specific real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the
Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section
216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under that section for any particular year. In the event that a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code for those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section
216(b)(1) of the Internal Revenue Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

       Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt, in most cases, is accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale, the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, prior to that sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In most cases, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

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       An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the secured property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action historically was equitable in nature, and is addressed to a court of equity, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee.
Under various circumstances a court of equity may relieve the mortgagor from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

       Foreclosure of a mortgage, in most cases, is accomplished by judicial action. The action is usually initiated by the service of legal pleadings on all parties having an interest of record in the real property.
Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years if defenses or counterclaims are interposed and is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time or even precluding the mortgagee from ever foreclosing the mortgage.

       In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is in most cases a public sale.
However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for an amount equal to the unpaid principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. In some states, there is a statutory minimum purchase price which the lender may offer for the property and, in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After that purchase, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

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       If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees, prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default under those senior mortgages, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgages. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. For those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and various governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale.

       If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the secured property subject to the senior lien. If proceeds from a foreclosure or similar sale of the secured property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

       In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for a borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

       The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Realizing on Cooperative Loan Security

       The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. Subject to the terms of any recognition agreement, the proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by that tenant-stockholder. In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the
Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate that lease or agreement in the event the borrower defaults in the performance of covenants under that lease or agreement.
Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

                                                         101

       The recognition agreement, in most cases, provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with notice of and an opportunity to cure the default.
The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender, in most cases, cannot restrict and does not monitor, could reduce the amount realized on the sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on that Cooperative Loan.

       Recognition agreements, in most cases, also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing on its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. That approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize on the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

       Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder, that is, the borrower or the Cooperative, to obtain title insurance of any type, although title insurance is available to both the borrower and the lender. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the cooperative dwelling unit in the event of foreclosure.

       A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article
9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

       Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement.
If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. However, if a portion of the indebtedness remains unpaid, the tenant-stockholder is usually responsible for the deficiency. See
"—Anti-Deficiency Legislation and Other Limitations on Lenders" in this section of the prospectus.

Rights of Redemption

       In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and some foreclosed junior lienors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale.

       In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

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Anti-deficiency Legislation and Other Limitations on Lenders

       Various states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized on the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which that deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security.
However in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is usually to prevent a beneficiary, grantee, or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

       For mortgage loans secured by collateral in addition to the related mortgaged properties, realization on the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto.
Some courts have interpreted the UCC to prohibit or limit a deficiency award in a number of circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner.
In some states, the UCC does not apply to liens on additional collateral consisting of various types of personal property, including, for example, bank accounts and, to some extent, insurance policies and annuities.
Realization on that additional collateral will be governed by state laws applicable to that additional collateral rather than by the UCC, and the availability of deficiency awards under those state laws may be limited. Whether realization on any Additional Collateral is governed by the UCC or by other state laws, the ability of secured parties to realize on the additional collateral may be limited by statutory prohibitions that limit remedies for the related mortgage loans. Those prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both of those mortgaged properties and the additional collateral concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize on the related additional collateral, including any third-party guarantees. Other state statutes require secured parties to foreclose on mortgaged properties and additional collateral concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure on the related mortgaged properties and where secured parties either are required or elect to proceed against those mortgaged properties before proceeding against the related additional collateral, limitations on the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties on the disposition of that additional collateral. Further, in some states where secured parties may choose whether to proceed against the related mortgaged properties or additional collateral first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies for the other. Consequently, the practical effect of the election requirement, in those states permitting that election, is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

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       For Cooperative Loans. In most cases, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

       Federal Bankruptcy and Other Laws Affecting Creditor's Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed on the filing of a bankruptcy petition. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default of a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay arrearages over a number of years.

       Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured only by property that is the principal residence of the debtor. In all cases, the secured creditor generally is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt. Therefore, for any Additional Collateral Loan secured by property of the debtor in addition to the debtor's principal residence, courts with federal bankruptcy jurisdiction may reduce the amount of each monthly payment, change the rate of interest, alter the repayment schedule, forgive all or a portion of the debt, reduce the lender's security interest to the value of the collateral and otherwise subject that mortgage loan to the cramdown provisions of Chapter 13.

       In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

       The Bankruptcy Code provides priority to tax liens over the lender's security. This may delay or interfere with the enforcement of rights relating to a defaulted loan. In addition, substantive requirements are imposed on lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures
Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities on lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originator's failure to comply with the federal Truth-in-Lending Act could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans. For mortgage loans secured by collateral in addition to the related mortgaged properties, those tax liens may in some circumstances provide priority over the lien on that additional collateral.

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       Some of the mortgage loans known as high cost loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and
Equity Protection Act of 1994, or Homeownership Act, if those mortgage loans were originated on or after October
1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any high cost loan could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of that high cost loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the
Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibits by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. An originator's failure to comply with these laws could subject the trust fund and other assignees of the mortgage loans to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or the subsequent holders of the mortgage loans. See "Loan Underwriting Procedures and Standards—Representations and Warranties."

Leasehold Considerations

       Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor's leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

Servicemembers Civil Relief Act

       Under the terms of the Servicemembers Civil Relief Act, or Relief Act, a mortgagor who enters military service after the origination of that mortgagor's mortgage loan, including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of that mortgagor's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States orders otherwise on application of the lender. The Relief Act applies to mortgagors who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and
officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement that may have been provided in connection with the related series of certificates. In addition, the
Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period after that period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection with those certificates. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

                                                         105

Junior Mortgages; Rights of Senior Mortgagees

       Some of the mortgage loans may be secured by junior mortgages, deeds of trust or deeds to secure debt, which are junior to senior mortgages, deeds of trust or deeds to secure debt which are not part of the trust. The rights of the securityholders, as the holders of a junior mortgage, are subordinate in lien priority and in payment priority to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold on default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure that default and bring the senior loan current, and as a result, reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of that notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide. See "—Foreclosure on Mortgage Loans".

       The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

       The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

       Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of that property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. In the case of a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

                                                         106

       When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan.
Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened.
Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Due-on-sale Clauses in Mortgage Loans

       In most cases, the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain
Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

       The Garn-St Germain Act also provides nine specific instances in which a mortgage lender covered by the
Garn-St Germain Act may not exercise a due-on-sale clause, in spite of the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

       The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Enforceability of Prepayment and Late Payment Fees

       Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In addition to limitations imposed by
FHA Regulations for contacts partially insured by the FHA under Title I, in some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal
Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

       Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  The Parity Act permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, preempting any contrary state law prohibitions.  However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act.  Moreover, the OTS, the agency that administers the Parity
Act for unregulated housing creditors, withdrew its favorable regulations and opinions that previously authorized lenders to charge prepayment charges and late fees on Parity Act loans notwithstanding contrary state law, effective with respect to Parity Act loans originated on or after July 1, 2003.  However, the OTS's action does not affect Parity Act loans originated before July 1, 2003.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges.  The master servicer will be entitled to all prepayment charges and late payment charges to the extent collected on the loans and these amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.

                                                         107

Equitable Limitations on Remedies

       In connection with lenders' attempts to realize on their security, courts have invoked general equitable principles. In most cases, the equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability.
In other cases, courts have limited the right of a lender to realize on his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

       Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March
1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. Similar federal statutes were in effect for mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank
Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of
Title V. Title V authorizes any state to impose interest rate limits by adopting, before April 1, 1983, a law, or constitutional provision, which expressly rejects an application of the federal law. In addition, even where
Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

       Usury limits apply to junior mortgage loans in many states.

Adjustable Interest Rate Loans

       Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

       •         state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for origination of alternative mortgage instruments by national banks,

       •         state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration, or NCUA, for origination of alternative mortgage instruments by federal credit unions, and

       •         all other non-federally chartered housing creditors, including state-chartered savings banks and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

                                                         108

       Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken this action.

Environmental Legislation

       Under Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, and under state law in some states, a lender or secured creditor may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether it has contaminated the property. CERCLA imposes strict, as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

       The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The
Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

       In addition to CERCLA, other federal and state laws in some circumstances may also impose liability on a secured party for a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, asbestos, radon, and lead-based paint. In all such circumstances, such cleanup costs may be substantial. It is possible that those cleanup costs could become a liability of a
Trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property, in most cases, are subordinated to the Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the Environmental Lien could be adversely affected.

       Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make those evaluations prior to the origination of the secured loans. Neither the depositor nor any replacement servicer will be required by any agreement to undertake those evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on that property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

                                                         109

Forfeitures in Drug and RICO Proceedings

       Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

       A lender may avoid forfeiture of its interest in the property if it establishes that:

       •         its mortgage was executed and recorded before the commission of the crime on which the forfeiture is based, or

       •         the lender was, at the time of the execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Negative Amortization Loans

       A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, remanded to the United States District Court for the
District of New Hampshire for further proceedings to determine whether a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction
Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in
Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                                                         110

                                     MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

       The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and notes offered under this prospectus where Thacher
Proffitt & Wood llp, Sidley Austin Brown & Wood LLP, McKee Nelson LLP or Orrick, Herrington & Sutcliffe LLP is
identified in the applicable prospectus supplement as counsel to the depositor. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the
Internal Revenue Code, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to under "REMICs—Classifications of REMICs" and "REMICs—Tiered REMICs," are based are subject to change or differing interpretations, which could apply retroactively. If penalties were asserted against purchasers of the certificates or notes offered hereunder in respect of their treatment of the certificates or notes offered for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Taxpayers and preparers of tax returns, including those filed by any
REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

       •         is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

       •         is directly relevant to the determination of an entry on a tax return.

       Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences." Securityholders are encouraged to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

       The following discussion addresses securities of two general types:

       •         REMIC certificates representing interests in a trust that the Trustee will elect to have treated as one or more "real estate mortgage investment conduits," or REMICs, under Sections 860A through
                 860G of the Internal Revenue Code, or the REMIC Provisions, and

       •        notes representing indebtedness of the issuing entity for federal income tax purposes.

       The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series.

REMICs

       In most cases, as to each series of certificates, the trustee will covenant to elect to treat the trust, or a portion of that trust, as one or more REMICs. The prospectus supplement for each series of certificates will identify all certificates representing "regular interests" and the "residual interest" in that REMIC. If a REMIC election or elections will not be made for a trust or some assets of a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement if those certificates are offered by that prospectus supplement.

       The following discussion is based in part on the rules governing original issue discount that are presented in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections, or the OID Regulations, and in part on the REMIC Provisions and the Treasury regulations issued under the REMIC Provisions, which together are referred to as the REMIC Regulations. The OID Regulations do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

                                                         111

Classification of REMICs

       At the time of the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of that trust, will qualify as a REMIC and the REMIC certificates offered under that REMIC will be considered to evidence ownership of regular interests or residual interests in that REMIC within the meaning of the REMIC Provisions.

       If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described under "—Characterization of Investments in REMIC
Certificates." Although the Internal Revenue Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of REMIC status, no regulations have been issued implementing this provision.
That relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions.

       The American Jobs Creation Act of 2004, or the Jobs Act, allows, effective January 1, 2005, REMICs to hold reverse mortgages, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans.  Under the legislative history to the Jobs Act, a "reverse mortgage," is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2)
requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3)
provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence.  If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

Characterization of Investments in REMIC Certificates

       In most cases, the REMIC certificates will be "real estate assets" within the meaning of Section
856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue
Code in the same proportion that the assets of the REMIC underlying those certificates would be so treated.
Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal
Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to a REMIC on that REMIC's startup day in exchange for regular or residual interests in that REMIC.

       The assets of the REMIC will include, in addition to loans, payments on loans, including temporary investments of those proceeds, held pending distribution on the REMIC certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the loans for purposes of the foregoing sections. In addition, in some instances loans, including Additional Collateral Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the loans not to qualify for one or more of those characterizations. The REMIC regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code.  Investors
should review the description of the loans in the related prospectus supplement to assess the extent to which their REMIC regular interests will qualify as real estate assets within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code.

                                                         112

Tiered REMIC Structures

       For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. At the time of the issuance of that series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the
REMIC Provisions.

       Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property"
under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on those certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Certificates

    General

       Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMlC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income for REMIC regular certificates under an accrual method.

    Original Issue Discount

       Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section
1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount, in most cases, will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described in this section, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and some other debt instruments issued with original issue discount.
Regulations have not been issued under that section.

       The Internal Revenue Code requires that a reasonable prepayment assumption be used for loans held by, or loans underlying mortgage assets held by, a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of that REMIC regular certificate. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, any master servicer nor the trustee will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

       The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated
redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually, during the entire term of the instrument, at a single fixed rate, at a
"qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on that REMIC regular certificate.
Because a portion of the interest payable on the certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.  Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of certificates as qualified stated interest, provided that class is not an interest-only class (or a class the interest on which is substantially disproportionate to its principal amount), or an accrual class (i.e. a class on which interest is not payable currently in all accrual periods).

                                                         113

       In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that amount will vary according to the characteristics of that REMIC regular certificates. If the original issue discount rules apply to those certificates, the related prospectus supplement will describe the manner in which those rules will be applied to those certificates in preparing information returns to the certificateholders and the IRS.

       Some classes of the regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the regular certificate and accounted for as original issue discount. Because interest on regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the regular certificates.

       In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of that REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that the portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of that REMIC regular certificate. However, the OID Regulations state that all or some portion of that accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a certificateholder.

       In spite of the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the
REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of that REMIC regular certificate, by multiplying:

       •         the number of complete years, rounding down for partial years, from the issue date until that payment is expected to be made, presumably taking into account the prepayment assumption, by

       •         a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of that REMIC regular certificate.

Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of that de minimis original issue discount and a fraction, the numerator of which is the amount of that principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID
Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates—Original
Issue Discount" for a description of that election under the OID Regulations.

                                                         114

       If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of that certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held that REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

       In most cases, as to each "accrual period," each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, the period that begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of

       •         the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and
                 (B) the distributions made on that REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

       •         the adjusted issue price of that REMIC regular certificate at the beginning of the accrual period.

       The present value of the remaining distributions referred to in the preceding sentence will be calculated:

       •         assuming that distributions on the REMIC regular certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made with for each mortgage asset in accordance with the prepayment assumption, if any, described in the participation agreement or other organizational document under which that mortgage asset was issued, and

       •         using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made for each mortgage asset in accordance with the participation agreement or other organizational document under which that mortgage asset was issued. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of that certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

       The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

                                                         115

       A subsequent purchaser of a REMIC regular certificate that purchases that certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated
redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, that daily portion will be reduced, if that cost is in excess of the
REMIC regular certificate's "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on that REMIC regular certificate. The adjusted issue price of a
REMIC regular certificate on any given day equals:

       •         the adjusted issue price, or, in the case of the first accrual period, the issue price, of that certificate at the beginning of the accrual period which includes that day, plus

       •         the daily portions of original issue discount for all days during that accrual period prior to that day, minus

       •         any payments of amounts included in the stated redemption price made during that accrual period prior to that day for that certificate.

       The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests.  The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register.  The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations.  The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

       The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004.  In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments.  The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC
IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

    Market Discount

       A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue
Code, that certificateholder in most cases will be required to allocate the portion of that distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, that election will apply to all market discount bonds acquired by that certificateholder on or after the first day of the first taxable year to which that election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If that election were made for a
REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or after that year. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates—Premium." Each of these elections to accrue interest, discount and premium for a REMIC regular certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

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       However, market discount for a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if that market discount is less than 0.25% of the remaining stated
redemption price of that REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the market discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of
Owners of REMIC Regular Certificates—Original Issue Discount." That treatment may result in market discount being included in income at a slower rate than market discount would be required to be included in income using the method described in the preceding paragraph.

       Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department various rules described in the Committee Report should apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates accrues, at the certificateholder's option:

       •         on the basis of a constant yield method,

       •         in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

       •         in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect that regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

       To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which that market discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

       Further, under Section 1277 of the Internal Revenue Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. That deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which that market discount is includible in income. If that holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

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    Premium

       A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of that REMIC regular certificate may elect under Section 171 of the Internal
Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, that election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. By analogy to bond premium regulations, any allocable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID
Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating that certificateholder as having made the election to amortize premium. See "Taxation of Owners of REMIC Regular Certificates—Market Discount." The Committee Report states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under Section
171 of the Internal Revenue Code. Those rules presumably will require use of a prepayment assumption in accruing market discount or premium for REMIC regular certificates without regard to whether those certificates have original issue discount. The use of an assumption that there will be no prepayments might be required.

    Realized Losses

       Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal
Revenue Code until that holder's certificate becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

       Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a
REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear regarding the timing and character of that loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

    General

       Although a REMIC is a separate entity for federal income tax purposes, a REMIC, in most cases, is not subject to entity-level taxation, except with regard to prohibited transactions and other transactions. See " —
Prohibited Transactions and Other Possible REMIC Taxes." Rather, the taxable income or net loss of a REMIC is, in most cases, taken into account by the holder of the REMIC residual certificates. Accordingly, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

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       A holder of a REMIC residual certificate, in most cases, will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned that REMIC residual certificate. In most cases, for this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" method. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income of or allowed as a loss to any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described under "Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC.
Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of
"passive activity losses."

       A holder of a REMIC residual certificate that purchased that certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds that certificate. Those daily amounts, in most cases, will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations or otherwise, to reduce, or increase the income of a REMIC residual certificateholder that purchased that certificate from a prior holder of that certificate at a price greater than, or less than, the adjusted basis, as defined under "Basis Rules, Net Losses and Distributions," that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC Regulations, however, do not provide for those modifications.

       Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of that holder for federal income tax purposes. Although it appears likely that this payment would be includible in income immediately on its receipt, the IRS might assert that this payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of those payments, holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of those payments for income tax purposes.

       On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of
"inducement fees" received by transferees of non-economic REMIC residual interests.  The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004.  On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations.  Prospective purchasers of REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

       The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and
"noneconomic" residual interests discussed under "—Excess Inclusions" and "—Non-economic REMIC Residual
Certificates." The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by those REMIC residual certificateholders for the corresponding period may significantly adversely affect those REMIC residual certificateholders' after-tax rate of return. That disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC residual certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss.

    Taxable Income of the REMIC

       The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by amortization of any premium on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, amortization of any premium on the loans, bad debt losses for the loans and, except as described below, servicing, administrative and other expenses.

       For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "—Taxation of Owners of REMIC Regular
Certificates—Market Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of those certificates in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

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       Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently as it accrues, on a constant yield basis. See
"—Taxation of Owners of REMIC Regular Certificates" in this section of the prospectus, which describes a method for accruing that discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

       A loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in that loan, determined as described above, is less than, or greater than, its stated redemption price.
That discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the
Internal Revenue Code to amortize any premium on the loans. Premium on any loan to which that election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.
Further, that election would not apply to any loan originated on or before September 27, 1985. Instead, premium on that loan should be allocated among the principal payments on that loan and be deductible by the REMIC as those payments become due or on the prepayment of that loan.

       A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, which includes any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the "regular interests" were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular interests described in that Section will not apply.

       If a class of regular interests is issued at a premium, the net amount of interest deductions that are allowed the REMIC in each taxable year relating to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year.
Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount."

       As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.
However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "—Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section
67 of the Internal Revenue Code. See "—Possible Pass-Through of Miscellaneous Itemized Deductions." If the
deductions allowed to the REMIC exceed its gross income for a calendar quarter, that excess will be the net loss for the REMIC for that calendar quarter.

    Basis Rules, Net Losses and Distributions

       The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to that REMIC residual certificateholder.

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       A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent that net loss exceeds that REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual certificateholders are encouraged to consult their tax advisors.

       Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in that certificate. To the extent a distribution on a
REMIC residual certificate exceeds that adjusted basis, it will be treated as gain from the sale of that certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in those REMIC residual certificates will not be sufficiently large that those distributions will be treated as nontaxable returns of capital. Their basis in those REMIC residual certificates will initially equal the amount paid for those REMIC residual certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, those basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which that
REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent that REMIC residual certificateholders' initial basis are less than the distributions to that REMIC residual certificateholders, and increases in those initial bases either occur after those distributions or, together with their initial bases, are less than the amount of those distributions, gain will be recognized to those REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

       The effect of these rules is that a REMIC residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or on the sale of its REMIC residual certificate. See "—Sales of REMIC Certificates," in this section of the prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of that REMIC residual certificate to that REMIC residual certificateholder and the adjusted basis that REMIC residual certificate would have had in the hands of an original holder, see "—Taxation of Owners of REMIC Residual Certificates—General."

    Excess Inclusions

       Any "excess inclusions" for a REMIC residual certificate will be subject to federal income tax in all events.

       In general, the "excess inclusions" for a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

       •         the daily portions of REMIC taxable income allocable to that REMIC residual certificate, over

       •         the sum of the "daily accruals", as defined below, for each day during that quarter that the
                 REMIC residual certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made for that
REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on
Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

       For REMIC residual certificateholders, an excess inclusion:

       •         will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

       •         will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization,
                 and

       •         will not be eligible for any rate reduction or exemption under any applicable tax treaty for the
                 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "—Foreign Investors in REMIC Certificates," in this section of the prospectus.

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Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that:

       •         the alternative minimum taxable income of the taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions,

       •         the alternative minimum taxable of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and

       •         the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

       Under Treasury regulations yet to be issued, in the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions for those certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue
Code, excluding any net capital gain, will be allocated among the shareholders of that trust in proportion to the dividends received by those shareholders from that trust. Any amount so allocated will be treated as an excess inclusion for a REMIC residual certificate as if held directly by that shareholder. A similar rule will apply for regulated investment companies, common trust funds and various cooperatives.

    Noneconomic REMIC Residual Certificates

       Under the REMIC Regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If that transfer is disregarded, the purported transferor will continue to remain liable for any taxes due for the income on that "noneconomic" REMIC residual certificate. The
REMIC Regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the
REMIC's organizational documents:

       •         the present value of the expected future distributions, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

       •         the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions for the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to various restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of that transfer being disregarded. Those restrictions will require each party to a transfer to provide an affidavit that no purpose of that transfer is to impede the assessment or collection of tax, including various representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine that transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment of fixed base (within the meaning of an applicable tax treaty)
of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000.

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              The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. However, any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based on various assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See "—Foreign Investors In REMIC Certificates—REMIC Residual Certificates" below for additional restrictions applicable to transfers of various REMIC residual certificates to foreign persons.

    Mark-to-market Rules

       Any REMIC residual certificate acquired after January 4, 1995 is not eligible to be marked to market under
Internal Revenue Code Section 475 because it is not treated as a security.

    Possible Pass-through of Miscellaneous Itemized Deductions

       Fees and expenses of a REMIC in most cases will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class f, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. In most cases, those fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

       For REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder of that certificate is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts:

       •         an amount equal to that individual's, estate's or trust's share of those fees and expenses will be added to the gross income of that holder, and

       •         that individual's, estate's or trust's share of those fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal
                 Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

       In addition, Section 68 of the Internal Revenue Code, which is scheduled to be phased out from 2006 through 2009, provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

       The amount of additional taxable income reportable by holders of those certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in that holder's gross income. Accordingly, those REMIC certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Those prospective investors are encouraged to consult with their own tax advisors prior to making an investment in those certificates.

    Sales of REMIC Certificates

       If a REMIC regular certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC regular certificate.
The adjusted basis of a REMIC regular certificate, in most cases, will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by that certificateholder for that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on that REMIC regular certificate received by that certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "—Taxation of
Owners of REMIC Residual Certificates—Rules, Net Losses and Distributions." Except as provided in the following five paragraphs, the gain or loss described will be capital gain or loss provided that REMIC regular certificate is held as a capital asset, which in most cases is property held for investment, within the meaning of Section
1221 of the Internal Revenue Code.

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       Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that gain does not exceed the excess, if any, of:

       •         the amount that would have been includible in the seller's income for that REMIC regular certificate assuming that income had accrued on that REMIC regular certificate at a rate equal to
                 110% of the "applicable Federal rate", in most cases, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to that certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of that certificate, over

       •         the amount of ordinary income actually includible in the seller's income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased that certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period that REMIC certificate was held by that holder, reduced by any market discount included in income under the rules described above under "—Taxation of Owners of REMIC Regular
Certificates—Market Discount" and "—Premium."

       REMIC regular certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC regular certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

       A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction, in most cases, is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income, in most cases, will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

       Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include that net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

       Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires a REMIC residual certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Internal Revenue Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091, generally, of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to that REMIC residual certificateholder's adjusted basis in the newly acquired asset.

       Losses on the sale of a REMIC regular interest in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.
Investors are encouraged to consult with their tax advisors as to the need to file such form

    Prohibited Transactions and Other Possible REMIC Taxes

       The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted
Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100%
of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

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       REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property," in most cases, means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. In most cases, it is not anticipated that any REMIC will recognize
"net income from foreclosure property" subject to federal income tax.

       In most cases, to the extent permitted by then applicable laws, any prohibited transactions tax,
Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee, in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that any of those taxes arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. That tax not borne by the master servicer or the trustee will be charged against the related trust, resulting in a reduction in amounts payable to holders of the related REMIC certificates.

       Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations

       If a REMIC residual certificate is transferred to a "disqualified organization" as defined below, a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

       •         the present value, which is discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the
                 REMIC residual certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions for that REMIC residual certificate for periods after the transfer and

       •         the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of that transfer, the prepayment assumption and any required or permitted clean up calls or required qualified liquidation provided for in the
REMIC's organizational documents. That tax would be, in most cases, imposed on the transferor of the REMIC residual certificate, except that where that transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for that tax for a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that the affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

       •         residual interests in that entity are not held by disqualified organizations and

       •         information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the related pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

       In addition, if a "pass-through entity," as defined below, includes in income excess inclusions for a
REMIC residual certificate and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

       •         the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by that disqualified organization and

       •         the highest marginal federal income tax rate imposed on corporations.

A pass-through entity, generally, will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity:

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       •         that holder's social security number and a statement under penalty of perjury that the social security number is that of the record holder or

       •         a statement under penalty of perjury that the record holder is not a disqualified organization.

In the case of a REMIC residual certificate held by an "electing large partnership," all interests in that partnership are treated as held by disqualified organizations, regardless of the actual partners, and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership, in lieu of a deduction in the amount of that tax, in most cases, allowed to pass-through entities.

       For these purposes, a "disqualified organization" means:

       •        the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the
                Federal Home Loan Mortgage Corporation,

       •        any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

       •        any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

    Termination and Liquidation

       A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment relating to the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on that
REMIC residual certificate is less than the REMIC Residual certificateholder's adjusted basis in that certificate, that REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of that difference, and that loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Internal Revenue Code, which may be accomplished by designating in the REMIC's final tax return a date on which that adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning, on that date, the REMIC will not be subjected to any "prohibited transactions taxes" solely on account of that qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of regular and residual certificates within the 90-day period.

    Reporting and Other Administrative Matters

       Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. In most cases, the trustee will file REMIC federal income tax returns on behalf of the REMIC, will hold at least a nominal amount of
REMIC residual certificates, and will be designated as and will act as the "tax matters person" for the REMIC in all respects.

       The trustee, as the tax matters person or as agent for the tax matters person, subject to various notice requirements and various restrictions and limitations, in most cases will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will, in most cases, be required to report that REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee, as the tax matters person or as agent for the tax matters person, and the IRS concerning that REMIC item. Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a REMIC residual certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other information.

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       Reporting of interest income, including any original issue discount, for REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports in most cases are required to be sent to various trusts and individual holders of REMIC regular interests and the
IRS; holders of REMIC regular certificates that are corporations, trusts described in Sections 664(c) and
4947(a)(1) of the Internal Revenue Code, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information provided in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting, for the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, in most cases on a quarterly basis.

       As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, those regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "—Taxation of
Owners of REMIC Regular Certificates—Market Discount."

       The responsibility for complying with the foregoing reporting rules will be borne by the trustee.

    Backup Withholding as to REMIC Certificates

       Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code if recipients of those payments fail to furnish to the payor various information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

    Foreign Investors in REMIC Regular Certificates

       A REMIC Regular certificateholder that is not a United States person, as defined below, and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, in most cases, be subject to United States federal income or withholding tax relating to a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with various identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. For these purposes,
United States person means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a partnership or corporation for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, an estate whose income is subject to
United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the
Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August
20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter
1 of the Internal Revenue Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply for a REMIC regular certificate held by a REMIC
Residual certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

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       Special rules apply to partnerships, estates and trusts, and in certain cases, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.  A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements.  In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

       In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on that United States shareholder's allocable portion of the interest income received by that controlled foreign corporation.

       Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question. In most cases, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

       On or prior to the date of the related prospectus supplement for the proposed issuance of each series of notes, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and related documents and on issuance of the notes, for federal income tax purposes:

       •         the notes will be treated as indebtedness and

       •         the issuing entity, as created under the terms and conditions of the owner trust agreement, will not be characterized as an association, or publicly traded partnership, taxable as a corporation or as a taxable mortgage pool.

    Status as Real Property Loans

       Notes held by a domestic building and loan association will not constitute "loans … secured by an interest in real property" within the meaning of Internal Revenue Code section 7701(a)(19)(C)(v); and (ii) notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Internal Revenue Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code section 856(c)(3)(B).

    Taxation of Noteholders

       Notes in most cases will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC, as described above, except that:

       •         income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and

       •         the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes and

       •         the character and timing of any loss as a result of defaults and delinquencies on the loans will be determined under the worthless security rules of Section 165(g) of the Internal Revenue Code rather than the bad debt rules of Section 166 of the Internal Revenue Code in the case where the issuer of the debt is an entity whose existence separate from a corporation is disregarded for
                 United States federal income tax purposes. See "—REMICs—Taxation of Owners of REMIC Regular
                 Certificates" and "—Sales of REMIC Certificates."

                                                         128

Reportable Transactions

       A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a
"reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions"
are complex.  In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                                                 PENALTY AVOIDANCE

         The summary of tax  considerations  contained herein was written to support the promotion and marketing of the  securities,  and was not intended or written to be used,  and cannot be used, by a taxpayer for the purpose of avoiding  United  States  Federal  income tax  penalties  that may be imposed.  Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                                         STATE AND OTHER TAX CONSEQUENCES

       In addition to the federal income tax consequences described in "Material Federal Income Tax
Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors as to the various tax consequences of investments in the securities offered under this prospectus.

                                               ERISA CONSIDERATIONS

       The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA, or ERISA plans, and on persons who are ERISA fiduciaries with respect to the assets of those ERISA plans. Section 4975 of the Internal Revenue Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts, or IRAs, described in Section 408 of the Internal Revenue Code (these qualified plans and IRAs, together with ERISA plans, are referred to in this section as Plans).

       Some employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans as defined in Section
3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules presented in Section 503 of the Internal Revenue Code.

       In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan and is made for the exclusive benefit of Plan participants and their beneficiaries, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of Plans and persons having obtained specific relationships to a Plan, called Parties in Interest, unless a statutory, regulatory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available.

                                                         129

       ERISA Plan Asset Regulations. Transactions involving a trust that issues securities offered under this prospectus could constitute prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code for
a Plan that purchases the securities, if the underlying mortgage assets and other assets included in the trust are deemed to be assets of the Plan. The DOL has promulgated ERISA Plan Asset Regulations defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Under the ERISA Plan Asset
Regulations, in most cases, when a Plan acquires an "equity interest" in another entity, such as the trust, the underlying assets of that entity may be considered to be ERISA plan assets unless exceptions apply. In addition to several exceptions not applicable to an entity like the trust, a Plan's assets will not include an undivided interest in each asset of an entity in which that Plan makes an equity investment if benefit plan investors, that is, both Plans and other employee benefit plans not subject to ERISA, do not own, in the aggregate, 25% or more in value of any class of equity securities issued by the entity. Neither Plans nor persons investing ERISA plan assets should acquire or hold securities hereunder in reliance on the availability of any exception under the
ERISA Plan Asset Regulations. The ERISA Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the ERISA Plan Asset Regulations, ERISA plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan, such as a certificate or a note with "substantial equity features," and depending on a number of facts relating to the investment,
ERISA plan assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as a trust. Without regard to whether the notes are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the applicable trustee or any of their respective affiliates is or becomes a Party in Interest for that Plan.

       Any person who has discretionary authority or control respecting the management or disposition of ERISA plan assets, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets in a trust constitute ERISA plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or some affiliates of those entities may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code for the investing Plan.
In addition, if the mortgage assets and other assets included in a trust constitute ERISA plan assets, the purchase of certificates by a Plan, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

       The ERISA Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate," the Plan's assets include that certificate but do not, solely by reason of the Plan's holdings of that certificate, include any of the mortgages underlying that certificate. The ERISA Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Freddie Mac certificates, GNMA certificates and Fannie Mae certificates. Accordingly, even if those Agency Securities included in a trust were deemed to be assets of Plan investors, the mortgages underlying those Agency Securities would not be treated as assets of those ERISA plans. Private mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the ERISA Plan Asset Regulations. Potential Plan investors are encouraged to consult their counsel and review the ERISA discussion in this prospectus and in the related prospectus supplement before purchasing private mortgage-backed securities.

       Prohibited Transaction Exemption. The DOL has granted an individual prohibited transaction exemption, or
PTE (PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41), to a predecessor of Credit Suisse
Securities (USA) LLC, referred to as the Exemption. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Section 4975(a) and (b) of the Internal Revenue Code, transactions relating to the servicing and operation of fixed pools of mortgage loans, manufactured housing loans or agency securities such as those described in this prospectus and the purchase, sale, holding and disposition of securities backed by such assets that are underwritten by an underwriter, provided that conditions listed in the Exemption are satisfied. For purposes of the Exemption, the term "underwriter" includes (a) the underwriter named in the Exemption, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities. "Securities" potentially covered by the Exemption would include certificates, interests issued by a trust that elects to be treated as a REMIC, and securities denominated as debt instruments that are issued by an investment pool, including owner trusts.  The exemption does not cover revolving pools of assets.

                                                         130

       The Exemption provides a number of general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption. First, the acquisition of securities by a Plan or with ERISA plan assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Securities evidencing rights and interests that are subordinated to the rights and interests evidenced by the other Securities of the same entity if none of the loans backing the securities in the transaction has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%.
Third, the Securities at the time of acquisition by or with ERISA plan assets must be rated in one of the four highest generic rating categories  by Standard and Poor's, a division of The McGraw-Hill Companies, Inc., Moody's
Investors Service, Inc., or Fitch Ratings. Fourth, the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust may exceed 100% (but not 125%) at the date of issuance of the securities, except that such securities must not be subordinated to any other class of securities and must have been rated in one of the two highest generic categories by one of the Rating
Agencies. Fifth, the trustee cannot be an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter. Sixth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the securities; the sum of all payments made to and retained by the depositor under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith. Seventh, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the
Securities Act of 1933, as amended. Eighth, issuers other than certain trusts, the documents establishing the issuer and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the issuer from creditors of the sponsor.

       The Restricted Group consists of the depositor, the related seller, any underwriter, any insurer, any trustee, any swap counterparty, the servicer, any obligor with respect to contracts included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, and any affiliate of these parties.

       The Exemption also requires that a trust meet the following requirements:

       (1)      The trust must consist solely of assets of a type that have been included in other investment pools;

       (2)      The Securities issued by those other investment pools must have been rated in one of the four highest categories  of one of the Rating Agencies for at least one year prior to the Plan's acquisition of securities; and

       (3)      The Securities issued by those other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any Plan's acquisition of securities.

       A fiduciary of any Plan or other investor of ERISA plan assets contemplating purchasing a certificate or note must make its own determination that the general conditions described above will be satisfied for that certificate or note. The fiduciary should consider that the rating of a Security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the
Exemption (although a Plan that had purchased the security when it had a permitted investment grade rating would not be required by the Exemption to dispose of the security).  If the security meets the requirements of the
Exemption, other than those relating to rating or subordination, such certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption
95-60.

       If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a)
and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue
Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of securities by ERISA plans or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a certificate or note by a Plan or with ERISA plan assets of an Excluded Plan, as defined below, by any person who has discretionary authority or renders investment advice for ERISA plan assets of that Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

                                                         131

       If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA (as well as the taxes imposed by Sections
4975(a) and (b) of the Internal Revenue Code) by reason of Section 4975(c)(1)(E) of the Internal Revenue Code) in
connection with:

       •         the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant ERISA plan assets in the securities is (a) an obligor as to 5% or less of the fair market value of the assets of the related investment pool or (b) an affiliate of that person,

       •         the direct or indirect acquisition or disposition of securities in the secondary market by a
                 Plan or an entity investing ERISA plan assets, and

       •         the holding of securities by a Plan or an entity investing ERISA plan assets.

       Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the taxes imposed by
Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code)
for transactions in connection with the servicing, management and operation of the investment pools. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a)
and (b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal
Revenue Code by reason of Section 4975(c) of the Internal Revenue Code) for transactions in connection with the servicing, management and operation of the investment pools, provided that the general conditions of the
Exemption are satisfied.

       The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of
ERISA (as well as the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections
4975(c)(1)(A) through (D) of the Internal Revenue Code) if those restrictions would otherwise apply merely because a person is deemed to be a Party in Interest for an investing Plan (or the investing entity holding ERISA plan assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of ERISA plan assets in securities.

         Pre-Funding Accounts

         The  Underwriter's  PTE permits  transactions  using a pre-funding  account whereby a portion of the loans are  transferred to the trust fund within a specified  period,  the DOL Pre-Funding  Period,  following the closing date instead of requiring  that all such loans be either  identified or  transferred on or before the closing date, provided that the DOL  Pre-Funding  Period  generally  ends no later than three months or 90 days after the closing date,  the  ratio of the  amount  allocated  to the  pre-funding  account  to the  total  principal  amount  of the certificates  being offered  generally does not exceed  twenty-five  percent (25%) and certain other conditions set forth in the Underwriter's PTE are satisfied.

         Swaps

         The  Underwriter's  PTE permits an interest  rate swap or yield  maintenance  agreement  to be held by the trust if it meets the conditions of the Underwriters's PTE.

         An interest  rate swap or, if purchased by or on behalf of the trust fund,  an interest rate cap contract, collectively referred to in this prospectus as a "swap" or "swap agreement", is a permitted trust fund asset if:

         (a)          it is an "eligible swap;"

         (b)          it is with an "eligible counterparty;"

                                                         132

         (c)          the classes of securities to which it relates may be purchased only by plans that are
"qualified plan investors;"

         (d) it meets  certain  additional  specific  conditions  which  depend on  whether  the swap is a "ratings dependent swap" or a "non-ratings dependent swap;" and

         (e) it  permits  the  trust  fund to make  termination  payments  to the  swap  counterparty,  other  than currently  scheduled  payments,  solely from excess spread or amounts otherwise payable to the servicer,  depositor or seller.

         An "eligible swap" is one which:

         (a)         is denominated in U.S. dollars;

         (b)  pursuant  to which the  trust  fund  pays or  receives,  on or  immediately  prior to the  respective payment or distribution  date for the class of securities to which the swap relates,  a fixed rate of interest or a floating rate of interest based on a publicly  available index (e.g.,  LIBOR or the U.S. Federal  Reserve's Cost of
Funds Index (COFI)),  with the trust fund  receiving  such payments on at least a quarterly  basis and obligated to make separate  payments no more  frequently  than the  counterparty,  with all  simultaneous  payments being netted
("allowable interest rate");

         (c)         has a notional amount that does not exceed either:

                  (1)          the principal balance of the class of securities to which the swap relates; or

                  (2)  the  portion  of  the  principal   balance  of  that  class   represented   by   obligations
         ("allowable notional amount");

         (d) is not  leveraged  (i.e.,  payments  are  based  on the  applicable  notional  amount,  the day  count fractions,  the fixed or  floating  rates  permitted  above,  and the  difference  between  the  products  thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged");

         (e) has a final  termination  date that is the  earlier  of the date the  trust  fund  terminates  and the date the related class of securities are fully repaid; and

         (f) does not  incorporate  any provision  which could cause a unilateral  alteration  in the  requirements described in (a) through (d) above.

         An "eligible  counterparty" means a bank or other financial  institution which has a rating at the date of issuance of the securities,  which is in one of the three highest  long-term  credit rating  categories,  or one of the two highest  short-term  credit rating  categories,  utilized by at least one of the exemption  rating agencies rating  the  securities;  provided  that,  if a  counterparty  is  relying on its  short-term  rating to  establish eligibility  hereunder,  that  counterparty  must  either  have a  long-term  rating  in one of the  three  highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

         A  "qualified  plan  investor" is a plan where the  decision to buy the class of  securities  to which the swap  relates  is made on  behalf  of the  plan by an  independent  fiduciary  qualified  to  understand  the  swap transaction and the effect the swap would have on the rating of the securities and that fiduciary is either:

         (a)          a "qualified professional asset manager," or QPAM, under PTCE 84-14;

         (b)          an "in-house asset manager" under PTCE 96-23; or

         (c)          has  total  assets,  both  plan and  non-plan,  under  management  of at  least  $100  million at the time the securities are acquired by the plan.

                                                         133

         Ratings  Dependent  Swaps. In "ratings  dependent  swaps," those where the rating of a class of securities is dependent on the terms and  conditions of the swap,  the swap  agreement must provide that, if the credit rating of the  counterparty  is  withdrawn  or reduced by any  exemption  rating  agency  below a level  specified  by the exemption  rating agency,  the servicer,  as agent for the trustee,  must,  within the period  specified  under the pooling and servicing agreement:

         (a)          obtain a replacement swap agreement with an eligible counterparty which is acceptable  to the exemption rating agency and the terms of which are substantially  the same as the current swap agreement,  at which time the earlier swap agreement must terminate; or

         (b)          cause the swap counterparty  to  establish  any   collateralization   or  other   arrangement
satisfactory  to the exemption  rating agency such that the then current  rating by the exemption  rating agency of the  particular  class of securities  will not be withdrawn or reduced,  and the terms of the swap  agreement  must specifically  obligate the  counterparty  to perform these duties for any class of  securities  with a term of more than one year.

In the event that the servicer, as agent for the trustee, fails to meet these obligations, holders of the securities that are Plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of that failure.  Sixty days after the receipt of the report, the exemptive relief provided under the  Underwriter's PTE will prospectively cease to be applicable to any class of securities held by a Plan to which the ratings dependent swap relates.

         Non-Ratings  Dependent  Swaps.  "Non-ratings  dependent  swaps," those where the rating of the  securities does not depend on the terms and  conditions of the swap,  are subject to the following  conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted  above, the servicer,  as agent for the trustee, will, within a specified period after that rating withdrawal or reduction:

         (a)          obtain  a  replacement  swap agreement with an eligible counterparty, the terms of which  are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate;

         (b)          cause  the  counterparty  to post collateral with the trust fund in an amount  equal  to  all payments owed by the counterparty if the swap transaction were terminated; or

         (c)         terminate the swap agreement in accordance with its terms.

         Yield  Supplement  Agreement.  A "yield  supplement  agreement"  is a  permitted  trust  fund  asset if it satisfies the conditions of an "eligible yield supplement  agreement."  Generally,  any yield supplement  agreement will be an eligible yield supplement  agreement,  provided that if such yield  supplement  agreement is an interest rate cap contract,  a corridor  contract or similar  arrangement  with a notional  amount and is purchased by or on behalf of the trust fund to  supplement  the interest  rates  otherwise  payable on  obligations  held by the trust fund,  then such yield  supplement  agreement will be an eligible yield  supplement  agreement only if it meets the following conditions:

         (a)          it is denominated in U.S. dollars;

         (b)          it pays an allowable interest rate;

         (c)          it is not leveraged;

         (d)          it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

         (e)          it is entered into between the trust fund and an eligible counterparty; and

         (f)          it has an allowable notional amount.

                                                         134

       Before purchasing a certificate or note, a fiduciary of a Plan or other investor of ERISA plan assets should itself confirm:

       •         that the securities constitute "securities" for purposes of the Exemption, and

       •         that the specific and general conditions provided in the Exemption and the other requirements provided in the Exemption would be satisfied.

In addition to making its own determination as to the availability of the exemptive relief provided in the
Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with ERISA plan assets.

       Any fiduciary or other Plan investor which proposes to purchase securities on behalf of or with ERISA plan assets is encouraged to consult with its counsel concerning the potential applicability of ERISA and the Internal
Revenue Code to that investment and the availability of the Exemption or any other prohibited transaction exemption in connection with that purchase. In particular, in connection with a contemplated purchase of securities which are certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, the fiduciary or other Plan investor should consider the potential availability of the Exemption or Prohibited Transaction Class Exemption 83-1, or PTCE 83-1, for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief for securities evidencing interests in trusts which include Cooperative Loans and certain other loans including home equity loans and may not provide exemptive relief for securities having particular cash-flow characteristics that may be issued by a trust.

       Additional Considerations Relating to Notes. As discussed above, under the Plan Asset Regulations, the assets of a trust would be treated as "plan assets" of a Plan for the purposes of ERISA and Section 4975 of the
Code only if the Plan acquires an "equity interest" in the trust and none of the exceptions contained in the Plan
Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans without causing the assets of the trust to be considered assets of an investing plan.  However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a Party in Interest with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a Party in Interest with respect to such Plan.  There can be no assurance that the trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.  In the event that the
Exemption is not applicable to the notes, a Plan fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by "in-house asset managers", PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." The related prospectus supplement may contain restrictions on purchases of notes by Plans.

       Insurance Company General Accounts.  Section 401(c) of ERISA provides guidance with respect to the application of the plan asset rules to insurance company general accounts. The DOL has issued final regulations under Section 401(c) of ERISA (the "Section 401(c) Regulations"), which generally became effective July 5, 2001.
The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute "ERISA plan assets." Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31,
1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the requirements specified in the 401(c) Regulations may be treated as "ERISA plan assets." In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as "ERISA plan assets" of any Plan invested in such separate account except to the extent provided in the ERISA
Plan Asset Regulations. Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisers with respect to the applicability of Section
401(c) of ERISA, including the general account's ability to hold the securities.

                                                         135

       Representations from ERISA Plans Investing in Securities. The exemptive relief afforded by the Exemption, or any similar exemption that might be available, may not apply to the purchase, sale or holding of some securities, such as securities backed by revolving credit loans and certain subordinate securities or any securities which are not rated in one of the four highest generic rating categories (or two highest generic rating categories in the case of a transaction in which loans have a loan-to-value ratio or combined loan-to-value ratio that exceeds 100%) by one of the Rating Agencies. Whether the conditions of the Exemption will be satisfied with respect to the securities will depend upon the relevant facts and circumstances existing at the time a plan acquires the securities. Plan investors should make their own determination, in consultation with their counsel, before acquiring securities in reliance on the applicability of the exemption.

       In the absence of the Exemption, the purchase and holding of the securities by a plan or by individual retirement accounts or other plans subject to Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise tax or civil penalties. Consequently, transfers of any classes of securities not eligible for the Exemption, as specified in the related prospectus supplement, will not be registered by the trustee unless the trustee receives:

             (a) a representation from the transferee of the security, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to
       Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of any plan or arrangement or using the assets of any plan or arrangement to effect the transfer, called a benefit plan investor;

             (b) if the purchaser is an insurance company, a certification substantially to the effect that the purchase of securities by or on behalf of that Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal
       Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement and that the following statements are correct: the purchaser is an insurance company which is purchasing the securities with funds contained in an "insurance company general account," as the term is defined in Section V(e) of Prohibited Transaction Class Exemption
       95-60, called PTCE 95-60, and the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied; or

             (c) an opinion of counsel to the trustee, the depositor and the master servicer which is satisfactory to the trustee, the depositor and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, which states that the purchase and holding of those securities by, on behalf or with the assets of, that Plan will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master  servicer to any obligation in addition to those undertaken in the related  agreement.

       An opinion of counsel or certification will not be required for the purchase of securities registered through DTC. In the absence of the Exemption, unless the prospectus supplement for a series of securities imposes a different requirement, any purchaser of a security registered through DTC will be deemed to have represented by that purchase that either (a) the purchaser is not a Plan and is not purchasing those securities by, on behalf of or with the assets of, any Plan or (b) the purchaser is an insurance company which is purchasing the securities with funds contained in an "insurance company general account", as the term is defined in Section V(e) of PTCE
95-60, and the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied.

       Tax Exempt Investors. A Tax Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the
Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a Tax
Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal
Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates- Excess Inclusions."

       Consultation With Counsel. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold securities on behalf of a Plan or with ERISA plan assets is encouraged to consult with its counsel about the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code to the proposed investment and the availability of the
Exemption, PTCE 83-1 or any other prohibited transaction exemption.

         The prospectus  supplement for a series may contain  additional  information  regarding the application of the Exemption,  PTCE 83-1, or any other exemption, for the securities offered by that prospectus supplement.  There can be no assurance  that any of these  exemptions  will apply for any particular  Plan's or other Plan  investor's investment in the securities or, even if an exemption were deemed to apply,  that any exemption  would apply to all prohibited transactions that may occur in connection with that investment.

                                                         136

                                                 LEGAL INVESTMENT

       Each class of securities offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. In most cases, securities of any series will constitute "mortgage related securities" for purposes of the Secondary
Mortgage Market Enhancement Act of 1984, or SMMEA, so long as they are rated by a rating agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities. This group includes, but is not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems, created under or existing under the laws of the United States or of any State, including the District of Columbia and Puerto Rico, whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Any class of securities that represents an interest in a trust that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA.

       Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities in relation to "mortgage related securities," the securities will constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of those securities so long as that contractual commitment was made or those securities acquired prior to the enactment of that legislation.

       SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented by those mortgage-related securities, federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

       On April 23, 1998, the Federal Financial Institutions Examination Council issued the 1998 Policy Statement applicable to all depository institutions, providing guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of
the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

       The OTS has issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position to conduct:

       •         a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and

       •         a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

                                                         137

For the purposes of TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of certificates offered by this prospectus and by the related prospectus supplement may be viewed as "complex securities". The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by
OTS examiners as an unsafe and unsound practice.

       Some classes of securities offered by this prospectus, including any class that is not rated in one of the two highest categories by at least one rating agency, will not constitute "mortgage related securities" for purposes of SMMEA. Those classes of securities will be identified in the related prospectus supplement.
Prospective investors in those classes of securities, in particular, should consider the matters discussed in the following paragraph.

       There may be other restrictions on the ability of some investors either to purchase various classes of securities or to purchase any class of securities representing more than a specified percentage of the investors'
assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction applicable to that investor.

       Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

                                                   LEGAL MATTERS

       Some specific legal matters in connection with the securities offered by this prospectus, including both federal income tax matters and the legality of the securities being offered, will be passed on for the depositor and for the underwriters by Thacher Proffitt & Wood llp, New York, New York, Sidley Austin LLP, New York, New
York, McKee Nelson LLP, New York, New York or Orrick, Herrington & Sutcliffe LLP, Los Angeles, California

                                                   THE DEPOSITOR

       The depositor will be Credit Suisse First Boston Mortgage Acceptance Corp. for each series of securities unless otherwise indicated in the related prospectus supplement.  The depositor was incorporated in the State of
Delaware on April 14, 1988 and is a wholly-owned subsidiary of Credit Suisse First Boston (USA), Inc. (formerly
Donaldson, Lufkin & Jenrette, Inc.), a Delaware corporation, the name of which was subsequently changed to Credit
Suisse (USA), Inc. The principal executive offices of the depositor are located at Eleven Madison Avenue, 4th
Floor, New York, New York 10010. Its telephone number is (212) 325-2000.

       On November 3, 2000, Donaldson, Lufkin & Jenrette, Inc., a corporation organized under the laws of
Delaware ("DLJ"), merged with and into an indirect wholly owned subsidiary of Credit Suisse Group, a corporation organized under the laws of Switzerland ("CSG"). As a result of this transaction, DLJ became an indirect wholly owned subsidiary of CSG and changed its name to Credit Suisse First Boston (USA), Inc. All former subsidiaries of
DLJ, including the depositor, are currently subsidiaries of Credit Suisse (USA), Inc. (formerly known as Credit
Suisse First Boston (USA), Inc.).

       The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. The depositor has one class of common stock, all of which is owned by Credit Suisse (USA), Inc.

       Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the securities of any series.

       As described in this prospectus, the only obligations of the depositor will be under various representations and warranties relating the mortgage assets. See "Loan Underwriting Standards Representations and
Warranties" and "The Agreements—Assignment of Mortgage Assets" in this prospectus. The depositor will have no ongoing servicing responsibilities or other responsibilities for any Mortgage Asset. The depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations for any trust.
If the depositor were required to repurchase or substitute a loan, its only source of funds to make the required payment would be funds obtained from the seller of that loan, or if applicable, the master servicer or, the servicer. See "Risk Factors" in this prospectus.

                                                         138

         After  issuance of the  securities  for a series,  the depositor  will have no material  obligations  with respect to the  securities and Trust Assets,  other than the (i) the right to appoint a successor  trustee upon the resignation  or removal of the trustee  and (ii) the  obligation  to  indemnify  the  underwriter  against  certain liabilities under the Securities Act of 1933, as amended.

                                                  USE OF PROCEEDS

       The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the mortgage assets, to repay indebtedness which has been incurred to obtain funds to acquire the mortgage assets, to establish the reserve funds, if any, for the series and to pay costs of structuring, guaranteeing and issuing the securities. In some cases, securities may be exchanged by the depositor for mortgage assets. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of those additional offerings will be dependent on a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

       None of the offering proceeds for a series will be used to pay expenses incurred in connection  with the selection and acquisition of the related Trust Assets and no such expenses will be paid to the sponsor, the master servicer, a servicer, the depositor, the issuing entity, an originator of the Trust Assets, the underwriter or any affiliate of the foregoing parties.

                                               PLAN OF DISTRIBUTION

       The securities offered by this prospectus and by the related prospectus supplements will be offered in series may be sold directly by the depositor or may be offered through the underwriters through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

       The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

       •         by negotiated firm commitment or best efforts underwriting and public re-offering by the underwriters;

       •         by placements by the depositor with institutional investors through dealers; and

       •         by direct placements by the depositor with institutional investors.

       In addition, if specified in the related prospectus supplement, a series of securities may be offered in whole or in part in exchange for the loans, and other assets, if applicable, that would comprise the trust for those securities.

       If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters related to the offer and sale of a particular series of securities will be named on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

                                                         139

       In connection with the sale of the securities, the underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with those securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

       It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to various conditions precedent, that the underwriters will be obligated to purchase those securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in connection with those civil liabilities.

       The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

       The depositor anticipates that the securities offered by this prospectus will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities are encouraged to consult with their legal advisors in this regard prior to that reoffer or sale.

                                              ADDITIONAL INFORMATION

         The depositor has filed the  registration  statement  with the  Securities  and Exchange  Commission.  The depositor  is also subject to some of the  information  requirements  of the  Securities  Exchange Act of 1934,  as amended,  or the Exchange  Act, and,  accordingly,  will file reports  thereunder  and reports  required  under the applicable  agreements with the Securities and Exchange  Commission.  The  registration  statement and the exhibits thereto,  and reports and other  information  filed by the  depositor  under the Exchange Act can be inspected  and copied at the Public  Reference  Room  maintained by the Securities  and Exchange  Commission at 100 F Street,  NE,
Washington,  DC 20549,  and at  certain of its  Regional  Offices  located as  follows:  Chicago  Regional  Office,
Citicorp  Center,  500 West Madison  Street,  Suite 1400,  Chicago,  Illinois  60661-2511;  and Northeast  Regional
Office,  233  Broadway,  New  York,  New  York  10279  and  electronically  through  the  Securities  and  Exchange
Commission's  Electronic Data Gathering,  Analysis and Retrieval System at the Securities and Exchange Commission's
Web Site  (http://www.sec.gov).  Information  on the  operation  of the Public  Reference  Room may be  obtained by calling the  Securities  and Exchange  Commission  at  1-800-SEC-0330.  Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity's name.

         The issuing  entity's annual reports on Form 10-K (including  reports of assessment of compliance with the
AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "The Agreements–Reports to  Securityholders" and "Servicing of Loans–Evidence as to Compliance", required to be filed under Regulation
AB),  periodic  distribution  reports on Form 10-D,  current  reports on Form 8-K and  amendments to those reports, together with such other reports to security  holders or information  about the securities as shall have been filed with the Securities and Exchange  Commission will be posted on the related  trustee's  internet web site as soon as reasonably  practicable after it has been  electronically  filed with, or furnished to, the Securities and Exchange
Commission.  The address of the related trustee's website will be set forth in the related prospectus supplement.

                                            REPORTS TO SECURITYHOLDERS

         Monthly reports which contain  information  concerning the trust fund for a series of certificates will be sent by or on behalf of the servicer,  the subservicer or the trustee to each holder of record of the  certificates of the related series.  See "Description of the Certificates — Reports to  Certificateholders."  Reports  forwarded to holders  will  contain  financial  information  that has not been  examined  or  reported  on by an  independent certified  public  accountant.  The depositor will file with the Securities and Exchange  Commission those periodic reports relating to the trust fund for a series of certificates as are required under the Exchange Act.

         As to each  issuing  entity,  so long as it is required to file  reports  under the  Exchange  Act,  those reports will be made available as described above under "Additional Information."

                                                         140

         As to each issuing  entity that is no longer  required to file reports  under the Exchange  Act,  periodic distribution  reports  will  be  posted  on the  related  trustee's  website  referenced  above  under  "Additional
Information"  as soon as  practicable.  Annual reports of assessment of compliance  with the AB Servicing  Criteria as required by Item 1122(a) of Regulation  AB,  attestation  reports as required by Item 1122(b) of Regulation  AB, and  statements  of  compliance  as required by Item 1123 of  Regulation AB prepared by or on behalf of each entity participating in the servicing  function will be provided to the registered  holders of the related securities upon request free of charge.  See  "Servicing  of Loans – Evidence as to  Compliance"  and "The  Agreements – Reports to
Securityholders."

                                 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

       The SEC allows the  depositor  to  "incorporate  by  reference"  the  information  filed with the SEC by the depositor,  under Section  13(a) or 15(d) of the Exchange Act, that relates to the trust fund for the  certificates or notes.  This means that the  depositor  can disclose  important  information  to any  investor by referring  the investor to these  documents.  The information  incorporated by reference is an important part of this  prospectus, and  information  filed by the depositor with the SEC that relates to the trust fund for any series of certificates or notes  will  automatically  update  and  supersede  this  information.  Documents  that may be  incorporated  by reference  for a  particular  series  of  certificates  or notes  include  an  insurer's  financial  statements,  a certificate policy, a mortgage pool policy,  computational  materials,  collateral term sheets, the related pooling and servicing  agreement and amendments  thereto,  other documents on Form 8-K, Form 10-D and Section 13(a), 13(c),
14 or 15(d) of the Exchange Act as may be required in connection with the related trust fund.

       At such time as may be required  under the relevant SEC rules and  regulations,  the  depositor  may provide static pool  information,  in response to Item 1105 of  Regulation  AB,  through an Internet  Web site,  and if the depositor decides to provide such information,  the applicable prospectus  supplement  accompanying this prospectus will disclose the specific Internet address where such information is posted.

       The depositor  will provide or cause to be provided  without  charge to each person to whom this  prospectus and accompanying  prospectus  supplement is delivered in connection with the offering of one or more classes of the related series of certificates  or notes,  on written or oral request of that person,  a copy of any or all reports incorporated in this  prospectus by reference,  in each case to the extent the reports relate to one or more of the classes of the related series of  certificates  or notes,  other than the exhibits to those  documents,  unless the exhibits are  specifically  incorporated  by  reference in the  documents.  Requests  should be directed  either by telephone to  212-325-2000  or in writing to Credit  Suisse  First Boston  Mortgage  Acceptance  Corp.,  11 Madison
Avenue, New York, New York 10010, Attention: Treasurer.

                                                         141

                                                     GLOSSARY

       1998 Policy Statement—The revised supervisory statement setting for the guidelines for investments in
"high risk mortgage securities". The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998.

       Accrual Termination Date—For a class of accrual securities, the distribution date on which all securities of the related series with final scheduled distribution dates earlier than that of that class of accrual securities have been fully paid, or another date or period as may be specified in the related prospectus supplement.

       Additional Collateral—Marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Additional Collateral owned by any guarantor, may consist of real estate.

       Additional Collateral Loan—A mortgage loan that, in addition to being secured by the related mortgaged property, is secured by other collateral owned by the related mortgagors or are supported by third- party guarantees secured by collateral owned by the related guarantors.

       Advance—A cash advance by the master servicer or a servicer for delinquent payments of principal of and interest on a loan, and for the other purposes specified in this prospectus and in the related prospectus supplement.

       Agency Securities—Mortgage-backed securities issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies.

       Available Distribution Amount—The amount in the Payment Account, including amounts deposited in that account from any reserve fund or other fund or account, eligible for distribution to securityholders on a distribution date.

       Balloon Loan—A mortgage loan with payments similar to a conventional loan, calculated on the basis of an assumed amortization term, but providing for a Balloon Payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than that assumed amortization term.

       Balloon Payment—The payment of all outstanding principal and interest made at the end of the term of a
Balloon Loan.

       Bi-Weekly Loan—A mortgage loan which provides for payments of principal and interest by the borrower once every two weeks.

       Buy-Down Fund—A custodial account, established by the master servicer or the servicer for a Buy-Down Loan, that meets the requirements described in this prospectus.

       Buy-Down Loan—A level payment mortgage loan for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's scheduled payment during the early years of that mortgage loan.

       Buy-Down Period—The period in which the borrower is not obligated to pay the full scheduled payment otherwise due on a Buy-Down Loan.

       Buy-Down Mortgage Rate—For any Buy-Down Loan, the hypothetical reduced interest rate on which scheduled payments are based.

       Buy-Down Amounts—For any Buy-Down Loan, the maximum amount of funds that may be contributed by the
Servicer of that Buy-Down Loan.

       Call Certificate—Any Certificate evidencing an interest in a Call Class.

       Call Class—A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust resulting in early retirement of the certificates of the series.

       Call Price—In the case of a call as to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

                                                         142

       Collection Account—For a series, the account established in the name of the master servicer for the deposit by the master servicer of payments received from the mortgage assets in a trust, or from the servicers, if any.

       Contributions Tax—The imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

       Cooperative—A corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

       Cooperative Dwelling—An individual housing unit in a building owned by a cooperative.

       Cooperative Loan—A housing loan made for a Cooperative Dwelling and secured by an assignment by the borrower/tenant-stockholder, of a security interest in shares issued by the applicable Cooperative.

       Designated Seller Transaction—A series of securities where the mortgage loans included in the trust are delivered either directly or indirectly to the depositor by one or more unaffiliated sellers identified in the related prospectus supplement.

       Disqualified Persons—For these purposes means:

       •         the United States, any State or political subdivision of the United States or any State, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal
                 Revenue Code or Freddie Mac,

       •         any organization, other than a cooperative described in Section 521 of the Internal Revenue
                 Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code,

       •         any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code,

       •         an "electing large partnership," as described in Section 775 of the Code, or

       •         any other person so designated by the trustee based on an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than that person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

       Draw—With respect to any revolving credit loan, money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on the revolving credit loan under the related credit line agreement at any time during the Draw Period.

       Draw Period—With respect to any revolving credit loan, the period specified in the related credit line agreement when a borrower on the revolving credit loan may make a Draw.

       Eligible Account—An account maintained with a federal or state chartered depository institution:

       •        the short-term obligations of which are rated by each rating agency in its highest rating at the time of any deposit in that account,

       •        insured by the FDIC to the limits established by that Corporation, the uninsured deposits in which account are otherwise secured in a way that, as evidenced by an opinion of counsel delivered to the trustee prior to the establishment of that account, the holders of the securities will have a claim as to the funds in that account and a perfected first priority security interest against any collateral securing those funds that is superior to claims of any other depositors or general creditors of the depository institution with which that account is maintained a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity, or

                                                         143

       •        an account or accounts of a depository institution acceptable to the rating agencies.

Eligible Accounts may bear interest.

       Environmental Lien—A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

       Escrow Account—An account, established and maintained by the master servicer or the servicer for a loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premium and other comparable items that are required to be paid to the mortgagee are deposited.

       Excluded Balance—With respect to any revolving credit loan, that portion of the principal balance of that revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to
Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, and which may also include balances attributable to Draws after the occurrence of certain events specified in the related prospectus supplement.

       Funding Account—An account established for the purpose of purchasing additional loans.

       GPM Fund—A trust account established by the master servicer or the servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on that GPM Loan assumed in calculating payments due on the securities of the related multiple class series exceed scheduled payments on that
GPM Loan.

       GPM Loan—A mortgage loan providing for graduated payments, having an amortization schedule:

       •         requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments became fixed for the remainder of the mortgage term,

       •         providing for deferred payment of a portion of the interest due monthly during that period of time, and

       •         providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

       Insurance Proceeds—Amounts paid by the insurer under any of the insurance policies covering any loan or mortgaged property.

       Interest Accrual Period—The period specified in the related prospectus supplement for a multiple class series, during which interest accrues on the securities or a class of securities of that series for any distribution date.

       Liquidated Mortgage Loan—A defaulted mortgage loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of that mortgage loan, whether from Insurance Proceeds,
Liquidation Proceeds or otherwise have been recovered.

       Liquidation Expenses—Expenses incurred by the master servicer, or the related servicer, in connection with the liquidation of any defaulted mortgage loan and not recovered under a primary mortgage insurance policy.

       Liquidation Proceeds—Amounts received by the master servicer or servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

       Mark-to-Market Regulations—The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

       Parties in Interest—For a Plan, persons who have specified relationships to the Plans, either parties in interest within the meaning of ERISA or disqualified persons within the meaning of Section 4975 of the Internal
Revenue Code.

       Payment Account—For a series, the account established in the name of the trustee for the deposit of remittances received from the master servicer relating to the mortgage assets in a trust.

       Periodic Rate Cap—For any ARM loan, the maximum amount by which mortgage rate of that ARM loan may adjust for any single adjustment period.

                                                         144

       Pre-Funding Limit—For the securities, the ratio of the amount allocated to the Funding Account to the proceeds of the offering of the securities, which must be less than or equal to 50%.

       Pre-Funding Period—For the securities, the period in which supporting payments of the related mortgage loans, having a value equal to no more than 50% of the proceeds of the offering of those securities, to be transferred to the related trust instead of requiring that the related mortgage loans be either identified or transferred on or before the Closing Date, which period will be no longer than 90 days or three months following the Closing Date.

       Qualified Insurer—A mortgage guarantee or insurance company duly qualified as a mortgage guarantee or insurance company under the laws of the states in which the mortgaged properties are located, duly authorized and licensed in those states to transact the applicable insurance business and to write the insurance provided.

       REO Property—Real property which secured a defaulted loan which has been acquired on foreclosure, deed in lieu of foreclosure or repossession.

       Repayment Period—With respect to a revolving credit loan, the period from the end of the related Draw
Period to the related maturity date.

       Retained Interest—For a mortgage asset, the amount or percentage specified in the related prospectus supplement which is not sold by the depositor or seller of the mortgage asset and, therefore, is not included in the trust for the related series.

       Restricted Group—The group consisting of any underwriter, the master servicer, any servicer, any subservicer, the trustee and any obligor for assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust as of the date of initial issuance of the securities.

       Servicer Account—An account established by a servicer, other than the master servicer, who is directly servicing loans, into which that servicer will be required to deposit all receipts received by it relating to the mortgage assets serviced by that servicer.

       Servicing Fee—The amount paid to the master servicer on a given distribution date, in most cases, determined on a loan-by-loan basis, and calculated at a specified per annum rate.

       Subordinated Amount—The amount, if any, specified in the related prospectus supplement for a series with a class of subordinate securities, that the subordinate securities are subordinated to the senior securities of the same series.

       Subordination Reserve Fund—The subordination reserve fund, if any, for a series with a class of subordinate securities, established under the related pooling and servicing agreement or indenture.

       Subsequent Mortgage Loan—Additional mortgage loans transferred to the related trust after the closing date.

       Subsidy Fund—For any loan, a custodial account, which may be interest-bearing, complying with the requirements applicable to a Collection Account in which the master servicer will deposit subsidy funds.

       Tax Exempt Investor—Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue
Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

       Trust Balance—With respect to a mortgage pool consisting of revolving credit loans, as described in the related prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

                                                         145

       United States Person—"United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

                                                         146

                                                         $142,364,000
                                                         (Approximate)

                                             PHH Mortgage Trust, Series 2008-CIM2
                                                    Mortgage Backed Notes,
                                                       Series 2008-CIM2

                                                Chimera Investment Corporation
                                                      Sponsor and Seller

                                     Credit Suisse First Boston Mortgage Acceptance Corp.
                                                           Depositor

                                                     ____________________

                                                     PROSPECTUS SUPPLEMENT

                                                     ____________________

                                                         Credit Suisse
                                                          Underwriter

                  You should rely only on the  information  contained  or  incorporated  by reference in this prospectus  supplement and the accompanying  prospectus.  We have not authorized  anyone to provide you with different information.

                  We are not offering the certificates in any state where the offer is not permitted.

                  We  represent  the  accuracy  of the  information  in this  prospectus  supplement  and the accompanying prospectus only as of the dates on their respective covers.

                  Dealers will be required to deliver a prospectus  supplement and prospectus  when acting as underwriters  of the note offered  hereby and with respect to their  unsold  allotments  or subscriptions.  In  addition,  all  dealers  selling  the  offered  notes,  whether  or not participating  in this  offering,  may be required to deliver a prospectus  supplement  and prospectus until ninety days after the date of this prospectus supplement.

                                                         July 25, 2008